AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 16, 2002


                                                      REGISTRATION NO. 333-75180

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1

                                       TO

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            FIRST CITIZENS BANC CORP
             (Exact name of Registrant as specified in its charter)

     OHIO                          6022                       34-1558688
 (State or other            (Primary Standard             (I.R.S. Employer
 jurisdiction of        Industrial Classification        Identification No.)
 incorporation or                Code No.)
 organization)

                   100 EAST WATER STREET, SANDUSKY, OHIO 44870
                                 (419) 625-4121
     (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                ------------------------------------------------

                                 DAVID A. VOIGHT
                              100 EAST WATER STREET
                              SANDUSKY, OHIO 44870
                                 (419) 625-4121
                       (Name, address, including zip code
                          & telephone number, including
                         area code of agent for service)
                -------------------------------------------------

                                   Copies to:

    M. PATRICIA OLIVER, ESQ.                         JOHN C. VORYS, ESQ.
SQUIRE, SANDERS & DEMPSEY L.L.P.             VORYS, SATER, SEYMOUR AND PEASE LLP
4900 KEY TOWER, 127 PUBLIC SQUARE                    52 EAST GAY STREET
  CLEVELAND, OHIO 44114-1304                        POST OFFICE BOX 1008
                                                COLUMBUS, OHIO  43216-1008

                -------------------------------------------------

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: |_|
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|


                         CALCULATION OF REGISTRATION FEE



-----------------------------------------------------------------------------------------------------------------------------
Title of Each                                          Proposed                   Proposed
Class of                                               Maximum                    Maximum                   Amount of
Securities To                Amount To Be              Offering                   Aggregate                 Registration
Be Registered                Registered (1)            Price Per Unit (2)         Offering Price (2)        Fee(3)
-----------------------------------------------------------------------------------------------------------------------------
Common Shares                1,080,000                 $11.58                     $12,507,012               $2,989.18
-----------------------------------------------------------------------------------------------------------------------------


(1) Based upon the maximum number of shares to be issued in connection with the acquisition of Independent Community Banc Corp.

(2) Amount arrived at pursuant to Rule 457(f)(2) based on the book value of the acquired company at November 30, 2001.


(3) The full amount of such registration fee was previously paid.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            FIRST CITIZENS BANC CORP


                             100 EAST WATER STREET


                              SANDUSKY, OHIO 44870



                                January 17, 2002


To Our Shareholders:



    A special meeting of shareholders of First Citizens Banc Corp, a bank holding company organized and existing under the laws of the State of Ohio, has been scheduled for February 26, 2002 at 2:00 p.m. at The Citizens Banking Company, 100 East Water Street, Sandusky, Ohio. The accompanying Notice of the First Citizens special meeting, Proxy Statement/Prospectus and Proxy Card set forth the formal business to be transacted at the First Citizens special meeting. I encourage you to review these materials and to attend the First Citizens special meeting.



    At the First Citizens special meeting, holders of First Citizens common shares, without par value, will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated as of November 1, 2001 by and between First Citizens and Independent Community Banc Corp., a bank holding company organized and existing under the laws of the State of Ohio, and to approve the transactions contemplated thereby, including the parent merger of ICBC with and into First Citizens. In the parent merger, each outstanding common share, without par value, of ICBC will be converted into the right to receive
1.7 common shares, without par value, of First Citizens, upon the terms and subject to the conditions set forth in the merger agreement (with cash paid in lieu of fractional shares), as described in the accompanying Proxy Statement/Prospectus. Immediately following the parent merger and upon the receipt of the required regulatory approvals, a subsidiary merger will take place in which The Citizens National Bank of Norwalk, a wholly-owned banking subsidiary of ICBC, will merge with and into The Citizens Banking Company, a wholly-owned banking subsidiary of First Citizens. In addition, The Citizens Banking Company will apply for and obtain trust powers in order to continue the trust department operations conducted by The Citizens National Bank of Norwalk.



    Consummation of the parent merger is subject to certain conditions, including, but not limited to, obtaining the requisite vote of the shareholders of ICBC and First Citizens and the approval of the parent merger by various regulatory agencies.



    THE FIRST CITIZENS BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT THE PARENT MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE FIRST CITIZENS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL. First Citizens' financial advisor, Keefe, Bruyette, & Woods, Inc., has rendered an opinion dated November 1, 2001 to the First Citizens Board of Directors to the effect that, as of the date thereof and based upon and subject to certain matters stated in such opinion, the consideration to be paid by First Citizens in the parent merger is fair, from a financial point of view, to the shareholders of First Citizens.



    If the accompanying Proxy Card is executed properly and returned to First Citizens in time to be voted at the First Citizens special meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In addition, for your convenience, you may also vote by proxy using the telephone or via the Internet by following the specific instructions set forth on your Proxy Card. Executed but unmarked proxies will be voted FOR approval of the proposal. The presence of a shareholder at the First Citizens special meeting will not automatically revoke such shareholder's proxy. A First Citizens shareholder may revoke a proxy, however, at any time prior to its exercise by filing a written notice of revocation with or delivering a duly executed proxy bearing a later date to Donna J. Dalferro, Secretary, First Citizens Banc Corp, 100 East Water Street, Sandusky, Ohio 44870, or by attending the First Citizens special meeting and advising the Secretary of the shareholder's intent to vote the shares.



    Approval of the proposal requires the affirmative vote of a majority of the outstanding common shares of First Citizens. Accordingly, it is very important that your shares be represented at the First Citizens special meeting. I urge you to vote FOR the proposal and to sign, date and return the accompanying Proxy Card as soon as possible, even if you plan to attend the First Citizens special meeting. This procedure will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.


                                          Very truly yours,


                                          David A. Voight

                                          President

                             YOUR VOTE IS IMPORTANT
      WE ENCOURAGE YOU TO SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE
           ENCLOSED ENVELOPE REGARDLESS OF WHETHER YOU PLAN TO ATTEND
                      THE FIRST CITIZENS SPECIAL MEETING.

                            FIRST CITIZENS BANC CORP
                             100 EAST WATER STREET
                              SANDUSKY, OHIO 44870

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

     To the Shareholders of First Citizens Banc Corp:


     A special meeting (including any adjournments or reschedulings thereof) of shareholders of First Citizens Banc Corp, a bank holding company organized and existing under the laws of the State of Ohio, will be held on February 26, 2002 at 2:00 p.m., at The Citizens Banking Company, 100 East Water Street, Sandusky, Ohio. A Proxy Card and Proxy Statement/Prospectus for the First Citizens special meeting are enclosed.



     The First Citizens special meeting will be held for the purpose of considering and voting upon the following:



     1.A proposal to adopt the Agreement and Plan of Merger dated as of November
       1, 2001 by and between First Citizens and Independent Community Banc Corp., a bank holding company organized and existing under the laws of the State of Ohio, and to approve the transactions contemplated thereby, including the parent merger of ICBC with and into First Citizens. A copy of the merger agreement is attached as Appendix A to the accompanying Proxy Statement/Prospectus.



     2.Such other business incident to the conduct of the First Citizens special meeting as may properly come before the First Citizens special meeting and any adjournment of the First Citizens special meeting, including adjournment of the First Citizens special meeting to allow for the additional solicitation of additional shareholder votes in order to obtain the required vote to adopt the proposal.


     THE FIRST CITIZENS BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT THE PARENT MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE FIRST CITIZENS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.


     The Board of Directors of First Citizens has fixed the close of business on January 9, 2002 as the record date for determination of the shareholders of First Citizens entitled to notice of and to vote at the First Citizens special meeting.



     It is very important that your shares be represented at the First Citizens special meeting. You are urged to complete and sign the accompanying Proxy Card, which is solicited by the Board of Directors of First Citizens and to mail it promptly in the enclosed envelope. All proxies are important, so please complete each Proxy Card sent to you and return it in the envelope provided.



                                          David A. Voight


                                          President


January 17, 2002

                        INDEPENDENT COMMUNITY BANC CORP.


                               16 EXECUTIVE DRIVE


                              NORWALK, OHIO 44857



                                January 17, 2002


To Our Shareholders:



    A special meeting of shareholders of Independent Community Banc Corp., a bank holding company organized and existing under the laws of the State of Ohio, has been scheduled for February 26, 2002 at 5:30 p.m. at 16 Executive Drive, Norwalk, Ohio. The accompanying Notice of the ICBC special meeting, Proxy Statement/Prospectus and Proxy Card set forth the formal business to be transacted at the ICBC special meeting. I encourage you to review these materials and to attend the ICBC special meeting in person.



    At the ICBC special meeting, holders of common shares of ICBC will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated as of November 1, 2001 by and between ICBC and First Citizens Banc Corp, a bank holding company organized and existing under the laws of the State of Ohio, and to approve the transactions contemplated thereby, including the merger of ICBC with and into First Citizens. In the merger, each outstanding common share, without par value, of ICBC will be converted into the right to receive 1.7 common shares, without par value, of First Citizens, upon the terms and subject to the conditions set forth in the merger agreement (with cash paid in lieu of fractional shares), as described in the accompanying Proxy Statement/Prospectus. Immediately following the merger and upon the receipt of the required regulatory approvals, a subsidiary merger will take place in which The Citizens National Bank of Norwalk, a wholly-owned banking subsidiary of ICBC, will merge with and into The Citizens Banking Company, a wholly-owned banking subsidiary of First Citizens. In addition, The Citizens Banking Company will apply for and obtain trust powers in order to continue the trust department operations conducted by The Citizens National Bank of Norwalk.



    Consummation of the merger of ICBC with and into First Citizens is subject to certain conditions, including, but not limited to, obtaining the requisite vote of the shareholders of ICBC and First Citizens and the approval of the merger by various regulatory agencies.



    THE ICBC BOARD OF DIRECTORS HAS CONCLUDED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE ICBC SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE MERGER.



    ICBC's financial advisor, Young & Associates, Inc., has rendered an opinion dated as of January 15, 2002 to the ICBC Board of Directors to the effect that, as of January 15, 2002 and based upon and subject to certain matters stated in such opinion, the consideration to be received by the shareholders of ICBC in the merger is fair, from a financial point of view, to the shareholders of ICBC.



    If the accompanying Proxy Card is executed properly and returned to ICBC in time to be voted at the ICBC special meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR approval of the merger. The presence of a shareholder at the ICBC special meeting will not automatically revoke such shareholder's proxy. An ICBC shareholder may revoke a proxy, however, at any time prior to its exercise by filing a written notice of revocation with or delivering a duly executed proxy bearing a later date to Jacqueline A. Griggs, Secretary, Independent Community Banc Corp., 16 Executive Drive, Norwalk, Ohio 44857, or by attending the ICBC special meeting in person and advising the Secretary of the shareholder's intent to vote the shares.



    Approval of the merger requires the affirmative vote of the holders of two-thirds of the outstanding common shares of ICBC. Accordingly, it is very important that your shares be represented at the ICBC special meeting. I urge you to vote FOR the merger and to sign, date and return the accompanying Proxy Card as soon as possible, even if you plan to attend the ICBC special meeting in person. This procedure will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.


                                          Very truly yours,

                                          James D. Heckelman
                                          Chairman

                             YOUR VOTE IS IMPORTANT


        WE ENCOURAGE YOU TO SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE
              ENCLOSED ENVELOPE REGARDLESS OF WHETHER YOU PLAN TO ATTEND
                                        THE ICBC SPECIAL MEETING.

                        INDEPENDENT COMMUNITY BANC CORP.
                               16 EXECUTIVE DRIVE
                              NORWALK, OHIO 44857

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Independent Community Banc Corp.:


     A special meeting (including any adjournments or reschedulings thereof) of shareholders of Independent Community Banc Corp., a bank holding company organized and existing under the laws of the State of Ohio will be held on February 26, 2002, at 5:30 p.m., at 16 Executive Drive, Norwalk, Ohio. A Proxy Card and Proxy Statement/Prospectus for the ICBC special meeting are enclosed.



     The ICBC special meeting will be held for the purpose of considering and voting upon the following:



     1.A proposal to adopt the Agreement and Plan of Merger dated as of November
       1, 2001 by and between ICBC and First Citizens Banc Corp, a bank holding company organized and existing under the laws of the State of Ohio and to approve the transactions contemplated thereby, including the merger of ICBC with and into First Citizens. A copy of the merger agreement is attached as Appendix A to the accompanying Proxy Statement/Prospectus.



     2.Such other business incident to the conduct of the ICBC special meeting as may properly come before the ICBC special meeting and any adjournment of the ICBC special meeting, including adjournment of the ICBC special meeting to allow for the additional solicitation of additional shareholder votes in order to obtain the required vote to adopt the merger agreement.



     THE ICBC BOARD OF DIRECTORS HAS CONCLUDED THAT THE MERGER IS IN THE BEST INTERESTS OF THE ICBC SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.



     The Board of Directors of ICBC has fixed the close of business on January 8, 2002 as the record date for determination of the shareholders of ICBC entitled to notice of and to vote at the ICBC special meeting.



     It is very important that your shares be represented at the ICBC special meeting. You are urged to complete and sign the accompanying Proxy Card, which is solicited by the Board of Directors of ICBC, and to mail the completed and signed card promptly in the enclosed envelope. All proxies are important, so please complete each Proxy Card sent to you and return it in the envelope provided.



                                          By Order of the Board of Directors



                                          James D. Heckelman


                                          Chairman



January 17, 2002

PROXY STATEMENT/PROSPECTUS OF         PROXY STATEMENT OF
  FIRST CITIZENS BANC CORP     INDEPENDENT COMMUNITY BANC CORP



                            FIRST CITIZENS BANC CORP


                                      AND


                        INDEPENDENT COMMUNITY BANC CORP.



                        SPECIAL MEETINGS OF SHAREHOLDERS



                 First Citizens Banc Corp -- February 26, 2002



             Independent Community Banc Corp. -- February 26, 2002



     This Proxy Statement/Prospectus is being furnished to shareholders of record on January 9, 2002 of First Citizens Banc Corp, a bank holding company organized and existing under the laws of the State of Ohio, and shareholders of record on January 8, 2002 of Independent Community Banc Corp., a bank holding company organized and existing under the laws of the State of Ohio, in connection with the solicitation of proxies by First Citizens and ICBC for use at the special meetings of their respective shareholders. The special meeting of First Citizens shareholders is to be held at The Citizens Banking Company, 100 East Water Street, Sandusky, Ohio 44870 on February 26, 2002, at 2:00 p.m., local time, and at any adjournment or adjournments thereof. The special meeting of ICBC shareholders is to be held at 16 Executive Drive, Norwalk, Ohio, 44857 on February 26, 2002, at 5:30 p.m., local time, and at any adjournment or adjournments thereof.



     At each of the special meetings, the respective shareholders of First Citizens and ICBC will be asked to adopt an Agreement and Plan of Merger dated as of November 1, 2001 by and between First Citizens and ICBC, and to approve the transactions contemplated thereby, including the merger of ICBC with and into First Citizens. A copy of the merger agreement is attached to this Proxy Statement/Prospectus as Appendix A and is incorporated herein by reference. Throughout this Proxy Statement/Prospectus, the merger of ICBC with and into First Citizens is referred to as the "parent merger." Immediately following the parent merger and upon the receipt of the required regulatory approvals, a subsidiary merger will take place in which The Citizens National Bank of Norwalk, a wholly-owned banking subsidiary of ICBC, will merge with and into The Citizens Banking Company, a wholly-owned banking subsidiary of First Citizens. In addition, The Citizens Banking Company will apply for and obtain trust powers in order to continue the trust department operations conducted by The Citizens National Bank of Norwalk.



     Upon consummation of the parent merger, each outstanding common share, without par value, of ICBC, other than shares held by shareholders who exercise their rights as dissenting shareholders, treasury shares, and shares held by First Citizens, will be converted into the right to receive 1.7 common shares, without par value, of First Citizens, upon the terms and subject to the conditions set forth in the merger agreement. Dissenters' rights are described in the sections entitled "PROPOSED MERGER -- Rights of Dissenting First Citizens Shareholders" and "PROPOSED MERGER -- Rights of Dissenting ICBC Shareholders." For a more detailed description of the merger agreement, the exchange ratio and the terms of the parent merger, see "PROPOSED MERGER." On January 9, 2002, the closing price of First Citizens common shares on the Nasdaq SmallCap Market was $23.00, and the market value of 1.7 First Citizens common shares was $39.10. FOR RISKS IN CONNECTION WITH THE PARENT MERGER, SEE "RISK FACTORS" BEGINNING ON PAGE 14.



     The shares of First Citizens and ICBC represented by proxy will be voted at the respective special meetings of First Citizens and ICBC as specified by their respective shareholders. In each case, executed but unmarked proxies will be voted FOR approval of the parent merger.



     This Proxy Statement/Prospectus constitutes the Proxy Statement of ICBC and the Proxy Statement/Prospectus of First Citizens covering the First Citizens common shares to be issued pursuant to the parent merger.



     This Proxy Statement/Prospectus and the accompanying Proxy Card (relating to the First Citizens special meeting or the ICBC special meeting, as the case may be) are first being mailed to First Citizens shareholders and ICBC shareholders on or about January 17, 2002.


   THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE
  FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS
          ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.


   THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE
    COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.



        The date of this Proxy Statement/Prospectus is January 17, 2002.

                        INDEPENDENT COMMUNITY BANC CORP.
                            FIRST CITIZENS BANC CORP
                           PROXY STATEMENT/PROSPECTUS

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
AVAILABLE INFORMATION.......................................    1

INCORPORATION BY REFERENCE..................................    1

QUESTIONS AND ANSWERS ABOUT THE MERGER FOR SHAREHOLDERS OF
  INDEPENDENT COMMUNITY BANC CORP...........................    3

SUMMARY.....................................................    6

RISK FACTORS................................................   14

PRO FORMA SELECTED FINANCIAL INFORMATION....................   17

COMPARATIVE PER SHARE DATA..................................   18

COMPARATIVE MARKET VALUE DATA...............................   19

INFORMATION CONCERNING THE FIRST CITIZENS SPECIAL MEETING...   19
  General...................................................   19
  Solicitation, Voting and Revocability of Proxies..........   20

INFORMATION CONCERNING THE ICBC SPECIAL MEETING.............   21
  General...................................................   21
  Solicitation, Voting and Revocability of Proxies..........   21

PROPOSED MERGER.............................................   22
  First Citizens Background and Reasons for the Merger......   23
  Recommendation of the First Citizens Board of Directors...   24
  ICBC Background and Reasons for the Merger................   24
  Recommendation of the ICBC Board of Directors.............   27
  Description of the Merger.................................   27
  Exchange of ICBC Common Shares............................   27
  Fairness Opinion of Keefe, Bruyette, & Woods, Inc.........   29
  Fairness Opinion of Young & Associates, Inc...............   31
  Effective Time of the Merger..............................   37
  Payment of Cash in Lieu of Fractional Shares..............   37
  Surrender of Certificates.................................   37
  Interest of Management in the Merger......................   38
  Rights of Dissenting First Citizens Shareholders..........   39
  Rights of Dissenting ICBC Shareholders....................   39
  Federal Income Tax Consequences of the Merger.............   40
  Regulatory Approvals......................................   41
  Business Pending the Merger...............................   41
  Other Provisions of the Merger Agreement..................   43
     Representations and Warranties.........................   43
     Conditions to the Merger...............................   43
     Amendments; Waiver; and Termination....................   44
  Expenses of the Merger....................................   45
  Operations of ICBC After the Merger.......................   45
  Accounting Treatment......................................   46
  Resale of First Citizens Common Shares....................   46

                                                              PAGE
                                                              ----
DESCRIPTION OF FIRST CITIZENS COMMON SHARES.................   46
  General...................................................   46
  Provisions Relating to Business Combinations..............   47
     Business Combinations..................................   47
     Board Considerations...................................   47
     Shareholder Approval...................................   47

COMPARATIVE RIGHTS OF ICBC SHAREHOLDERS.....................   48
  Authorized and Outstanding Shares.........................   48
  Notice of Shareholder Meetings............................   48
  Quorum....................................................   48
  Voting....................................................   48
  Nomination of Directors...................................   49
  Number of Directors.......................................   49
  Preemptive Rights.........................................   49

PRO FORMA FINANCIAL INFORMATION.............................   50

INFORMATION WITH RESPECT TO FIRST CITIZENS..................   55
  Business..................................................   55
  Selected Financial Information............................   55
  Management's Discussion and Analysis of Financial
     Condition And Results of Operations for the Quarter and
     Nine Months Ended September 30, 2001...................   55
  Quantitative and Qualitative Disclosures About Market
     Risk...................................................   55
  Certain Statistical Information With Respect to First
     Citizens...............................................   56
  Management................................................   56
  Security Ownership of Management..........................   58
  Market Price of First Citizens Common Shares..............   59
  Information Incorporated by Reference.....................   59

INFORMATION WITH RESPECT TO ICBC............................   59
  Business..................................................   59
  Regulation................................................   69
  Market Price and Dividends on ICBC Common Shares..........   73
  Selected Financial Information............................   74
  ICBC Management's Discussion and Analysis of Financial
     Condition And Results of Operations....................   74
     Forward Looking Statements.............................   74
  Management's Discussion and Analysis of Financial
     Condition And Results of Operation as of September 30,
     2001 and December 31, 2000 and for the Nine Months
     Ended September 30, 2001 and 2000......................   75
     Financial Condition....................................   75
     Results of Operations..................................   75
     Net Interest Income....................................   75
     ICBC Average Balances, Interest and Average
      Yields/Cost...........................................   77
     Provision and Allowance for Loan Losses................   78
     Noninterest Income.....................................   78
     Noninterest Expense....................................   79
     Income Tax Expense.....................................   79
     Capital Resources......................................   79
     Effects of Inflation...................................   79
  Management's Discussion and Analysis of Financial
     Condition And Results of Operation as of December 31,
     2000 and December 31, 1999 and for the Years Ended
     December 31, 2000 and 1999.............................   80

                                                              PAGE
                                                              ----
     Financial Condition....................................   80
     Results of Operations..................................   80
     Net Interest Income....................................   80
     ICBC Average Balances, Interest and Average
      Yields/Cost...........................................   82
     Provision and Allowance for Loan Losses................   83
     Noninterest Income.....................................   83
     Noninterest Expense....................................   84
     Income Tax Expense.....................................   84
     Liquidity Management...................................   84
     Capital Resources......................................   84
     Effects of Inflation...................................   85
  Management................................................   85
  Security Ownership of Management and Certain Beneficial
     Owners.................................................   86

EXPERTS.....................................................   87

TAX OPINION.................................................   87

INDEMNIFICATION.............................................   87

INDEX TO FINANCIAL INFORMATION..............................   88

APPENDICES:


  A.   Agreement and Plan of Merger dated November 1, 2001
  B.   Dissenters' Rights Under Sections 1701.84 and 1701.85 of the
       Ohio Revised Code
  C. Fairness Opinion of Keefe, Bruyette & Woods, Inc. dated as of November 1, 2001
  D.   Fairness Opinion of Young & Associates, Inc. dated as of
       January 15, 2002
  E. First Citizens' Annual Report on Form 10-K for the year ended December 31, 2000
  F. First Citizens' Quarterly Report on Form 10-Q for the quarter ended September 30, 2001

                             AVAILABLE INFORMATION


     First Citizens is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements. Reports, proxy statements and other information filed by First Citizens can be inspected and copied at the public reference facilities maintained by the SEC in Washington, D.C., and at its Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Web site that contains reports, proxy statements and other information filed by First Citizens. The SEC's Internet address is http://www.sec.gov. In addition, First Citizens maintains an Internet Web site containing certain information filed with the SEC. First Citizens' Internet address is http://www.fcza.com. First Citizens common shares are listed on the Nasdaq SmallCap Market and reports, proxy statements and other information concerning First Citizens are available for inspection and copying at prescribed rates at the office of the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20006.



     First Citizens has filed with the SEC a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, covering the First Citizens common shares to be issued in connection with the parent merger. This Proxy Statement/Prospectus was filed with the Registration Statement as the Prospectus of First Citizens; however, it does not contain all of the information set forth in the Registration Statement. The Registration Statement and the exhibits thereto can be inspected at the SEC's Public Reference Room and at the SEC's Regional Office, at the addresses listed above.



     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT FIRST CITIZENS THAT IS NOT INCLUDED IN OR DELIVERED WITH THE PROXY STATEMENT/PROSPECTUS. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, FROM DONNA J. DALFERRO, SECRETARY, FIRST CITIZENS BANC CORP, 100 EAST WATER STREET, SANDUSKY, OHIO 44870, (419) 625-4121. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY FEBRUARY 19, 2002.


     No person has been authorized to give any information or make any representations not contained herein, and, if given or made, such information or representation must not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell any securities other than the securities to which it relates or an offer to sell any securities covered by this Proxy Statement/Prospectus in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer. Neither the delivery hereof nor any distribution of securities by First Citizens made hereunder shall, under any circumstances, create an implication that there has been no change in the facts herein set forth since the date hereof.

     All information concerning First Citizens contained in this Proxy Statement/Prospectus has been furnished by First Citizens and all information concerning ICBC has been furnished by ICBC.

                           INCORPORATION BY REFERENCE


     The following documents filed with the SEC under the Securities Exchange Act of 1934 by First Citizens are incorporated by reference into this Proxy Statement/Prospectus: (a) First Citizens' annual report on Form 10-K for the year ended December 31, 2000, (b) First Citizens' quarterly reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 and
(c) First Citizens' current report on Form 8-K dated November 1, 2001. First Citizens' annual report on Form 10-K for the year ended December 31, 2000 is attached hereto as Appendix E, and First Citizens' quarterly report on Form 10-Q for the quarter ended September 30, 2001 is attached hereto as Appendix F.



     All documents filed by First Citizens under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the ICBC special meeting or the First Citizens special meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.



     The information relating to First Citizens contained in this Proxy Statement/Prospectus should be read together with the information in the documents incorporated by reference.



     This Proxy Statement/Prospectus contains certain forward looking statements with respect to the financial condition, results of operations and business of First Citizens following the consummation of the parent merger. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities:



     (1)Expected cost savings from the parent merger cannot be fully realized;



     (2)Deposit attrition, customer loss or revenue loss following the parent merger is greater than expected;



     (3)Competitive pressure in the banking industry increases significantly;



     (4)Costs or difficulties related to the integration of the businesses of first citizens and icbc are greater than expected;



     (5)Changes occur in the interest rate environment which may reduce margins; and



     (6)General economic conditions, either nationally or in the area in which first citizens and icbc will be doing business, are less favorable than expected.



     FURTHER INFORMATION ON OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF FIRST CITIZENS AFTER THE PARENT MERGER IS INCLUDED IN THE SEC FILINGS INCORPORATED BY REFERENCE HEREIN.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


              FOR SHAREHOLDERS OF INDEPENDENT COMMUNITY BANC CORP.



     The following are frequently asked questions. You should read this entire Proxy Statement/Prospectus, including the Risk Factors, for more information.



Q:WHY DO ICBC AND FIRST CITIZENS WANT TO MERGE?



A: ICBC believes that shareholder value will be enhanced and that its customers will benefit through an affiliation with First Citizens. First Citizens wants to expand its presence in the markets currently served by ICBC and believes the parent merger will facilitate the natural expansion of its business.



Q:HOW WILL I BENEFIT?



A: The ICBC Board of Directors believes that you will benefit by becoming a shareholder of a larger bank holding company with a solid financial performance record. The ICBC Board of Directors also believes that you will benefit from receiving the opportunity for potential future appreciation of the First Citizens common shares that you receive in connection with the parent merger.



Q:WHAT WILL I RECEIVE FOR MY ICBC SHARES?



A: You will receive 1.7 common shares of First Citizens for each common share of ICBC you own, subject to possible adjustment, and cash in lieu of any fractional shares.



Q:WILL I OWE ANY FEDERAL INCOME TAX AS A RESULT OF THE PARENT MERGER?



A: In general, for federal income tax purposes, you will not recognize any gain or loss with respect to the First Citizens common shares you receive as a result of the parent merger, but you will have a gain, in certain circumstances taxable as capital gain or ordinary income, depending upon your circumstances, with respect to any cash you receive in lieu of fractional shares.



Q:WHEN DO YOU EXPECT THE PARENT MERGER TO BE COMPLETED?



A: We plan to complete the transaction as soon as possible after the special meeting, assuming that the required shareholder approvals are obtained. The affirmative vote of the holders of two-thirds of the outstanding ICBC common shares is required for ICBC shareholders to adopt the merger agreement. In addition, the merger agreement must be adopted by the holders of the requisite majority of the outstanding shares of First Citizens. The parent merger is also subject to the approval of federal bank regulatory authorities and the satisfaction of other closing conditions. We expect the parent merger to be completed in March 2002.



Q:WHEN AND WHERE WILL THE SPECIAL MEETING TAKE PLACE?



A: The special meeting will be held at 5:30 p.m., local time, on Tuesday, February 26, 2002, at 16 Executive Drive, Norwalk, Ohio.



Q:WHAT DO I NEED TO DO NOW?



A: Just mail your completed, signed and dated proxy card in the enclosed return envelope as soon as possible so that your ICBC shares will be represented at the special meeting, which will take place on February 26, 2002.



Q:WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND
  AS A BENEFICIAL OWNER?



A: Many ICBC shareholders hold their shares through a stockbroker, bank or other nominee, rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

SHAREHOLDER OF RECORD



     If your shares are registered directly in your name with ICBC's transfer agent, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by ICBC. As a shareholder of record, you have the right to grant your proxy directly to ICBC or to vote in person at the meeting. ICBC has enclosed a proxy card for your use.



BENEFICIAL OWNER



     If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the special meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the special meeting. Your broker or nominee has enclosed a voting instruction card for your use.



Q:IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
  SHARES FOR ME?



A: Your broker will vote your ICBC shares ONLY if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.



Q:MAY I CHANGE MY VOTE AFTER I HAVE MAILED BY SIGNED PROXY CARD?



A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. If you are the record holder of the ICBC common shares, you can do this in three ways. First, you can send ICBC a written statement that you would like to revoke your proxy, but the written notice must be received before the date of the special meeting. Second, you can send ICBC a new signed and later-dated proxy card, provided such proxy card is received before the date of the special meeting. Third, you can attend the special meeting and vote in person. However, your attendance alone will not revoke your proxy.



For shares you hold beneficially, but not as a record holder, you may change your vote only by submitting new voting instructions to your broker or nominee.



Q:HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?



A: Shares held directly in your name as the shareholder of record may be voted in person at the special meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.



Q:HOW WILL MY SHARES BE VOTED IF I RETURN A BLANK PROXY CARD?



A: If you are the record holder of the shares and you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the adoption of the merger agreement.



Q:WHAT WILL BE THE EFFECT IF I DO NOT VOTE?



A: Not voting will have the same effect as voting against the parent merger.



Q:IF I DO NOT FAVOR THE TRANSACTION, WHAT ARE MY RIGHTS?



A: If you are a shareholder of ICBC as of the January 8, 2002 record date and you do not vote in favor of the merger agreement, you will have the right under
Section 1701.85 of the Ohio Revised Code to demand the fair cash value for your common shares of ICBC. The right to make this demand is known as "dissenters' rights." To perfect your dissenters' rights, you must deliver to ICBC a written demand for payment of the fair cash value of your shares and otherwise comply strictly with all of the requirements of Section 1701.85. You must state in your notice the amount that, in your opinion, is the fair cash value of your common shares. Your written demand must be delivered to ICBC not later than ten days after the ICBC special meeting scheduled for February 26, 2002. For additional information on your dissenters' rights, see the section of this document entitled "Rights of Dissenting ICBC Shareholders."



Q:SHOULD I SEND IN MY STOCK CERTIFICATE NOW?



A: No. If the parent merger is completed, ICBC shareholders will receive written instructions for exchanging their share certificates.



Q:WHERE WILL MY FIRST CITIZENS COMMON SHARES BE LISTED?



A: First Citizens will apply to have the common shares of First Citizens to be issued in the parent merger approved for quotation on the Nasdaq SmallCap Market. First Citizens common shares currently trade on the Nasdaq SmallCap Market under the symbol "FCZA."



Q:WHO CAN ANSWER MY QUESTIONS ABOUT THE PARENT MERGER?



A: If you have more questions about the parent merger, please call Michael N. Clemens at (419) 744-3102.

                                    SUMMARY

     This summary is necessarily general and abbreviated and has been prepared to assist the respective shareholders of First Citizens and ICBC in their review of the Proxy Statement/Prospectus. The summary is not intended to be a complete explanation of the matters covered in the Proxy Statement/Prospectus and is qualified in all respects by reference to the more detailed information contained in the Proxy Statement/Prospectus and the Appendices hereto, which the respective shareholders of First Citizens and ICBC are urged to read carefully.

                                  THE PARTIES


FIRST CITIZENS BANC CORP.....  First Citizens is a bank holding company organized and existing under the laws of the State of Ohio and registered as a bank holding company with the Board of Governors of the Federal Reserve System pursuant to the Bank Holding Company Act of 1956, as amended. First Citizens has three wholly-owned banking subsidiaries:





                               (1)The Citizens Banking Company, a commercial
                                  bank organized and existing under the laws of the State of Ohio;





                               (2)The Castalia Banking Company, a commercial
                                  bank organized and existing under the laws of the State of Ohio; and





                               (3)The Farmers State Bank, a commercial bank
                                  organized and existing under the laws of the State of Ohio.



                               In addition, First Citizens has five wholly-owned nonbank subsidiaries which provide services related to its primary business:



                               (1)SCC Resources, Inc., a data processing
                                  services company;



                               (2)R.A. Reynolds Appraisal Services, Inc., a real
                                  estate appraisal services company;



                               (3)Mr. Money Finance Company, a consumer-lending
                                  company;



                               (4)First Citizens Title Insurance Agency, Inc., a
                                  mortgage services company; and



                               (5)First Citizens Insurance Agency, Inc., an
                                  insurance agency.



                               As of September 30, 2001 and December 31, 2000, First Citizens had total consolidated assets of approximately $504.2 million and $489.3 million and total shareholders' equity of approximately $51.1 million and $47.9 million, respectively.



                               First Citizens' primary business is incidental to its three operating bank subsidiaries, The Citizens Banking Company, The Castalia Banking Company and The Farmers State Bank. Located in Erie, Crawford, Huron, Union, Marion, Richland and Ottawa Counties, Ohio, these three bank subsidiaries conduct a general banking business that involves collecting customer deposits, making loans and purchasing securities. Commercial banking accounts for substantially all of the revenue, operating income and assets of First Citizens. First Citizens common shares are listed on the Nasdaq SmallCap Market under the symbol "FCZA." For the nine months ended September 30, 2001, First Citizens' annualized return on average assets and return on average equity was 1.03% and 10.37%, respectively. First Citizens' principal executive offices are located at 100 East Water Street, Sandusky, Ohio

                               44870. The telephone number of First Citizens' executive offices is (419) 625-4121.



INDEPENDENT COMMUNITY BANC
  CORP.......................  ICBC is a bank holding company organized and existing under the laws of the State of Ohio and registered as a bank holding company with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended. ICBC owns all of the outstanding shares of The Citizens National Bank of Norwalk, Norwalk, Ohio, a national bank formed in 1865. The Citizens National Bank of Norwalk provides a full range of banking services, including checking and savings accounts; certificates of deposit; individual retirement accounts; commercial, real estate, consumer and agricultural loans; trust products and services; and safe deposit boxes. As of September 30, 2001 and December 31, 2000, ICBC had total assets of approximately $139.8 million and $136.6 million and total shareholders' equity of approximately $12.1 million and $11.0 million, respectively. ICBC's principal executive offices are located at 16 Executive Drive, Norwalk, Ohio 44857. The telephone number of ICBC's executive offices is
                               (419) 744-3100.



           INFORMATION CONCERNING THE FIRST CITIZENS SPECIAL MEETING



GENERAL......................  The First Citizens special meeting will be held at The Citizens Banking Company, 100 East Water Street, Sandusky, Ohio 44870 on February 26, 2002, at 2:00 p.m., local time.



                               The purpose of the First Citizens special meeting is to consider and vote upon the adoption of the merger agreement and the approval of the transactions contemplated thereby, as hereinafter described, including the parent merger of ICBC with and into First Citizens, on the terms described in this Proxy Statement/Prospectus. A copy of the merger agreement is attached to this Proxy Statement/Prospectus as Appendix A and is incorporated in this Proxy Statement/Prospectus by reference.



SOLICITATION AND VOTING OF
  PROXIES....................  All shareholders of record of First Citizens on
                               January 9, 2002 will be entitled to vote at the First Citizens special meeting. The affirmative vote, in person or by proxy, of the holders of not less than a majority of the issued and outstanding First Citizens common shares is required for the adoption of the merger agreement and the approval of the parent merger.



                               The directors and executive officers of First Citizens and their affiliates owned, as of the First Citizens January 9, 2002 record date, 1,047,526.28 First Citizens common shares (approximately 25.69% of the total number of outstanding First Citizens common shares at such date), and have indicated an intention to vote FOR the adoption of the merger agreement and the approval of the parent merger.



                INFORMATION CONCERNING THE ICBC SPECIAL MEETING



GENERAL......................  The ICBC special meeting will be held at 16
                               Executive Drive, Norwalk, Ohio on February 26, 2002, at 5:30 p.m., local time.

                               The purpose of the ICBC special meeting is to consider and vote upon the adoption of the merger agreement and the approval of the transactions contemplated thereby, as hereinafter described, including the parent merger of ICBC with and into First Citizens, on the terms described in this Proxy Statement/Prospectus. A copy of the merger agreement is attached to this Proxy Statement/Prospectus as Appendix A and is incorporated in this Proxy Statement/Prospectus by reference.



SOLICITATION AND VOTING OF
  PROXIES....................  All shareholders of record of ICBC on January 8,
                               2002 will be entitled to vote at the ICBC special meeting. The affirmative vote, in person or by proxy, of the holders of not less than two-thirds of the issued and outstanding ICBC common shares is required for the adoption of the merger agreement and the approval of the parent merger.



                               Certain directors and executive officers of ICBC and their affiliates owned, as of the ICBC January 8, 2002 record date, 16,493 ICBC common shares (approximately 2.69% of the total number of outstanding ICBC common shares at such date) and have agreed to vote such shares in favor of the adoption of the merger agreement and the approval of the parent merger pursuant to the Voting Agreements with First Citizens dated November 1, 2001.



RISK FACTORS.................  There are several risks associated with the investment in First Citizens common shares and the consummation of the merger by virtue of the adoption of the merger agreement, including the fluctuation in the market value of the First Citizens common shares to be issued in the parent merger and the potential that First Citizens may not realize all of the anticipated benefits of the parent merger. See "RISK FACTORS."



                                PROPOSED MERGER



EXCHANGE OF ICBC COMMON
  SHARES.....................  Upon the consummation of the parent merger, each
                               ICBC shareholder who does not exercise his or her right to dissent will have the right to receive
                               1.7 First Citizens common shares for each ICBC common share held by such shareholder (subject to adjustment under certain circumstances), plus cash in lieu of fractional shares.



                               For a complete description of the consideration to be received by ICBC shareholders, see "PROPOSED MERGER--Exchange of ICBC Common Shares."



BACKGROUND AND REASONS FOR
THE MERGER...................  First Citizens. First Citizens' Board of
                               Directors has concluded that the parent merger is fair to and in the best interests of the First Citizens shareholders because, among other things:



                               (1)the parent merger will facilitate the natural
                                  and logical expansion of First Citizens' business into the six contiguous counties of Erie, Ottawa, Huron, Crawford, Marion, and Union;



                               (2)First Citizens' philosophies toward community
                                  banking, its emphasis on customer service and strong ongoing commitment to each community it serves are consistent with ICBC's management philosophies and its long-standing reputation of customer service and community involvement;



                               (3)ICBC's current products and services are
                                  similar to and, in many respects, complement products and services offered by First Citizens and its banking subsidiaries, and, in addition, ICBC offers trust services which will become available to all First Citizens customers;



                               (4)both First Citizens and ICBC will have the
                                  opportunity to expand their commercial loan portfolios;



                               (5)First Citizens believes it will be able to
                                  increase non-interest revenues through the expansion of certain insurance, finance, securities brokerage and other traditional banking products, which are not currently offered to ICBC customers;



                               (6)the parent merger will potentially improve the
                                  trading market for and increase the liquidity of First Citizens common shares due to the additional issuance of First Citizens common shares; and



                               (7)First Citizens believes that the parent merger
                                  will be accretive to the earnings of First
                                  Citizens.



                               First Citizens' Board of Directors did not assign any particular weight to each of the factors considered. See "PROPOSED MERGER -- First Citizens Background and Reasons for the Merger."



                               ICBC. ICBC's Board of Directors has concluded that the parent merger is fair to and in the best interests of the ICBC shareholders primarily because the parent merger will enhance ICBC shareholder value. Following a strategic planning process and an investigation of strategic alternatives, the Board of Directors recognized that the parent merger of ICBC with and into First Citizens, in which each share of ICBC would be exchanged for 1.7 common shares of First Citizens, would provide greater value to ICBC shareholders than the future shareholder value projected for ICBC as an independent entity. In such process and investigation, the ICBC directors focused on ICBC's future as a relatively small bank holding company in an increasingly competitive environment, including the following:



                               (1)ICBC's limited opportunities for market
                                  expansion;



                               (2)The required investment in technology to
                                  develop competitive products and services to serve customers;



                               (3)The limited liquidity in the market for ICBC
                                  common shares; and



                               (4)The expectations of ICBC's customers and the
                                  Norwalk community.



                               The ICBC directors concluded that the parent merger with First Citizens provided a better opportunity for ICBC to meet the competition, to serve customers in the Norwalk community and to enhance shareholder value. See "PROPOSED
                               MERGER -- ICBC Background and Reasons for the Merger."



FAIRNESS OPINIONS............  First Citizens. Keefe, Bruyette, & Woods, Inc.
                               has rendered an opinion to First Citizens' Board of Directors that, as of November 1, 2001, the consideration to be paid by First Citizens in the parent merger is fair, from a financial point of view, to the shareholders of First Citizens. For additional information, see "PROPOSED
                               MERGER-- Fairness Opinion of Keefe, Bruyette & Woods." The opinion of Keefe, Bruyette & Woods is attached as Appendix C to this Proxy Statement/Prospectus. First Citizens shareholders are urged to read such opinion in its entirety for a description of the procedures followed and matters considered in connection therewith.



                               ICBC. Young & Associates, Inc. has rendered a written opinion to ICBC's Board of Directors dated as of November 1, 2001 and updated as of January 15, 2002, to the effect that the consideration to be received by the shareholders of ICBC in the parent merger is fair, from a financial point of view, to the shareholders of ICBC. For additional information, see "PROPOSED MERGER -- Fairness Opinion of Young & Associates." The opinion of Young & Associates is attached as Appendix D to this Proxy Statement/Prospectus. ICBC shareholders are urged to read such opinion in its entirety for a description of the procedures followed and matters considered in connection therewith.



INTEREST OF MANAGEMENT IN THE
  MERGER.....................  At the effective time of the parent merger, First
                               Citizens will take such actions as are necessary to increase the number of directors comprising the First Citizens Board by two members and will fill the vacancies resulting from such increase with two members of the ICBC Board of Directors recommended by ICBC and selected by First Citizens. At the effective time of the subsidiary merger, First Citizens will also take such actions as are necessary to increase the number of directors comprising the Board of Directors of The Citizens Banking Company by two members and will fill the vacancies resulting from such increase with two members of the ICBC Board of Directors recommended by ICBC and selected by First Citizens.



                               First Citizens will indemnify each person who served as a director or officer of ICBC, on or before the effective time of the parent merger to the fullest extent permitted pursuant to the ICBC Articles of Incorporation and the ICBC Code of Regulations, the Articles of Association and Bylaws of The Citizens National Bank of Norwalk, as the case may be, and applicable provisions of Ohio and federal law from and against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any action, suit, claim or proceeding threatened, filed, pending or completed during the three year period after the effective time, by reason of the fact that such person was a director or officer of ICBC or The Citizens National Bank of Norwalk, as the case may be. The individual making the request for indemnification, however, must provide First Citizens with written notice of any such action, suit, claim or proceeding. First Citizens will also purchase directors' and officers' liability insurance for a period of three years from the effective time to reimburse the present and former officers and directors of ICBC or any of its subsidiaries (determined at the effective time) with respect to claims against them arising from facts or events which occurred before the effective time. In addition, The Citizens National Bank of Norwalk is a party to employment agreements with two executives of ICBC, and The Citizens National Bank of Norwalk and ICBC are parties to change in control agreements with these two executives. Such agreements provide for payments to such executives upon a change in control. The adoption of the merger agreement also will cause all unvested stock options granted under the ICBC incentive stock option plan to vest. See "PROPOSED MERGER -- Interest of Management in the Merger" and "INFORMATION WITH RESPECT TO
                               ICBC -- Security Ownership of Management and
                               Certain Beneficial Owners."



RECOMMENDATIONS OF THE BOARDS
OF DIRECTORS.................  First Citizens. The First Citizens Board of
                               Directors has unanimously approved the merger agreement and believes that the parent merger is fair to and in the best interests of the First Citizens shareholders. The First Citizens Board of Directors unanimously recommends that the First Citizens shareholders adopt the merger agreement and approve the parent merger. See "PROPOSED MERGER--Recommendation of the First Citizens Board of Directors."



                               ICBC. The ICBC Board of Directors has approved the merger agreement and believes that the parent merger is fair to and in the best interests of the ICBC shareholders. The ICBC Board of Directors recommends that ICBC's shareholders adopt the merger agreement and approve the parent merger. See "PROPOSED MERGER --Recommendation of the ICBC Board of Directors."



DISSENTERS' RIGHTS...........  Holders of ICBC common shares and First Citizens common shares may exercise their right to become dissenting shareholders to the extent, and in strict compliance with, the procedure specified in Sections 1701.84 and 1701.85 of the Ohio Revised Code. HOLDERS OF ICBC COMMON SHARES OR FIRST CITIZENS COMMON SHARES WHO WANT TO EXERCISE THEIR DISSENTERS' RIGHTS MUST NOT VOTE IN FAVOR OF THE MERGER AGREEMENT AT ICBC'S SPECIAL MEETING OR FIRST CITIZENS' SPECIAL MEETING, AS THE CASE MAY BE, AND MUST SEND A WRITTEN DEMAND FOR PAYMENT FOR THEIR ICBC COMMON SHARES OR FIRST CITIZENS COMMON SHARES WITHIN TEN DAYS AFTER THE ICBC SPECIAL MEETING OR THE FIRST CITIZENS' SPECIAL MEETING. See "PROPOSED MERGER --Rights of Dissenting Shareholders" and the text of Sections 1701.84 and 1701.85 of the Ohio Revised Code attached to this Proxy Statement/ Prospectus as Appendix B.



REGULATORY APPROVALS.........  First Citizens is in the process of completing the applications necessary to obtain the required approvals from the Federal Reserve Board, the Ohio Division of Financial Institutions and the Office of the Comptroller of the Currency with respect to the parent merger and the subsidiary merger. These applications and approvals will include the grant of trust powers to The Citizens Banking Company in order to continue the trust department operations conducted by The Citizens National Bank of Norwalk. The parent merger may not be consummated for up to 30 days after approval by the Federal Reserve Board, during which time an action may be brought by the United States Department of Justice challenging the parent merger on antitrust grounds. Neither First Citizens nor ICBC has any reason to believe the parent merger will be challenged on antitrust grounds.

FEDERAL INCOME TAX
CONSEQUENCES OF THE MERGER...  It is intended that the parent merger will be treated as a reorganization within the meaning of
                               Section 368(a) of the Internal Revenue Code of 1986, as amended, and that, accordingly, for federal income tax purposes, no gain or loss will be recognized by ICBC or First Citizens as a result of the parent merger. The obligation of ICBC and First Citizens to consummate the parent merger is conditioned on the receipt by ICBC of an opinion of its counsel, Vorys, Sater, Seymour and Pease LLP, dated as of the closing date of the parent merger, substantially to the effect that (1) the parent merger will constitute a tax free reorganization and (2) no gain or loss will be recognized by the ICBC shareholders upon the receipt solely of First Citizens common shares in exchange for ICBC common shares, except with respect to any cash received in lieu of a fractional share interest in First Citizens common shares. ICBC shareholders who exercise dissenters' rights and receive cash for their ICBC common shares will be treated as having received a distribution in redemption of their shares which will result in such shareholders recognizing income for federal income tax purposes.


                               All ICBC shareholders should read carefully the description under "PROPOSED MERGER--Federal Income Tax Consequences of the Merger," and should consult their own tax advisors concerning these matters.


CONDITIONS; TERMINATION......  Completion of the parent merger is contingent upon adoption of the merger agreement by the respective shareholders of ICBC and First Citizens and certain regulatory authorities and upon the satisfaction or waiver of certain other conditions described in this Proxy Statement/ Prospectus. The merger agreement may be terminated and the parent merger abandoned:



                               (1)by mutual agreement of First Citizens and
                                  ICBC;



                               (2)by First Citizens or ICBC in the event of a
                                  breach of the merger agreement by the other party;



                               (3)by First Citizens or ICBC in the event the
                                  parent merger is not consummated by April 30, 2002;



                               (4)by First Citizens or ICBC if the approval of
                                  any governmental authority required for
                                  consummation of the parent merger shall have been denied or the First Citizens or ICBC shareholders fail to adopt the merger agreement; and



                               (5)by ICBC, if ICBC executes an agreement in
                                  connection with, or closes, a business
                                  combination with a party other than First
                                  Citizens in accordance with the terms of the merger agreement.



                               In addition, if the market price of First
                               Citizens common shares falls below $19.50 per share during a measuring period prior to the consummation of the merger, First Citizens will have the right to increase the exchange ratio from 1.7 to a higher exchange ratio so that the ICBC shareholders will receive that number of First Citizens common shares which are equal in value to $19.50 in exchange for each ICBC common share. If First Citizens chooses not to make such an adjustment, ICBC's directors will have the right to terminate the merger agreement and abandon the transaction. There is no assurance, however, that the ICBC directors will exercise such right. If the market price of First Citizens common shares falls below $19.50, the ICBC directors will evaluate the circumstances and, in the exercise of their fiduciary duties, determine whether to terminate the merger agreement. The ICBC Board of Directors may, without the approval of the ICBC shareholders, waive the right to terminate the merger agreement and proceed with the parent merger even if the market price of First Citizens common shares falls below $19.50.



                               Because the number of First Citizens common shares an ICBC shareholder will receive in the parent merger is fixed and the market price of First Citizens common shares will fluctuate, ICBC shareholders cannot be sure of the market value of the First Citizens common shares they will receive in the parent merger. ICBC shareholders should obtain current price quotations for the First Citizens common shares before casting their votes regarding the parent merger. ICBC shareholders may obtain current stock quotations for First Citizens common shares, listed under the symbol "FCZA," from newspapers, the Internet or stockbrokers.



                               See "PROPOSED MERGER--Other Provisions of the Merger Agreement."



MANAGEMENT AFTER THE
MERGER.......................  Upon completion of the parent merger, ICBC will be merged with and into First Citizens, with First Citizens as the surviving corporation. At the effective time of the parent merger, the number of directors comprising the First Citizens Board of Directors will be increased by two members, and the Board of Directors of First Citizens will consist of all of the persons who were directors of First Citizens immediately prior to the effective time, plus two members of the ICBC Board of Directors recommended by ICBC and selected by First Citizens. See "PROPOSED MERGER--Operations of ICBC After the Merger."


COMPARATIVE RIGHTS OF ICBC
  SHAREHOLDERS...............  The rights of First Citizens shareholders and
                               ICBC shareholders, while similar in many respects, also differ in some respects. For a description of the relative rights of the First Citizens shareholders and ICBC shareholders, see "COMPARATIVE RIGHTS OF ICBC SHAREHOLDERS." First Citizens' Articles of Incorporation include provisions governing certain business combinations involving First Citizens. For a description of this provision, see "DESCRIPTION OF FIRST CITIZENS COMMON SHARES--Provisions Relating to Business Combinations."

                                  RISK FACTORS



     In considering whether to adopt the merger agreement and to approve the parent merger, the shareholders of ICBC should consider, in addition to the other information contained in this document, the following matters.



FLUCTUATION IN THE MARKET PRICE OF FIRST CITIZENS COMMON SHARES WILL AFFECT THE VALUE OF THE MERGER CONSIDERATION RECEIVED IN THE PARENT MERGER.



     If the parent merger is consummated, each outstanding ICBC common share will be cancelled on the day of the closing in exchange for 1.7 First Citizens common shares, subject to possible adjustment under certain circumstances, including the unlikely event that the average closing price of First Citizens common shares for the twenty trading days ending five trading days before the closing exceeds $29.50.



     The value of the total consideration which ICBC shareholders will receive on the day of the closing in exchange for each ICBC common share will depend on the market value of First Citizens common shares on the Nasdaq SmallCap Market on the day of the closing. On October 31, 2001, the last trading day before the announcement of the execution of the merger agreement, and on January 15, 2002, the last trading day before the printing of this Proxy Statement/Prospectus, the closing price of First Citizens common shares on the Nasdaq SmallCap Market was $22.00 and $23.00, respectively.



     On the day the parent merger closes, the market price of First Citizens common shares may be higher or lower than the market price on the date the merger agreement was signed, on the date this document was mailed to ICBC shareholders or on the date of the ICBC special meeting. Therefore, an ICBC shareholder cannot be assured of receiving any specific market value of First Citizens common shares on the date of the closing of the parent merger. ICBC shareholders should determine the market price of First Citizens common shares on the Nasdaq SmallCap Market prior to making a voting decision regarding the parent merger. If the average closing price of First Citizens common shares falls below $19.50 for the twenty trading days ending five trading days before the closing, First Citizens will have the right to increase the exchange ratio from 1.7 to a higher exchange ratio so that the ICBC shareholders will receive that number of First Citizens common shares which are equal in value to $19.50 in exchange for each ICBC common share. If First Citizens elects not to adjust the exchange ratio, ICBC will have the right to terminate the merger agreement and abandon the parent merger before the closing. ICBC shareholders should refer to "PROPOSED MERGER -- Other Provisions of the Merger Agreement" for more information about the value of the consideration an ICBC shareholder will receive in the parent merger.



     Although the ICBC Board of Directors has the power to terminate the merger agreement and abandon the parent merger if the average closing price of First Citizens common shares for the twenty trading days ending five trading days before the closing falls below $19.50 and First Citizens elects not to adjust the exchange ratio, there is no assurance that the ICBC Board of Directors will exercise such power by terminating the merger agreement. If the average closing price falls below $19.50, the ICBC Board of Directors will evaluate the circumstances existing at the time and, in the exercise of the directors' fiduciary duties, determine whether a termination is in the best interest of ICBC shareholders. The ICBC Board of Directors may, without the approval of the ICBC shareholders, waive the right to terminate the merger agreement and proceed with the parent merger even if the market price of First Citizens common shares falls below $19.50.



     In the unlikely event that the average closing price of First Citizens common shares for the twenty trading days ending five trading days before the closing exceeds $29.50, then First Citizens may adjust the exchange ratio downward from 1.7 to a lower exchange ratio so that the ICBC shareholders will receive that number of First Citizens common shares which are equal in value to $50.15 in exchange for each ICBC common share.



FIRST CITIZENS MAY NOT BE ABLE TO MANAGE ITS GROWTH SUCCESSFULLY BY INTEGRATING THE OPERATIONS OF ICBC AND THE CITIZENS NATIONAL BANK OF NORWALK.



     The earnings, financial condition and prospects of First Citizens after the parent merger will depend in part on First Citizens' ability to integrate successfully the operations of ICBC and The Citizens National Bank of

Norwalk and to continue to implement its own business plan. Among the issues which First Citizens could face are:



          - unexpected problems with risks, operations, personnel, technology or credit;



          - loss of customers and employees of ICBC and/or The Citizens National Bank of Norwalk;



          - difficulty in working with ICBC's and/or The Citizens National Bank of Norwalk's employees and customers;



          - the assimilation of new operations, sites and personnel could divert resources from regular banking operations; and


          - institution and maintenance of uniform standards, controls, procedures and policies.


     Furthermore, although First Citizens' Board of Directors anticipates that there will be cost savings as a result of the parent merger, First Citizens may be unable to fully realize some of the potential cost savings expected. Finally, some of the cost savings initially realized by First Citizens may be offset by initial losses in revenues or other charges to earnings.



CHANGING ECONOMIC CONDITIONS AND THE GEOGRAPHIC CONCENTRATION OF FIRST CITIZENS' MARKETS MAY UNFAVORABLY IMPACT FIRST CITIZENS.


     The operations of First Citizens and ICBC are concentrated in seven counties in North Central Ohio. As a result of this geographic concentration in contiguous markets, First Citizens' and ICBC's results depend largely upon economic conditions in these market areas. A deterioration in economic conditions in one or more of these markets could result in one or more of the following:

          - an increase in loan delinquencies;

          - an increase in problem assets and foreclosures;

          - a decrease in the demand for First Citizens' products and services; and

          - a decrease in the value of collateral for loans, especially real estate, in turn reducing customers' borrowing power, the value of assets associated with problem loans and collateral coverage.


FIRST CITIZENS MAY BE UNABLE TO MANAGE INTEREST RATE RISKS, WHICH COULD REDUCE ITS NET INTEREST INCOME.


     First Citizens' results of operations are affected principally by net interest income, which is the difference between interest earned on loans and investments and interest expense paid on deposits and other borrowings. First Citizens cannot predict or control changes in interest rates. Regional and local economic conditions and the policies of regulatory authorities, including monetary policies of the Board of Governors of the Federal Reserve System, affect interest income and interest expense. First Citizens has ongoing policies and procedures designed to manage the risks from changes in market interest rates. However, changes in interest rates can still have a material adverse effect on First Citizens' profitability.

     In addition, certain assets and liabilities may react in different degrees to changes in market interest rates. For example, interest rates on some types of assets and liabilities may fluctuate prior to changes in broader market interest rates, while interest rates on other types may lag behind. Some of First Citizens' assets, such as adjustable rate mortgages, have features that restrict changes in their interest rates, including rate caps.

     Interest rates are highly sensitive to many factors that are beyond First Citizens' control. Some of these factors include:

          - inflation;

          - recession;

          - unemployment;

          - money supply;

          - international disorders; and

          - instability in domestic and foreign financial markets.

Changes in interest rates may affect the level of voluntary prepayments on First Citizens' loans and may also affect the timing and level of financing or refinancing by customers. Although First Citizens pursues an asset-liability management strategy designed to control its risk from changes in market interest rates, changes in interest rates can still have a material adverse effect on its profitability.


FIRST CITIZENS MIGHT NOT CONTINUE TO PAY DIVIDENDS CONSISTENT WITH ITS HISTORIC DIVIDEND POLICIES.



     The First Citizens Board of Directors determines whether to declare regular and/or special dividends to be paid to its shareholders and the amount of any such dividends. These determinations take into account such factors as First Citizens' financial condition, results of operations and profitability, as well as applicable regulatory constraints and other relevant factors that vary from time to time. While First Citizens expects to continue its policy of paying four
(4) regular cash dividends each year, no assurances can be given that it will be able to do so or that the amount or frequency of such dividends shall be consistent with past practices. In addition, in recent years, First Citizens has paid to its shareholders (in addition to regular fourth quarter cash dividends) a special dividend during the fourth quarter. First Citizens cannot assure that it will be able to pay special dividends in the future, or that any special dividends that are paid will be in the amounts or in the proportions (as compared to total dividends paid) as they have been in prior years. It is also possible that, at the discretion of First Citizens' directors, the timing of any special dividend payments may be changed or that all or part of a special dividend may become part of a regular quarterly cash dividend.

                    PRO FORMA SELECTED FINANCIAL INFORMATION


     The table below sets forth selected pro forma combined consolidated financial information for First Citizens and ICBC as of September 30, 2001, and for the nine months ended September 30, 2001 and the year ended December 31, 2000. This information is derived from and should be read in conjunction with the historical financial statements of First Citizens and ICBC that are incorporated by reference or appear elsewhere in this Proxy Statement/Prospectus, and with the pro forma condensed combined consolidated financial statements of First Citizens, which give effect to the parent merger and which appear in this Proxy Statement/Prospectus under the caption "PRO FORMA FINANCIAL INFORMATION." The pro forma condensed combined consolidated financial information has been prepared on the basis of the purchase method of accounting, assuming that 1,063,234 First Citizens common shares will be issued and that no ICBC shareholders will perfect dissenters' rights. This information will vary if any ICBC shareholders exercise dissenter rights with respect to the parent merger. For a discussion of the purchase method of accounting, see "PROPOSED MERGER -- Accounting Treatment" and "PROPOSED MERGER -- Other Provisions of the Merger Agreement."



PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET



                                                               AT SEPTEMBER 30, 2001
                                                                  (IN THOUSANDS)
                                                               ---------------------
Total assets................................................         $657,705
Loans.......................................................          439,986
Deposits....................................................          543,178
Borrowings..................................................           33,663
Total shareholders' equity..................................           75,531



PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME



                                                      FOR THE NINE MONTHS ENDED    FOR THE YEAR ENDED
                                                         SEPTEMBER 30, 2001         DECEMBER 31, 2000
                                                        (IN THOUSANDS, EXCEPT     (IN THOUSANDS, EXCEPT
                                                           PER SHARE DATA            PER SHARE DATA)
                                                      -------------------------   ---------------------
Net interest income.................................           $19,003                   $23,827
Provision for loan losses...........................               870                     1,180
Non-interest income.................................             4,552                     6,610
Non-interest expense................................            15,819                    19,531
Net Income..........................................             4,902                     7,009
Earnings per share
  Basic.............................................           $  0.95                   $  1.36
  Diluted...........................................           $  0.95                   $  1.36

                           COMPARATIVE PER SHARE DATA



     The following table sets forth First Citizens' and ICBC's historical per share data and pro forma combined per share data. The information is based on the historical financial statements of First Citizens and ICBC. The pro forma data do not purport to be indicative of the results of future operations or the actual results that would have occurred had the parent merger been consummated at the beginning of the periods presented. The pro forma data give effect to the parent merger and are based on numerous assumptions and estimates. The pro forma data are included as required by the rules of the SEC and are provided for comparative purposes only. The pro forma combined per share data and ICBC equivalent per share data are prepared assuming 1,063,234 First Citizens common shares will be issued based on the exchange ratio of 1.7. See "PROPOSED
MERGER -- Exchange of ICBC Common Shares."


         FIRST CITIZENS BANC CORP AND INDEPENDENT COMMUNITY BANC CORP.
                           COMPARATIVE PER SHARE DATA

                                                                AT OR FOR THE        AT OR FOR THE
                                                              NINE MONTHS ENDED       YEAR ENDED
                                                              SEPTEMBER 30, 2001   DECEMBER 31, 2000
                                                              ------------------   -----------------
Basic earnings per share:
  First Citizens............................................        $ 0.94               $1.39
  ICBC......................................................          1.47                1.97
  Consolidated pro forma....................................          0.95                1.36
  ICBC equivalent pro forma (1).............................          1.62                2.31
Diluted earnings per share:
  First Citizens............................................        $ 0.94               $1.39
  ICBC......................................................          1.47                1.97
  Consolidated pro forma....................................          0.95                1.36
  ICBC equivalent pro forma (1).............................          1.62                2.31
Cash dividends declared per share:
  First Citizens............................................        $ 0.54               $1.15
  ICBC......................................................          0.22                0.60
  Consolidated pro forma (2)................................          0.54                1.15
  ICBC equivalent pro forma (1).............................          0.92                1.96
Book value per share at period end:
  First Citizens............................................        $12.51                 N/A
  ICBC......................................................         19.65                 N/A
  Consolidated pro forma....................................         14.68                 N/A
  ICBC equivalent pro forma (1).............................         24.95                 N/A
Tangible book value per share at period end:
  First Citizens............................................        $12.11                 N/A
  ICBC......................................................         13.98                 N/A
  Consolidated pro forma....................................         11.22                 N/A
  ICBC equivalent pro forma (1).............................         19.07                 N/A

---------------

(1) ICBC equivalent pro forma amounts for basic earnings per share, diluted earnings per share, cash dividends, book value per share and tangible book value per share have been computed by multiplying the respective consolidated pro forma amounts by the exchange ratio of 1.7.

(2) Consolidated pro forma cash dividends declared per share represent the historical cash dividends declared by First Citizens and assumes no changes will occur.

                         COMPARATIVE MARKET VALUE DATA


     First Citizens common shares are listed on the Nasdaq SmallCap Market under the symbol "FCZA." ICBC common shares are traded in the over the counter market under the symbol "ICMB." The information presented in the following table reflects the last reported sale price for First Citizens on October 31, 2001, the last trading day preceding execution of the merger agreement; the sale price for ICBC common shares in the most recent transaction occurring prior to November 1, 2001, of which ICBC's management is aware; and the equivalent per share basis of ICBC. The equivalent per share basis has been calculated by multiplying the last reported sale price on such date by the exchange ratio of
1.7. The market value of the consideration to be received by the ICBC Shareholders will depend on the market value of a share of First Citizens common shares at such time. No assurance can be given as to what the market price of First Citizens common shares will be if and when the parent merger is consummated. See also "INFORMATION WITH RESPECT TO FIRST CITIZENS -- Market Price of First Citizens Common Shares" and "INFORMATION WITH RESPECT TO
ICBC -- Market Price and Dividends on ICBC Common Shares."



         FIRST CITIZENS BANC CORP AND INDEPENDENT COMMUNITY BANC CORP.


                            COMPARATIVE MARKET VALUE


                                OCTOBER 31, 2001



                                                                           ICBC
                                                                        EQUIVALENT
                                                                        PER SHARE
                                         FIRST CITIZENS      ICBC         BASIS
                                         --------------      ----       ----------
Common Shares..........................      $22.00(1)      $18.00(2)    $37.40


---------------


(1)Based on the closing price of First Citizens common shares on October 31, 2001, as listed on the Nasdaq SmallCap Market.



(2)Based on the last trade of ICBC common shares prior to November 1, 2001, as reported by the over the counter bulletin board.



           INFORMATION CONCERNING THE FIRST CITIZENS SPECIAL MEETING



GENERAL



     This Proxy Statement/Prospectus is being furnished to holders of First Citizens common shares as part of the solicitation of proxies by the First Citizens Board of Directors for use at the First Citizens special meeting to be held on February 26, 2002, at 2:00 p.m., at The Citizens Banking Company, 100 East Water Street, Sandusky, Ohio 44870, including any adjournments or reschedulings thereof. This Proxy Statement/Prospectus and the accompanying Proxy Card are first being mailed to shareholders of First Citizens on or about January 17, 2002.



     The purpose of the First Citizens special meeting is to consider and vote upon the proposal to adopt the merger agreement and to approve the transactions contemplated thereby, including the parent merger, and to consider such other business incident to the conduct of the First Citizens special meeting as may properly come before the First Citizens special meeting and any adjournment or postponement of the First Citizens special meeting, including adjournment of the First Citizens special meeting to allow for additional solicitation of additional shareholder votes in order to obtain the required vote to adopt the merger agreement and to approve the parent merger.



     Completion of the parent merger is subject to the satisfaction or waiver of a number of conditions, including the receipt of required regulatory and shareholder approvals. (See "PROPOSED MERGER--Regulatory Approvals" and "PROPOSED MERGER -- Other Provisions of the Merger Agreement.")

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES



     The First Citizens Board of Directors has fixed the close of business on January 9, 2002 as the record date for the determination of the shareholders of First Citizens entitled to notice of and to vote at the First Citizens special meeting. Only holders of record of First Citizens common shares at the close of business on the First Citizens record date will be entitled to vote on each matter properly presented at the First Citizens special meeting. On the First Citizens January 9, 2002, record date, 4,077,619 First Citizens common shares were issued and outstanding.



     Votes may be cast in person or by proxy, and each First Citizens Common Share entitles its holder to one vote. Pursuant to the First Citizens Code of Regulations and in accordance with the Ohio Revised Code, the presence of the holders of a majority of the First Citizens common shares issued and outstanding, in person or by proxy, and entitled to vote at the First Citizens special meeting is required for and will constitute a quorum for the transaction of business at the First Citizens special meeting. For such purpose, abstentions and broker non-votes will be counted in establishing the quorum.



     A majority of the First Citizens common shares present at the First Citizens special meeting, in person or by proxy, whether or not constituting a quorum, may vote to, or the First Citizens Board in its discretion may, adjourn the First Citizens special meeting from time to time without further notice, including for the purpose of soliciting additional proxies. Under the First Citizens Articles of Incorporation and the Ohio Revised Code, the affirmative vote of the holders of at least a majority of the total number of outstanding First Citizens common shares entitled to vote at the First Citizens special meeting is required to adopt the merger agreement and to approve the parent merger. An abstention and a broker non-vote would thus have the same effect as a vote against the adoption of the merger agreement and against the approval of the parent merger.



     Only shareholders of record on the First Citizens January 9, 2002 record date are eligible to give their proxies. Therefore, shareholders owning shares held in the name of a brokerage firm, bank, or other institution should sign, date and return their proxy cards to such brokerage firm, bank or other institution in the envelope provided by that firm. In addition, under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers on the adoption of the merger agreement and the approval of the parent merger without specific instructions from such customers.



     Given that the First Citizens Articles of Incorporation require the affirmative vote of the holders of a majority of the outstanding First Citizens common shares entitled to vote at the First Citizens special meeting to adopt the merger agreement and approve the parent merger, the failure of such customers to provide specific instructions with respect to their First Citizens common shares to their broker will have the effect of a vote against the adoption of the merger agreement and against the approval of the parent merger. Failure to return a properly executed proxy card or to vote at the First Citizens special meeting will have the same effect as a vote against the adoption of the merger agreement and against the approval of the parent merger.



     Proxies in the accompanying form which are properly executed and returned to First Citizens will be voted at the First Citizens special meeting in accordance with the shareholders' instructions contained in such proxies and, at the discretion of the Proxy Committee, on such other matters as may properly come before the meeting. If a shareholder returns a proxy card that is signed, dated and not marked, that shareholder will be deemed to have voted FOR the adoption of the merger agreement and approval of the parent merger.



     An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at the First Citizens special meeting and advising the Secretary of the shareholder's intent to vote the shares or by sending a written, signed and dated revocation which clearly identifies the proxy being revoked to the principal executive offices of First Citizens at 100 East Water Street, Sandusky, Ohio 44870, Attention: Donna
J. Dalferro, Vice President and Secretary. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the proxy previously given is no longer effective. In addition, shareholders whose First Citizens common shares are not registered in their own name will need additional documentation from the record holder of such shares to vote in person at the First Citizens special meeting.

     Proxies may be solicited by mail, telephone, telegraph, telex, telecopier and advertisement and in person. Solicitation may be made in the same manner by directors, officers and other representatives of First Citizens who will not be specially compensated for such activities, but who may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.



     Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the solicitation materials to the beneficial owners of First Citizens common shares for which they hold of record, and First Citizens will reimburse them for their reasonable out-of-pocket expenses.



     The expenses related to the proxy solicitation for the First Citizens special meeting will be borne by First Citizens, except that the cost of preparing and mailing this Proxy Statement/Prospectus will be shared by First Citizens and ICBC.



     The directors and executive officers of First Citizens and their affiliates own, as of the First Citizens January 9, 2002 record date, 1,047,526.28 First Citizens common shares (approximately 25.69% of the total number of outstanding shares of First Citizens common shares at such date). See "INFORMATION WITH RESPECT TO FIRST CITIZENS--Security Ownership of Management."



                INFORMATION CONCERNING THE ICBC SPECIAL MEETING



GENERAL



     This Proxy Statement/Prospectus is being furnished to holders of ICBC common shares as part of the solicitation of proxies by the ICBC Board of Directors for use at the ICBC special meeting to be held on February 26, 2002, at 5:30 p.m., at the ICBC offices, 16 Executive Drive, Norwalk, Ohio, including any adjournments or reschedulings thereof. This Proxy Statement/Prospectus and the accompanying Proxy Card are first being mailed to shareholders of ICBC on or about January 17, 2002.



     The purpose of the ICBC special meeting is to consider and vote upon the proposal to adopt the merger agreement and to approve the transactions contemplated thereby, including the parent merger, and to consider such other business incident to the conduct of the ICBC special meeting as may properly come before the ICBC special meeting and any adjournment or postponement of the ICBC special meeting, including adjournment of the ICBC special meeting to allow for additional solicitation of additional shareholder votes in order to obtain the required vote to adopt the merger agreement and to approve the parent merger.



     Completion of the parent merger is subject to the satisfaction or waiver of a number of conditions, including the receipt of required regulatory and shareholder approvals. (See "PROPOSED MERGER -- Regulatory Approvals" and "PROPOSED MERGER -- Other Provisions of the Merger Agreement.")


SOLICITATION, VOTING AND REVOCABILITY OF PROXIES


     The ICBC Board has fixed the close of business on January 8, 2002 as the record date for the determination of the shareholders of ICBC entitled to notice of and to vote at the ICBC special meeting. Only holders of record of ICBC common shares at the close of business on the ICBC record date will be entitled to vote on each matter properly presented at the ICBC special meeting. On the ICBC January 8, 2002 record date, 629,442 ICBC common shares were issued and 614,186 were outstanding.



     Votes may be cast in person or by proxy, and each ICBC common share entitles its holder to one vote. Pursuant to the Ohio Revised Code, the shareholders of ICBC present, in person or by proxy, will constitute a quorum for the transaction of business at the ICBC special meeting.



     A majority of the ICBC common shares present at the ICBC special meeting, in person or by proxy, may vote to adjourn the ICBC special meeting from time to time without further notice, including for the purpose of soliciting additional proxies. Under the ICBC Articles of Incorporation and the Ohio Revised Code, the affirmative vote of the holders of at least two-thirds of the total number of outstanding ICBC common shares entitled to vote at the ICBC special meeting is required to adopt the merger agreement and to approve the parent merger. An abstention and a broker non-vote would thus have the same effect as a vote against the adoption of the merger agreement and against the approval of the parent merger.



     Only shareholders of record on the ICBC January 8, 2002 record date are eligible to give their proxies. Therefore, shareholders owning shares held in the name of a brokerage firm, bank, or other institution should sign, date and return their proxy cards to such brokerage firm, bank or other institution in the envelope provided by that firm. In addition, under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers on the adoption of the merger agreement and the approval of the parent merger without specific instructions from such customers. Given that the Ohio Revised Code requires the affirmative vote of the holders of two-thirds of the outstanding ICBC common shares entitled to vote at the ICBC special meeting to adopt the merger agreement and to approve the parent merger, the failure of such customers to provide specific instructions with respect to their ICBC common shares to their broker will have the effect of a vote against the adoption of the merger agreement and against the approval of the parent merger. Failure to return a properly executed proxy card or to vote at the ICBC special meeting will have the same effect as a vote against the adoption of the merger agreement and against the approval of the parent merger.



     Proxies in the accompanying form which are properly executed and returned to ICBC will be voted at the ICBC special meeting in accordance with the shareholders' instructions contained in such proxies and, at the discretion of James D. Heckelman, William F. Boose and John M. Kovesdi, Jr., D.O., on such other matters as may properly come before the meeting. If a shareholder returns a proxy card that is signed, dated and not marked, that shareholder will be deemed to have voted for the adoption of the merger agreement and approval of the parent merger.



     An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at the ICBC special meeting and advising the Secretary of the shareholder's intent to vote the shares or by sending a written, signed and dated revocation which clearly identifies the proxy being revoked to the principal executive offices of ICBC at 16 Executive Drive, Norwalk, Ohio, 44857 Attention: Jacqueline A. Griggs, Secretary. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the proxy previously given is no longer effective. In addition, shareholders whose ICBC common shares are not registered in their own name will need additional documentation from the record holder of such shares to vote in person at the ICBC special meeting.


     Proxies may be solicited by mail, telephone, telegraph, telex, telecopier and advertisement and in person. Solicitation may be made in the same manner by directors, officers and other representatives of ICBC who will not be specially compensated for such activities, but who may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.


     Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the solicitation materials to the beneficial owners of ICBC common shares for which they hold of record, and ICBC will reimburse them for their reasonable out-of-pocket expenses.



     The expenses related to the proxy solicitation for the ICBC special meeting will be borne by ICBC, except that the cost of preparing and mailing this Proxy Statement/Prospectus will be shared by ICBC and First Citizens.



     Certain directors and executive officers of ICBC and their affiliates beneficially own, as of the ICBC January 8, 2002 record date, 16,493 ICBC common shares representing approximately 2.69% of the total number of outstanding shares of ICBC common shares at such date and have agreed to vote such shares in favor of adoption of the merger agreement and approval of the parent merger pursuant to Voting Agreements with First Citizens dated November 1, 2001. See "INFORMATION WITH RESPECT TO ICBC -- Security Ownership of Management and Certain Beneficial Owners."


                                PROPOSED MERGER


     The following description of certain aspects of the parent merger does not purport to be complete and is qualified in its entirety by reference to the merger agreement which is set forth in Appendix A attached to and incorporated by reference in this Proxy Statement/Prospectus. All shareholders are urged to read the merger agreement in its entirety.


FIRST CITIZENS BACKGROUND AND REASONS FOR THE MERGER

  Background of the Merger

     On December 20, 2000, management of First Citizens was approached by a representative of an investment banking firm as to its level of interest in discussing an acquisition of ICBC. The investment banking firm was acting on its own initiative and not on behalf of either ICBC or First Citizens. Management brought the inquiry to the attention of the First Citizens Board. Given ICBC's size and geographic locations (which were within the parameters set by First Citizens in its strategic planning process), the First Citizens Board directed management to obtain additional information about ICBC and a potential transaction and retain and solicit input from an investment banker on the viability of such a transaction.


     During February and March, 2001, First Citizens retained Keefe, Bruyette & Woods as its financial advisor, continued discussions regarding a potential affiliation, and held an informal, introductory meeting with ICBC directors to discuss the philosophies and strategies of their respective financial institutions. Following further internal discussions with its advisors, First Citizens submitted an initial non-binding indication of interest to ICBC on April 16, 2001, proposing a transaction in which ICBC shareholders would be entitled to receive First Citizens common shares having a then market value of $32.50 for each ICBC common share. On or about June 19, 2001, First Citizens was advised by ICBC that the ICBC Board had determined that it would be engaging in a strategic planning process. In view of this information, First Citizens withdrew its non-binding indication of interest by letter dated June 25, 2001.



     On or about August 2, 2001, management of First Citizens was contacted by Young & Associates, ICBC's financial advisor, as to its continuing interest in an affiliation with ICBC. On or about August 7, 2001, First Citizens received a confidential information memorandum regarding ICBC and details of the process for submitting an indication of interest. On September 5, 2001, the First Citizens Board held a meeting at which its financial advisor, Keefe, Bruyette & Woods, made an initial presentation with respect to a proposed transaction with ICBC. Subsequently, on September 6, 2001, First Citizens forwarded a non-binding indication of interest to ICBC's financial advisor outlining the financial structure and other aspects of a possible business combination with ICBC. On or about September 11, 2001, First Citizens was advised that it could schedule a due diligence investigation of ICBC, and this off-site due diligence was subsequently conducted on October 4-5, 2001. The due diligence process continued, discussions ensued and, on October 10, 2001, First Citizens delivered a final non-binding indication of interest to ICBC and its financial advisor. During the remainder of October, 2001, First Citizens and ICBC and their respective representatives negotiated the terms of the merger agreement and related documents. On October 30, 2001, the First Citizens Board approved the merger agreement and the transactions contemplated thereby, after receiving an oral opinion of its financial advisor, Keefe, Bruyette & Woods, that the parent merger would be fair to First Citizens' shareholders from a financial point of view. On November 1, 2001, First Citizens executed the merger agreement and signed the Voting Agreements with each of the directors of ICBC other than Mr. Dauch. See "Information Concerning the ICBC Special Meeting -- Solicitation, Voting and Revocability of Proxies."


  Reasons for the Merger


     The First Citizens Board has concluded that the parent merger is in the best interests of First Citizens' shareholders. In reaching this determination, the First Citizens Board consulted with management, as well as its financial and legal advisors, and considered a number of factors, including without limitation the following, which include all of the material facts taken into consideration:



          (i) The parent merger will facilitate the natural and logical expansion of First Citizens' business into the six contiguous counties of Erie, Ottawa, Huron, Crawford, Marion, and Union.

          (ii) First Citizens' philosophies toward community banking, its emphasis on customer service and strong ongoing commitment to each community it serves are consistent with ICBC's management philosophies and its long-standing reputation of customer service and community involvement.



          (iii) ICBC's current products and services are similar to and, in many respects, complement products and services offered by First Citizens and its banking subsidiaries. In addition, ICBC offers trust services which will become available to all First Citizens customers.



          (iv) Both First Citizens and ICBC will have the opportunity to expand their commercial loan portfolios.



          (v) First Citizens believes it will be able to increase non-interest revenues through the expansion of certain insurance, finance, securities brokerage and other traditional banking products, which are not currently offered to ICBC customers.



          (vi) The parent merger will potentially improve the trading market for and increase the liquidity of First Citizens common shares due to the additional issuance of First Citizens common shares.



          (vii) First Citizens believes that the transaction will be accretive to the earnings of First Citizens.


     The First Citizens Board considered many different factors in its evaluation and did not believe it was practical to, and did not quantify or otherwise assign relative weights to, the individual factors considered in reaching its determination.

RECOMMENDATION OF THE FIRST CITIZENS BOARD OF DIRECTORS

     IN VIEW OF ALL THE CONSIDERATIONS DESCRIBED ABOVE, THE BOARD OF DIRECTORS OF FIRST CITIZENS UNANIMOUSLY CONCLUDED THAT THE PARENT MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE FIRST CITIZENS SHAREHOLDERS AND RECOMMENDS THAT FIRST CITIZENS SHAREHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE PARENT MERGER.

ICBC BACKGROUND AND REASONS FOR THE MERGER


     The ICBC Board has historically participated with management in the periodic preparation of strategic plans. The purpose of each strategic plan has been to project the performance of The Citizens National Bank of Norwalk over a limited future period. The directors have monitored the financial performance of ICBC in comparison to the objectives of the strategic plans and in relation to comparable banks and bank holding companies. As the strategic plans have been discussed and revised from time to time by the ICBC Board, the directors have considered the posture of ICBC as an independent entity, particularly in relation to the ability of The Citizens National Bank of Norwalk to meet the competition, to serve the Norwalk community and to enhance shareholder value.


     During late December 2000, a representative of an investment banking firm initiated discussion with the management of ICBC about the possibility of a future combination with First Citizens. Management later informed other directors about the discussion. While the ICBC Board did not take any action on the possibility, First Citizens submitted in April 2001 a non-binding indication of interest to ICBC with respect to a possible alliance. The indication generally proposed a combination of the two entities in a transaction in which ICBC shareholders would receive First Citizens common shares equal in value to $32.50 for each share of ICBC. After considering the non-binding proposal in due course, the directors decided to retain counsel and to employ an investment banker to advise the directors on an appropriate course of conduct.

     On June 19, 2001, the directors met with Young & Associates to discuss the strategic plan in comparison to the First Citizens indication of interest and hypothetical proposals from other logical merger partners. Although the directors recognized the attractiveness of the First Citizens proposal in view of the $17.25 per share market price of ICBC, they also were interested in analyzing ICBC's projected performance over the next several years. The then-existing strategic plan was composed in 2000, however, at a time when the economic outlook was substantially different than the economic outlook in June 2001. As a result, the directors agreed that the strategic plan required substantial revision. Accordingly, the ICBC Board charged Young & Associates and management with the responsibility of updating the plan. At such time, ICBC notified First Citizens that the ICBC Board was engaged in the strategic planning process, as a result of which First Citizens withdrew its indication of interest.


     On July 17, 2001, the directors met to review the updated plan. Discussions among the directors and Young & Associates at the meeting focused on an analysis of the following: the projected financial performance of ICBC; the competition for deposits and loans; the market liquidity of the shares of ICBC; the need to develop substantial additional technology in order to remain competitive; the status of the current merger market and the relative pricing thereof; and other limitations and available opportunities. The ICBC directors focused on ICBC's future as a relatively small bank holding company in an increasingly competitive environment, including the following:



          (1) ICBC's limited opportunities for market expansion;



          (2) The required investment in technology to develop competitive products and services to serve customers;



          (3) The limited liquidity in the market for ICBC common shares; and



          (4) The expectations of ICBC's customers and the Norwalk community.



     After the consideration of such information, the directors discussed whether the future financial performance projected in the revised strategic plan was acceptable. While none of the directors viewed such projected performance as unacceptable, the directors compared the value of such future performance to ICBC shareholders against the possible value which shareholders could reasonably expect to receive in a hypothetical merger with another bank holding company. Based primarily on such comparison, the directors decided to explore the possibility of combining with another financial institution and to meet on July 26 to discuss possible candidates.


     On July 26, 2001, the ICBC Board met with Young & Associates to identify institutions which might have a strategic interest in a merger or other combination with ICBC. Among the institutions reviewed were all publicly traded Ohio bank holding companies and all out-of-state banks with Ohio offices. Following an extensive discussion of the various companies, the directors identified nine possible bank holding companies. Of such nine, five candidates were placed on a preferred list. The directors agreed that if the five did not have any interest or if the interest did not meet the expectations of the directors, then they would focus on the other four. The ICBC Board authorized the Executive Committee to work with management and Young & Associates to prepare a confidential memorandum on ICBC and to disseminate such information to the five candidates upon the receipt of a confidentiality agreement from each.

     In early September 2001, three of the five candidates submitted preliminary non-binding indications of interest, each of which was subject to a due diligence analysis of the books and records of ICBC. At a meeting on September 10, 2001, Young & Associates reviewed with the directors the pricing and terms of each proposal. The first candidate proposed a part cash, part stock transaction for each share of ICBC. The second candidate proposed an all cash transaction for each share of ICBC. First Citizens proposed an all stock transaction in which each share of ICBC would be exchanged for 1.7 shares of First Citizens. Based upon the market price of First Citizens shares on September 7, 2001, the value of the First Citizens proposal equaled $39.95 for each share of ICBC, an amount which was higher than the proposals of the first and second candidates.

     During the extensive discussion and analysis of the three proposals, the directors decided that the quality of the three proposals precluded the need to solicit additional proposals from the four other bank holding companies identified at the July 26 meeting. The directors also noted during the meeting that the all cash offer from the second candidate was contingent on the sale of securities to raise the necessary cash and that the value of the proposal was less than the range of values set forth in the other two proposals. In addition, the directors recognized that the all cash transaction of the second candidate and the cash component of the offer of the first candidate would subject each ICBC shareholder to a tax, in most cases a capital gains tax, on the difference between the cash received in the transaction and the basis of each such shareholder in the shares of ICBC. While the receipt of stock in a merger would not trigger an immediate tax, the directors understood that any gain recognized on the eventual sale of the stock received in a merger would be taxable at the time of such sale.

     In view of the lower value and the financing contingency of the proposal of the second candidate, the directors decided to focus primarily on the proposals of the first candidate and First Citizens. Accordingly, the directors agreed to invite the first candidate and First Citizens to conduct a due diligence review of the books and records of ICBC. Between September 10 and October 16, the two candidates performed their due diligence. At such time, the ICBC directors interviewed representatives of each company and reviewed publicly available information and reports on each, including annual reports to shareholders, annual reports on form 10-K and other information.

     The final indications of interest were submitted to Young & Associates in early October. The first candidate submitted a final proposal calling for merger consideration consisting of 60% stock and 40% cash. First Citizens again proposed an all stock transaction in which each share of ICBC would be exchanged for 1.7 shares of First Citizens. Based on the market price of First Citizens on October 10, 2001, the value of the First Citizens proposal equaled $41.65 for each share of ICBC, an amount higher than the proposal of the first candidate.

     On October 16, 2001, the directors carefully reviewed each proposal with Young & Associates, specifically focusing on the risks of a fixed exchange rate offer. The directors recognized that the value of a proposal based upon a fixed exchange rate could fluctuate up or down with the movement in the market price of the acquiror between the time an agreement of merger was signed and the closing of the transaction. While the value of each of the two proposals was subject to fluctuation, therefore, the directors also recognized that the 40% cash component of the proposal of the first candidate would stabilize the aggregate value of the proposal in the event of fluctuations in the first candidate's market price.


     In view of the foregoing, the directors carefully examined the historic market fluctuations in the stock of each company. In addition, the directors reviewed the historic financial performance and future prospects of each company. Upon the completion of such examination and review, the directors concluded that each company had a solid performance record; that each company had strong future prospects; and that the market price for the stock of each company had historically tracked the general bank pricing indices. Following a lengthy discussion of all of the foregoing, the directors ultimately decided to proceed with negotiations with First Citizens primarily because the difference between the values of each offer was substantial enough to overcome the relatively few differences between each company and the relative market risks of each proposal. Accordingly, the directors authorized counsel, management and the Executive Committee to commence negotiations with First Citizens.



     On October 25, 2001, the directors met with counsel and Young & Associates to review in detail the drafts of the proposed merger agreement. During the meeting, the directors devoted substantial time to the analysis of the various financial terms, including the break-up fee and the right of ICBC to terminate the agreement if the market price of shares of First Citizens fell below $19.50 during a specified period of time before closing. Upon the completion of such review, the directors considered the due diligence analysis of the books and records of First Citizens conducted by management and Young & Associates. Following such consideration, the directors agreed that negotiations with First Citizens should continue and that the ICBC Board would meet on November 1, 2001, to consider the status of the negotiations.


     At the October 25 meeting, the ICBC Board also considered an unsolicited merger proposal which the directors received from a bank holding company on October 17, 2001. The proposal called for a merger in which each share of ICBC would be cancelled in exchange for cash in an amount which was less than the all cash proposal of the original second candidate. The directors discussed the proposal, recognizing that the cash amount was substantially less than the value of the First Citizens proposal. While the directors authorized Young & Associates to prepare a complete financial analysis of the proposal for subsequent discussion on November 1, 2001, they did not wish to delay negotiations with First Citizens.


     At the meeting on November 1, 2001, the directors first reconsidered the unsolicited merger proposal in view of an analysis prepared by Young & Associates. Concluding that there were various uncertainties and contingencies in the unsolicited proposal and that the value of the cash proposal was substantially less than the value of the First Citizens proposal, the directors decided not to pursue the unsolicited proposal. The directors then reviewed the terms and conditions of the First Citizens merger agreement, all other relevant documents and the contemplated transaction. Following such review, Young & Associates again analyzed the financial terms of the transaction at length, concluding that the merger consideration was fair, from a financial point of view, to the holders of common shares of ICBC. Based upon the foregoing, the ICBC Board decided that the terms and conditions of the merger agreement were fair to and in the best interest of ICBC and its shareholders, voted to approve the parent merger and merger agreement and authorized the execution of the merger agreement and related documents.



     The foregoing discussion of the information and factors considered by the ICBC Board is not intended to be exhaustive, but constitutes the material factors considered by the ICBC Board. In reaching its determination to approve and recommend the merger agreement, the ICBC Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have weighed factors differently. The terms of the merger agreement were the product of arm's length negotiations between representatives of ICBC and First Citizens.


RECOMMENDATION OF THE ICBC BOARD OF DIRECTORS

     FOR THE REASONS SET FORTH ABOVE, THE ICBC BOARD RECOMMENDS THAT THE ICBC SHAREHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE PARENT MERGER.

DESCRIPTION OF THE MERGER


     Upon consummation of the transactions contemplated under the merger agreement, ICBC will be merged with and into First Citizens. First Citizens will be the surviving corporation after the parent merger and the Articles of Incorporation of First Citizens will remain in effect as they were immediately prior to the parent merger. Immediately following the consummation of the parent merger and upon the receipt of the required regulatory approvals, the subsidiary merger will take place pursuant to which The Citizens National Bank of Norwalk will merge with and into The Citizens Banking Company. See also "PROPOSED MERGER--Operations of ICBC After the Merger."


EXCHANGE OF ICBC COMMON SHARES


     Upon consummation of the parent merger, each shareholder of ICBC (other than First Citizens) who does not dissent will have the right to receive 1.7 First Citizens common shares for each ICBC common share exchanged therefor, plus cash in lieu of the issuance of fractional shares (subject to adjustment under certain limited circumstances). Based on the average of the high and low prices for First Citizens common shares of $23.00 reported on the Nasdaq SmallCap Market on January 9, 2002, the value of First Citizens common shares multiplied by the exchange ratio of 1.7 as of that date would have been $39.10.



     The market value of First Citizens common shares to be received in the parent merger is subject to fluctuation. Fluctuations in the market price of First Citizens common shares would generally result in an increase or decrease in the value of the consideration to be received by ICBC shareholders in the parent merger. An increase in the market value of First Citizens common shares would generally increase the value of the consideration to be received by ICBC shareholders in the parent merger. A decrease in the market value of First Citizens common shares would generally have the opposite effect.

     The following table sets forth a range of possible values of the First Citizens common shares that an ICBC shareholder could receive in the parent merger based upon various market prices for First Citizens common shares.



MARKET PRICE OF    MARKET VALUE OF
FIRST CITIZENS    1.7 FIRST CITIZENS
COMMON SHARES       COMMON SHARES
---------------   ------------------
     $17.00             $28.90
     $18.00             $30.60
     $19.00             $32.30
     $20.00             $34.00
     $21.00             $35.70
     $22.00             $37.40
     $23.00             $39.10
     $24.00             $40.80
     $25.00             $42.50
     $26.00             $44.20
     $27.00             $45.90
     $28.00             $47.60
     $29.00             $49.30



     In addition, if the market price of First Citizens common shares falls below $19.50 per share for the twenty trading days ending five trading days before the closing, First Citizens will have the right to increase the exchange ratio from 1.7 to a higher exchange ratio so that the ICBC shareholders will receive that number of First Citizens common shares which are equal in value to $19.50 in exchange for each ICBC common share. If First Citizens chooses not to make such an adjustment, ICBC's directors will have the right to terminate the merger agreement and abandon the transaction. There is no assurance, however, that the ICBC directors will exercise such right.



     If the market price of First Citizens common shares falls below $19.50 and First Citizens elects not to adjust the exchange ratio, the ICBC directors will evaluate the circumstances and, in the exercise of their fiduciary duties, determine whether to terminate the merger agreement. The ICBC Board of Directors may, without the approval of the ICBC shareholders, waive the right to terminate the merger agreement under such circumstances and proceed with the parent merger even if the market price of First Citizens common shares falls below $19.50.



     Because the number of First Citizens common shares an ICBC shareholder will receive in the parent merger is fixed and the market price of First Citizens common shares will fluctuate, ICBC shareholders cannot be sure of the market value of the First Citizens common shares they will receive in the parent merger. ICBC shareholders should obtain current price quotations for the First Citizens common shares before casting their votes regarding the parent merger. ICBC shareholders may obtain current stock quotations for First Citizens common shares, listed under the symbol "FCZA," from newspapers, the Internet or stockbrokers.



     If First Citizens changes (or establishes a record date for changing) the number of First Citizens common shares issued and outstanding between the date of the merger agreement and the effective time as a result of a stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding First Citizens common shares and the record date for any of these matters is prior to the effective time, the exchange ratio of 1.7 will be proportionately adjusted. If the average price per share of First Citizens common shares for the 20 trading days immediately preceding the fifth trading day prior to the consummation of the parent merger exceeds $29.50, then First Citizens, at its option, may adjust the exchange ratio downward from 1.7 to a lower exchange ratio so that the ICBC shareholders will receive that number of First Citizens common shares which are equal in value to $50.15.

FAIRNESS OPINION OF KEEFE, BRUYETTE, & WOODS, INC.


     On September 14, 2001, First Citizens retained Keefe, Bruyette, & Woods to provide investment banking and advisory services to First Citizens in connection with the acquisition of ICBC, and to provide its opinion as to the fairness of the transaction to shareholders of First Citizens from a financial point of view. Keefe, Bruyette, & Woods, as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. Keefe, Bruyette, & Woods is familiar with the market for common stocks of publicly traded banks and thrifts and bank and thrift holding companies. The First Citizens Board selected Keefe, Bruyette, & Woods on the basis of the firm's reputation and its experience and expertise in transactions similar to the parent merger.



     Pursuant to its engagement, Keefe, Bruyette, & Woods was asked to render an opinion as to the fairness, from a financial point of view, of the merger consideration to shareholders of First Citizens. Keefe, Bruyette, & Woods delivered its opinion to the First Citizens Board that, as of November 1, 2001, the merger consideration is fair, from a financial point of view, to the shareholders of First Citizens. The First Citizens Board imposed no limitations upon Keefe, Bruyette, & Woods with respect to the investigations made or procedures followed by it in rendering its opinion. Keefe, Bruyette, & Woods has consented to the inclusion herein of the summary of its opinion to the First Citizens Board and to the reference to the entire opinion attached hereto as Appendix C.



     THE FULL TEXT OF THE OPINION OF KEEFE, BRUYETTE, & WOODS, WHICH IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT/PROSPECTUS, SETS FORTH CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY KEEFE, BRUYETTE, & WOODS, AND SHOULD BE READ IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF KEEFE, BRUYETTE, & WOODS SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION.



     In rendering its opinion, Keefe, Bruyette, & Woods reviewed:



          (1)the Agreement and Plan of Merger by and among First Citizens and ICBC dated as of November 1, 2001;



          (2)the Annual Report, Proxy Statement and Form 10-K for the years ended December 31, 1999 and 2000;



          (3)the quarterly reports on Form 10-Q for the quarters ended March 31, and June 30, 2001; and



          (4)other information Keefe, Bruyette, & Woods deemed relevant.



     In addition Keefe, Bruyette, & Woods reviewed:



          (1)the audited financial statements and Proxy Statements of ICBC for the years ended December 31, 1999 and 2000;



          (2)the quarterly reports for the quarters ended March 31, and June 30, 2001; and



          (3)certain other information Keefe, Bruyette, & Woods deemed relevant.



     Keefe, Bruyette, & Woods also:



          (1)discussed with senior management and the boards of directors of First Citizens and its wholly-owned subsidiary, The Citizens Banking Company, the current position and prospective outlook for First Citizens to enhance future shareholder value;



          (2)discussed with senior management of First Citizens its operations, financial performance and future plans and prospects;



          (3)considered historical quotations, levels of activity and prices of recorded transactions in First Citizens' common shares;



          (4)discussed with senior management of ICBC and its wholly-owned subsidiary, Citizens National Bank of Norwalk, the current position and prospective outlook for ICBC;

          (5)discussed with senior management of ICBC its operations, financial performance and future plans and prospects;



          (6) considered the illiquidity of ICBC's common shares;



          (7)reviewed financial and stock market data of other banks in a comparable asset range to First Citizens and ICBC;



          (8)reviewed certain recent business combinations of strategic alliance transactions which Keefe, Bruyette, & Woods deemed comparable in whole or in part; and



          (9)performed other analyses which Keefe, Bruyette, & Woods considered appropriate.


     In rendering its opinion, Keefe, Bruyette, & Woods assumed and relied upon the accuracy and completeness of the financial information First Citizens and ICBC provided to it. In its review, with the consent of the First Citizens Board, Keefe, Bruyette, & Woods did not undertake any independent verification of the information provided to it, nor did it make any independent appraisal or evaluation of the assets or liabilities, and potential or contingent liabilities of First Citizens or ICBC.

     Keefe, Bruyette, & Woods presented the following analyses:

  Regional Group Analysis.

     Keefe, Bruyette, & Woods reviewed the financial performance of First Citizens based on various financial measures of asset size, earnings performance, tangible equity/assets, market pricing ratios, and dividend-related ratios to publicly-traded banks in Ohio (40 in the group) as well as all publicly traded banks nationwide. This analysis showed among other things that First Citizens compared as follows:

                                                     TANGIBLE                    PRICE TO
                                            ASSETS   EQUITY/            --------------------------
                                             ($M)     ASSETS    ROAE    QTR EPS   BOOK    TANGBOOK
                                            ------   --------   -----   -------   -----   --------
FCZA......................................  493.9      9.78%    11.23%   21.4x    196.6%   203.6%
OH Median.................................  556.1      9.19%    10.76%   13.6x    150.0%   162.6%
National Median...........................  484.1      8.36%    11.57%   13.3x    142.6%   148.8%

  Analysis of Selected Mergers / Strategic Alliance Transactions.


     In rendering its opinion, Keefe, Bruyette, & Woods analyzed the consideration offered to shareholders of ICBC in relation to certain comparable merger and acquisition transactions of pending bank deals, comparing merger consideration relative to tangible book value, last 12 months earnings and premium to core deposits. Pending and completed bank deals consist of bank acquisitions with deal values between $25 and $50 million, target equity to assets ratios between 5% and 7% and target return on average equity between 9% and 11%.



     The information in the following table summarizes the comparable group results analyzed by Keefe, Bruyette, & Woods with respect to the parent merger. The summary does not purport to be a complete description of the analysis performed by Keefe, Bruyette, & Woods and should not be construed independently of the other information considered by Keefe, Bruyette, & Woods in rendering its opinion. Selecting portions of Keefe, Bruyette, & Woods' analysis or isolating certain aspects of the comparable transactions without considering all analyses and factors could create an incomplete or potentially misleading view of the evaluation process.



                                                                    PRICE TO
                                                             -----------------------   CORE DEPOSIT
                                                             TANG. BOOK(a)   EPS(b)      PREMIUM
                                                                  (%)          (x)         (%)
                                                             -------------   -------   ------------
ICBC Deal Value at 11/1/01 -- $37.40:......................      282.5%       19.3x        15.0%
Median of Pending Deals:...................................      219.5%       19.2x        13.0%
Median of Completed Deals:.................................      180.0%       20.0x         9.4%

---------------


(a)ICBC tangible book value of $13.24 as of June 30, 2001



(b)ICBC earnings per share of $.97 for the six months ended June 30, 2001.



     Based on the above information, Keefe, Bruyette, & Woods concluded that the above analysis of the transaction with a deal price of $37.40 per share as of November 1, 2001, is fair from a financial point of view to the shareholders of First Citizens.



     No company or transaction used in any of the above analyses, as a comparison is identical to First Citizens, ICBC or the contemplated transaction. Accordingly, an analysis of the results of the foregoing is not formulaic; rather, it involves complex considerations and judgments concerning differences in financial, market and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.



     Based on the above information, Keefe, Bruyette, & Woods concluded that the merger consideration was fair to the shareholders of First Citizens from a financial point of view relative to comparable transactions. Further, the fairness analysis considered (i) the relative market performance of the bank stocks in general over the past year; (ii) the relative historical returns on equity of First Citizens and ICBC; and (iii) the expected performance of each company given additional considerations such as the business plan, asset mix, net interest margin, net interest spread and asset quality. The summary does not purport to be a complete description of the analysis performed by Keefe, Bruyette, & Woods and should not be construed independently of the other information considered by Keefe, Bruyette, & Woods in rendering its opinion. Selecting portions of Keefe, Bruyette, & Woods' analysis or isolating certain aspects of the comparable transactions without considering all analysis and factors, could create an incomplete or potentially misleading view of the evaluation process.


     In preparing its analysis, Keefe, Bruyette, & Woods made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Keefe, Bruyette, & Woods and First Citizens. The analyses performed by Keefe, Bruyette, & Woods are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses and do not purport to be appraisals or reflect the prices at which a business may be sold.


     Keefe, Bruyette, & Woods will receive a fee of $100,000 for services rendered in connection with advising and issuing a fairness opinion regarding the parent merger. As of the date of the Proxy Statement, Keefe, Bruyette, & Woods has received $40,000 of such fee, the remainder of the fee is due upon closing of the parent merger. In addition, First Citizens has agreed to indemnify Keefe, Bruyette, & Woods for certain liabilities that may occur in connection with Keefe, Bruyette, & Woods' services provided in the transaction.


FAIRNESS OPINION OF YOUNG & ASSOCIATES, INC.


     ICBC has received an opinion that the consideration to be received by the shareholders of ICBC in the parent merger is fair, from a financial point of view, to the shareholders of ICBC from Young & Associates, a financial advisory and consulting firm formed in 1978 that specializes in working with financial institutions.



     Young & Associates has rendered a written opinion to the ICBC Board to the effect that, as of November 1, 2001, the consideration to be received by ICBC's shareholders pursuant to the merger agreement is fair, from a financial point of view, to such holders. On January 15, 2002, Young & Associates reviewed with the ICBC Board market conditions and other analysis applicable to the proposed merger and issued an update to their November 1, 2001 opinion. The opinion update reiterated Young & Associates' belief that the consideration to be received by holders of the common stock of ICBC pursuant to the Agreement and Plan of Merger dated November 1, 2001 by and between First Citizens and ICBC is fair to such holders from a financial point of view as of the date of the opinion update. Young and Associates' opinion update considered the most readily available financial information for First Citizens and ICBC and market conditions as of the date of the opinion update. THE FULL TEXT OF THE FAIRNESS OPINION UPDATE DATED JANUARY 15, 2002, SETTING FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND CERTAIN LIMITATIONS ON THE REVIEW UNDERTAKEN BY YOUNG & ASSOCIATES IS INCLUDED AS

APPENDIX D TO THIS PROXY STATEMENT/PROSPECTUS. HOLDERS OF ICBC COMMON SHARES ARE URGED TO READ THE FAIRNESS OPINION UPDATE IN ITS ENTIRETY. This opinion is directed to the ICBC Board only and does not constitute a recommendation to any ICBC shareholders as to how such shareholder should vote at the ICBC special meeting. Young & Associates has advised the ICBC Board that it does not believe any person other than the ICBC Board has the legal right to rely on the opinion and, absent any controlling precedent, would resist any assertion otherwise.



     In connection with rendering its opinion dated November 1, 2001 and update dated January 15, 2002, Young & Associates performed a variety of financial analyses, including those summarized below. The summary set forth below, which has been provided by Young & Associates, does not purport to be a complete description of the analyses performed by Young & Associates in this regard. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a summary description. Accordingly, notwithstanding the separate factors summarized below, Young & Associates believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all analyses and factors, or attempting to ascribe relative weights to some or all of such analyses or factors, could create an incomplete view of the evaluation process underlying Young & Associates' opinion. In addition, Young & Associates may have used the various analyses for different purposes and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described below should not be taken to be Young & Associates' view of the actual value of ICBC. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given more weight than any other analyses.



     The analyses performed by Young & Associates are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as a part of Young & Associates' analysis of the fairness of the consideration to be received by ICBC's shareholders pursuant to the merger agreement, from a financial point of view, and were provided to the ICBC Board in connection with the delivery of Young & Associates' opinion and opinion update. The analyses do not purport to be appraisals or to reflect the prices at which ICBC might actually be sold at the present time or at any time in the future. In addition, as described above, Young & Associates' opinions are just one of the many factors taken into consideration by the ICBC Board (See "ICBC Background and Reasons for the Merger").



     In arriving at its opinion dated November 1, 2001, Young & Associates, among other things, reviewed the draft form of the merger agreement dated October 31, 2001; reviewed certain historical financial and other information concerning ICBC for the five fiscal years ended December 31, 2000, and for the three quarters ended March 31, June 30, and September 30, 2001; reviewed certain historical financial and other information concerning First Citizens for the five fiscal years ended December 31, 2000, and for the three quarters ended March 31, June 30, and September 30, 2001; held discussions with the senior management of ICBC and First Citizens with respect to their past and current financial performance, financial condition, and future prospects; reviewed certain internal financial data, projections, and other information of ICBC, including financial projections prepared by management; analyzed certain publicly available information of other financial institutions that Young & Associates deemed comparable or otherwise relevant to its inquiry and compared ICBC and First Citizens from a financial point of view with certain of these institutions; compared the consideration to be received by the shareholders of ICBC pursuant to the merger agreement with the consideration received by shareholders in other acquisitions of financial institutions that it deemed comparable or otherwise relevant to its inquiry; reviewed historical trading activity and ownership data of ICBC and First Citizens common shares and considered the prospects for dividends and price movements; and conducted such other financial studies, analyses, and investigations and reviewed such other information as it deemed appropriate to enable it to render its opinion. In its review, Young & Associates also took into account an assessment of general economic, market, and financial conditions and certain industry trends and related matters. Young & Associates' opinion was necessarily based upon conditions as they existed and could be evaluated on the date thereof and the information made available to Young & Associates through the date thereof.

     The ICBC Board imposed no limitations upon Young & Associates with respect to the investigations made or procedures followed by Young & Associates in its review and analysis. In its review and analysis and in arriving at its opinion, Young & Associates assumed and relied upon the accuracy and completeness of all the financial information publicly available or provided to it by ICBC and First Citizens, and did not attempt to verify any of such information. Young & Associates assumed (i) that the financial projections of ICBC with respect to the results of operations likely to be achieved by ICBC have been prepared on a basis reflecting the best currently available estimates and judgments of ICBC's management as to future financial performance and results and (ii) that such forecasts and estimates would be realized in the amounts and in the time periods estimated by management. Young & Associates further assumed, without independent verification, that the aggregate reserves for possible loan losses for ICBC and First Citizens were adequate to cover such losses. Young & Associates did not make or obtain any independent evaluations or appraisals of any assets or liabilities of ICBC, First Citizens, or any of their respective subsidiaries, nor did it verify any of ICBC's or First Citizens' books and records or review any individual loan credit files.


     Young & Associates made a presentation to the ICBC Board on November 1, 2001, and rendered a written opinion to the ICBC Board just prior to the execution and public announcement of the merger agreement. Set forth below is a brief summary of the report presented to the ICBC Board on November 1, 2001.



  Historical Financial Performance.



     Young & Associates examined the financial performance of ICBC over the five-year period ended December 31, 2000, and for the three-month interim periods ended March 31, June 30, and September 30, 2001, and examined the financial performance of First Citizens over the five-year period ended December 31, 2000, and the three-month interim periods ended March 31, June 30, and September 30, 2001. The analysis of historical performance showed, among other things, that:



          (1)over the three-year period ended December 31, 2000, the compound annual growth rate in total assets was 10.9% for ICBC and 0.4% for First Citizens;



          (2)the compound annual growth rate in net loans during the same respective periods was 14.8% for ICBC and 5.9% for First Citizens;



          (3)the compound annual growth rate in total deposits during the same respective periods was 8.5% for ICBC and -0.9% for First Citizens;



          (4)tangible equity to asset ratio as of September 30, 2001, was 6.1% for ICBC and 9.8% for First Citizens;



          (5)loan to deposit ratio as of September 30, 2001, was 83.5% for ICBC and 80.0% for First Citizens;



          (6)latest twelve months' return on average assets was 0.89% for ICBC and 1.18% for First Citizens; and



          (7)latest twelve months' return on average equity was 10.84% for ICBC and 11.83% for First Citizens.



  Stock Trading Analysis.



     Young & Associates examined the historical trading prices and volume of First Citizens common shares and compared the historical trading prices of First Citizens common shares in relation to movements in certain stock indices, specifically, a selected peer group index composed of Ohio Valley Banc. Corp., Macatawa Banc Corp, CoVest Bancshares Inc., Oak Hill Financial Inc, Princeton National Bancorp, and Firstbank Corp. (collectively, the "First Citizens Selected Reference Institutions"), and the Nasdaq Bank Index. Young & Associates also analyzed the historical trading data, price/book value, and price/earnings multiples of First Citizens common shares and compared them to the First Citizens Selected Reference Institutions as described below.



     Young & Associates examined the historical trading prices and volume of ICBC common shares and compared the historical trading prices of ICBC common shares in relation to movements in certain stock indices, specifically, a selected peer group index composed of Classic Bancshares Inc., Community Bank Shares,

MetroBanCorp, Quad City Holdings Inc, United Bancorp Inc., and United Bancshares Inc. (collectively, the "ICBC Selected Reference Institutions"), and the Nasdaq Bank Index. Young & Associates also analyzed the historical trading data, price/book value, and price/earnings multiples of ICBC common shares and compared them to the ICBC Selected Reference Institutions as described below.


  Analysis of Selected Publicly Traded Reference Commercial Banks.

     Young & Associates compared the selected financial data and financial ratios of ICBC and First Citizens to the First Citizens Selected Reference Institutions and ICBC Selected Reference Institutions, respectively. ICBC Selected Reference Institutions, as a group, exhibited certain characteristics -- including asset size (assets between $180 million and $420 million), equity to total assets ratios between 5.9% and 10.8%, geographic proximity (located in midwestern United States), and business risk -- similar to those exhibited by ICBC. The First Citizens Selected Reference Institutions, as a group, exhibited certain characteristics -- including asset size (assets between $525 million and $745 million), equity to total assets ratios between 7.5% and 10.4%, geographic proximity (located in midwestern United States), and business risk -- similar to those exhibited by First Citizens.


     The comparison of ICBC to ICBC Selected Reference Institutions showed, among other things, that:



          (1)the ratio of ICBC's net loans to deposits was 83.5% as of September 30, 2001, compared to an average of 88.2% for ICBC Selected Reference Institutions (as of June 30, 2001);



          (2)the ratio of ICBC's non-performing assets to total assets was 0.3%, compared to an average of 0.4% for ICBC Selected Reference Institutions;



          (3)the ratio of ICBC's equity to total assets was 8.6%, compared to an average of 8.9% for ICBC Selected Reference Institutions;



          (4)the latest twelve months' return on average assets for ICBC was 0.89%, compared to an average return on assets of 0.74% for ICBC Selected Reference Institutions;



          (5)the latest twelve months' return on average equity for ICBC was 10.84%, compared to an average return on equity of 8.93% for ICBC Selected Reference Institutions;



          (6)as of October 26, 2001, the ratio of ICBC's market price to its book value per common share was 91.6%, compared to an average of 100.5% for ICBC Selected Reference Institutions; and



          (7)as of October 26, 2001, the price/earnings ratio for ICBC based on the latest twelve months' earnings per share was 9.1x compared to an average of 12.4x for ICBC Selected Reference Institutions for their latest twelve months' earnings per share.



     The comparison of First Citizens to the First Citizens Selected Reference Institutions showed, among other things, that:



          (1)the ratio of First Citizens' net loans to deposits was 80.0% as of September 30, 2001, compared to an average of 102.6% for the First Citizens Selected Reference Institutions (as of June 30, 2001);



          (2)the ratio of First Citizens' non-performing assets to total assets was 1.3%, compared to an average of 0.6% for the First Citizens Selected Reference Institutions;



          (3)the ratio of First Citizens' equity to total assets was 10.1%, compared to an average of 8.6% for the First Citizens Selected Reference Institutions;



          (4)the last twelve months' return on average assets for First Citizens was 1.18%, compared to an average return on assets of 0.99% for the First Citizens Selected Reference Institutions;



          (5)the latest twelve months' return on average equity for First Citizens was 11.8%, compared to an average return on equity of 11.9% for the First Citizens Selected Reference Institutions;



          (6)as of October 26, 2001, the ratio of First Citizens' market price to its September 30, 2001 book value per common share was 191.9%, compared to an average of 137.8% for the First Citizens Selected Reference Institutions; and

          (7) as of October 26, 2001, the price/earnings ratio for First Citizens based on the latest twelve months' earnings per share was 17.1x compared to an average of 12.5x for the First Citizens Selected Reference Institutions for their latest twelve months' earnings per share.


  Analysis of Selected Reference Merger and Acquisition Transactions.

     Young & Associates reviewed and performed an analysis of 123 bank mergers in the Midwest (the "Selected Midwest Mergers") and 71 bank mergers in the U.S. with a transaction size between $15 million and $40 million (the "Selected U.S. Mergers") announced between January 1, 2000, and October 26, 2001, comparing the selling bank's capital structure and profitability with ICBC's current results of operations and financial condition. The Selected Midwest Mergers and Selected U.S. Mergers were chosen because they represented merger and acquisition transactions which involve selling banks (exclusive of merger of equals transactions) exhibiting certain characteristics -- including asset size, geographic proximity, and business risk -- similar to those exhibited by ICBC. Excluding the highest and lowest ratios, the selling banks involved in the Selected Midwest Mergers and the Selected U.S. Mergers had an average return on assets for the latest twelve months prior to announcement date of 0.88% and 1.02%, respectively, and an average return on equity for the latest twelve months prior to announcement date of 9.37% and 12.08%, respectively, as compared to 0.89% and 10.84%, respectively, for ICBC.


     Set forth below is a summary of the information presented to the ICBC Board with respect to the Selected Midwest Mergers and the Selected U.S. Mergers based upon an estimated value of $37.40 per share of ICBC common shares.



                                                            SELECTED MIDWEST
                                                                MERGERS           SELECTED U.S. MERGERS
                                                         ----------------------   ----------------------
                                                                      FIRST                    FIRST
                                               FIRST                CITIZENS                 CITIZENS
                                              CITIZENS                OFFER                    OFFER
                                              OFFER(1)   MEDIAN   PERCENTILE(2)   MEDIAN   PERCENTILE(2)
                                              --------   ------   -------------   ------   -------------
Consideration/Latest Twelve Months'
Earnings....................................   19.0x     16.5x         57%        17.0x         55%
Consideration/Tangible Book Value...........     268%      177%        89%          204%        85%
Deposit Premium.............................    11.6%      8.8%        68%         10.7%        55%


---------------

(1) Based on an assumed merger consideration of $37.40 (1.7 shares of First Citizens at a market price of $22.00).

(2) Position of the First Citizens offer in relation to percentile ranking of the Selected Midwest Mergers and the Selected U.S. Mergers, respectively.

  Market Pricing and Other Indications of Interest.

     The consideration of $37.40 (1.7 First Citizens shares at a market price of $22.00) represents a premium of 107.8% to ICBC's most recent trading price of $18.00. The $37.40 consideration also was higher than the other two indications of interest received from the other banks that reviewed ICBC's marketing materials as well as the unsolicited merger proposal received.


  Pro Forma Merger Analysis.



     Based on pro forma calculations developed, Young & Associates analyzed certain pro forma effects of the parent merger. This analysis indicated that the parent merger would be dilutive to First Citizens' tangible book value per share. However, the parent merger will be accretive to earnings per share in the first full year following the close of the parent merger, assuming that certain synergies are achieved.

  Discounted Cash Flow Analysis.



     At the ICBC Board meeting on November 1, 2001, Young & Associates presented the results of a discounted cash flow analysis calculated through the fiscal year ending December 31, 2011, designed to compare the present value, under certain assumptions, that would be attained if ICBC remained independent through the year 2011 and thereafter sold through a merger at pricing multiples similar to the First Citizens offer. The results produced in the analysis did not purport to be indicative of actual values or expected values of ICBC or the ICBC common shares.


     For the purpose of the analysis Young & Associates made reference to financial forecasts and projections approved by ICBC's management, the "Base Case Scenario" and the "Incremental Loan Growth Scenario." The Base Case Scenario projections assumed, among other things, that ICBC would achieve a compound annual growth rate in assets of approximately 2.0% per year, a net interest margin averaging approximately 3.95% per year, operating expenses as a percentage of average assets averaging approximately 2.94% per year, and annual return on average assets averaging approximately 1.02% per year. Young & Associates noted that for the three fiscal years ended December 31, 2000, assets increased at a compound annual growth rate of 10.9% (including the deposits acquired from Fifth Third Bank in 1998); however, management indicated that future deposit growth anticipated would be limited. Additionally, the net interest margin averaged approximately 4.12% per year over the last three fiscal years, operating expenses averaged approximately 2.83% of the average assets per year, and return on average assets averaged approximately 0.85% per year. The Base Case projections assumed that ICBC would maintain a target equity to assets ratio of 10.0%. In addition to the Base Case, Young & Associates reviewed the Incremental Loan Growth Scenario financial forecasts and projections that projected a 4.0% average annual growth rate in assets. Due to the higher growth projected, the projected net interest margin was projected to decline to an average of 3.77%, with operating expenses as a percentage of average assets averaging approximately 2.71% per year and annual return on average assets averaging approximately 1.03% per year.


     The projected shareholder cash flows from ICBC were composed of the dividends per share projected in fiscal years ending December 31, 2002 through 2011, plus the estimated terminal value of ICBC common shares at fiscal year-end 2011 discounted, calculated as described below. The cash flows were discounted at a range of rates from 10.0% to 15.0%. Based upon Young & Associates' experience and judgment, Young & Associates believes that holders of ICBC common shares would typically seek returns within the indicated range of discount rates, in view of ICBC's operating projections, historical performance, financial condition and market capitalization, among other matters.


     In estimating the appropriate terminal value of ICBC at fiscal year-end 2011, Young & Associates estimated the value of the shares based on multiples of projected 2011 earnings. Young & Associates applied price to earnings multiples in the range of 18.0x to 22.0x to the estimated fiscal year December 31, 2011, earnings per share. The range of multiples is indicative of the estimated range of prices potentially available to shareholders, assuming a future sale of ICBC. Acquisition and trading multiples from time to time fluctuate considerably, and no assurance can be made that future acquisition or trading multiples will be comparable to historical levels.


     Set forth below is a summary of the results of Young & Associates' discounted cash flow analysis, indicating the range of derived present values per share of ICBC common shares, as presented to the ICBC Board on November 1, 2001, and compared to the Merger Consideration of $37.40 per ICBC common share.



                                                                            DISCOUNT RATE
                                                            TERMINAL   ------------------------
                                                              P/E      10.0%    12.5%    15.0%
                                                            --------   ------   ------   ------
Base Case Scenario........................................   18.0x     $31.28   $25.46   $20.87
                                                             20.0x     $34.14   $27.75   $22.70
                                                             22.0x     $37.00   $30.03   $24.54
Incremental Loan Growth Scenario..........................   18.0x     $38.15   $30.95   $25.27
                                                             20.0x     $41.77   $33.84   $27.60
                                                             22.0x     $45.40   $36.74   $29.92


     The summary of the Young & Associates opinion set forth above provides a description of the main elements of Young & Associates' presentation to the ICBC Board on November 1, 2001. It does not purport to be a complete description of the presentation of Young & Associates to the ICBC Board or of the analyses of Young & Associates.

     In performing its analyses, Young & Associates made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of ICBC. Such analyses were prepared solely as a part of Young & Associates' analysis of the fairness of the consideration to be received by ICBC's shareholders from a financial point of view and were provided to the ICBC Board in connection with the delivery of Young & Associates' opinion.


     Young & Associates will receive a fee equal to seven tenths on one percent (0.70%) of the purchase price paid by First Citizens to the ICBC shareholders in connection with the parent merger for services rendered in connection with serving as ICBC's financial advisor and issuing its fairness opinions regarding the parent merger in addition to a $25,000 cash retainer paid upon the engagement of Young & Associates. As of the date of the Proxy Statement, Young & Associates has received $75,000 of such fees. In addition, ICBC has agreed to indemnify Young & Associates for certain liabilities that may occur in connection with Young & Associates' services provided.



EFFECTIVE TIME OF THE MERGER



     As used in this Proxy Statement/Prospectus, the "effective time" means the date and time when the parent merger becomes effective, which will occur upon the filing with the Ohio Secretary of State of a certificate of merger in accordance with Section 1701.81 of the Ohio Revised Code and a certificate of approval from the Ohio Division of Financial Institutions in accordance with Sections 1121.05 and 1121.06 of the Ohio Revised Code.



PAYMENT OF CASH IN LIEU OF FRACTIONAL SHARES



     No fractional First Citizens common shares will be issued in connection with the parent merger. Each ICBC shareholder who would otherwise have been entitled to receive a fraction of a First Citizens common share will receive, in lieu thereof, cash therefor, without interest, in an amount determined by multiplying such fractional First Citizens common share to which the holder would be entitled by the last sale price of First Citizens common shares, as reported by the NASDAQ for the NASDAQ trading day immediately preceding the effective time.



SURRENDER OF CERTIFICATES



     Following the effective time of the parent merger, each ICBC shareholder will receive transmittal materials, together with instructions, for use in surrendering certificates representing ICBC common shares in exchange for First Citizens common shares and handling the payment of cash in lieu of fractional First Citizens common shares. The transmittal materials will instruct surrendering shareholders to send their old certificates representing ICBC common shares to Illinois Stock Transfer Company, as exchange agent, duly endorsed for transfer or accompanied by a duly endorsed assignment separate from the certificate(s). Thereafter, the old certificates surrendered will be exchanged for one or more certificates representing the whole number of First Citizens common shares based on the exchange ratio of 1.7 (subject to adjustment under certain circumstances) and payment of cash in lieu of fractional shares. Until so surrendered, each outstanding old certificate will be deemed from and after the effective time for all purposes to represent only the right to receive, upon surrender, one or more certificates for First Citizens common shares and cash in lieu of fractional shares.



     If any certificates for First Citizens common shares are to be issued in a name(s) other than that in which an old certificate surrendered or exchanged is issued, the old certificate so surrendered must be properly endorsed and otherwise in proper form for transfer. The person requesting the exchange must affix any requisite stock transfer tax stamps to the old certificate surrendered, provide funds for their purchase, or establish to the satisfaction of the exchange agent that such taxes have been paid or are not applicable.



     In the event of a lost certificate, the shareholder must provide, in lieu of the lost certificate, an affidavit attesting to the loss of the certificate and, if required by First Citizens or the exchange agent, an indemnification or bond in such reasonable amount as First Citizens or the exchange agent may direct. Unless and until the old certificates, or affidavit and, if required by First Citizens or the exchange agent, an indemnification or bond in lieu thereof, are presented to the exchange agent, the holder thereof will not be entitled to receive any consideration to be paid in connection with the parent merger or any dividends payable on First Citizens common shares, or to exercise any rights as a holder of First Citizens common shares.



     On or after the effective time, upon surrender of the old certificates, or affidavit and an indemnification or bond in lieu thereof, to the exchange agent, the holder thereof will be paid the consideration to which the holder is entitled under the merger agreement and any dividends which theretofore became payable on any First Citizens common shares to which the holder is entitled. No dividends or other distributions, if any, payable to the holders of record of First Citizens common shares as of any date subsequent to the effective time will be paid to any holder of any outstanding old certificate until the holder thereof surrenders such old certificate as provided in the merger agreement. Subject to applicable law, no holder of an old certificate will be entitled to vote or exercise any other rights of a holder of First Citizens common shares.



     After the consummation of the parent merger, there will be no transfers on the stock transfer books of ICBC of any ICBC common shares. If, after the consummation of the parent merger, old certificates are properly presented to First Citizens, they will be canceled and exchanged for the consideration specified in the merger agreement, subject to applicable law and to the extent that First Citizens has not paid such consideration to a public official pursuant to applicable abandoned property laws.



INTEREST OF MANAGEMENT IN THE MERGER



     At the effective time of the parent merger, First Citizens will take such actions as are necessary to increase the number of directors comprising the First Citizens Board by two members and will fill the vacancies resulting from such increase with two members of the ICBC Board of Directors recommended by ICBC and selected by First Citizens. At the effective time of the subsidiary merger, First Citizens will also take such actions as are necessary to increase the number of directors comprising the Board of Directors of The Citizens Banking Company by two members and will fill the vacancies resulting from such increase with two members of the ICBC Board of Directors recommended by ICBC and selected by First Citizens.



     First Citizens will indemnify each person who served as a director or officer of ICBC, on or before the effective time to the fullest extent permitted pursuant to the ICBC Articles of Incorporation and the ICBC Code of Regulations, and the Articles of Association and Bylaws of The Citizens National Bank of Norwalk, as the case may be, and applicable provisions of Ohio and federal law from and against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any action, suit, claim or proceeding threatened, filed, pending or completed during the three year period after the effective time, by reason of the fact that such person was a director or officer of ICBC or The Citizens National Bank of Norwalk, as the case may be. The individual making the request for indemnification, however, must provide First Citizens with written notice of any such action, suit, claim or proceeding. First Citizens will also purchase directors' and officers' liability insurance for a period of three years from the effective date to reimburse the present and former officers and directors of ICBC or any of its subsidiaries (determined at the effective time) with respect to claims against them arising from facts or events which occurred before the effective time.



     Each of Michael N. Clemens and Jerry E. Stover is a party to an employment agreement with The Citizens National Bank of Norwalk which provide for continued payment of compensation for 24 months, and payment of their family medical insurance premiums for 18 months, following a termination of employment that occurs within 12 months after a "change in control" (as defined in the employment agreements). Messrs. Clemens and Stover also are parties to retention agreements which provide for a bonus payment equal to 100% of base salary if a "change in control" (as defined in the retention agreements) occurs within the three year term of the retention agreement and Mr. Clemens or Mr. Stover, as the case may be, is still employed at the time of the change in control.



     In October 2001, each of the employment agreements was amended and each of Mr. Clemens and Mr. Stover entered into a change in control agreement with The Citizens National Bank of Norwalk and ICBC. These amendments to the employment agreements and the change in control agreements provide that all benefits payable to Mr. Clemens and Mr. Stover, if their employment is terminated within 12 months after a change in control or if they terminate employment for good reason within 12 months of the change in control, would equal the lesser of (i) 200% of their compensation averaged over the five years before the change in control, plus payment of their family medical insurance premiums for 18 months, minus the value of change in control payments from the retention agreements and other plans of The Citizens National Bank of Norwalk and ICBC, or
(ii) the amount that otherwise would not result in imposition of tax penalties under Section 280G of the Internal Revenue Code. The change in control agreements also provide that each of Mr. Clemens and Mr. Stover will receive an amount equal to 100% of his base salary in exchange for his agreement that, for 24 months after his employment terminates after a change in control, he will not engage in any business that competes with The Citizens National Bank of Norwalk and which is located within a 50 mile radius of any office of The Citizens National Bank of Norwalk. In the event that the employment of Mr. Clemens or Mr. Stover is terminated in connection with the consummation of the parent merger, ICBC estimates that, based upon the foregoing contractual provisions, Mr. Clemens would receive total payments of approximately $375,000 and Mr. Stover would receive total payments of approximately $265,500.



     In addition, the ICBC shareholders approved a stock option plan in 1997 in accordance with which Mr. Clemens and Mr. Stover have been granted stock options, all of which are exercisable in connection with the merger because the adoption of the merger agreement will cause all unvested stock options granted under the ICBC incentive stock option plan to vest. See "INFORMATION WITH RESPECT TO ICBC -- Security Ownership of Management and Certain Beneficial Owners" and Note 11 to ICBC Financial Statements for the years ended December 31, 2000 and 1999.



RIGHTS OF DISSENTING FIRST CITIZENS SHAREHOLDERS



     First Citizens Shareholders are entitled to certain dissenters' rights pursuant to Sections 1701.78, 1701.84(B) and 1701.85 of the Ohio Revised Code.
Section 1701.85 generally provides that shareholders of First Citizens will not be entitled to such rights without compliance with Section 1701.85 and failure to take any one of the required steps may result in the termination or waiver of such rights. Specifically, any First Citizens shareholder who is a record holder of First Citizens common shares on the First Citizens January 9, 2002 record date and whose shares are not voted in favor of the parent merger may be entitled to be paid the "fair cash value" of such First Citizens common shares after the effective time. To be entitled to such payment, a shareholder must deliver a written demand for payment therefor to First Citizens on or before the tenth day following the First Citizens special meeting and must otherwise comply with Section 1701.85. Any written demand must specify the shareholder's name and address, the number and class of shares held by him or her on the First Citizens record date, and the amount claimed as the "fair cash value" of such First Citizens common shares. See the text of Section 1701.85 of the Ohio Revised Code attached as Appendix B to this Proxy Statement/Prospectus for specific information on the procedure to be followed in exercising dissenters' rights.



     If First Citizens so requests, dissenting shareholders must submit their share certificates to First Citizens within fifteen days of such request, for endorsement thereon by First Citizens that demand for appraisal has been made. Failure to comply with such request will terminate the dissenting shareholders' rights. Such certificates will be promptly returned to the dissenting shareholders by First Citizens. If First Citizens and any dissenting shareholder cannot agree upon the "fair cash value" of the First Citizens common shares, either may, within three months after service of demand by the shareholder, file a petition in the Court of Common Pleas of Erie County, Ohio for a determination of the "fair cash value" of said First Citizens common shares. The court may appoint one or more appraisers to determine the "fair cash value" and if the court approves the appraisers' report, judgment will be entered therefor, and the costs of the proceedings, including reasonable compensation of the appraisers, will be assessed or apportioned as the court considers equitable.



RIGHTS OF DISSENTING ICBC SHAREHOLDERS



     Shareholders of ICBC are entitled to certain dissenters' rights pursuant to Sections 1701.78, 1701.84(A) and 1701.85 of the Ohio Revised Code. Section 1701.85 generally provides that shareholders of ICBC will not be entitled to such rights without compliance with Section 1701.85 and failure to take any one of the required steps may result in the termination or waiver of such rights. Specifically, any ICBC shareholder who is a record holder of ICBC common shares on the ICBC January 8, 2002 record date and whose shares are not voted in favor of the parent merger may be entitled to be paid the "fair cash value" of such ICBC common shares after the effective time. To be entitled to such payment, a shareholder must deliver a written demand for payment therefor to ICBC on or before the tenth day following the ICBC special meeting and must otherwise comply with Section 1701.85. Any written demand must specify the shareholder's name and address, the number and class of shares held by him or her on the ICBC record date, and the amount claimed as the "fair cash value" of such ICBC common shares. See the text of Section 1701.85 of the Ohio Revised Code attached as Appendix B to this Proxy Statement/Prospectus for specific information on the procedure to be followed in exercising dissenters' rights.



     If ICBC so requests, dissenting shareholders must submit their share certificates to ICBC within fifteen days of such request, for endorsement thereon by ICBC that demand for appraisal has been made. Failure to comply with such request will terminate the dissenting shareholders' rights. Such certificates will be promptly returned to the dissenting shareholders by ICBC. If ICBC and any dissenting shareholder cannot agree upon the "fair cash value" of the ICBC common shares, either may, within three months after service of demand by the shareholder, file a petition in the Court of Common Pleas of Huron County, Ohio for a determination of the "fair cash value" of said ICBC common shares. The court may appoint one or more appraisers to determine the "fair cash value" and if the court approves the appraisers' report, judgment will be entered therefor, and the costs of the proceedings, including reasonable compensation of the appraisers, will be assessed or apportioned as the court considers equitable.



FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER



     The following summary of the material federal income tax consequences of the parent merger to holders who hold ICBC common shares as capital assets and deals only with holders who are (i) citizens or residents of the United States,
(ii) domestic corporations or (iii) otherwise subject to United States federal income tax on a net income basis in respect of shares. This summary may not apply to certain classes of taxpayers, including, without limitation, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, persons who acquired ICBC common shares pursuant to the exercise of employee stock options or rights or otherwise as compensation and persons who hold shares of ICBC common shares in a hedging transaction or as part of a straddle or conversion transaction. Also, the summary does not address state, local or foreign tax consequences of the parent merger. Consequently, each holder should consult such holder's own tax advisor as to the specific tax consequences of the parent merger to such holder.



     This summary is based on current law and the opinion of counsel to ICBC. Future legislative, judicial or administrative changes or interpretations, which may be retroactive, could alter or modify the statements set forth herein. The opinion of Vorys, Sater, Seymour and Pease LLP set forth in this summary is based, among other things, on assumptions relating to certain facts and circumstances of, and the intentions of the parties to, the parent merger, which assumptions have been made with the consent of ICBC and First Citizens. Neither ICBC nor First Citizens has requested, and neither ICBC nor First Citizens will request, any ruling from the Internal Revenue Service as to the federal income tax consequences of the parent merger.



     It is intended that the parent merger will be treated as a reorganization within the meaning of Section 386(a) of the Code, and that, accordingly, for federal income tax purposes no gain or loss will be recognized by ICBC or First Citizens as a result of the parent merger.



     The obligation of ICBC and First Citizens to consummate the parent merger is conditioned on the receipt by ICBC of an opinion of its counsel, Vorys, Sater, Seymour and Pease LLP, dated as of the closing date of the parent merger, substantially to the effect that (i) the parent merger will constitute a tax free reorganization and (ii) no gain or loss will be recognized by the ICBC shareholders upon the receipt solely of First Citizens common shares in exchange for ICBC common shares, except with respect to any cash received in lieu of a fractional share interest in First Citizens common shares. ICBC shareholders who exercise dissenters' rights and receive cash for their ICBC common shares will be treated as having received a distribution in redemption of their shares which will result in such shareholders recognizing income for federal income tax purposes. The opinion of Vorys, Sater, Seymour and Pease LLP referred to in this paragraph will be based upon certain facts, assumptions and representations and/or covenants, including those contained in certificates of officers of ICBC, First Citizens and, possibly, others. Subject to the receipt of such representations and/or covenants, Vorys, Sater, Seymour and Pease LLP anticipates that it will render such opinion.

REGULATORY APPROVALS



     First Citizens is in the process of completing the applications necessary to obtain the required approvals from the Federal Reserve Board, the Ohio Division of Financial Institutions and Office of the Comptroller of the Currency with respect to the parent merger and the subsidiary merger. These applications and approvals will include the grant of trust powers to The Citizens Banking Company in order to continue the trust department operations conducted by The Citizens National Bank of Norwalk. The parent merger may not be consummated for up to 30 days after approval by the Federal Reserve Board, during which time an action may be brought by the United States Department of Justice challenging the parent merger on antitrust grounds. Neither First Citizens nor ICBC has any reason to believe the parent merger will be challenged on antitrust grounds.



BUSINESS PENDING THE MERGER



     The merger agreement provides that, pending consummation of the parent merger, without the prior written consent of ICBC, First Citizens and its subsidiaries will not, among other things:



          (1) conduct the business of First Citizens and its subsidiaries other than in the ordinary course or take any action which is reasonably likely to have an adverse effect upon First Citizens' ability to perform any of its material obligations under the merger agreement;



          (2) fail to use reasonable efforts to preserve intact in any material respect their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates;



          (3) make, declare, pay or set aside for payment any extraordinary dividend, except for special dividends paid in accordance with past practice;



          (4) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP;



          (5) settle any claim, action or proceeding, except in the ordinary course of business consistent with past practice or under certain circumstances;



          (6) take any action while knowing that such action would prevent or impede the parent merger from qualifying as a reorganization within the meaning of Section 368 of the Code, or take any action that is intended or is reasonably likely to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue, any of the conditions to the parent merger not being satisfied, or a material violation of any provision of the merger agreement;



          (7) except pursuant to applicable law or regulation, fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or



          (8) agree or commit to do any of the foregoing.



     The merger agreement also provides that, pending consummation of the parent merger, without the prior written consent of First Citizens, ICBC and its subsidiaries will not, among other things:



          (1) conduct the business of ICBC and its subsidiaries other than in the ordinary course or voluntarily take any action which is reasonably likely to have an adverse effect upon ICBC's ability to perform any of its material obligations under the merger agreement;



          (2) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional ICBC common shares, except pursuant to the exercise of outstanding stock options;



          (3) make, declare, pay or set aside for payment any dividend, other than (A) semi-annual cash dividends to holders of ICBC common shares in an amount not to exceed, on an annualized basis, the aggregate per share amount declared and paid with respect to 2000 (which was $.60 per share), with record and payment dates consistent with past practice, and (B) dividends from wholly owned subsidiaries of ICBC to ICBC, or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock;

          (4) enter into or amend or renew any employment, consulting, severance, retention, change in control, or similar agreements or arrangements with any director, officer or employee of ICBC or any of its subsidiaries, or grant any salary or wage increase or increase any employee benefit, except for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice or in certain other cases;



          (5) enter into, establish, adopt or amend (except in certain circumstances) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, change in control, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of ICBC or any of its subsidiaries, or take any action to accelerate the payment of benefits, or the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder;



          (6) sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business;



          (7) acquire all or any portion of, the assets, business, deposits or properties of any other entity;



          (8) amend the ICBC Articles of Incorporation or Code of Regulations or the articles of incorporation or regulations any of ICBC's subsidiaries;



          (9) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP;



          (10) except in the ordinary course of business consistent with past practice, enter into or terminate any material contract or amend or modify in any material respect any of its existing material contracts;



          (11) settle any claim, action or proceeding, except in the ordinary course of business consistent with past practice or under certain circumstances;



          (12) take any action while knowing that such action would or would be reasonably likely to prevent or impede the parent merger from qualifying as a reorganization within the meaning of Section 368 of the Code, or take any action that is intended or is reasonably likely to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue, any of the conditions to the parent merger not being satisfied, or a material violation of any provision of the merger agreement;



          (13) except pursuant to applicable law or regulation, implement or adopt any material change in its interest rate and other risk management policies, procedures or practices;



          (14) incur any indebtedness for borrowed money other than in the ordinary course of business;



          (15) make or purchase any indirect or brokered loans; or



          (16) agree or commit to do any of the foregoing.



     In addition, ICBC has agreed in the merger agreement that it will not, directly or indirectly, take any action to solicit, initiate, engage or negotiate any acquisition proposal such as a tender or exchange offer, proposal for a merger, consolidation or other business combination involving ICBC or any of its subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, ICBC or any of its subsidiaries, other than the transactions contemplated by the merger agreement, from any person or entity, other than First Citizens, or provide any confidential information to, discuss or negotiate with any such person or entity, other than First Citizens, any acquisition proposal. However, ICBC may furnish information to, or enter into discussion, negotiations or an agreement with, any person or entity which makes an unsolicited acquisition proposal if and to the extent that (a) the ICBC Board, after consultation with and based upon the advice of counsel, determines in good faith that such action is required to fulfill its fiduciary duties to the shareholders of ICBC under applicable law and (b) before furnishing such information to, or entering into discussions or negotiations with, such person or entity, ICBC provides immediate written notice to First Citizens of such action, the identity of the bidder and the substance of such acquisition proposal. If ICBC terminates the merger agreement because ICBC executes a definitive agreement in respect of, or closes, an acquisition proposal,

ICBC must pay to First Citizens the sum of $1,300,000 within ten days after the earlier of such execution or closing.



OTHER PROVISIONS OF THE MERGER AGREEMENT



  Representations and Warranties



     The merger agreement contains representations and warranties by the parties regarding, among other things, their respective organization, authority to enter into the merger agreement, capitalization, subsidiaries, pending and threatened litigation, compliance with applicable laws and regulations, financial statements and filings with regulatory agencies. These representations and warranties will not survive consummation of the parent merger. The merger agreement includes certain exceptions to First Citizens' and ICBC's representations and warranties, none of which are deemed material to this transaction.



  Conditions to the Merger



     The obligations of ICBC and First Citizens to consummate the parent merger are subject to, without limitation, the following conditions:



          (1) the merger agreement and the parent merger must have been duly adopted by the requisite vote of the shareholders of ICBC and the shareholders of First Citizens;



          (2) all regulatory approvals required to consummate the transactions contemplated by the merger agreement must have been obtained and must remain in full force and effect and all statutory waiting periods in respect thereof must have expired and no such approvals shall contain (A) any conditions, restrictions or requirements which the First Citizens Board reasonably determines would either before or after the effective time have a material adverse effect (as defined in the merger agreement) on First Citizens and its subsidiaries taken as a whole after giving effect to the consummation of the parent merger, or (B) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the First Citizens Board reasonably determines would either before or after the effective time be unduly burdensome;



          (3) no court, administrative agency or commission or other federal, state or local governmental authority or instrumentality of competent jurisdiction must have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by the merger agreement;



          (4) the registration statement of which this Proxy Statement/Prospectus is a part (registering the exchange of the First Citizens common shares for ICBC common shares) must have become effective under the Securities Act of 1933 and no stop order suspending the effectiveness of the registration statement must have been issued and no proceedings for that purpose must have been initiated or threatened by the SEC; and



          (5) all permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the First Citizens common shares to be issued in the parent merger must have been received and be in full force and effect.



     The obligation of ICBC to consummate the parent merger is also subject to, without limitation, the satisfaction or waiver of the following conditions:



          (1) the representations and warranties of First Citizens set forth in the merger agreement must be true and correct, subject to the standard set forth in the merger agreement, as of the date of the merger agreement and as of the effective time as though made on and as of the effective time (except that representations and warranties that by their terms speak as of the date of the merger agreement or some other date shall be true and correct as of such date), and ICBC must have received a certificate, dated the effective time, signed on behalf of First Citizens by the Chief Executive Officer and the Chief Financial Officer of First Citizens to such effect; (2) First Citizens must have performed in all material respects all obligations required to be performed by First Citizens under the merger agreement at or prior to the effective time, and ICBC must have received a certificate, dated the effective time, signed on behalf of First Citizens by the Chief Executive Officer and the Chief Financial Officer of First Citizens to such effect; and



          (3) ICBC must have received an opinion of Vorys, Sater, Seymour and Pease LLP, counsel to ICBC, dated the effective time, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (A) the parent merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (B) no gain or loss will be recognized by shareholders of ICBC who receive First Citizens common shares in exchange for ICBC common shares, and cash in lieu of fractional share interests, other than the gain or loss to be recognized as to cash received in lieu of fractional share interests.



     The obligation of First Citizens to consummate the parent merger is also subject to, without limitation, the satisfaction or waiver of the following conditions:



          (1) the representations and warranties of ICBC set forth in the merger agreement must be true and correct, subject to the standard set forth in the merger agreement, as of the date of the merger agreement and as of the effective time as though made on and as of the effective time (except that representations and warranties that by their terms speak as of the date of the merger agreement or some other date must be true and correct as of such date) and First Citizens must have received a certificate, dated the effective time, signed on behalf of ICBC by the Chief Executive Officer and the Treasurer of ICBC to such effect;



          (2) ICBC must have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective time, and First Citizens must have received a certificate, dated the effective time, signed on behalf of ICBC by the Chief Executive Officer and the Treasurer of ICBC to such effect; and



          (3) First Citizens must have received an ICBC Affiliate Agreement (in the form attached to the merger agreement) from each affiliate of ICBC.



     The foregoing disclosure regarding conditions to the parent merger represents and includes all material conditions to the consummation thereof.



 Amendments; Waiver; and Termination



     Prior to the effective time, any provision of the merger agreement may be amended or modified at any time by an agreement in writing between the parties, except that after the ICBC special meeting, the merger agreement may not be amended if it would violate Ohio corporate law or the federal securities laws. In addition, any provision of the merger agreement may be waived prior to the effective time by the party benefited by such provision.



     The merger agreement may be terminated as follows:



          (1) at any time prior to the effective time, by the mutual consent of First Citizens and ICBC, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board;



          (2) at any time prior to the effective time, by First Citizens or ICBC, if its respective Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (A) a breach by the other party of any representation or warranty contained in the merger agreement (subject to the standard set forth in the merger agreement), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (B) a breach by the other party of any of the covenants or agreements contained in the merger agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (A) or (B)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a material adverse effect (as defined in the merger agreement);



          (3) at any time prior to the effective time, by First Citizens or ICBC, if its respective Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the parent merger is not consummated by April 30, 2002, except to the extent that the failure of the parent merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this provision of the merger agreement;



          (4) by ICBC or First Citizens, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event
     (A) the approval of any governmental authority required for consummation of the parent merger and the other transactions contemplated by the merger agreement shall have been denied by final nonappealable action of such governmental authority or (B) the ICBC shareholders or the First Citizens shareholders fail to adopt the merger agreement and the parent merger at the ICBC special meeting or the First Citizens special meeting, as applicable; and



          (5) by ICBC, if ICBC executes a definitive agreement in connection with, or closes, an acquisition proposal in compliance with the terms of the merger agreement.



     In addition, if the market price of First Citizens common shares falls below $19.50 per share for the twenty trading days ending five trading days before the closing, First Citizens will have the right to increase the exchange ratio from 1.7 to a higher exchange ratio so that the ICBC shareholders will receive that number of First Citizens common shares which are equal in value to $19.50 in exchange for each ICBC common share. If First Citizens chooses not to make such an adjustment, ICBC's directors will have the right to terminate the merger agreement and abandon the transaction. There is no assurance, however, that the ICBC directors will exercise such right.



     If the market price of First Citizens common shares falls below $19.50 and First Citizens elects not to adjust the exchange ratio, the ICBC directors will evaluate the circumstances and, in the exercise of their fiduciary duties, determine whether to terminate the merger agreement. The ICBC Board of Directors may, without the approval of the ICBC shareholders, waive the right to terminate the merger agreement and proceed with the parent merger even if the market price of First Citizens common shares falls below $19.50.



     Because the number of First Citizens common shares an ICBC shareholder will receive in the parent merger is fixed and the market price of First Citizens common shares will fluctuate, ICBC shareholders cannot be sure of the market value of the First Citizens common shares they will receive in the parent merger. ICBC shareholders should obtain current price quotations for the First Citizens common shares before casting their votes regarding the parent merger. ICBC shareholders may obtain current stock quotations for First Citizens common shares, listed under the symbol "FCZA," from newspapers, the Internet or stockbrokers.



     In the event the merger agreement is terminated and the parent merger is abandoned, no party to the merger agreement will have any liability or further obligation to any other party except under certain circumstances and except that termination will not relieve a breaching party from liability for any willful breach of the merger agreement giving rise to such termination. The parties will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled by law or in equity.



EXPENSES OF THE MERGER



     Each of First Citizens and ICBC will bear its own expenses in connection with the parent merger, except that printing and mailing expenses will be shared between ICBC and First Citizens in proportion to the number of shareholders of each to whom this Proxy Statement/Prospectus is delivered. All fees to be paid to regulatory authorities and the Securities and Exchange Commission in connection with the parent merger will be paid by First Citizens.



OPERATIONS OF ICBC AFTER THE MERGER



     Pursuant to the merger agreement, ICBC will be merged with and into First Citizens and First Citizens will be the surviving corporation as of the effective time. The Articles of Incorporation and Code of Regulations of First Citizens will remain in effect as they were immediately prior to the parent merger. The number of directors comprising the First Citizens Board of Directors will be increased by two (2) members by action of the First Citizens directors.

     At the effective time, the Board of Directors of First Citizens will consist of all of the persons who were directors of First Citizens immediately prior to the effective time, plus two members of the ICBC Board of Directors recommended by ICBC and selected by First Citizens. Each such director will serve for the balance of his term and until his successor is duly elected and qualified or until his earlier death, resignation or removal in the manner provided in the Code of Regulations of First Citizens or as otherwise provided by law. For further information regarding the directors and officers of First Citizens after the parent merger, see "INFORMATION WITH RESPECT TO FIRST CITIZENS -- Management."



     Immediately following the parent merger and upon the receipt of the required regulatory approvals, the subsidiary merger will take place pursuant to which The Citizens National Bank of Norwalk will merge with and into The Citizens Banking Company.



ACCOUNTING TREATMENT



     The parent merger will be accounted for as a purchase in accordance with accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the tangible and identifiable intangible assets and liabilities of ICBC will be recorded at estimated fair values at the time the Merger is consummated, and the excess of the estimated fair value of shares issued plus the direct costs of the acquisition over the net tangible and identifiable intangible assets will be recorded as goodwill. The adjustments necessary to record tangible and identifiable intangible assets and liabilities at fair value will be amortized to income and expense over the estimated remaining lives of the related assets and liabilities. Remaining goodwill will be subject to an annual test for impairment and the amount impaired, if any, will be charged to expense at the time of impairment.



     The pro forma results of applying the purchase method of accounting are shown in the unaudited pro forma financial information appearing elsewhere in this Proxy Statement/Prospectus. See "PRO FORMA FINANCIAL INFORMATION".



RESALE OF FIRST CITIZENS COMMON SHARES



     No restrictions on the sale or other transfer of the First Citizens common shares issued pursuant to the parent merger will be imposed solely as a result of the parent merger, except for restrictions on the transfer of shares issued to any ICBC shareholder who may be deemed to be an "affiliate" of ICBC for purposes of Rule 145 under the Securities Act of 1933. Generally, "affiliates" of ICBC would include officers, directors and significant shareholders of ICBC. The merger agreement requires ICBC to cause persons who could be considered to be "affiliates" to enter into an agreement with First Citizens to the effect that the First Citizens common shares to be acquired by such "affiliates" will not be sold, pledged, transferred or otherwise disposed of except in compliance with the Securities Act and the rules and regulations thereunder.



     First Citizens common shares issued to ICBC shareholders who may be deemed to be affiliates may be resold only (i) in transactions permitted by Rule 145 promulgated under the Securities Act, (ii) pursuant to an effective registration statement, or (iii) in transactions exempt from registration.



                  DESCRIPTION OF FIRST CITIZENS COMMON SHARES



GENERAL



     First Citizens has authorized 10,000,000 common shares, without par value, of which 4,082,619 are issued and outstanding and 180,782 are treasury shares. Each outstanding First Citizens common share is duly authorized, validly issued, fully paid and nonassessable. The holders of First Citizens common shares have one vote per share on each matter on which shareholders are entitled to vote and, in accordance with Ohio law, cumulative voting rights may be requested in connection with the election of directors. Directors are elected for staggered, three year terms. Specifically, the Board is divided into three classes of equal or near equal number, with the members of one class being elected annually. On liquidation or dissolution of First Citizens, the holders of First Citizens common shares are entitled to share ratably in such assets as remain after creditors have been paid. Holders of First Citizens common shares have the preemptive rights described in Section 1701.15 of the Ohio Revised Code. Pursuant to Section 1701.15 of the Ohio Revised Code, no preemptive rights are available in connection with shares issued or agreed to be issued for considerations other than money, as is the case in the parent merger.



     First Citizens' Board of Directors determines whether to declare dividends and the amount of any dividends declared. Such determinations by the Board of Directors take into account First Citizens' financial condition, results of operations and other relevant factors. While management expects to maintain its policy of paying regular cash dividends, no assurances can be given that any dividends will be declared, or, if declared, what the amount of such dividends will be. See "INFORMATION WITH RESPECT TO FIRST CITIZENS--Market Price of First Citizens common shares."



     Illinois Stock Transfer Company is the exchange agent for First Citizens common shares.



PROVISIONS RELATING TO BUSINESS COMBINATIONS



  Business Combinations



     Article SIXTH of First Citizens' Articles of Incorporation sets forth certain requirements in connection with the approval or authorization of any of the following business combinations: (a) any merger or consolidation involving First Citizens or any subsidiary of First Citizens; (b) any sale or other disposition of all or a substantial part of the assets of First Citizens or any subsidiary; (c) any sale or other disposition of all of a substantial part of the assets of any entity to First Citizens or any subsidiary; (d) any sale or other disposition by First Citizens or any subsidiary of any corporation; (e) any recapitalization or reclassification of First Citizens' securities or other transaction that would have the effect of increasing the voting power of a related person (as defined below); (f) any liquidation, spin-off, split-up or dissolution of First Citizens; and (g) any agreement or other arrangement providing for any of the foregoing.



     For purposes of Article SIXTH, "related person" generally means any person, entity or group, including any affiliate or associate thereof (other than First Citizens, any wholly-owned subsidiary and any employee benefit plan sponsored by First Citizens or any such subsidiary) that, at the time any business combination is agreed to, authorized or approved, is the beneficial owner of greater than 10% of the First Citizens common shares entitled to vote on such business combination.



  Board Considerations



     Article SIXTH provides that when evaluating a business combination or any tender or exchange offer, the Board of Directors of First Citizens shall consider, without limitation: (a) the social and economic effects of the transaction on First Citizens and its subsidiaries, employees, customers, creditors and community; (b) the business and financial conditions and earning prospects of the acquiring person or persons; and (c) the competence, experience and integrity of the acquiring person or persons and its or their management.



  Shareholder Approval



     Article SIXTH provides that the affirmative vote of the holders of not less than 80% of each class of First Citizens common shares entitled to vote on the transaction shall be required for the approval of any business combination in which a related person has an interest (except proportionately as a shareholder); provided, however, the 80% voting requirement shall not be applicable if (a) the continuing directors, who at the time constitute at least a majority of the Board of Directors of First Citizens, have approved the business combination by at least two-thirds vote or (b) certain conditions relating to the fairness of the transaction have been satisfied. Pursuant to Article FIFTH, if the 80% voting requirement is inapplicable, the transaction under consideration may be authorized by the affirmative vote of the holders of First Citizens common shares entitling them to exercise a majority of the voting power of the corporation.



     Article SIXTH further provides that no amendment of First Citizens' Articles of Incorporation shall be effective to amend, alter or repeal any of the provisions of Article SIXTH unless such amendment shall receive the affirmative vote of the holders of not less than 80% of the First Citizens common shares entitled to vote thereon; provided, however, the 80% voting requirement shall not be applicable if such amendment shall have been proposed and authorized by the Board of Directors of First Citizens by the affirmative vote of at least 2/3 of the continuing directors.



                    COMPARATIVE RIGHTS OF ICBC SHAREHOLDERS



     As a consequence of the parent merger, shareholders of ICBC will become shareholders of First Citizens, and their rights as shareholders of First Citizens will be determined by the Ohio Revised Code and by First Citizens' Articles of Incorporation and Code of Regulations. In many instances, including cumulative voting rights, waiver of notice of annual meetings, the capacity to take action without a meeting, and the availability of indemnification for officers and directors, the rights of ICBC shareholders, which are currently governed by the ICBC Articles of Incorporation and the Ohio Revised Code, are substantially the same as the rights of First Citizens shareholders. The following summary compares certain rights of the holders of ICBC common shares to the rights of holders of First Citizens common shares in areas where those rights are materially different. However, this summary does not purport to be a complete description of such differences and is qualified in its entirety by reference to the Ohio Revised Code and the governing corporate instruments of ICBC and First Citizens.



AUTHORIZED AND OUTSTANDING SHARES



     ICBC has authorized 1,400,000 ICBC common shares, without par value, of which 629,442 are currently issued and 614,186 are currently outstanding. First Citizens has authorized 10,000,000 First Citizens common shares, without par value, of which 4,082,619 are currently issued and outstanding. As a result of the parent merger, First Citizens will have up to 5,146,015 First Citizens common shares issued and outstanding.



NOTICE OF SHAREHOLDER MEETINGS



     Notice of a special meeting of the ICBC shareholders must be given to the ICBC shareholders not less than ten (10) nor more than sixty (60) days before the date of such meeting. By contrast, notice of a special meeting of the First Citizens shareholders must be given not less than ten (10) nor more than sixty
(60) days before the date of such meeting.



QUORUM



     No particular number of ICBC shareholders is needed to establish a quorum for a meeting of the ICBC shareholders. A quorum at such meeting consists of the number of ICBC shareholders present in person or by proxy. By contrast, a majority of outstanding First Citizens common shares present in person or by proxy is required to constitute a quorum for a meeting of the First Citizens shareholders.



VOTING



     Both ICBC shareholders and First Citizens shareholders are entitled to one vote per share and are entitled to request cumulative voting in the election of directors.



     In most instances, matters submitted to the ICBC shareholders or to the First Citizens shareholders are decided by a majority of votes cast with respect thereto. However, pursuant to the default provisions of the Ohio Revised Code, ICBC shareholders may amend the ICBC Articles of Incorporation and approve certain business combinations and other change-of-control transactions, by the affirmative vote of the holders of ICBC common shares entitling them to exercise at least two-thirds of the voting power of the corporation. Further, in certain instances First Citizens has exercised its right to opt-out of the Ohio Revised Code's default shareholder voting provisions, such that an 80% affirmative vote is required for specified shareholder amendments to the First Citizens Articles of Incorporation and for shareholder approval of certain business combinations. See "DESCRIPTION OF FIRST CITIZENS COMMON SHARES--Provisions Relating to business combinations."



     A majority of votes cast by ICBC shareholders entitled to vote in the election of directors is sufficient to remove a director from the ICBC Board, except that an individual ICBC director may only be removed by the

ICBC shareholders if the votes cast against his or her removal would not be enough to elect one director under the cumulative voting scheme. A majority of votes cast by First Citizens shareholders qualified to vote in the election of directors may also be sufficient to remove a director from the First Citizens Board, subject to two qualifications. First, in the event of a proposed business combination, the removal of a First Citizens director by the First Citizens shareholders requires the affirmative vote of not less than 80% of the First Citizens common shares entitled to vote with respect to such removal. Second, an individual First Citizens director may only be removed by the First Citizens shareholders if the votes cast against his or her removal would not be enough to elect one director under the cumulative voting scheme.



NOMINATION OF DIRECTORS



     ICBC has no specific requirements for nomination of a person to its Board. By contrast, First Citizens only recognizes nominations made by or at the direction of the Board of Directors, or by any shareholder present at a meeting of the First Citizens shareholders who complies with specified advance notice procedures. In most instances, to be timely, a shareholder must submit a nomination in writing to the secretary of First Citizens not less than 14 nor more than 50 days prior to the meeting of the First Citizens shareholders. However, if First Citizens fails to provide its shareholders with at least 21 days prior notice of the meeting, such written nomination need not be submitted until the earlier of (i) the close of business on the seventh day following notice of the meeting and (ii) seven days prior to the date of the meeting.



NUMBER OF DIRECTORS



     The ICBC Board of Directors, which at all times must consist of no fewer than nine (9) nor more eighteen (18) directors currently consists of ten (10) directors. The First Citizens Board of Directors, which at all times must consist of no fewer than five (5) nor more than twenty-five (25) directors, currently consists of fifteen directors, fourteen of whom are outside directors. Each of the First Citizens' Board of Directors and the ICBC' Board of Directors is divided into three classes of approximately equal number, with each class being elected for staggered three-year terms.



PREEMPTIVE RIGHTS



     Unlike ICBC shareholders, First Citizens shareholders have preemptive rights to purchase or subscribe for any securities of any class of First Citizens under certain circumstances as outlined in First Citizens' Articles of Incorporation and as authorized by Section 1701.15 of the Ohio Revised Code.

                        PRO FORMA FINANCIAL INFORMATION



     The following unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2001 and the unaudited pro forma condensed combined consolidated statement of income for the nine months ended September 30, 2001, and for the year ended December 31, 2000, have been prepared to reflect First Citizens' acquisition of ICBC as if the acquisition had occurred on September 30, 2001, with respect to the balance sheet, and as of January 1, 2001, with respect to each of the income statements, in each case giving effect to the pro forma adjustments described in the accompanying notes. The pro forma adjustments are based on estimates made for the purpose of preparing these pro forma financial statements. The actual adjustments to the accounts of First Citizens will be made based on the underlying historical financial data at the time of the transaction. First Citizens' management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances.



     The pro forma condensed consolidated financial information has been prepared based on the purchase transaction method of accounting assuming 1,063,234 First Citizens common shares will be issued and that no ICBC shareholders will dissent with respect to the parent merger. This information will vary if any ICBC shareholders dissent. For a discussion of the purchase transaction method of accounting, see "PROPOSED MERGER--Accounting Treatment" and "PROPOSED MERGER--Other Provisions of the merger agreement."



     The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2001 is not necessarily indicative of the combined financial position had the parent merger been effective at that date. The unaudited pro forma condensed combined consolidated statements of income are not necessarily indicative of the results of operations that would have occurred had the parent merger been effective at the beginning of the periods indicated, or of the future results of operations of First Citizens. These pro forma financial statements should be read in conjunction with the historical financial statements and the related notes incorporated elsewhere in this Proxy Statement/Prospectus.


     These pro forma financial statements do not include the effects of any potential cost savings which management believes will result from operating the ICBC banking business as branches and combining certain operating procedures.

                            FIRST CITIZENS BANC CORP
                        INDEPENDENT COMMUNITY BANC CORP.

            PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

           AT SEPTEMBER 30, 2001 (IN THOUSANDS EXCEPT PER SHARE DATA)


                                 HISTORICAL                  PRO FORMA
                                   FIRST      HISTORICAL    ADJUSTMENTS           FOOTNOTE PROFORMA
                                  CITIZENS       ICBC      DEBIT/(CREDIT)        REFERENCE COMBINED
                                 ----------   ----------   --------------   -----------------------------
ASSETS
  Cash and due from banks......   $ 21,843     $  3,293                                          $ 25,136
  Federal funds sold...........     15,100        8,050                                            23,150
  Interest-bearing deposits....                     999                                               999
  Securities available for
     sale......................    115,616       16,663       $   (125)              (7)          132,154
  Securities held to
     maturity..................        219          729                                               948
  Loans, net...................    335,906      103,457            623               (1)          439,986
  Premises and equipment.......      7,107        1,666            325               (2)            9,098
  Goodwill.....................      1,625                      15,196               (3)(7)        16,821
  Other identified intangible
     assets....................                   3,485         (2,512)              (4)              973
  Accrued interest and other
     assets....................      6,769        1,457            214               (9)            8,440
     Total Assets..............   $504,185     $139,799         13,721                           $657,705
LIABILITIES
  Deposits.....................   $418,407     $123,951       $   (820)              (5)         $543,178
  Securities sold under
     repurchase agreements.....     13,296          310                                            13,606
  Other borrowings.............     17,772        2,285                                            20,057
  Accrued expenses and other
     liabilities...............      3,637        1,182           (514)              (6)            5,333
     Total Liabilities.........    453,112      127,728         (1,334)                           582,174
SHAREHOLDERS' EQUITY
  Common stock.................     23,258        1,870        (22,588)              (8)           47,716
  Surplus......................                   1,543          1,543               (8)               --
  Retained earnings............     30,254        8,826          8,826               (8)           30,254
  Treasury stock...............     (4,919)        (280)          (280)              (8)           (4,919)
  Accumulated other
     comprehensive income......      2,480          112            112               (8)            2,480
     Total Shareholders'
       Equity..................     51,073       12,071        (12,387)                            75,531
     Total Liabilities and
       Shareholders' Equity....   $504,185     $139,799       $(13,721)                          $657,705

                            FIRST CITIZENS BANC CORP
                        INDEPENDENT COMMUNITY BANC CORP.

         PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME
                                  (UNAUDITED)

  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 (IN THOUSANDS EXCEPT PER SHARE
                                     DATA)


                                          HISTORICAL                  PRO FORMA
                                            FIRST      HISTORICAL    ADJUSTMENTS        FOOTNOTE PRO FORMA
                                           CITIZENS       ICBC      DEBIT/(CREDIT)      REFERENCE COMBINED
                                          ----------   ----------   --------------      ------------------
Interest income.........................   $27,141       $7,530         $ 201(1)(10)         $34,470
Interest expense........................    12,290        3,789          (612)(5)             15,467
Net interest income.....................    14,851        3,741          (411)                19,003
Provision for loan losses...............       656          214                                  870
Net interest income after provision.....    14,195        3,527          (411)                18,133
Non-interest income.....................     3,821          730                                4,552
Non-interest expense....................    12,689        2,957           173(2)(4)(9)        15,819
Income before income taxes..............     5,327        1,300          (238)                 6,866
Provision for income taxes..............     1,482          401            81(11)              1,964
Net Income..............................   $ 3,845       $  899         $(157)               $ 4,902
Earnings Per Share:
  Basic.................................   $  0.94       $ 1.47
  Diluted...............................   $  0.94       $ 1.47
Pro Forma Earnings Per Share (12)
  Basic.................................                                                     $  0.95
  Diluted...............................                                                     $  0.95

                            FIRST CITIZENS BANC CORP
                        INDEPENDENT COMMUNITY BANC CORP.

         PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME
                                  (UNAUDITED)

   FOR THE YEAR ENDED DECEMBER 31, 2000 (IN THOUSANDS EXCEPT PER SHARE DATA)

                                          HISTORICAL                  PRO FORMA
                                            FIRST      HISTORICAL    ADJUSTMENTS        FOOTNOTE PRO FORMA
                                           CITIZENS       ICBC      DEBIT/(CREDIT)      REFERENCE COMBINED
                                          ----------   ----------   --------------      ------------------
Interest income.........................   $34,190       $9,923         $ 279(1)(10)         $43,834
Interest expense........................    15,756        4,943          (692)(5)             20,007
Net interest income.....................    18,434        4,980          (413)                23,827
Provision for loan losses...............       807          373                                1,180
Net interest income after provision.....    17,627        4,607          (413)                22,647
Non-interest income.....................     5,663          947                                6,610
Non-interest expense....................    15,466        3,835           230(2)(4)(9)        19,531
Income before income taxes..............     7,824        1,719          (183)                 9,726
Provision for income taxes..............     2,132          523            62(11)              2,717
Net Income..............................   $ 5,692       $1,196         $(121)               $ 7,009
Earnings Per Share:
  Basic.................................   $  1.39       $ 1.97
  Diluted...............................   $  1.39       $ 1.97
Pro Forma Earnings Per Share (13)
  Basic.................................                                                     $  1.36
  Diluted...............................                                                     $  1.36


Notes:

---------------


 (1)Represents the estimated fair market value adjustment related to the loan portfolio and is assumed to amortize into interest income on a level yield basis over the estimated period to maturity or repricing of the portfolio, which averages 4 1/2 years.



 (2)Represents the estimated fair market value adjustment related to the office properties and is assumed to amortize on a straight line basis over the estimated life of 40 years.



 (3)Represents the excess of the fair value of First Citizens common shares estimated to be issued plus direct acquisition costs over the estimated fair value of the net assets acquired.



 (4)Represents the elimination of the historical core deposit intangible and goodwill of ICBC in the amount of $3,485 and establishment of the estimated core deposit intangible related to the proposed acquisition by First Citizens in the amount of $973, which is assumed to amortize into non-interest expense on an accelerated basis over 10 years, the expected average life of core deposits.



 (5)Represents the estimated fair market value adjustment related to deposits and is assumed to amortize into interest expense on a level yield basis over the estimated remaining maturity of the deposits which averages 10 months.



 (6)Represents accrual of certain estimated acquisition costs of $1,532, the related estimated tax effect of $280 and deferred taxes related to estimated purchase accounting adjustments of $738.



 (7)Represents an adjustment to reflect the cost of 5,754 ICBC common shares previously acquired by First Citizens as a component of total transaction cost.



 (8)Represents the elimination of ICBC equity on a historical basis and the issuance of an estimated 1,063,234 shares of First Citizens based on an exchange multiple of 1.7. The estimate of shares to be issued assumes the exercise of 17,000 ICBC options which vest upon the change in control, and excludes 5,754 shares of ICBC common stock currently held by First Citizens.



 (9)Represents estimated value of non-compete agreements which will be amortized over their lives of 24 months.



(10)Represents amortization of fair value adjustment related to investment securities on a level yield basis over their estimated remaining lives which average 2 1/2 years.



(11)Represents the income tax effect of the estimated purchase accounting adjustments using an effective tax rate of 34%.



(12)Basic and diluted pro forma earnings per share for the nine months ended September 30, 2001 have been computed based on 5,146,201 weighted average shares outstanding.



(13)Basic and diluted pro forma earnings per share for the year ended December 31, 2000 have been computed based on 5,170,503 weighted average shares outstanding.


(14) The impact of pro forma adjustments increase/(decrease) on Net Income for the first five years are as follows (in thousands):

                            Year 1....................   $ 121
                            Year 2....................    (225)
                            Year 3....................    (126)
                            Year 4....................    (111)
                            Year 5....................     (84)

                   INFORMATION WITH RESPECT TO FIRST CITIZENS



BUSINESS



     First Citizens is a bank holding company organized in 1987 under the laws of the State of Ohio and registered with the Federal Reserve Board pursuant to the Bank Holding Company Act of 1956, as amended. First Citizens has three wholly-owned banking subsidiaries: The Citizens Banking Company, a commercial bank organized and existing under the laws of the State of Ohio; The Castalia Banking Company, a commercial bank organized and existing under the laws of the State of Ohio; and The Farmers State Bank, a commercial bank organized and existing under the laws of the State of Ohio. In addition, First Citizens has five wholly-owned nonbank subsidiaries which provide services related to its primary business: SCC Resources, Inc., an Ohio corporation which provides data processing services; R.A. Reynolds Appraisal Services, Inc., an Ohio corporation which provides real estate appraisal services; Mr. Money Finance Company, an Ohio corporation which provides consumer-lending products; First Citizens Title Insurance Agency, Inc., an Ohio corporation which provides mortgage services; and First Citizens Insurance Agency, Inc., an Ohio corporation which provides insurance products. As of September 30, 2001 and December 31, 2000, First Citizens had total consolidated assets of approximately $504.2 million and $489.3 million and total shareholders' equity of $51.1 million and $47.9 million, respectively.



     First Citizens' primary business is incidental to its three operating bank subsidiaries, The Citizens Banking Company, The Castalia Banking Company and The Farmers State Bank. Located in Erie, Crawford, Huron, Union, Marion, Richland and Ottawa Counties, Ohio, these three bank subsidiaries conduct a general banking business that involves collecting customer deposits, making loans and purchasing securities. Commercial banking accounts for substantially all of the revenue, operating income and assets of First Citizens. First Citizens common shares are listed on the Nasdaq SmallCap Market. For the nine months ended September 30, 2001, First Citizens' annualized return on assets and return on equity was 1.03% and 10.37%, respectively. First Citizens' principal executive offices are located at 100 East Water Street, Sandusky, Ohio 44870. The telephone number of First Citizens' executive offices is (419) 625-4121.


SELECTED FINANCIAL INFORMATION

     Selected financial statements with respect to First Citizens can be found on pages 3 through 7 of First Citizens' quarterly report on Form 10-Q for the quarter ended September 30, 2001 and are incorporated herein by reference.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2001


     First Citizens' Management's Discussion and Analysis of Financial Condition and Results of Operations for the quarter and nine months ended September 30, 2001, as compared to the same periods ended September 30, 2000, is included in First Citizens' Form 10-Q for the quarter ended September 30, 2001, which is incorporated herein by reference and attached hereto as Appendix F. Such discussion should be read in conjunction with (i) the interim consolidated financial statements and the footnotes thereto included in the Form 10-Q and
(ii) Management's Discussion and Analysis of Financial Condition and Results of Operations for the Year Ended December 31, 2000 included in First Citizens' Form 10-K for the year ended December 31, 2000, which also is incorporated herein by reference and attached hereto as Appendix E.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Information concerning First Citizens' market risk can be found on pages 23 through 25 of First Citizens' quarterly report on Form 10-Q for the quarter ended September 30, 2001, which is incorporated herein by reference and attached hereto as Appendix F.

CERTAIN STATISTICAL INFORMATION WITH RESPECT TO FIRST CITIZENS

     Certain statistical information with respect to First Citizens, such as information pertaining to the distribution of assets, liabilities and equity, interest rates and differentials; investment and loan portfolios; loan losses; deposits; short term borrowings and returns on assets and equity can be found on pages 4 through 12 of First Citizens' 2000 Annual Report on Form 10-K, which is incorporated herein by reference and attached hereto as Appendix E.

MANAGEMENT

     The following table sets forth certain information concerning the directors and executive officers of First Citizens:

NAME                                     AGE           POSITION WITH FIRST CITIZENS
----                                     ---           ----------------------------
John L. Bacon....................        76         Director
Robert L. Bordner................        65         Director
Mary Lee G. Close................        86         Director
Blythe A. Friedley...............        52         Director
Richard B. Fuller................        80         Director
H. Lowell Hoffman, M.D...........        79         Director
Lowell W. Leech..................        75         Director and Chairman of the Board
Dean S. Lucal....................        64         Director
James O. Miller..................        49         Executive Vice President
W. Patrick Murray................        61         Director
George L. Mylander...............        69         Director
Paul H. Pheiffer.................        76         Director
Robert L. Ransom.................        55         Director
David H. Strack, D.D.S...........        58         Director
David A. Voight..................        59         Director and President
Richard O. Wagner................        88         Director

     Set forth below is a brief description of the business experience of each director and executive officer of First Citizens:


     MR. BACON has served as a Director of First Citizens since 1987, as a Director of The Citizens Banking Company since 1973 and as a Director of The Castalia Banking Company since 1990. In addition, Mr. Bacon serves as Chairman Emeritus of Mack Iron Works Company, a metal fabrication company headquartered in Sandusky, Ohio.



     MR. BORDNER has served as a Director of First Citizens since 1998 and as a Director of The Farmers State Bank since 1979. Mr. Bordner also serves as the President of Herald Printing Company.



     MS. CLOSE has served as a Director of First Citizens since 1987 and as a Director of The Citizens Banking Company since 1983. In addition, Ms. Close manages a portfolio of personal investments.



     MS. FRIEDLEY has served as a Director of First Citizens since 1998 and as a Director of The Farmers State Bank since 1986. In addition, Ms. Friedley is the owner and President of Friedley & Co. Insurance Agency and is also a Director of Union Banking Company.



     MR. FULLER has served as a Director of First Citizens since 1987, as a Director of The Citizens Banking Company since 1960 and as a Director of Mr. Money Finance Company since 2000. Mr. Fuller is retired from his career in the manufacturing industry.



     DR. HOFFMAN has served as a Director of First Citizens since 1987, as a Director of The Citizens Banking Company since 1980, as a Director of SCC Resources, Inc. since 1993. Dr. Hoffman is retired from his career as a surgeon.

     MR. LEECH has served as a Director of First Citizens since 1987 (serving as Chairman of its Board since 1987), as a Director of The Citizens Banking Company since 1975 (serving as Chairman of its Board since 1990) and as a Director of The Castalia Banking Company since 1990 (serving as Chairman of its Board since
1990). Mr. Leech's career in the banking industry included service as President of The Citizens Banking Company.



     MR. LUCAL has served as a Director of First Citizens since 1987, as a Director of The Citizens Banking Company since 1973, as a Director of R.A. Reynolds Appraisal Services, Inc. since 1993, as a Director of The Farmers State Bank since 1998 and as a Director of Mr. Money Finance Company since 2000. In addition, Mr. Lucal has been a partner in the law firm of Buckingham, Lucal, McGookey and Zeiher, L.P.A. (and its predecessors) since 1965.



     MR. MILLER has served as Executive Vice President of First Citizens since 1998, as Executive Vice President of The Citizens Banking Company since 1998, as Treasurer and Secretary of SCC Resources, Inc. since 1993, as Secretary of Reynolds Appraisal Services, Inc. since 1994 and as a director of Mr. Money Finance Company since 2000.



     MR. MURRAY has served as a Director of First Citizens since 1987, as a Director of The Citizens Banking Company since 1983 and as a Director of The Castalia Banking Company since 1990. In addition, Mr. Murray has been a partner in the law firm of Murray and Murray Company, L.P.A. since 1965.



     MR. MYLANDER has served as a Director of First Citizens since 1987 and as a Director of The Citizens Banking Company since 1965. Mr. Mylander is retired from his career as an educator. Mr. Mylander is also the Chairman of Firelands Community Hospital.



     MR. PHEIFFER has served as a Director of First Citizens since 1987 and as a Director of The Citizens Banking Company since 1968. In addition, Mr. Pheiffer serves as Chairman of the Board of Sandusky Bay Investment Company, Ltd., a marina development and operating company located in Sandusky, Ohio.



     MR. RANSOM became a Director of First Citizens in 2001 and has served as a Director of The Castalia Banking Company since 1991. Mr. Ransom is the owner and operator of Ransom Funeral Home.



     DR. STRACK became a Director of First Citizens in 2001 and has served as a Director of The Castalia Banking Company since 1993. Dr. Strack is retired from his career in Dentistry.



     MR. VOIGHT has served on the respective Boards of First Citizens and The Citizens Banking Company since 1989, as a Director of SCC Resources, Inc. since 1993, as a Director of R.A. Reynolds Appraisal Services, Inc. since 1993, as a Director of The Farmers State Bank since October 1997 and as a Director of Mr. Money Finance Company since 2000. In addition, Mr. Voight has served as President of First Citizens since 1992 and President and Chief Executive Officer of The Citizens Banking Company since 1992.



     MR. WAGNER has served as a Director of First Citizens since 1987 and as a Director of The Citizens Banking Company since 1968. Mr. Wagner is retired from his career in the banking industry, which included service as President of The Citizens Banking Company.



     Certain information relating to the management, executive compensation, various benefit plans (including stock plans), certain relationships and related transactions and other related matters as to First Citizens is set forth in First Citizens' Proxy Statement dated March 16, 2001 which is incorporated by reference in First Citizens' Annual Report on Form 10-K for the year ended December 31, 2000. First Citizens' 2000 Annual Report on Form 10-K is incorporated by reference in this Proxy Statement/Prospectus and is attached hereto as Appendix E. See "Information Incorporated by Reference" below. ICBC shareholders who wish to obtain copies of these documents may contact First Citizens at its address or telephone number set forth under "AVAILABLE INFORMATION."

SECURITY OWNERSHIP OF MANAGEMENT



     The following table sets forth (i) as of January 9, 2002 and (ii) after consummation of the parent merger, the total number and percentage of First Citizens common shares beneficially owned by each director of First Citizens, each executive officer of First Citizens, and all directors and executive officers of First Citizens as a group. The number of First Citizens common shares shown as being beneficially owned by each such director and executive officer are those over which he or she has either sole or shared voting or investment power. As of January 9, 2002, there were 4,077,619 shares issued and outstanding and 185,782 shares were held in treasury. The percent of beneficial ownership of management after the parent merger was calculated based on an exchange ratio of 1.7 First Citizens common shares for each ICBC common share, assuming that no dissenters' rights will be exercised by ICBC shareholders and that all 614,186 outstanding ICBC common shares will be exchanged for First Citizens common shares in the parent merger.



                                                 AMOUNT AND NATURE     PERCENT OF CLASS   PERCENT OF CLASS
                                                         OF                 AS OF           AFTER PARENT
NAME OF BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP   JANUARY 9, 2002         MERGER
------------------------                        --------------------   ----------------   ----------------
John L. Bacon (9)(10)(12)(14)(15).............             1,784                *                  *
Robert L. Bordner (11)(16)....................            17,312                *                  *
Mary Lee G. Close (4)(12)(14).................            98,562             2.41%              1.92%
Blythe A. Friedley (7)(10)(16)................           250,801             6.14%              4.87%
Richard B. Fuller (10)(11)(12)(13)(14)(19)....            11,400                *                  *
H. Lowell Hoffman, M.D.
  (5)(9)(11)(12)(13)(14)(15)(17)..............            21,600                *                  *
Lowell W. Leech (6)(9)(13)(14)(15)............            24,280                *                  *
Dean S. Lucal
  (1)(9)(11)(12)(13)(14)(16)(18)(19)..........            11,420                *                  *
James O Miller (8)(10)(14)....................             2,480                *                  *
W. Patrick Murray (2)(12)(13)(14)(15).........           131,300             3.21%              2.55%
George L. Mylander (10)(11)(13)(14)...........           367,883             9.01%              7.14%
Paul H. Pheiffer (3)(10)(11)..................            87,778             2.15%              1.71%
Robert L. Ransom (9)(10)(15)..................                80                *                  *
David H. Strack, D.D.S (11)(13)(15)...........          1,211.42                *                  *
David A. Voight (9)(11)(14)(16)(17)(18)(19)...          6,834.87                *                  *
Richard O. Wagner (9)(10).....................            12,800                *                  *
                                                    ------------            -----              -----
All directors and executive officers as a
  group (16 persons)..........................      1,047,526.29            25.69%             20.45%
                                                    ============            =====              =====


---------------

  * Shares owned represent less than 1% of class.

 (1) 2,304 shares owned directly by Dean S. Lucal; 9,116 shares owned jointly with spouse, Martha Jane Lucal.

 (2) 30,300 shares owned directly by W. Patrick Murray self-directed IRA; 101,000 shares owned jointly by W. Patrick Murray with spouse, Louise Murray.

 (3) 3,451 shares held directly by Paul H. Pheiffer; 22,419 shares held in revocable Trust for Paul H. Pheiffer and spouse, Catharine J. Pheiffer; 61,908 shares held by Catharine J. Pheiffer, Trustee, for J. Richard Dorn Trust.

 (4) 96,240 shares owned directly by Mary Lee G. Close; and 2,322 shares owned by son, David A. Close.

 (5) 20,800 shares owned directly by Harry L. Hoffman self-directed IRA; 800 shares owned jointly by Harry L. Hoffman with spouse, Helen A. Hoffman.

 (6) 10,800 shares owned directly by Lowell W. Leech Trust; 10,800 shares owned directly by spouse, Betty J. Leech Trust; 800 shares held by Lowell W. Leech self-directed IRA; and 1,880 shares held by Betty J. Leech self-directed IRA.

 (7) 26,280 shares owned directly by Blythe A. Friedley; 18,276 shares in the Arlene Friedley Trust, 163,732 shares in the R. W. Friedley Trust; and 14,171 shares each for Ms. Friedley's three sons Scott McDougal, Keith McDougal, and Todd McDougal.

 (8) 2,000 shares held by spouse, Martha M. Miller; and 240 shares each for Mr. Miller's daughters, Alexis and Allyson.

 (9) Member of Asset-Liability Committee.

(10) Member of Nominating Committee.

(11) Member of Executive Committee.

(12) Member of Risk Management (Audit) Committee.

(13) Member of Compensation, Benefits and Liability Committee.


(14)Member of The Citizens Banking Company Board of Directors



(15)Member of The Castalia Banking Company Board of Directors



(16)Member of The Farmers State Bank Board of Directors


(17) Member of SCC Resources, Inc. Board of Directors

(18) Member of Reynolds Appraisal Service, Inc. Board of Directors

(19) Member of Mr. Money Finance Company Board of Directors


MARKET PRICE OF FIRST CITIZENS COMMON SHARES



     First Citizens common shares are listed on the Nasdaq SmallCap Market under the symbol "FCZA." The brokerage firms of McDonald & Company, Salomon Smith Barney and Stifel, Nicolaus currently act as market makers for First Citizens common shares.



     Information regarding the market price and dividends paid on the First Citizens common shares with respect each quarterly period during 1999 and 2000 may be found on pages 2 and 3 of First Citizens' 2000 Annual Report. As of January 9, 2002 the Nasdaq SmallCap Market closing price of First Citizens common shares was $23.00 and First Citizens common shares were held by approximately 1455 shareholders.



INFORMATION INCORPORATED BY REFERENCE



     First Citizens has filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2000, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, respectively, and a Current Report on Form 8-K dated November 1, 2001. Each of those documents is also incorporated herein by reference. Certain specific information contained therein, which is incorporated herein by reference, may be found in the following places. Specifically, information about First Citizens' industry segments may be found on page 2 of the 2000 Annual Report; selected financial information may be found on page 13 of the 2000 Annual Report; management's discussion and analysis of First Citizens' financial condition and results of operations for the year ended December 31, 2000 may be found on page 13 of the 2000 Annual Report; management's discussion and analysis of First Citizens' financial condition and results of operations for the quarter ended September 30, 2001 may be found on pages 17 through 23 of the Form 10-Q for the quarter then ended; and information regarding any changes in or disagreements with accountants on accounting and financial disclosures may be found on page 14 of the 2000 Annual Report. A copy of First Citizens' Annual Report on Form 10-K for the year ended December 31, 2000 is attached as Appendix E to this Proxy Statement/Prospectus. A copy of First Citizens' Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 is attached as Appendix F to this Proxy Statement/Prospectus.



                        INFORMATION WITH RESPECT TO ICBC



BUSINESS



     General. ICBC was incorporated under Ohio law in 1986 as a bank holding company. ICBC owns all of the outstanding shares of The Citizens National Bank of Norwalk, a national banking association. The Citizens

National Bank of Norwalk was originally formed on June 12, 1902, as The Citizens Banking Company, a state chartered bank. In 1918, The Citizens Banking Company acquired The Norwalk National Bank, a national bank organized in 1865 and one of the oldest financial institutions in the State of Ohio. At such time, The Citizens Banking Company converted into a national banking association under the name of The Citizens National Bank of Norwalk.



     ICBC's principal executive offices are located at 16 Executive Drive, Norwalk, Ohio 44857. The telephone number of ICBC's executive offices is (419) 744-3100. The Citizens National Bank of Norwalk conducts its principal business through three branch offices in Norwalk, Ohio, and provides a full range of commercial banking services, including trust services, to business firms, professional organizations and individuals primarily in Huron and Erie Counties of Ohio.



     Lending Activities. The Citizens National Bank of Norwalk's lending activities have historically focused on commercial loans secured by the various assets of small and medium sized business enterprises, including commercial and non-residential real estate; personal installment loans for the purchase of automobiles and other personal goods; mortgage loans secured by residential real estate; credit card loans; and home equity loans.



     The extension of credit by The Citizens National Bank of Norwalk to business firms, professional groups and individuals is subject to the ordinary risks related to such transactions, principally the risk that the loan will not be repaid as agreed. Management and the Board of Directors regularly review The Citizens National Bank of Norwalk's underwriting standards and loan policies, both of which are designed to limit the normal risks associated with lending activities. As of September 30, 2001, over 95% of The Citizens National Bank of Norwalk's total loan portfolio was secured by collateral of various types. As of that same date, there were $375,036 in loans classified as nonperforming, representing 0.36% of The Citizens National Bank of Norwalk's total loan portfolio. See "Loan Delinquencies" and "Allowance For Loan Losses".



     The table below contains data relating to the composition of The Citizens National Bank of Norwalk's loan portfolio at the dates indicated:



                                                                      AT DECEMBER 31,
                                                      ------------------------------------------------
                             AT SEPTEMBER 30, 2001             2000                      1999
                            -----------------------   -----------------------   ----------------------
                                           PERCENT                   PERCENT                  PERCENT
                               AMOUNT      OF TOTAL      AMOUNT      OF TOTAL     AMOUNT      OF TOTAL
                            ------------   --------   ------------   --------   -----------   --------
Business..................  $ 58,214,468     55.61%   $ 54,426,758     51.58%   $44,270,813     46.06%
Personal..................    20,417,290     19.50      23,913,454     22.66     27,167,649     28.26
Residential real estate...    18,092,290     17.28      19,317,151     18.31     17,351,549     18.05
Credit lines..............     7,589,510      7.25       7,475,740      7.08      6,907,288      7.19
Credit card and
  overdrafts..............       377,367      0.36         395,736      0.37        426,995      0.44
                            ------------    ------    ------------    ------    -----------    ------
Total loans...............   104,690,925    100.00%    105,528,839    100.00%    96,124,294    100.00%
                            ============    ======    ============    ======    ===========    ======
Less:
  Allowance for loan
     losses...............    (1,234,247)               (1,240,777)              (1,147,158)
                            ------------              ------------              -----------
Total loans, net..........  $103,456,678              $104,288,062              $94,977,136
                            ============              ============              ===========



     The following table presents certain information at September 30, 2001 regarding the dollar amount of loans maturing in ICBC's portfolio based on their contractual terms to maturity or scheduled amortization, but does not include potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as becoming due in one year or less. Loan balances do not include undisbursed loan proceeds, net deferred loan origination costs and allowance for loan losses.



                                                    AT SEPTEMBER 30, 2001
                       --------------------------------------------------------------------------------
                                                                                CREDIT
                                                      REAL         CREDIT     CARDS AND       TOTAL
                        BUSINESS      PERSONAL       ESTATE        LINES      OVERDRAFTS      LOANS
                       -----------   -----------   -----------   ----------   ----------   ------------
Amount due in:
  One year or less...  $ 6,705,229   $   672,112   $   214,723   $  751,846    $377,367    $  8,721,277
  More than one year
     to five years...    8,313,775    18,478,066       195,939    6,478,975          --      33,466,755
  More than five
     years...........   43,195,464     1,267,112    17,681,628      358,689          --      62,502,893
                       -----------   -----------   -----------   ----------    --------    ------------
     Total amount
       due...........  $58,214,468   $20,417,290   $18,092,290   $7,589,510    $377,367    $104,690,925
                       ===========   ===========   ===========   ==========    ========    ============


     The following table sets forth, at September 30, 2001, the dollar amount of loans contractually due after September 30, 2002, and whether such loans have fixed interest rates or adjustable interest rates.

                                                   DUE AFTER SEPTEMBER 30, 2002
                                              ---------------------------------------
                                                 FIXED      ADJUSTABLE       TOTAL
                                              -----------   -----------   -----------
Business....................................  $11,037,414   $40,471,825   $51,509,239
Personal....................................   19,300,556       444,622    19,745,178
Real estate.................................    7,461,435    10,416,132    17,877,567
Credit lines................................    6,380,398       457,266     6,837,664
Credit cards and overdrafts.................           --            --            --
                                              -----------   -----------   -----------
  Total loans...............................  $44,179,803   $51,789,845   $95,969,648
                                              ===========   ===========   ===========


     Business Loans. The Citizens National Bank of Norwalk offers various business loan products, including secured and unsecured lines of credit for working capital requirements, term loans secured by real estate, SBA and US Department of Agriculture guaranteed loans, loans secured by equipment and vehicles, lease transactions, construction loans, business manager lines of credit, and loans secured by non-residential, multifamily and commercial real estate. Business loans are typically secured by the business assets of the borrower, including accounts receivable, inventory, equipment and real estate. Business loans frequently have other collateral such as the personal assets of the business owner. At September 30, 2001, the $58,214,468 in business loans constituted 55.61% of The Citizens National Bank of Norwalk's total loans, or 41.64% of The Citizens National Bank of Norwalk's total assets.



     Business loans are generally made at adjustable rates of interest tied to The Citizens National Bank of Norwalk's base rate or another interest rate index agreed upon by the borrower and The Citizens National Bank of Norwalk. Business loans are typically written for terms of 90 days to five years; however, certain business loans secured by real estate have terms of up to twenty-five years. An analysis of cash flow, leverage, liquidity, character, and collateral is generally performed when The Citizens National Bank of Norwalk underwrites business loans. Typically, business loans involve greater levels of credit risk because some loans are unsecured or secured by rapidly depreciating assets such as accounts receivable, inventory or equipment, some of which may not provide an adequate source of repayment of the outstanding loan balance.



     Personal Loans. The Citizens National Bank of Norwalk makes various types of personal loans, including automobile loans, home improvement loans, loans secured by deposits or securities and unsecured personal loans. At September 30, 2001, the $20,417,290 in personal loans constituted 19.50% of The Citizens National Bank of Norwalk's total loans and 14.60% of total assets.



     Personal loans are made at fixed or variable rates of interest and generally for terms of 90 days to five years. Personal loans, particularly unsecured loans or loans secured by rapidly depreciating assets such as automobiles, may entail greater risk than home improvement loans. Repossessed collateral for a defaulted personal loan may not provide an adequate source of repayment of the outstanding loan balance. The risk of default on personal loans increases during periods of recession, high unemployment and other adverse conditions. See "Loan Delinquencies" and "Allowance for Loan Losses".



     Residential Real Estate Loans. The Citizens National Bank of Norwalk offers a wide range of conventional real estate loans for the acquisition or construction of one- to four-family residential properties located within The Citizens National Bank of Norwalk's primary market of Huron County and neighboring counties. A mortgage or deed of trust on the underlying real estate and improvements secures each loan. Real estate loans are normally written to conform to the standards of the secondary mortgage market. At September 30, 2001, the $18,092,290 in real estate loans constituted 17.28% of The Citizens National Bank of Norwalk's total loans or 12.94% of The Citizens National Bank of Norwalk's total assets.



     The Citizens National Bank of Norwalk offers fixed-rate and adjustable-rate mortgage loans ("ARMs"). The ARMs have initial interest rate adjustment periods generally of one year, three years or five years. The new rate of interest at each adjustment date is determined by adding a stated margin to an index identified at the time the loan is originated. Fixed rate mortgage loans with 15, 20 and 30-year terms are originated using documentation acceptable to the secondary mortgage market. The Citizens National Bank of Norwalk does not approve, fund or retain these loans, but only acts as the originating party, for which it receives a fee.



     Credit Line Loans. Credit line loans are primarily home equity loans or personal lines of credit secured by either a first or second mortgage on the borrower's primary residence. The maximum amount advanced will generally be limited to 95% of the appraised value of the residence less any prior liens; however, on a limited basis and for borrowers with extremely strong payment and credit records, The Citizens National Bank of Norwalk has made home equity loans up to 100% of the appraised value of the residence, less the amount of any prior liens. Interest rates are determined based upon the loan to value relationship and the borrowers' credit history. All loans and lines above $50,000 require an appraisal performed by a qualified and Bank approved appraiser. For loans and lines of $50,000 or lower, 125% of the real estate tax appraisal amount may be used when determining the value of the residence. In addition, credit line loan approvals require prospective borrowers to complete a standard loan application and have a satisfactory credit payment history.



     Credit Card Balances. The Citizens National Bank of Norwalk operates as a card-issuing bank for both VISA International, Inc., and Mastercard International, Inc., systems. The Citizens National Bank of Norwalk must adhere to all the rules and regulations of each system. Credit card accounts are opened in stated amounts for qualified applicants upon receipt of a completed application, confirmation of a satisfactory credit payment history and the approval by an authorized loan officer. Prospective borrowers must provide sufficient and accurate credit information that will enable the loan officer to make an appropriate decision. Examples of standard credit information required are age, employment history, outstanding indebtedness and income information. The Citizens National Bank of Norwalk does not solicit credit card accounts but offers this service to existing customers as an additional lending convenience.



     Loan Participations. Under federal regulations, The Citizens National Bank of Norwalk's loans and extensions of credit to a person or business firm at any time generally may not exceed 15% of The Citizens National Bank of Norwalk's total capital. As a result, The Citizens National Bank of Norwalk has historically sold the portion of any loan, which exceeds such limits to other financial institutions. During the nine month period ended September 30, 2001, The Citizens National Bank of Norwalk sold $2,851,606 in participations in loans to others.



     The Citizens National Bank of Norwalk has also purchased loans from other financial institutions. At September 30, 2001, the $58,214,468 total of The Citizens National Bank of Norwalk business loans included $10,970,147 in participations in business loans purchased from others; the $20,417,290 total of The Citizens National Bank of Norwalk personal loans included $1,405,128 in loans purchased from others; and the $18,092,290 total of The Citizens National Bank of Norwalk real estate loans included $4,973,045 in real estate loans purchased from others.

     Guaranteed Loans. The Citizens National Bank of Norwalk participates in various loan guarantee programs pursuant to which a portion of a loan made by The Citizens National Bank of Norwalk will be guaranteed by a government agency, as a result of which the credit quality of the loan portfolio will be improved. These loans will normally be underwritten in accordance with the guidelines of the respective governmental agencies (Small Business Administration or US Department of Agriculture), as well as The Citizens National Bank of Norwalk's lending guidelines. As of September 30, 2001, The Citizens National Bank of Norwalk had a total of twenty-five guaranteed loans with a current balance of $5,617,864 and a guaranteed balance of $5,016,170, leaving The Citizens National Bank of Norwalk with a non-guaranteed exposure of $601,694.



     Loan Solicitation and Processing. Loan applications are developed from a number of different sources, including direct solicitations by loan officers, referrals from customers, direct mail campaigns, walk-in customers, calls on local realtors and automobile dealers, and continuing business with existing depositors and borrowers.



     Small business loans are underwritten on the basis of the borrower's historic income and expenses, projections of future cash flows, ability to repay the loan and credit history, character of the borrower, the ability of management as well as the value of the collateral, if any. All business loan approvals in excess of $250,000 require the preparation of a detailed commercial loan credit summary. The summary includes basic information on the customer, an outline of the loan request, the purpose of the loan and the repayment sources, collateral summary, list of current borrowings, list of other debts, source of the request or referral, background information, financial analysis, financial spread sheets, a loan grade, and an officer recommendation.


     Consumer loans, including credit lines and credit cards, are underwritten on the basis of the borrower's credit history and an analysis of the borrower's income and expenses, ability to repay the loan, credit and payment history, as well as the value of the collateral, if any.

     Residential real estate loans are underwritten on the basis of the borrower's credit history, an analysis of the borrower's income and expenses, an independent appraisal of the property, appropriate title insurance policy, proof of hazard insurance and other appropriate documents that might be necessary for the specific loan request. Since construction loans carry a higher degree of risk, additional documentation is required such as an inspection by an outside professional in conjunction with each loan draw request and a completion inspection to obtain a final market value certification prior to final funding of the loan.


     Loan Delinquencies. When a borrower fails to make a required payment on a loan, The Citizens National Bank of Norwalk attempts to cause the deficiency to be cured by contacting the borrower as soon as possible. In most cases, the deficiencies are cured promptly. The Citizens National Bank of Norwalk's loan officers are responsible for the quality of the loan portfolio, as a result of which officers are directly involved in the collection process. Attempts to contact a late borrower are made within five days after payment is due from the borrower. In addition to late notices, loan officers use letters, telegrams, telephone calls and face-to-face meetings with borrowers in their efforts to cure any delinquencies.



     The Citizens National Bank of Norwalk attempts to minimize loan delinquencies through the assessment of late fees and interest rate increases and adherence to its continuous and ongoing collection process. The Citizens National Bank of Norwalk's management, lending officers and Board of Directors review all delinquent loans on a monthly basis. Around the 90th day of delinquency, The Citizens National Bank of Norwalk's management will analyze all collection efforts and assess alternatives that may be available under the circumstances to foreclosing on the collateral securing the loan. If foreclosure action is taken, the loan is referred to a designated outside foreclosure attorney.

     The following table reflects the amount of nonperforming loans at the dates indicated:

                                                  SEPTEMBER 30,      AT DECEMBER 31,
                                                  -------------   ---------------------
                                                      2001          2000        1999
                                                  -------------   --------   ----------
Accruing loans past due 90 days or more:
  Business......................................    $     --      $     --   $   90,347
  Personal......................................          --        24,856       22,065
  Real estate...................................          --            --           --
  Credit lines..................................          --            --           --
  Credit cards..................................         673         1,933          479
                                                    --------      --------   ----------
     Total......................................         673        26,789      112,891
Nonaccruing loans:
  Business......................................     349,394       390,791      938,417
  Personal......................................          --         9,311           --
  Real estate...................................          --       246,960      132,919
  Credit lines..................................      24,969            --           --
  Credit cards..................................          --            --           --
                                                    --------      --------   ----------
     Total......................................     374,363       647,062    1,071,336
Total non-performing loans......................     375,036       673,851    1,184,227
Troubled debt restructurings....................          --            --           --
Real estate owned (REO).........................          --            --           --
Other repossessed assets........................       5,000        15,500       18,000
                                                    --------      --------   ----------
Troubled debt restructurings and total
  nonperforming assets..........................    $380,036      $689,351   $1,202,227
                                                    ========      ========   ==========
Total nonperforming loans and troubled debt
  restructurings as a percentage of total
  loans.........................................        0.36%         0.65%        1.25%
Total nonperforming assets and troubled debt
  restructurings as a percentage of total
  assets........................................        0.27%         0.50%        0.90%

     Allowance for Loan Losses. The Board of Directors reviews on a monthly basis the allowance for loan losses as it relates to a number of relevant factors, including, but not limited to, trends in the level of nonperforming assets and classified loans, current economic conditions in the primary lending area, past loss experience and probable losses arising from specific problem assets. To a lesser extent, management also considers loan concentrations to single borrowers and changes in the composition of the loan portfolio. While the Board of Directors believes that it uses the best information available to determine the allowance for loan losses, unforeseen market conditions could result in adjustments, and net earnings could be significantly affected if circumstances differ substantially from the assumptions used in making the final determination. For the nine month period ended September 30, 2001, the provision for loan losses was $214,000, representing 0.20% of the loan portfolio.

     The following table presents an analysis of The Citizens National Bank of Norwalk's allowance for loan losses:


                                        NINE MONTHS ENDED
                                          SEPTEMBER 30         YEAR ENDED DECEMBER 31,
                                     -----------------------   -----------------------
                                        2001         2000         2000         1999
                                     ----------   ----------   ----------   ----------
Allowance for loan losses,
  beginning of period..............  $1,240,777   $1,147,158   $1,147,158   $  916,449
Charged-off-loans:
  Real estate......................          --      (10,659)     (10,659)          --
  Consumer.........................    (273,454)    (232,884)    (307,406)    (289,455)
  Business.........................     (85,661)          --      (54,302)          --
                                     ----------   ----------   ----------   ----------
     Total charged-off loans.......    (359,115)    (243,543)    (372,367)    (289,455)
Recoveries on loans previously
  charged off:
  Real estate......................          --          145          145           --
  Consumer.........................     124,154       79,100       92,841      125,164
  Business.........................      14,431           --           --           --
                                     ----------   ----------   ----------   ----------
     Total recoveries..............     138,585       79,245       92,986      125,164
                                     ----------   ----------   ----------   ----------
Net loans charged-off..............    (220,530)    (164,298)    (279,381)    (164,291)
Provision for loan losses..........     214,000      216,000      373,000      395,000
                                     ----------   ----------   ----------   ----------
Allowance for loan losses, end of
  period...........................  $1,234,247   $1,198,860   $1,240,777   $1,147,158
                                     ==========   ==========   ==========   ==========
Net loans charged-off to average
  interest-earning loans...........        0.21%        0.18%        0.28%        0.18%
Allowance for loan losses to total
  loans............................        1.18%        1.20%        1.18%        1.19%
Allowance for loan losses to
  nonperforming loans and troubled
  debt restructurings..............      329.10%      115.87%      184.13%       96.87%


     The following table presents the approximate allocation of the allowance for loan losses by loan category at the dates indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not indicative of future losses and does not restrict the use of any of the allowance to absorb losses in any category.


                                                                      AT DECEMBER 31,
                                                       ---------------------------------------------
                                SEPTEMBER 30, 2001             2000                    1999
                               ---------------------   ---------------------   ---------------------
                                              % OF                    % OF                    % OF
                                            LOANS IN                LOANS IN                LOANS IN
                                              EACH                    EACH                    EACH
                                            CATEGORY                CATEGORY                CATEGORY
                                            TO TOTAL                TO TOTAL                TO TOTAL
                                 AMOUNT      LOANS       AMOUNT      LOANS       AMOUNT      LOANS
                               ----------   --------   ----------   --------   ----------   --------
Real estate..................  $   30,000     17.28%   $   30,000     18.31%   $       --     18.05%
Consumer.....................      65,000     27.11        70,291     30.11       223,808     35.89
Business.....................     743,682     55.61       664,230     51.58       417,673     46.06
Unallocated..................     395,565       N/A       476,256       N.A       505,677       N/A
                               ----------    ------    ----------    ------    ----------    ------
  Total allowance for loan
     losses..................  $1,234,247    100.00%   $1,240,777    100.00%   $1,147,158    100.00%
                               ==========    ======    ==========    ======    ==========    ======



     Liquidity and Interest Rate Risk Management Activities. Liquidity management is an integral part of The Citizens National Bank of Norwalk's risk management systems and is directed by The Citizens National Bank of Norwalk's Asset and Liability Committee (ALCO). The liquidity management process has many components, including an evaluation of the trend and stability of deposits, the availability of assets convertible into cash without undue loss, access to other sources of funding, the adequacy of liquidity sources to meet liquidity needs and the diversification of funding sources.

     Interest rate risk is the risk that The Citizens National Bank of Norwalk's financial condition and results of operations will be adversely affected due to movements in interest rates. The income of financial institutions is primarily derived from the excess of interest earned on interest-earning assets over the interest paid on interest-bearing liabilities. Accordingly, The Citizens National Bank of Norwalk places great importance on monitoring and controlling interest rate risk.



     The Citizens National Bank of Norwalk hired BPS Associates, Inc. of Bloomington, Minnesota, to assist it with its asset and liability management process. BPS is a registered non-discretionary institutional fixed-income portfolio manager serving community banks throughout the United States. BPS offers advice, decision support and transaction management as well as regular management reports, bond accounting reports and overall risk management reports. At the end of the month following each quarter (April, July, October and January), BPS produces for The Citizens National Bank of Norwalk the following three asset and liability reports: Static Gap Report; Economic Value of Equity Report; and Dynamic Interest Rate Risk Analysis. The Static Gap Report looks at assets and liabilities as they reprice in different time periods. The Economic Value of Equity Report calculates the effect on equity of a shift in interest rates of +/- 300 basis points. The Dynamic Interest Rate Risk Analysis calculates risk to net interest income under three different rate scenarios.



     As part of The Citizens National Bank of Norwalk's Funds Management Policy, the Board of Directors has established guidelines to limit interest rate risk exposure and to protect net interest margin. The Citizens National Bank of Norwalk's ALCO and the Board monitor the Net Interest Income At Risk and the Economic Value of Equity at Risk on a quarterly basis. The Board has established a maximum acceptable percentage change in Net Interest Income of 10.0%. The Board also established an acceptable percentage change in the Economic Value of Equity Capital at 25.0%. The ALCO monitors the spread between short-term and long-term liabilities, and at the appropriate time, lengthens its interest-bearing liabilities to keep the percent change in Economic Value of Equity within acceptable limits.



     The following chart reflects the potential sensitivity of The Citizens National Bank of Norwalk's financial instruments to sudden and sustained +/-200 basis point change in interest rates on The Citizens National Bank of Norwalk's Net Interest Income and Economic Value of Equity:



                                                             OCTOBER 31,   DECEMBER 31,     BOARD
                                                                2001           2000       GUIDELINES
                                                             -----------   ------------   ----------
One Year Net Interest Income Change
  +200 Basis points........................................     (2.1)%         (3.9)%       (10.0)%
  -200 Basis points........................................      1.8            3.0         (10.0)
Economic Value of Equity
  +200 Basis points........................................     (5.1)%        (23.3)        (25.0)%
  -200 Basis points........................................     (0.6)          17.1         (25.0)



     As illustrated in the table, Net Interest Income and Economic Value of Equity are more sensitive to rising rates than declining rates. This occurs principally because, as rates rise, the market value of fixed-rate loans declines due to both the rate increase and slowing prepayments. When rates decline, The Citizens National Bank of Norwalk does not experience a significant rise in market value for these loans because borrowers prepay at relatively faster rates. The projected volatility of net interest income and of Economic Value of Equity to a +/- 200 basis points change at October 31, 2001 and December 31, 2000, falls within the Board guidelines.



     In evaluating the Bank's exposure to interest rate risk, certain shortcomings inherent in the method of analysis presented in the foregoing table must be considered. For example, although certain assets and liabilities may have similar maturities for periods of repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates while interest rates on other types may lag behind changes in market rates. Furthermore, in the event of a change in interest rates, prepayments and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. Finally, the ability of many borrowers to service their debts may decrease in the case of an interest rate increase. Therefore, the actual effect of changing interest rates may differ substantially from that presented in the foregoing tables.

     The Citizens National Bank of Norwalk's investment portfolio provides a secondary reserve of liquidity in support of normal banking activities. The portfolio also provides a stream of income of the quality and having other characteristics which are consistent with prudent banking practices. The Citizens National Bank of Norwalk's investment portfolio totaled $16.7 million as of September 30, 2001. The following table sets forth details on The Citizens National Bank of Norwalk's investment portfolio as of September 30, 2001:



                                                                GROSS        GROSS
                                                 AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                                                   COST         GAINS        LOSSES        VALUE
                                                -----------   ----------   ----------   -----------
U.S. Treasury and U.S. Government agencies....  $ 9,498,251    $ 85,517     $   (680)   $ 9,583,088
Obligations of states and political
  subdivisions................................    4,773,642      85,066       (2,429)     4,856,279
Mortgage-backed securities....................    2,220,695      11,586       (9,063)     2,223,218
                                                -----------    --------     --------    -----------
                                                $16,492,588    $182,169     $(12,172)   $16,662,585
                                                ===========    ========     ========    ===========



     The table below sets forth certain information regarding the carrying value, weighted average yields and contractual maturities of ICBC's debt securities as of September 30, 2001.



                                                      AT SEPTEMBER 30, 2001 (AMOUNTS IN THOUSANDS)
                       -----------------------------------------------------------------------------------------------------------
                                                MORE THAN ONE        MORE THAN FIVE         MORE THAN TEN
                        ONE YEAR OR LESS     YEAR TO FIVE YEARS    YEARS TO TEN YEARS           YEARS                 TOTAL
                       -------------------   -------------------   -------------------   -------------------   -------------------
                                  WEIGHTED              WEIGHTED              WEIGHTED              WEIGHTED              WEIGHTED
                       CARRYING   AVERAGE    CARRYING   AVERAGE    CARRYING   AVERAGE    CARRYING   AVERAGE    CARRYING   AVERAGE
                        VALUE      YIELD      VALUE      YIELD      VALUE      YIELD      VALUE      YIELD      VALUE      YIELD
                       --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
U.S. Treasury
  Securities.........   $   --        --%     $  526      6.02%     $   --        --%     $   --        --%    $   526      6.02%
Obligations of
  Government
  agencies...........    7,489      3.70         519      5.28       1,049      5.42          --        --       9,057      3.99
Municipals...........      829      5.71       2,403      5.73       1,456      6.17         168      6.29       4,856      5.88
Mortgage-backed
  securities.........       --        --         639      5.30         588      5.95         996      4.49       2,223      5.11
                        ------      ----      ------      ----      ------      ----      ------      ----     -------      ----
Total debt securities
  at fair value......   $8,318      3.90%     $4,087      5.64%     $3,093      5.87%     $1,164      4.75%    $16,662      4.75%
                        ======      ====      ======      ====      ======      ====      ======      ====     =======      ====


     As of September 30, 2001, a total of $8.8 million in US Government treasury and agency securities were pledged to secure deposits from local government enterprises and, therefore, were not available for liquidity purposes since they cannot be sold until the deposits mature and cannot be pledged for borrowing purposes.


     As of September 30, 2001, The Citizens National Bank of Norwalk sold over $8.0 million in federal funds to correspondent banks. All of these federal funds, which are a primary source of funding for The Citizens National Bank of Norwalk, were available to meet The Citizens National Bank of Norwalk's liquidity needs. The Citizens National Bank of Norwalk also maintains lines of credit with other financial institutions. On September 30, 2001, The Citizens National Bank of Norwalk had $17.0 million available on its line of credit with the Federal Home Loan Bank. At September 30, 2001, The Citizens National Bank of Norwalk had no outstanding borrowings with the Federal Home Loan Bank under these borrowing arrangements. For short-term contingency purposes, The Citizens National Bank of Norwalk's management has established borrowing lines, for federal funds, with several large banks. These federal funds lines totaled $6.0 million on September 30, 2001.



     Trust Activities. The Citizens National Bank of Norwalk's Trust Department has been providing fiduciary services and managing the assets of customers for over 55 years. The Trust Department offers custodial and agency services and serves as trustee and successor trustee for trusts. The Trust Department also serves as executor or as agent when named to perform these duties for an individual's estate.


     The Trust Department has approximately 180 trust accounts with a market value on September 30, 2001, of over $41.0 million. The majority of the accounts are based upon personal trust relationships. The Trust Department has a limited number of employee benefit plans and agency relationships and has discretionary responsibility for approximately 80 accounts.

Deposits and Borrowings


     General Use. Deposits have traditionally been used as the primary source of The Citizens National Bank of Norwalk's funds for use in lending and other investment activities. Principal and interest payments from the loan portfolio also provide a relatively stable source of funds. Federal Home Loan Bank advances are also used on a short-term basis as needed to balance deposit and loan fluctuations.



     Deposits. Huron and neighboring counties have been the principal source of deposit accounts for The Citizens National Bank of Norwalk. A wide variety of deposit accounts such as NOW accounts, savings accounts, checking accounts, money market accounts, and certificates of deposit are offered to the Norwalk area community. A courier service was established in 2000 to enhance deposit gathering among business customers of The Citizens National Bank of Norwalk in the outlying service areas of The Citizens National Bank of Norwalk.



     The management of The Citizens National Bank of Norwalk meets twice a month or as needed to determine interest rates paid, maturity terms, service fees and other parameters for the deposit accounts. This management committee also monitors and manages the interest rate risk policy of The Citizens National Bank of Norwalk.



     On September 30, 2001, The Citizens National Bank of Norwalk's certificates of deposits totaled $65.6 million, or 52.95% of total deposits. Of this amount, approximately $45.8 million in certificates of deposit mature within one year. Past experience has shown that a high percentage of these certificates will renew at maturity.



     The following table sets forth the dollar amount of deposits in the various types of deposit products offered by The Citizens National Bank of Norwalk at September 30, 2001:



                                                                  AMOUNT         PERCENT OF
                                                              (IN THOUSANDS)   TOTAL DEPOSITS
                                                              --------------   --------------
Transactions Accounts:
Savings accounts (1)........................................     $ 23,458           18.92%
Interest bearing checking accounts (2)......................       19,649           15.86
Non interest bearing checking accounts......................       15,206           12.27
                                                                 --------          ------
  Total transaction accounts................................     $ 58,313           47.05%
Certificates of deposit: (3)
0.0  -- 1.99%...............................................          304           00.25
2.00 -- 3.99%...............................................       10,453           08.43
4.00 -- 5.99%...............................................       33,424           26.96
6.00 -- 7.99%...............................................       21,457           17.31
                                                                 --------          ------
  Total certificates of deposit.............................     $ 65,638           52.95%
                                                                 --------          ------
Total Deposits..............................................     $123,951          100.00%
                                                                 ========          ======


---------------


(1)The Citizens National Bank of Norwalk's weighted average interest rate on savings accounts fluctuates with the general movement of interest rates. The weighted average interest rate on savings accounts was 2.47% at September 30, 2001.



(2)The Citizens National Bank of Norwalk's weighted average interest rate on interest bearing checking accounts fluctuates with the general movement of interest rates. The weighted average interest rate on interest bearing checking accounts was 2.65% at September 30, 2001.



(3)Includes Individual Retirement Accounts and jumbo certificates of deposit (those with balances in excess of $100,000).

     The following table indicates the amount of The Citizens National Bank of Norwalk's certificates of deposit by time remaining until maturity as of September 30, 2001.



                                                    MATURITY
                              -----------------------------------------------------
                                               OVER          OVER          OVER
                               3 MONTHS       3 TO 6        6 TO 12         12
                                OR LESS       MONTHS        MONTHS        MONTHS         TOTAL
                              -----------   -----------   -----------   -----------   -----------
Certificates of deposit less
  than $100,000.............  $ 6,887,579   $11,876,088   $10,319,032   $17,895,652   $46,978,351
Certificates of deposit of
  $100,000 or more(1).......    3,371,834     5,799,865     3,037,474       634,993    12,844,166
Public funds of $100,000 or
  more (2)..................    1,850,000     2,500,000       146,560     1,050,000     5,546,560
IRAs of $100,000 or more....           --            --            --       268,618       268,618
                              -----------   -----------   -----------   -----------   -----------
Total certificates of
  deposit...................  $12,109,413   $20,175,953   $13,503,066   $19,849,263   $65,637,695
                              ===========   ===========   ===========   ===========   ===========


---------------

(1) Other than public funds and IRA's.

(2) Deposits from governmental and other public entities.


     The following table presents certain information regarding The Citizens National Bank of Norwalk's short-term borrowings which include FHLB advances, federal funds purchased and repurchase agreements at or for the periods ended on the dates indicated:



                                                 NINE MONTHS ENDED             YEAR ENDED
                                                   SEPTEMBER 30,              DECEMBER 31,
                                              ------------------------   -----------------------
                                                 2001          2000         2000         1999
                                              -----------   ----------   ----------   ----------
Short term borrowed funds:
  Average balance outstanding...............  $ 3,066,329   $5,902,723   $5,525,572   $1,909,579
  Maximum amount outstanding at any
     month-end during the period............   10,001,927    9,793,901    9,793,901    4,868,392
  Balance outstanding at end of period......      310,069    4,147,887    6,300,871    1,304,751
  Weighted average interest rate during the
     period.................................         5.80%        6.32%        6.62%        4.96%
  Weighted average interest rate at end of
     period.................................         4.00         6.69         6.47         4.57



     Competition. The Citizens National Bank of Norwalk competes for deposits with other commercial banks, savings and loan associations, credit unions and with issuers of commercial paper and other securities, such as shares in money market mutual funds. The primary factors in competing for deposits are interest rates and convenience of office location. In making loans, The Citizens National Bank of Norwalk competes with other commercial banks, savings and loan associations, credit unions, personal finance companies, leasing companies, mortgage brokers and other lenders. The Citizens National Bank of Norwalk competes for loan originations primarily through the interest rates and fees it charges and through the efficiency and quality of services it provides to borrowers. Competition is affected by many factors, including the general availability of lendable funds, general and local economic conditions, current interest rate levels and a number of other factors which are not readily predictable.



REGULATION



     General. Because of its ownership of all the outstanding stock of The Citizens National Bank of Norwalk, ICBC is subject to regulation, examination and oversight by the Board of Governors of the Federal Reserve System as a bank holding company under the Bank Holding Company Act of 1956. The Citizens National Bank of Norwalk, as a national bank, is subject to regulation, examination and oversight by the Office of the Comptroller of the Currency and special examination by the Federal Reserve. The Citizens National Bank of Norwalk is a member of the Federal Reserve Bank of Cleveland and a member of the Federal Home Loan Bank of Cincinnati. In addition, since its deposits are insured by the FDIC, The Citizens National Bank of Norwalk is also subject to some regulation, oversight and special examination by the FDIC. The Citizens National Bank of Norwalk must file periodic financial reports with the FDIC, the OCC and the Federal Reserve Bank of Cleveland.

Examinations are conducted periodically by these federal regulators to determine whether The Citizens National Bank of Norwalk and ICBC are in compliance with various regulatory requirements and are operating in a safe and sound manner. In general, the Federal Reserve may initiate enforcement actions for violations of law and regulations.



     Bank Holding Company Regulation. The Federal Reserve has adopted capital adequacy guidelines for bank holding companies with consolidated assets of $150 million or more, pursuant to which, on a consolidated basis, they must maintain total capital of at least 8% of risk-weighted assets. Risk-weighted assets consist of all assets, plus credit equivalent amounts of certain off-balance sheet items, which are weighted at percentage levels ranging from 0% to 100%, based on the relative credit risk of the asset. At least half of the total capital to meet this risk-based requirement must consist of core or "Tier 1" capital, which includes common stockholders' equity, qualifying perpetual preferred stock (up to 25% of Tier 1 capital) and minority interests in the equity accounts of consolidated subsidiaries, less goodwill. The remainder of total capital may consist of supplementary or "Tier 2 capital." In addition to this risk-based capital requirement, the FRB requires bank holding companies to meet a leverage ratio of a minimum level of Tier 1 capital to average total consolidated assets of 3%, if they have the highest regulatory examination rating, well-diversified risk and minimal anticipated growth or expansion. All other bank holding companies are expected to maintain a leverage ratio of at least 4% of average total consolidated assets. Since ICBC's consolidated assets are less than $150 million, they are currently not subject to these capital requirements.



     A bank holding company is required by law to guarantee the compliance of any insured depository institution subsidiary that may become "undercapitalized" (defined in the regulations as not meeting minimum capital requirements) with the terms of the capital restoration plan filed by such subsidiary with its appropriate federal banking agency.



     The Bank Holding Company Act restricts ICBC's ownership or control of the outstanding shares of any class of voting stock of any company engaged in a nonbanking business, other than companies engaged in certain activities determined by the Federal Reserve to be closely related to banking. In addition, the Federal Reserve has the authority to require a bank holding company to terminate any activity or relinquish control of any nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the determination by the Federal Reserve that such activity or control constitutes a serious risk to the financial soundness and stability of any bank subsidiary of the bank holding company. ICBC currently has no nonbank subsidiaries. The ownership of subsidiaries of The Citizens National Bank of Norwalk is regulated by the OCC, rather than the Federal Reserve.



     On November 12, 1999, President Clinton signed into law the Gramm-Leach-Bliley Act (also known as the Financial Services Modernization Act of 1999). The Financial Services Modernization Act permits, effective March 11, 2000, bank holding companies to become financial holding companies and thereby affiliate with securities firms and insurance companies and engage in other activities that are financial in nature. A bank holding company may become a financial holding company if each of its subsidiary banks is well capitalized under the Federal Deposit Insurance Corporation Act of 1991 prompt corrective action provisions, is well managed, and has at least a satisfactory rating under the Community Reinvestment Act. In order to do so, a bank holding company must file a declaration that it wishes to become a financial holding company. ICBC has not made such filing.



     A national bank also may engage, subject to limitations on investment, in activities that are financial in nature, other than insurance underwriting, insurance company portfolio investment, real estate development and real estate investment, through a financial subsidiary of the bank, if the bank is well capitalized, well managed and has at least a satisfactory Community Reinvestment Act rating. Subsidiary banks of a financial holding company or national banks with financial subsidiaries must continue to be well capitalized and well managed in order to continue to engage in activities that are financial in nature without regulatory actions or restrictions, which could include divestiture of the financial in nature subsidiary or subsidiaries. In addition, a financial holding company or a bank may not acquire a company that is engaged in activities that are financial in nature unless each of the subsidiary banks of the financial holding company or the bank has a Community Reinvestment Act rating of satisfactory or better.

     Transactions between ICBC and The Citizens National Bank of Norwalk are subject to statutory limits in Sections 23A and 23B of the Federal Reserve Act. See "National Bank Regulation -- Office of the Comptroller of the Currency."



     The Federal Reserve must approve the application of a bank holding company to acquire any bank or savings association. As a bank holding company, ICBC may be subject to restrictions on share repurchases.



National Bank Regulation.



     Office of the Comptroller of the Currency. The OCC is an office in the Department of the Treasury and is subject to the general oversight of the Secretary of the Treasury. It is responsible for the regulation and supervision of all national banks, including The Citizens National Bank of Norwalk. The OCC issues regulations governing the operation of national banks and, in accordance with federal law, prescribes the permissible investments and activities of national banks. The Citizens National Bank of Norwalk is authorized to exercise trust powers in accordance with OCC guidelines. National banks are subject to regulatory oversight under various consumer protection and fair lending laws. These laws govern, among other things, truth-in-lending disclosure, equal credit opportunity, fair credit reporting and community reinvestment.



     The Citizens National Bank of Norwalk is required to meet certain minimum capital requirements set by the OCC. These requirements consist of risk-based capital guidelines and a leverage ratio, which are substantially the same as the capital requirements imposed on ICBC. The Citizens National Bank of Norwalk was in compliance with those capital requirements at September 30, 2001. See below. The OCC may adjust the risk-based capital requirement of a national bank on an individualized basis to take into account risks due to concentrations of credit or nontraditional activities.



     The OCC has adopted regulations governing prompt corrective action to resolve the problems of capital deficient and otherwise troubled national banks. At each successively lower defined capital category, a national bank is subject to more restrictive and numerous mandatory or discretionary regulatory actions or limits, and the OCC has less flexibility in determining how to resolve the problems of the institution. In addition, the OCC generally can downgrade a national bank's capital category, notwithstanding its capital level, if, after notice and opportunity for hearing, the national bank is deemed to be engaging in an unsafe or unsound practice, because it has not corrected deficiencies that resulted in it receiving a less than satisfactory examination rating on matters other than capital or it is deemed to be in an unsafe or unsound condition.

     At September 30, 2001 and year-end 2000 and 1999, actual capital levels (in thousands) and minimum required levels of The Citizens National Bank of Norwalk were:





                                                                                        MINIMUM
                                                                    MINIMUM            REQUIRED
                                                                   REQUIRED           TO BE WELL
                                                                  FOR CAPITAL      CAPITALIZED UNDER
                                                                   ADEQUACY        PROMPT CORRECTIVE
                                                  ACTUAL           PURPOSES       ACTION REGULATIONS
                                              ---------------   ---------------   -------------------
                                              AMOUNT    RATIO   AMOUNT    RATIO    AMOUNT      RATIO
                                              -------   -----   -------   -----   ---------   -------
SEPTEMBER 30, 2001
Total capital (to risk weighted assets).....  $11,985   11.9%   $ 8,048    8.0%    $10,061     10.0%
Tier 1 capital (to risk weighted assets)....   10,751   10.7      4,024    4.0       6,036      6.0
Tier 1 capital (to average assets)..........   10,751    8.0      5,405    4.0       6,756      5.0
DECEMBER 31, 2000
Total capital (to risk weighted assets).....  $11,329   11.0%   $ 8,271    8.0%    $10,339     10.0%
Tier 1 capital (to risk weighted assets)....   10,088    9.8      4,135    4.0       6,203      6.0
Tier 1 capital (to average assets)..........   10,088    7.8      5,147    4.0       6,433      5.0
DECEMBER 31, 1999
Total capital (to risk weighted assets).....  $10,198   11.0%   $ 7,395    8.0%    $ 9,244     10.0%
Tier 1 capital (to risk weighted assets)....    9,051    9.8      3,697    4.0       5,546      6.0
Tier 1 capital (to average assets)..........    9,051    7.0      5,170    4.0       6,463      5.0



At September 30, 2001 and year-end 2000 and 1999, The Citizens National Bank of Norwalk was categorized as well capitalized. Management believes that no events have occurred that would change The Citizens National Bank of Norwalk's capital category.



     A national bank is subject to restrictions on the payment of dividends, including dividends to a holding company. A dividend may not be paid if it would cause the bank not to meet its capital requirements. In addition, the dividends that a Bank subsidiary can pay to its holding company without prior approval of regulatory agencies is limited to net income plus its retained net income for the preceding two years. Based on the current financial condition of The Citizens National Bank of Norwalk, these provisions are not expected to affect the current ability of The Citizens National Bank of Norwalk to pay dividends to ICBC in an amount customary for The Citizens National Bank of Norwalk.



     OCC regulations generally limit the aggregate amount that a national bank can lend to one borrower or aggregated groups of related borrowers to an amount equal to 15% of the bank's unimpaired capital and surplus. A national bank may loan to one borrower an additional amount not to exceed 10% of the association's unimpaired capital and surplus, if the additional amount is fully secured by certain forms of "readily marketable collateral." Loans to executive officers, directors and principal shareholders and their related interests must conform to the OCC lending limits. All transactions between national banks and their affiliates, including ICBC, must comply with Sections 23A and 23B of the FRA, which limit the amounts of such transactions and require that the terms of the transactions be at least as favorable to The Citizens National Bank of Norwalk as the terms would be of a similar transaction between The Citizens National Bank of Norwalk and an unrelated party. The Citizens National Bank of Norwalk was in compliance with these requirements and restrictions at September 30, 2001.



     Federal Deposit Insurance Corporation. The FDIC is an independent federal agency that insures the deposits, up to prescribed statutory limits, of federally insured banks and thrifts and safeguards the safety and soundness of the banking and thrift industries. The FDIC administers two separate insurance funds, the BIF for commercial banks and state savings banks and the SAIF for savings associations and for banks that have acquired SAIF deposits. The FDIC is required to maintain designated levels of reserves in each fund. The Citizens National Bank of Norwalk is a member of the BIF and its deposits are insured in the BIF.

     The FDIC is authorized to establish separate annual assessment rates for deposit insurance for members of each of the BIF and the SAIF. The FDIC may increase assessment rates for either fund if necessary to restore the fund's ratio of reserves to insured deposits to its target level within a reasonable time and may decrease such rates if such target level has been met. The FDIC has established a risk-based assessment system for both SAIF and BIF members. Under this system, assessments vary based on the risk the institution poses to its deposit insurance fund. The risk level is determined based on the institution's capital level and the FDIC's level of supervisory concern about the institution. Insurance of deposits may be terminated by the FDIC if it finds that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition enacted or imposed by the institution's regulatory agency.


     Federal Reserve Board. The Federal Reserve Act requires national banks to maintain reserves against their net transaction accounts (primarily checking and NOW accounts). The amounts are subject to adjustment by the FRB.



     Federal Home Loan Banks. The Federal Home Loan Banks (the FHLBs) provide credit to their members in the form of advances. As a member, The Citizens National Bank of Norwalk must maintain an investment in the capital stock of the FHLB of Cincinnati in an amount equal to the greater of 1% of the aggregate outstanding principal amount of The Citizens National Bank of Norwalk's residential real estate loans, home purchase contracts and similar obligations at the beginning of each year, or 5% of its advances from the FHLB. The FHLB advances are secured by collateral in one or more specified categories. The amount a member may borrow from the FHLB is limited based upon the amounts of various assets held by the member. All long-term advances by each FHLB must be made only to provide funds for residential housing finance.



MARKET PRICE AND DIVIDENDS ON ICBC COMMON SHARES



     ICBC common shares are traded on the over the counter market under the symbol "ICMB." The brokerage firm of Sweney Cartwright & Co. currently acts as a market maker for ICBC common shares.



     The following table sets forth the high and low bid price on the over the counter market and dividend information for the ICBC common shares for each quarterly period during 1999 and 2000, and for the first three quarters of 2001:



QUARTER ENDED                                                  HIGH     LOW     DIVIDEND
-------------                                                 ------   ------   --------
March 31, 1999..............................................  $21.00   $20.00    $0.00
June 30, 1999...............................................   21.00    21.00     0.22
September 30, 1999..........................................   21.00    21.00     0.00
December 31, 1999...........................................   21.50    21.50     0.36
March 31, 2000..............................................   22.50    19.50     0.00
June 30, 2000...............................................   20.00    19.50     0.22
September 30, 2000..........................................   18.50    18.50     0.00
December 31, 2000...........................................   18.50    16.75     0.38
March 31, 2001..............................................   17.00    15.50     0.00
June 30, 2001...............................................   18.00    13.00     0.22
September 30, 2001..........................................   17.25    15.00     0.00



     As of the ICBC January 8, 2002 record date, the over the counter market closing price of ICBC common shares was $30.00, and the ICBC common shares were held by approximately 450 shareholders.

SELECTED FINANCIAL INFORMATION



     The following tables set forth certain selected financial information of ICBC and are qualified in their entirety by reference to the detailed information and financial statements of ICBC included elsewhere herein.



                                  SEPTEMBER 30,                                  YEAR ENDED DECEMBER 31,
                           ---------------------------   -----------------------------------------------------------------------
                               2001           2000           2000           1999           1998           1997          1996
                           ------------   ------------   ------------   ------------   ------------   ------------   -----------
Statements of income
  Total interest
    income...............  $  7,530,357   $  7,331,674   $  9,923,584   $  9,489,973   $  8,269,110   $  7,491,300   $ 6,731,681
  Total interest
    expense..............     3,788,763      3,652,787      4,943,352      4,723,547      3,830,321      3,380,828     2,914,766
  Net interest income....     3,741,594      3,678,887      4,980,232      4,766,426      4,438,789      4,110,472     3,816,915
  Provision for loan
    losses...............       214,000        216,000        373,000        395,000        310,400        130,000            --
  Net interest income
    after provision for
    loan losses..........     3,527,594      3,462,887      4,607,232      4,371,426      4,128,389      3,980,472     3,816,915
  Security gains
    (losses).............        13,445        (23,036)       (23,036)        21,591         20,046         (4,798)       67,410
  Other noninterest
    income...............       717,227        721,276        969,614      1,088,909      1,033,259        765,731       720,035
  Total noninterest
    income...............       730,672        698,240        946,578      1,110,500      1,053,305        760,933       787,445
  Total noninterest
    expense..............     2,957,374      2,885,612      3,834,848      3,889,218      3,669,546      3,387,016     3,029,308
  Income before federal
    income taxes.........     1,300,892      1,275,515      1,718,962      1,592,708      1,512,148      1,354,389     1,575,052
  Federal income tax
    expense..............       401,405        388,439        523,339        493,021        516,785        447,918       494,367
    Net income...........       899,487        887,076      1,195,623      1,099,687        995,363        906,471     1,080,685
Per share of common
  stock:
    Net income- basic....          1.47           1.46           1.97           1.84           1.66           1.48          1.72
    Net income-
      diluted............          1.47           1.46           1.97           1.83           1.65           1.48          1.72
    Dividends............          0.22           0.22           0.60           0.58           0.55           0.43          0.40
    Book value...........         19.65          17.37          17.95          15.58          15.51          14.47         13.34
Average common shares
  outstanding............       612,954        606,439        607,158        596,174        600,985        612,336       629,560
Period-end balances:
    Loans, net...........   103,456,678     98,692,070    104,288,062     94,977,136     83,401,719     68,940,453    63,079,582
    Securities...........    16,662,585     19,971,031     19,538,455     24,733,610     39,905,458     19,412,444    18,587,806
    Total assets.........   139,799,381    131,123,706    136,604,256    133,159,560    136,185,098    100,238,990    93,000,891
    Deposits.............   123,951,337    112,660,165    115,782,293    118,481,929    121,491,185     90,555,890    83,527,030
    Borrowings...........     2,595,069      6,682,887      8,935,871      4,304,751      4,365,810        264,588       327,819
    Shareholders'
      equity.............    12,070,872     10,581,731     10,992,874      9,353,593      9,233,767      8,713,476     8,388,964


ICBC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


FORWARD LOOKING STATEMENTS



     The discussions below include forward-looking statements by ICBC relating to such matters as anticipated operating results, credit quality expectations, prospects for new lines of business, technological developments, economic trends (including interest rates), merger and reorganization transactions and similar matters. Such statements are based upon current beliefs and expectations of ICBC's management and are subject to risks and uncertainties. While ICBC believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could prove to be inaccurate, and accordingly, actual results and experience could differ materially from the anticipated results or other expectations expressed by ICBC in its forward-looking statements. Factors that could cause actual results or experience to differ from results discussed in the forward-looking statements include, but are not limited to:



     - economic conditions;



     - volatility and direction of market interest rates;



     - capital investment in and operating results of business ventures of ICBC;



     - governmental legislations and regulation;



     - material unforeseen changes in the financial condition or results of operations of ICBC's customers;

     - customer reaction to and unforeseen complications with respect to ICBC being acquired by First Citizens; and



     - difficulties associated with data conversions related to the migration to First Citizens' system.



The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements, and the purpose of this paragraph is to secure the use of the safe harbor provision.



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION -- AS OF SEPTEMBER 30, 2001 AND DECEMBER 31, 2000 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
AND 2000



     The following discussion and analysis represents a review of ICBC's consolidated financial condition and results of operations. This review should be read in conjunction with the consolidated financial statements presented elsewhere in this Proxy Statement/Prospectus.



(Dollars in thousands, except per share data)


FINANCIAL CONDITION

     During the nine months ended September 30, 2001, total assets increased $3,195, or 2%, to $139,799. The increase in assets in 2001 primarily reflects growth in cash and cash equivalents resulting from increased deposits. During 2001, net loans decreased $831, or 1% from $104,288 at December 31, 2000 to $103,457 at September 30, 2001. Securities available for sale decreased $2,876, or 15%, from $19,538 at December 31, 2000 to $16,662 at September 30, 2001, as a
result of increased calls and maturities partially offset by purchases.

     Deposit balances increased $8,169, or 7% from $115,782 at December 31, 2000 to $123,951 at September 30, 2001. The increase in deposits is a result of soliciting brokered funds and public deposits because rates paid were more attractive than other forms of borrowing. The funds generated from increased deposits were not immediately used to fund loans and contributed to an increase in cash and a decrease in short-term borrowings.

     Shareholders' equity of ICBC increased $1,078, or 10% from $10,993 at December 31, 2000 to $12,071 at September 30, 2001. This increase is the result of net income during 2001 of $899, offset by cash dividends paid to shareholders of $135, or $0.22 per share; unrealized appreciation on securities available for sale, net of tax of $280; and the net sale of 2,019 treasury shares for $33.

RESULTS OF OPERATIONS

     Net income for the nine months ended September 30, 2001 was $899, or $1.47 per diluted share, up $12, or 1% from $887, or $1.46 per diluted share during the same period in 2000. The increase in net income is primarily a result of increasing net interest income.

NET INTEREST INCOME

     Net interest income, the difference between interest income earned on interest-earning assets and interest expense incurred on interest-bearing liabilities, is the most significant component of ICBC's earnings. Net interest income is affected by changes in the volumes, rates and composition of interest-earning assets and interest-bearing liabilities.

     For the nine months ended September 30, 2001, ICBC's net interest income was $3,741, an increase of $62, or 2%, from $3,679 for the same period in 2000. During the nine months ended September 30, 2001, the net interest margin decreased 10 basis points (100 basis points equals 1.00%) to 3.92% compared to 4.02% during the same period in 2000. The decrease in net interest margin is primarily a result of a decrease in the average yield earned on interest-earning assets and an increase in total interest-bearing liabilities.

     Total interest income increased $199, or 3% for the nine months ended September 30, 2001, due to increases in the average balance of interest-earning assets. The average yield earned on interest-earning assets decreased 14 basis points from 8.03% for the nine months ended September 30, 2000 to 7.89% for the same period in 2001, primarily due to changes in rates and the composition of interest-earning assets. The composition of interest-earning assets changed during 2001 as growth in the loan portfolio was funded with matured and sold securities and increased deposits. The average balance of loans increased $6,039,or 6%, from $97,602 during the nine months ended September 30, 2000 to $103,641 during the same period in 2001, while the average balance of securities decreased $5,251, or 22%, from $23,939 during the nine months ended September 30, 2000 to $18,688 during the same period in 2001. The increase of total interest income related to changes in the composition of interest-earning assets was partially offset by a decrease in yields resulting from decreasing interest rates.

     Total interest expense increased $136, or 4% during the nine months ended September 30, 2001, due to increases in the average rate paid and the average balances of interest-bearing liabilities. The average rate incurred on interest-bearing liabilities increased 7 basis points from 4.49% during the nine months ended September 30, 2000 to 4.56% during the same period in 2001, primarily due to changes in rates and the composition of interest-bearing liabilities. The composition of interest-bearing liabilities changed during 2001 as funding from deposits increased and the use of federal funds purchased and short-term FHLB borrowings decreased. The average balance of deposits increased $5,648, or 6%, from $99,419 during the nine months ended September 30, 2000 to $105,068 during the same period in 2001; on the contrary, the average balance of federal funds purchased and other interest-bearing liabilities decreased $3,257, or 37%, from $8,816 during the nine months ended September 30, 2000 to $5,559 during the same period in 2001.

     The following table reflects the components of ICBC's net interest income for each of the nine month periods ended September 30, 2001 and 2000, setting forth: (i) average assets, liabilities, and shareholders' equity, (ii) interest income earned on interest-earning assets and interest expense incurred on interest-bearings liabilities, (iii) average yields earned on interest-earning assets and average rates incurred on interest-bearing liabilities, (iv) the net interest spread (i.e., the average yield earned on interest-earning assets less the average rate incurred on interest-bearing liabilities), (v) the net interest margin (i.e., net interest income divided by average interest-earning assets), and (vi) the ratio of interest-earning assets to interest-bearing liabilities.

            ICBC AVERAGE BALANCES, INTEREST AND AVERAGE YIELDS/COST


                                                                     NINE MONTHS ENDED SEPTEMBER 30,
                              AT SEPTEMBER 30, 2001   -------------------------------------------------------------
                              ---------------------               2001                            2000
                                          WEIGHTED    -----------------------------   -----------------------------
                                           AVERAGE    AVERAGE               AVERAGE   AVERAGE               AVERAGE
                               BALANCE      RATE      BALANCE    INTEREST    RATE     BALANCE    INTEREST    RATE
                              ---------   ---------   --------   --------   -------   --------   --------   -------
Interest-earning assets:
  Loans (1)(2)(3)...........  $103,457      8.20%     $103,641    $6,680     8.59%    $ 97,602    $6,297     8.60%
  Securities (4) (5)........    16,662      4.61        18,688       707     5.05       23,939     1,021     5.69
  Fed funds sold and other
    interest-earning
    assets..................     9,049      3.27         4,964       143     3.84          328        14     5.79
                              --------                --------    ------              --------    ------
    Total interest-earning
      assets................   129,168      7.39       127,293     7,530     7.89      121,869     7,332     8.03
Noninterest-earning
  assets....................    10,631                  10,063                          10,327
                              --------                --------                        --------
      Total assets..........  $139,799                $137,356                        $132,197
                              ========                ========                        ========
Interest-bearing
  liabilities:
  Checking..................  $ 19,649      2.65%     $ 16,282    $  308     2.52%    $ 14,296    $  252     2.35%
  Savings...................    23,458      2.47        22,032       403     2.44       21,957       403     2.45
  CDs.......................    65,638      5.31        66,753     2,809     5.61       63,166     2,526     5.33
  Fed funds purchased and
    other interest-bearing
    liabilities.............     2,595      5.32         5,559       269     6.46        8,816       472     7.13
                              --------                --------    ------              --------    ------
    Total interest-bearing
      liabilities...........   111,340      4.24       110,626     3,789     4.56      108,235     3,653     4.49
Noninterest-bearing
  liabilities...............    16,388                  15,140                          14,091
Total equity................    12,071                  11,590                           9,871
                              --------                --------                        --------
      Total liabilities and
         equity.............  $139,799                $137,356                        $132,197
                              ========                ========                        ========
Net interest-earning
  assets....................  $ 17,828                $ 16,667                        $ 13,634
                              ========                ========                        ========
Net interest/spread.........                3.15%                 $3,741     3.33%                $3,679     3.53%
                                            ====                  ======     ====                 ======     ====
Net interest margin.........                                        3.92%                           4.02%
                                                                  ======                          ======
Ratio of interest-earning
  assets to interest-bearing
  liabilities...............    116.00%                 115.07%                         112.60%
                              ========                ========                        ========


---------------

(1) For purposes of these computations, the daily average loan amounts outstanding are net of unearned income.

(2) Included in loan interest income are loan fees of $146 in 2001 and $140 in 2000.

(3) Nonaccrual loans are included in loan totals and do not have a material impact on the analysis presented.

(4) Average balance is computed using the carrying value of securities. The average yield has been computed using the historical amortized cost average balance for securities available for sale.

(5) Interest income is reported on a historical basis without tax-equivalent adjustment.

     Net interest income may also be analyzed by segregating the volume and rate components of changes in interest income and interest expense. The following table presents an analysis of increases and decreases in interest income and expense in terms of changes in volume and interest rates during the nine months ended

September 30, 2001 compared to the same period in 2000. Changes not due solely to either a change in volume or a change in rate have been allocated proportionately to the change due to volume and the change due to rate.

                                                                NINE MONTHS ENDED
                                                                SEPTEMBER 30, 2001
                                                                   COMPARED TO
                                                                NINE MONTHS ENDED
                                                                SEPTEMBER 30, 2000
                                                              ----------------------
                                                                 INCREASE
                                                                (DECREASE)
                                                                  DUE TO
                                                              --------------
                                                              VOLUME   RATE     NET
                                                              ------   -----   -----
Interest-earning assets:
  Loans.....................................................  $ 389    $  (6)  $ 383
  Securities................................................   (207)    (107)   (314)
  Fed funds sold and other interest-earning assets..........    135       (6)    129
                                                              -----    -----   -----
     Total interest-earning assets..........................    317     (119)    198
Interest-bearing liabilities:
  Checking..................................................     37       19      56
  Savings...................................................      1       (1)     --
  CDs.......................................................    147      136     283
  Fed funds purchased and other interest-bearing
     liabilities............................................   (161)     (42)   (203)
                                                              -----    -----   -----
     Total interest-bearing liabilities.....................     24      112     136
                                                              -----    -----   -----
Increase (decrease) in net interest income..................  $ 293    $(231)  $  62
                                                              =====    =====   =====

PROVISION AND ALLOWANCE FOR LOAN LOSSES

     The provision for loan losses represents the charge to income necessary to adjust the allowance for loan losses to an amount that represents management's assessment of the estimated probable credit losses in ICBC's loan portfolio that have been incurred at each balance sheet date. All lending activity contains associated risks of loan losses. ICBC recognizes these credit risks as a necessary element of its business activity. The provision for loan losses for the nine months ended September 30, 2001 was $214, compared with $216 for the same period in 2000. The changes in the provision for loan losses were attributable to the changes in net loan charge-offs, the recognition of changes in current risk factors, and the decrease in past due and non-performing loans. Loans on nonaccrual status, or 90 days past due and still accruing interest were $375 at September 30, 2001 compared to $674 at December 31, 2000.

NONINTEREST INCOME

     Total noninterest income increased $32 from $698 for the nine months ended September 30, 2000 to $731 for the same period in 2001. The increase is primarily due to net gains on securities and increase in other income. The following table summarizes the sources of ICBC's non-interest income.

                                                               NINE MONTHS
                                                                  ENDED          2001 VS. 2000
                                                              SEPTEMBER 30,   -------------------
                                                              -------------   DOLLAR   PERCENTAGE
                                                              2001    2000    CHANGE     CHANGE
                                                              -----   -----   ------   ----------
Service charges on deposit accounts.........................  $348    $361     $(13)       (4)%
Trust department income.....................................   252     262      (10)       (4)
Net securities gains (losses)...............................    13     (23)      36       158
Loan origination agent fee income...........................    45      42        3         7
Other.......................................................    72      56       16        28
                                                              ----    ----     ----       ---
     Total noninterest income...............................  $730    $698     $ 32         5
                                                              ====    ====     ====       ===

     During the nine months ended September 30, 2001, the income from service charges on deposit accounts decreased primarily as a result of discontinuance of processing of certain type of payments for Huron County.

During the nine months ended September 30, 2001, ICBC experienced increased number of securities called. Proceeds from sales and calls of securities during 2001 totaled $9,858; gross gains of $21 and gross losses of $8 were recognized on these transactions.

NONINTEREST EXPENSE

     Total noninterest expense during the nine months ended September 30, 2001 increased $71 as compared with the same period in 2000. The following table summarizes the sources of ICBC's noninterest expense.

                                                              NINE MONTHS
                                                                 ENDED           2001 VS. 2000
                                                             SEPTEMBER 30,    -------------------
                                                            ---------------   DOLLAR   PERCENTAGE
                                                             2001     2000    CHANGE     CHANGE
                                                            ------   ------   ------   ----------
Salaries and employee benefits............................  $1,330   $1,363    $(33)       (2)%
Occupancy expense of premises.............................     197      204      (7)       (4)
Furniture and equipment expense...........................     225      206      19         9
Legal, professional and examination expense...............     223      225      (2)       (1)
Intangible amortization...................................     218      218      --        --
Other.....................................................     764      670      94        14
                                                            ------   ------    ----        --
  Total noninterest expense...............................  $2,957   $2,886    $ 71         2
                                                            ======   ======    ====        ==

     The increase in noninterest expense is primarily due to the increase in other expense partially offset by a decrease in salaries and employee benefits expenses. Salaries and employee benefits decreased during the nine month period ended September 30, 2001 due to a reduction of the management workforce, offset by annual merit increases. Other expenses increased during the nine months ended September 30, 2001 primarily due to an increase in franchise taxes, directors fees, and merger related fees.

INCOME TAX EXPENSE

     Income before federal income taxes amounted to $1,301 for the nine months ended September 30, 2001 and $1,276 for the same period in 2000. ICBC's effective income tax rate was 30.9% for the nine months ended September 30, 2001, compared to 30.5% for the same period in 2000.

CAPITAL RESOURCES

     Shareholders' equity at September 30, 2001 totaled $12,071, compared to $10,993 at December 31, 2000, an increase of 10%. Average equity to average assets during the nine months ended September 30, 2001, increased to 8.44% from 7.47% for the same period in 2000.


     The Federal Reserve Board has established risk-based capital guidelines that must be observed by bank holding companies and banks. ICBC has consistently maintained the regulatory capital ratios of the both Independent Community Banc Corp. and the Citizens National Bank of Norwalk above "well capitalized" requirements. For further information on capital ratios, see Note 7 of the unaudited consolidated financial statements dated September 30, 2001 and Note 14 of the consolidated financial statements dated December 31, 2000.


     The capital position is managed through balance sheet size and composition, issuance of equity instruments, treasury stock activities, dividend policies, and retention of earnings.

EFFECTS OF INFLATION

     The assets and liabilities of ICBC are primarily monetary in nature and are more directly affected by the fluctuation in interest rates than inflation. Movement in interest rates is a result of the perceived changes in inflation as well as monetary and fiscal policies. Interest rates and inflation do not necessarily move with the same velocity or within the same period; therefore, a direct relationship to the inflation rate cannot be shown. The financial information presented in this report has been prepared in accordance with accounting principles generally accepted in the United States of America, which require that ICBC measure financial position and operating results primarily in terms of historical dollars.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION -- AS OF DECEMBER 31, 2000 AND DECEMBER 31, 1999 AND FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
(Dollars in thousands, except per share data)

     The following discussion and analysis represents a review of ICBC's consolidated financial condition and results of operations. This review should be read in conjunction with the consolidated financial statements presented elsewhere in this report.

FINANCIAL CONDITION

     During the year ended December 31, 2000, total assets increased $3,445, or 3%, to $136,604 at December 31, 2000. The increase in assets in 2000 primarily reflects growth in the loan portfolio. During 2000, net loans increased $9,311, or 10% from $94,977 at December 31, 1999 to $104,288 at December 31, 2000. The
loan portfolio's growth was primarily in commercial loans, which comprise 52% of the loan portfolio at December 31, 2000 compared to 46% of the loan portfolio at December 31, 1999. The growth of commercial loans is a result of targeted new business development and increased market demand. The remaining portion of ICBC's loan portfolio is real estate and installment loans. During 2000, real estate loans increased $1,966, or 11%, from $17,352 at December 31, 1999 to $19,317 at December 31, 2000; installment loans decreased $2,717, or 8%, from $34,502 at December 31, 1999 to $31,785 at December 31, 2000. The change in real estate and installment loans reflect normal cyclical business fluctuations. Securities available for sale decreased $5,195, or 21%, from $24,734 at December 31, 1999 to $19,538 at December 31, 2000, to help fund the loan portfolio growth.

     The loan portfolio growth during 2000 was also funded by an increase in total liabilities of $1,805, or 1%, from $123,806 at December 31, 1999 to $125,611 at December 31, 2000. The increase in liabilities in 2000 primarily reflects increased use of federal funds purchased and short-term FHLB borrowings to fund the loan growth on a short-term basis due to declining deposit balances. During 2000, short-term FHLB borrowings increased $5,000, or 500%, from $1,000 at December 31, 1999 to $6,000 at December 31, 2000. Deposit balances decreased $2,700, or 2% from $118,482 at December 31, 1999 to $115,782 at December 31,
2000. The decrease in deposits is a result of increased competition from traditional and nontraditional financial service providers and increasingly sophisticated consumers using alternatives to traditional bank deposits.

     Equity of ICBC increased $1,639, or 18% from $9,354 at December 31, 1999 to $10,993 at December 31, 2000. This increase is the result of net income during 2000 of $1,196, offset by cash dividends paid to shareholders of $365, or $0.60 per share; unrealized appreciation on securities available for sale, net of tax of $600; and the net sale of 11,965 treasury shares for $209.

RESULTS OF OPERATIONS

     Net income for 2000 was $1,196, or $1.97 per diluted share, up $96, or 9% from $1,100, or $1.83 per diluted share in 1999. The increase in net income is primarily a result of increasing net interest income. Return on average assets and return on average equity increased to 0.90% and 11.91% for 2000 compared to 0.82% and 11.86% for 1999.

NET INTEREST INCOME

     Net interest income, the difference between interest income earned on interest-earning assets and interest expense incurred on interest-bearing liabilities, is the most significant component of ICBC's earnings. Net interest income is affected by changes in the volumes, rates and composition of interest-earning assets and interest-bearing liabilities.

     ICBC's net interest income was $4,980 in 2000, an increase of $214, or 4%, from $4,766 in 1999. During 2000, the net interest margin increased 20 basis points to 4.08% compared to 3.88% during 1999. The increase of net interest income and net interest margin is primarily a result of an increase in the average yield earned on interest-earning assets and a decrease in total interest-bearing liabilities, which was partially offset by an increase of the rate incurred in interest-bearing liabilities and a decrease in the overall balance of interest-earning assets.

     Total interest income increased $434, or 5% in 2000, due to increases in the average yield of interest-earning assets and the growth of the loan portfolio. The average yield earned on interest-earning assets increased 41 basis points from 7.73% during 1999 to 8.14% during 2000, primarily due to changes in rates and the composition of interest-earning assets. The composition of interest-earning assets changed during 2000 as growth in the loan portfolio was funded with matured and sold securities. The average balance of loans increased $6,219,or 7%, from $92,274 during 1999 to $98,493 during 2000; on the contrary, the average balance of securities decreased $7,033, or 23%, from $30,123 during 1999 to $23,089 during 2000. The increase of total interest income related to changes in rates and the composition of interest-earning assets was partially offset by a decrease in interest-earning assets of $898, or 1% from $122,815 during 1999 to $121,917 during 2000.

     Total interest expense increased $220, or 5% in 2000, due to increases in the average rate incurred on interest-bearing liabilities and the increased use of federal funds purchased. The average rate incurred on interest-bearing liabilities increased 34 basis points from 4.25% during 1999 to 4.59% during 2000, primarily due to changes in rates and the composition of interest-bearing liabilities. The composition of interest-bearing liabilities changed during 2000 as funding from deposits decreased and was replaced with federal funds purchased and short-term FHLB borrowings. The average balance of deposits decreased $6,853, or 6%, from $106,129 during 1999 to 99,276 during 2000; on the contrary, the average balance of federal funds purchased and other interest-bearing liabilities increased $3,479, or 71%, from $4,910 during 1999 to $8,389 during 2000.

     The following table reflects the components of ICBC's net interest income for each of the years ended December 31, 2000 and 1999, setting forth: (i) average assets, liabilities, and shareholders' equity, (ii) interest income earned on interest-earning assets and interest expense incurred on interest-bearings liabilities, (iii) average yields earned on interest-earning assets and average rates incurred on interest-bearing liabilities, (iv) the net interest spread (i.e., the average yield earned on interest-earning assets less the average rate incurred on interest-bearing liabilities), (v) the net interest margin (i.e., net interest income divided by average interest-earning assets), and (vi) the ratio of interest-earning assets to interest-bearing liabilities.

            ICBC AVERAGE BALANCES, INTEREST AND AVERAGE YIELDS/COST

                                                           YEAR ENDED DECEMBER 31,
                                        -------------------------------------------------------------
                                                    2000                            1999
                                        -----------------------------   -----------------------------
                                        AVERAGE               AVERAGE   AVERAGE               AVERAGE
                                        BALANCE    INTEREST    RATE     BALANCE    INTEREST    RATE
                                        --------   --------   -------   --------   --------   -------
Interest-earning assets:
  Loans(1)(2)(3)......................  $ 98,493    $8,596     8.73%    $ 92,274    $7,814     8.47%
  Securities(4)(5)....................    23,089     1,307     5.66       30,123     1,656     5.50
  Fed funds sold and other
     interest-earning assets..........       335        20     6.11          418        20     4.88
                                        --------    ------              --------    ------
          Total interest-earning
            assets....................   121,917     9,923     8.14      122,815     9,490     7.73
Noninterest-earning assets............    10,268                          11,619
                                        --------                        --------
          Total assets................  $132,185                        $134,434
                                        ========                        ========
Interest-bearing liabilities:
  Checking............................  $ 14,230    $  340     2.39%    $ 16,843    $  440     2.61%
  Savings.............................    21,947       541     2.46       23,674       586     2.47
  CDs.................................    63,099     3,451     5.47       65,612     3,375     5.14
  Fed funds purchased and other
     interest-bearing liabilities.....     8,389       611     7.29        4,910       323     6.58
                                        --------    ------              --------    ------
          Total interest-bearing
            liabilities...............   107,665     4,943     4.59      111,039     4,724     4.25
Noninterest-bearing liabilities.......    14,394                          14,098
Total equity..........................    10,126                           9,297
                                        --------                        --------
          Total liabilities and
            equity....................  $132,185                        $134,434
                                        ========                        ========
Net interest-earning assets...........  $ 14,192                        $ 11,759
                                        ========                        ========
Net interest/spread...................              $4,980     3.55%                $4,766     3.48%
                                                    ======     ====                 ======     ====
Net interest margin...................                4.08%                           3.88%
                                                    ======                          ======
Ratio of interest-earning assets to
  interest-bearing liabilities........    113.24%                         110.60%
                                        ========                        ========

---------------

(1) For purposes of these computations, the daily average loan amounts outstanding are net of unearned income.

(2) Included in loan interest income are loan fees of $252 in 2000 and $ 85 in 1999.

(3) Nonaccrual loans are included in loan totals and do not have a material impact on the analysis presented.

(4) Average balance is computed using the carrying value of securities. The average yield has been computed using the historical amortized cost average balance for securities available for sale.

(5) Interest income is reported on a historical basis without tax-equivalent adjustment.

     Net interest income may also be analyzed by segregating the volume and rate components of interest income and interest expense. The following table presents an analysis of increases and decreases in interest income and expense in terms of changes in volume and interest rates during 2000 compared to 1999. Changes not due solely to either a change in volume or a change in rate have been allocated proportionately to the change due to volume and the change due to rate.

                                                                   YEAR ENDED
                                                               DECEMBER 31, 2000
                                                                  COMPARED TO
                                                                   YEAR ENDED
                                                               DECEMBER 31, 1999
                                                              --------------------
                                                                INCREASE
                                                               (DECREASE)
                                                                 DUE TO
                                                              -------------
                                                              VOLUME   RATE   NET
                                                              ------   ----   ----
Interest-earning assets:
  Loans.....................................................   $538    $244   $782
  Securities................................................   (397)     48   (349)
  Fed funds sold and other interest-earning assets..........     (4)      4     --
                                                               ----    ----   ----
       Total interest-earning assets........................    137     296    433
Interest-bearing liabilities:
  Checking..................................................    (65)    (35)  (100)
  Savings...................................................    (43)     (2)   (45)
  CDs.......................................................   (132)    208     76
  Fed funds purchased and other interest-bearing
     liabilities............................................    250      38    288
                                                               ----    ----   ----
       Total interest-bearing liabilities...................     10     209    219
                                                               ----    ----   ----
Increase (decrease) in net interest income..................   $127    $ 87   $214
                                                               ====    ====   ====

PROVISION AND ALLOWANCE FOR LOAN LOSSES

     The provision for loan losses represents the charge to income necessary to adjust the allowance for loan losses to an amount that represents management's assessment of the estimated probable credit losses in ICBC's loan portfolio that have been incurred at each balance sheet date. All lending activity contains associated risks of loan losses. ICBC recognizes these credit risks as a necessary element of its business activity. The provision for loan losses for 2000 was $373, compared with $395 for 1999. The changes in the provision for loan losses were attributable to the changes in net loan charge-offs, the recognition of changes in current risk factors, and the decrease in past due and non-performing loans. While total loans increased by approximately 10% in 2000, the volume of loans on nonaccrual status or that were 90 days past due and still accruing declined from $1,184 at December 31, 1999 to $674 at December 31, 2000.

NONINTEREST INCOME

     Total noninterest income in 2000 declined $164 from $1,111 in 1999 to $947 in 2000. The decline is primarily due to a non-recurring event in 1999. The following table summarizes the sources of ICBC's non-interest income.

                                                             YEAR ENDED        2000 VS. 1999
                                                            DECEMBER 31,    -------------------
                                                            -------------   DOLLAR   PERCENTAGE
                                                            2000    1999    CHANGE     CHANGE
                                                            ----   ------   ------   ----------
Service charges on deposit accounts.......................  $483   $  474   $   9          2%
Trust department income...................................   350      318      32         10%
Net securities gains (losses).............................   (23)      21     (44)      (210)%
Loan origination agent fee income.........................    57      101     (44)       (44)%
Gain on premises sale.....................................    --      100    (100)      (100)%
Other.....................................................    80       97     (17)       (18)%
                                                            ----   ------   -----      -----
  Total noninterest income................................  $947   $1,111   $(164)       (15)%
                                                            ====   ======   =====      =====

     During 1999 a nonrecurring gain of $100 was recognized related to the sale of one of ICBC's buildings. Loan origination agent fee income decreased in 2000 primarily due to a decrease in volume of fixed rate loans. In order to fund loan growth during 2000, securities available for sale were sold. Proceeds from sales and calls of securities during 2000 totaled $4,272, and gross gains of $19 and gross losses of $42 were recognized on these transactions.

NONINTEREST EXPENSE

     Total noninterest expense in 2000 declined $54. The following table summarizes the sources of ICBC's noninterest expense.

                                                               YEAR ENDED         2000 VS. 1999
                                                              DECEMBER 31,     -------------------
                                                             ---------------   DOLLAR   PERCENTAGE
                                                              2000     1999    CHANGE     CHANGE
                                                             ------   ------   ------   ----------
Salaries and employee benefits.............................  $1,815   $1,915   $(100)        (5)%
Occupancy expense of premises..............................     275      288     (13)        (5)%
Furniture and equipment expense............................     299      244      55         23%
Legal, professional and examination expense................     272      288     (16)        (6)%
Other......................................................   1,174    1,154      20          2%
                                                             ------   ------   -----       ----
     Total noninterest expense.............................  $3,835   $3,889   $ (54)        (1)%
                                                             ======   ======   =====

     The decline in noninterest expense is primarily due to the decrease in salaries and employee benefits. Salaries and employee benefits decreased in 2000 due a reduction of the management workforce, offset by annual merit increases. Occupancy expense of premises decreased related to ICBC's sale in 1999 of one of its buildings. Furniture and equipment expense increased in 2000 primarily due to remodeling of a building to be ICBC's new main office.

INCOME TAX EXPENSE

     Income before federal income taxes amounted to $1,719 in 2000 and $1,593 in 1999. ICBC's effective income tax rate was 30.4% in 2000, compared to 31.0% in 1999.

LIQUIDITY MANAGEMENT

     Management of liquidity is of growing importance to the banking industry. The liquidity of a financial institution reflects its ability to meet loan requests, to accommodate possible outflows of deposits and to take advantage of interest rate market opportunities. The ability of a financial institution to meet its current financial obligations is a function of balance sheet structure, the ability to liquidate assets, and the availability of alternative sources of funds.

     In addition to maintaining a stable core deposit base, ICBC maintains adequate liquidity primarily through the use of securities and unused borrowing capacity. At December 31, 2000, securities and other short term investments with maturities of one year or less totaled $2,334. In addition, ICBC can sell securities to meet liquidity needs. At December 31, 2000, unpledged securities available for sale and federal funds sold totaled $8,896. The Citizens National Bank of Norwalk is a member of the Federal Home Loan Bank of Cincinnati (FHLB). The FHLB provides a reliable source of funds over and above retail deposits. As of December 31, 2000, The Citizens National Bank of Norwalk had total credit availability with the FHLB of $14,000, of which $6,000 was outstanding.

CAPITAL RESOURCES

     Shareholders' equity at December 31, 2000 totaled $10,993, compared to $9,354 at December 31, 1999, an increase of 18%.


     The Federal Reserve Board has established risk-based capital guidelines that must be observed by bank holding companies and banks. ICBC has consistently maintained the regulatory capital ratios of the both Independent Community Banc Corp. and the Citizens National Bank of Norwalk above "well capitalized" requirements. For further information on capital ratios, see "INFORMATION WITH RESPECT TO ICBC -- Regulation" and Note 14 of the consolidated financial statements.


     The capital position is managed through balance sheet size and composition, issuance of equity instruments, treasury stock activities, dividend policies, and retention of earnings.

EFFECTS OF INFLATION

     The assets and liabilities of ICBC are primarily monetary in nature and are more directly affected by the fluctuation in interest rates than inflation. Movement in interest rates is a result of the perceived changes in inflation as well as monetary and fiscal policies. Interest rates and inflation do not necessarily move with the same velocity or within the same period; therefore, a direct relationship to the inflation rate cannot be shown. The financial information presented in this report has been prepared in accordance with accounting principles generally accepted in the United States of America, which require that ICBC measure financial position and operating results primarily in terms of historical dollars.

MANAGEMENT

     The following table sets forth certain information concerning the current directors and executive officers of ICBC.

NAME                                        AGE               POSITION WITH ICBC
----                                        ---               ------------------
William F. Boose..........................  56    Director
Michael N. Clemens........................  63    Director and President
William A. Dauch..........................  66    Director
Robin L. DeGraff..........................  44    Director
James D. Heckelman........................  62    Director and Chairman of the Board
John M. Kovesdi, Jr., D.O.................  55    Director
Leslie D. Stoneham........................  58    Director and Vice Chairman
Jerry E. Stover...........................  58    Director
Richard C. Westhofen......................  66    Director
Daniel J. White...........................  51    Director

     Set forth below is a brief description of the business experience of each director and executive officer of ICBC:

     MR. BOOSE has served as a Director of ICBC since 1985. In addition, Mr. Boose has been the President of Boose Farm Market since 1973.

     MR. CLEMENS has served as a Director of ICBC since 2000 and as a President of ICBC since 2000. In addition, Mr. Clemens has served as the President and Chief Executive Officer of Citizens National Bank of Norwalk since 2000.

     MR. DAUCH has served as a Director of ICBC since 1989. In addition, Mr. Dauch has been the President and principal owner of William Dauch Concrete Co. Inc. since 1966.

     MS. DEGRAFF has served as a Director of ICBC since 2001. In addition, Ms. DeGraff has served as a President of Extol of Ohio, Inc. since 1994.

     MR. HECKELMAN has served as a Director of ICBC since 1987. In addition, Mr. Heckelman has been the President of Dan-Mar Co. Inc. since 1972.

     DR. KOVESDI, JR., D.O. has served as a Director of ICBC since 1997. In addition, Dr. Kovesdi has been the President of Firelands Orthopedic, Inc. since 1993.

     MR. STONEHAM has served as a Director of ICBC since 1992. In addition, Mr. Stoneham has been the President of Stoneham Farms Inc. since 1982.

     MR. STOVER has served as a Director of ICBC since 1999. In addition, Mr. Stover has served as the Executive Vice President and Chief Operating Officer of Citizens National Bank of Norwalk since 1999.

     MR. WESTHOFEN has served as a Director of ICBC since 1994. In addition, Mr. Westhofen has been the President of Norwalk Health Foundation since 1986.

     MR. WHITE has served as a Director of ICBC since 1998. In addition, Mr. White has served as the President and Chief Executive Officer of Geotrac of America, Inc. since 1978.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS


     The following table sets forth (i) as of January 8, 2002, the total number and percentage of ICBC common shares beneficially owned by each director of ICBC, each executive officer of ICBC, and each owner of more than 5% of the outstanding ICBC common shares and all directors and executive officers of ICBC as a group, and (ii) after consummation of the parent merger, the total number and percentage of First Citizens common shares beneficially owned by each director of ICBC, each executive officer of ICBC, and each owner of more than 5% of the outstanding ICBC common shares and all directors and executive officers of ICBC as a group. The number of ICBC common shares shown as being beneficially owned by each director are those over which each such director has either sole or shared voting or investment power. As of January 8, 2002 there were 629,442 shares issued, 614,186 shares outstanding and 15,256 shares held in treasury. The percent of beneficial ownership of management after the parent merger was calculated based on an exchange ratio of 1.7 First Citizens common shares for each ICBC common share, assuming that no dissenters' rights will be exercised by ICBC shareholders and that all 614,186 outstanding ICBC common shares, plus 17,000 outstanding options to purchase ICBC common shares, will be exchanged for First Citizens common shares in the parent merger.



                                       AMOUNT AND NATURE OF   PERCENT OF CLASS AS OF   PERCENT OF CLASS AFTER
NAME OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP     JANUARY 8, 2002**        THE PARENT MERGER
------------------------               --------------------   ----------------------   ----------------------
William F. Boose.....................          4,872                      *                      *
Michael N. Clemens(1)................          7,740                   1.25%                     *
William A. Dauch(2)..................         16,560                   2.63%                     *
Robin L. DeGraff.....................             60                      *                      *
James D. Heckelman(3)................         12,202                   1.99%                     *
John M. Kovesdi, Jr., D.O............            545                      *                      *
Leslie D. Stoneham...................            818                      *                      *
Jerry E. Stover(4)...................          7,019                   1.13%                     *
Richard C. Westhofen.................            358                      *                      *
Daniel J. White......................            306                      *                      *
All directors and executive
  officers as a group (10 persons)...         50,480                   8.07%                     *


---------------


* Shares owned represent less than 1% of class.



**Percent of class is based upon the sum of 614,186 ICBC common shares outstanding as of January 8, 2002, and the number of ICBC common shares as to which the person (or members of the group) has the right to acquire beneficial ownership upon the exercise of stock options exercisable within sixty (60) days of January 8, 2002 and stock options exercisable upon adoption of the merger agreement by the ICBC shareholders.



(1)Includes 2,800 ICBC common shares which can be acquired upon the exercise of stock options which are exercisable within sixty (60) days of January 8, 2002 and an additional 4,200 ICBC common shares which can be acquired upon the exercise of stock options which will become exercisable upon the adoption of the merger agreement by the ICBC shareholders.



(2)Includes 2,373 ICBC common shares held by Mr. Dauch's wife.



(3)Includes 5,876 ICBC common shares held by Mr. Heckelman's wife.

(4)Includes 3,600 ICBC common shares which can be acquired upon the exercise of stock options which are exercisable within sixty (60) days of January 8, 2002 and an additional 900 ICBC common shares which can be acquired upon the exercise of stock options which will become exercisable upon the adoption of the merger agreement by the ICBC shareholders.


                                    EXPERTS

     The consolidated financial statements of First Citizens as of December 31, 2000 and 1999 and for the three years ended December 31, 2000 which have been incorporated by reference in this Proxy Statement/Prospectus, and the financial statements of ICBC as of December 31, 2000 and 1999 and for the years then ended, included in this Proxy Statement/Prospectus have been audited by Crowe, Chizek and Company LLP as set forth in its reports thereon. The financial statements audited by Crowe, Chizek and Company LLP have been incorporated by reference or included in this Proxy Statement/Prospectus in reliance upon such reports given upon their authority as an expert in accounting and auditing.

                                  TAX OPINION


     A tax opinion is to be rendered prior to the effective time by Vorys, Sater, Seymour and Pease LLP substantially to the effect that (i) the parent merger will constitute a tax free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and (ii) no gain or loss will be recognized by ICBC shareholders who exchange their ICBC common shares for First Citizens common shares and cash in lieu of fractional share interests, other than the gain or loss to be recognized as to cash received in lieu of fractional share interests.



                                INDEMNIFICATION



     The Articles of Incorporation of First Citizens provide that First Citizens shall have the power to indemnify its present and past directors, officers, employees and agents, and such other persons as it shall have powers to indemnify, to the full extent permitted under, and subject to the limitations of, Title 17 of the Ohio Revised Code. Such Articles of Incorporation further provide that First Citizens may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers, employees and agents to the extent that such indemnification is allowed by the Articles of Incorporation.



     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling First Citizens pursuant to the foregoing provisions, First Citizens has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                         INDEX TO FINANCIAL INFORMATION

                                                                  PAGE
                                                               -----------
INDEPENDENT COMMUNITY BANC CORP.

  Financial Statements September 30, 2001:

  Consolidated Balance Sheet as of September 30, 2001.......   F-1

  Consolidated Statements of Income for the three and nine
     months ended September 30, 2001 and 2000...............   F-2

  Consolidated Statements of Changes in Shareholders Equity,
     for the nine months ended September 30, 2001...........   F-3

  Consolidated Statements of Cash Flows for the nine months
     ended September 30, 2001 and 2000......................   F-4

  Notes to Financial Statements September 30, 2001..........   F-5 - F-10

  Financial Statements December 31, 2000 and 1999:

  Report of Independent Auditors............................   F-11

  Consolidated Balance Sheets as of December 31, 2000 and
     1999...................................................   F-12

  Consolidated Statements of Income as of December 31, 2000
     and 1999...............................................   F-13

  Consolidated Statements of Changes on Shareholders Equity
     as of December 31, 2000 and 1999.......................   F-14

  Consolidated Statements of Cash Flows as of December 31,
     2000 and 1999..........................................   F-15

  Notes to Financial Statements as of December 31, 2000 and
     1999...................................................   F-16 - F-27

                        INDEPENDENT COMMUNITY BANC CORP.

                           CONSOLIDATED BALANCE SHEET

                         SEPTEMBER 30, 2001 (UNAUDITED)

ASSETS
Cash and due from banks.....................................   $  3,293,644
Interest-earning deposits...................................          9,289
Federal funds...............................................      8,050,000
                                                               ------------
  Total cash and cash equivalents...........................     11,352,933
Interest-earning time deposits..............................        990,000
Securities available for sale, at fair value................     16,662,585
Other securities, at cost...................................        728,600
Loans.......................................................    104,690,925
Allowance for loan losses...................................     (1,234,247)
                                                               ------------
  Loans, net................................................    103,456,678
Premises and equipment, net.................................      1,665,987
Intangibles, net............................................      3,485,001
Accrued interest receivable and other assets................      1,457,597
                                                               ------------
       Total assets.........................................   $139,799,381
                                                               ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities Deposits Noninterest-bearing....................   $ 15,206,631
       Interest-bearing.....................................    108,744,706
                                                               ------------
       Total deposits.......................................    123,951,337
  Securities sold under agreements to repurchase............        310,069
  Other borrowings..........................................      2,285,000
  Accrued interest payable and other liabilities............      1,182,103
                                                               ------------
       Total liabilities....................................    127,728,509
SHAREHOLDERS' EQUITY
  Common stock: no par value, 1,400,000 shares authorized
     and 629,442 shares issued..............................      1,870,042
  Surplus...................................................      1,542,894
  Retained earnings.........................................      8,826,270
  Accumulated other comprehensive income, net of tax........        112,198
  Treasury stock, at cost: 15,161 shares....................       (280,532)
                                                               ------------
       Total shareholders' equity...........................     12,070,872
                                                               ------------
          Total liabilities and shareholders' equity........   $139,799,381
                                                               ============

          See accompanying notes to consolidated financial statements.

                        INDEPENDENT COMMUNITY BANC CORP.

                       CONSOLIDATED STATEMENTS OF INCOME

      THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)


                                                 THREE MONTHS ENDED         NINE MONTHS ENDED
                                                    SEPTEMBER 30,             SEPTEMBER 30,
                                               -----------------------   -----------------------
                                                  2001         2000         2001         2000
                                               ----------   ----------   ----------   ----------
INTEREST INCOME
  Loans, including fees......................  $2,184,683   $2,199,234   $6,680,238   $6,296,561
  Securities:
     Taxable.................................     160,269      253,326      584,358      874,125
     Nontaxable..............................      40,728       47,008      122,815      147,415
  Federal funds sold.........................      84,422        7,625      142,946       13,573
                                               ----------   ----------   ----------   ----------
                                                2,470,102    2,507,193    7,530,357    7,331,674
Interest expense
  Deposits...................................   1,172,317    1,078,323    3,519,592    3,181,109
  Other......................................      38,344      170,367      269,171      471,678
                                               ----------   ----------   ----------   ----------
                                                1,210,661    1,248,690    3,788,763    3,652,787
                                               ----------   ----------   ----------   ----------
NET INTEREST INCOME..........................   1,259,441    1,258,503    3,741,594    3,678,887
Provision for loan losses....................      60,000       72,000      214,000      216,000
                                               ----------   ----------   ----------   ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
  LOSSES.....................................   1,199,441    1,186,503    3,527,594    3,462,887
NONINTEREST INCOME
  Service charges on deposit accounts........     116,852      118,274      348,134      361,188
  Trust department income....................      71,750       87,450      252,632      262,450
  Net securities gains (losses)..............      (2,104)     (18,530)      13,445      (23,036)
  Loan origination agent fee income..........      19,427       29,849       45,017       41,914
  Other income...............................      24,615       13,873       71,444       55,724
                                               ----------   ----------   ----------   ----------
                                                  230,540      230,916      730,672      698,240
NONINTEREST EXPENSE
  Salaries and employee benefits.............     434,950      458,101    1,330,478    1,362,797
  Occupancy expense of premises..............      72,121       65,431      196,688      204,152
  Furniture and equipment expense............      70,512       75,680      224,625      205,811
  Legal, professional and examination
     expense.................................      73,988       84,790      223,280      225,017
  Intangible amortization....................      72,651       72,651      217,953      217,953
  Other expenses.............................     263,679      221,124      764,350      669,882
                                               ----------   ----------   ----------   ----------
                                                  987,901      977,777    2,957,374    2,885,612
                                               ----------   ----------   ----------   ----------
INCOME BEFORE INCOME TAXES...................     442,080      439,642    1,300,892    1,275,515
Provision for income taxes...................     136,900      133,225      401,405      388,439
                                               ----------   ----------   ----------   ----------
NET INCOME...................................  $  305,180   $  306,417   $  899,487   $  887,076
                                               ==========   ==========   ==========   ==========
EARNINGS PER COMMON SHARE:
  Basic......................................  $     0.50   $     0.50   $     1.47   $     1.46
  Diluted....................................  $     0.50   $     0.50   $     1.47   $     1.46


          See accompanying notes to consolidated financial statements.

                        INDEPENDENT COMMUNITY BANC CORP.

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                NINE MONTHS ENDED SEPTEMBER 30, 2001 (UNAUDITED)

                                                                           ACCUMULATED
                                                                              OTHER       TREASURY        TOTAL
                                     COMMON                   RETAINED    COMPREHENSIVE   STOCK, AT   SHAREHOLDERS'
                                     STOCK       SURPLUS      EARNINGS       INCOME         COST         EQUITY
                                   ----------   ----------   ----------   -------------   ---------   -------------
Balances at December 31, 2000....  $1,870,042   $1,542,894   $8,061,481     $(167,777)    $(313,766)   $10,992,874
Comprehensive income:
  Net income.....................                               899,487                                    899,487
  Other comprehensive income
    (loss):
  Net change in unrealized gain
    (loss) on securities
    available for sale, net of
    reclassification adjustments
    and tax effects..............                                             279,975                      279,975
                                                                                                       -----------
    Total comprehensive income...                                                                        1,179,462
Dividends declared ($0.22 per
  share).........................                              (134,698)                                  (134,698)
Purchase 5 treasury shares.......                                                               (85)           (85)
Sell 2,019 treasury shares to
  dividend reinvestment plan.....                                                            33,319         33,319
                                   ----------   ----------   ----------     ---------     ---------    -----------
Balances at September 30, 2001...  $1,870,042   $1,542,894   $8,826,270     $ 112,198     $(280,532)   $12,070,872
                                   ==========   ==========   ==========     =========     =========    ===========

          See accompanying notes to consolidated financial statements.

                        INDEPENDENT COMMUNITY BANC CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

           NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              --------------------------
                                                                  2001          2000
                                                              ------------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES........................  $  1,636,899   $   819,384
CASH FLOWS FROM INVESTING ACTIVITIES
  Securities available for sale
     Proceeds from maturities, sales, paydowns and calls....    19,717,901     6,173,327
     Purchases..............................................   (16,404,381)     (981,170)
  Purchases of loans........................................      (950,000)   (2,925,000)
  Net change in loans.......................................     1,781,384      (789,934)
  Net change in interest-earning time deposits..............      (990,000)           --
  Sales of premises and equipment...........................            --     1,000,000
  Purchases of premises and equipment.......................       (50,595)     (124,475)
                                                              ------------   -----------
     Net cash from investing activities.....................     3,104,309     2,352,748
                                                              ------------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net change in deposits....................................     8,169,044    (5,849,885)
  Net change in securities sold under agreement to
     repurchase.............................................         9,198        (6,864)
  Net change in FHLB short-term advances....................    (6,000,000)    2,000,000
  Net change in federal funds purchased.....................            --       850,000
  Proceeds from borrowings..................................            --     2,735,000
  Repayments of borrowings..................................      (350,000)   (3,000,000)
  Cash dividends paid.......................................      (134,698)     (133,606)
  Proceeds from exercise of stock options...................            --       119,000
  Proceeds from issuance of treasury stock..................        33,319        40,083
  Acquisition of treasury stock.............................           (85)          (37)
                                                              ------------   -----------
     Net cash from financing activities.....................     1,726,778    (3,246,309)
                                                              ------------   -----------
Net change in cash and cash equivalents.....................     6,467,986       (74,177)
Cash and cash equivalents at beginning of year..............     4,884,947     4,340,956
                                                              ------------   -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................  $ 11,352,933   $ 4,266,779
                                                              ============   ===========

          See accompanying notes to consolidated financial statements.

                        INDEPENDENT COMMUNITY BANC CORP.

                         NOTES TO FINANCIAL STATEMENTS

                         SEPTEMBER 30, 2001 (UNAUDITED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying consolidated financial statements include the accounts of Independent Community Banc Corp. and its wholly-owned subsidiary, The Citizens National Bank of Norwalk (together referred to as "the Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

     These interim financial statements are prepared without audit and reflect all adjustments which, in the opinion of management, are necessary to present fairly the consolidated financial position of the Company at September 30, 2001, and its results of operations and statement of cash flows for the periods presented. All such adjustments are normal and recurring in nature. The accompanying consolidated financial statements do not purport to contain all necessary financial disclosures required by generally accepted accounting principles that might otherwise be necessary in the circumstances and should be read in conjunction with the 2000 consolidated financial statements and notes thereto of the Company included in its Annual Report for the year ended December 31, 2000.

     The Company grants commercial, real estate, installment and personal loans to customers primarily in Northern Ohio. Substantially all loans are secured by specific items of collateral including business assets, consumer assets and real estate. Commercial loans make up approximately 52% of the loan portfolio and include loans secured by business assets and commercial real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. Real estate loans make up approximately 18% of the loan portfolio and are secured by residential real estate.

     To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided and future results could differ. The collectibility of loans, fair values of financial instruments and status of contingencies are particularly subject to change.

     Cash and cash equivalents include cash on hand, demand deposits with other financial institutions and federal funds sold. The Company reports net cash flows for customer loan and deposit transactions, interest-bearing time deposits with other financial institutions and short-term borrowings with maturities of 90 days or less. For the nine months ended September 30, 2001 and 2000 the Company paid interest of $3,900,537 and $3,675,442 and income taxes of $189,000 and $459,000.

     Basic earnings per common share are net income divided by the weighted average number of shares outstanding during the period. Diluted earnings per share include the dilutive effect of additional potential common shares issuable under stock options. The weighted average number of common shares outstanding for basic and diluted earnings per share was as follows:

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                              ------------------
                                                               2001       2000
                                                              -------    -------
Weighted average shares outstanding -- basic................  612,954    606,439
Effect of stock options.....................................       --        244
                                                              -------    -------
Weighted average shares outstanding -- diluted..............  612,954    606,683
                                                              =======    =======

     At September 30, 2001 and 2000, there were 17,000 and 13,500 outstanding options not included in the weighted average shares outstanding for diluted earnings per share because the effect of the options was not dilutive.

     Beginning January 1, 2001, a new accounting standard required all derivatives to be recorded at fair value. Unless designated as hedges, changes in these fair values will be recorded in the income statement. Fair value

                        INDEPENDENT COMMUNITY BANC CORP.

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

changes involving hedges will generally be recorded by offsetting gains and losses on the hedge and on the hedged item, even if the fair value of the hedged item is not otherwise recorded. Adoption of this standard on January 1, 2001 did not have a material effect because the Company did not hold any derivatives at December 31, 2000.

     In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141. "Business Combinations." SFAS No. 141 requires all business combinations within its scope to be accounted for using the purchase method, rather than the pooling-of-interests method. The provisions of this Statement apply to all business combinations initiated after June 30, 2001. The adoption of this Statement will only impact the Company's financial statements if it enters into a business combination.

     Also in June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," which addresses the accounting for such assets arising from prior and future business combinations. Upon the adoption of this Statement, goodwill arising from business combinations will no longer be amortized, but rather will be assessed regularly for impairment, with any such impairment recognized as a reduction to earnings in the period identified. Other identified intangible assets, such as core deposit intangible assets, will continue to be amortized over their estimated useful lives. The Company is required to adopt this Statement on January 1, 2002 and early adoption is not permitted. Management has not yet evaluated the potential future impact of adopting this new statement.

NOTE 2 -- SECURITIES

     The amortized cost and fair value of securities available for sale as of September 30, 2001 are as follows:

                                                        GROSS        GROSS
                                         AMORTIZED    UNREALIZED   UNREALIZED
                                           COST         GAINS        LOSSES     FAIR VALUE
                                        -----------   ----------   ----------   -----------
U.S. Treasury and U.S. Government
  agencies............................  $ 9,498,251    $ 85,517     $   (680)   $ 9,583,088
Obligations of states and political
  subdivisions........................    4,773,642      85,066       (2,429)     4,856,279
Mortgage-backed securities............    2,220,695      11,586       (9,063)     2,223,218
                                        -----------    --------     --------    -----------
                                        $16,492,588    $182,169     $(12,172)   $16,662,585
                                        ===========    ========     ========    ===========

     The amortized cost and fair value of debt securities available for sale at September 30, 2001, by contractual maturity, are shown below. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

                                                              AMORTIZED
                                                                COST       FAIR VALUE
                                                             -----------   -----------
Due in one year or less....................................  $ 8,313,323   $ 8,318,755
Due after one year through five years......................    3,346,089     3,447,417
Due after five years through ten years.....................    2,441,890     2,505,033
Due after ten years........................................      170,591       168,162
Mortgage-backed securities.................................    2,220,695     2,223,218
                                                             -----------   -----------
                                                             $16,492,588   $16,662,585
                                                             ===========   ===========

     Proceeds from sales and calls of securities available for sale during the nine months ended September 30, 2001 and 2000 were $9,857,713 and $4,271,958. Gross gains of $21,753 and $18,643 and gross losses of $8,308 and $41,679 were recognized on these sales.

                        INDEPENDENT COMMUNITY BANC CORP.

NOTE 2 -- SECURITIES -- (CONTINUED)

     Securities with an amortized cost of approximately $8,757,000 at September 30, 2001 were pledged to secure public deposits and securities sold under agreements to repurchase.

NOTE 3 -- ALLOWANCE FOR LOAN LOSSES

     Activity in the allowance for loan losses is as follows:

                                                                 NINE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                              -----------------------
                                                                 2001         2000
                                                              ----------   ----------
Balance -- January 1........................................  $1,240,777   $1,147,158
Provision for loan losses charged to expense................     214,000      216,000
Loans charged-off...........................................    (359,115)    (243,543)
Recoveries..................................................     138,585       79,245
                                                              ----------   ----------
Ending Balance..............................................  $1,234,247   $1,198,860
                                                              ==========   ==========

     Impaired and Nonperforming loans are as follows:

                                                               SEPTEMBER 30,
                                                                   2001
                                                               -------------
Period-end impaired loans with allowance for loan losses
  allocated.................................................     $371,383
Amount of the allowance allocated...........................       80,237
Average of impaired loans during the period.................      419,241
Loans past due 90 days and still accruing...................          673
Nonaccrual loans............................................      374,363

     At September 30, 2001 all impaired loans had allowance for loan losses allocated.

NOTE 4 -- COMMITMENTS AND CONTINGENCIES AND FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     Some financial instruments are used in the normal course of business to meet the financing needs of customers and to reduce exposure to interest rate changes. These financial instruments include commitments to extend credit and standby letters of credit. These involve, to varying degrees, credit and interest-rate risk more than the amount reported in the consolidated financial statements.

     The Company had $16,016,000 (at market rates) of unused commitments outstanding as of September 30, 2001. Exposure to credit loss if the other party does not perform is represented by the contractual amount of these items.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment and generally have fixed expiration dates. Collateral or other security is normally not obtained for these financial instruments before their use, and many of the commitments are expected to expire without being used. Standby letters of credit are conditional commitments to guarantee a customer's performance to a third party.

     The Company is required by the Federal Reserve to maintain reserves consisting of cash on hand and noninterest-bearing balances on deposit with the Federal Reserve Bank. The required reserve balance at September 30, 2001 was $687,000.

     At September 30, 2001, the Company had holdings of $8,119,000 in demand deposits and federal funds sold due from Bank One, N.A.

                        INDEPENDENT COMMUNITY BANC CORP.

NOTE 5 -- STOCK OPTIONS

     In 1997, the shareholders approved an incentive stock-option plan for the Company's executive officers, which provides for issue of up to 25,000 options. In 2000, shareholders increased the amount of options available for grants to 50,000. Exercise price is the market price at the date of grant. The maximum option term is ten years, and options vest over five years or upon the death or disability of a participant. In addition, options vest immediately upon a change in control of the Company, as defined in the plan.

     A summary of the activity in the plan is as follows:


                                                                       WEIGHTED
                                                                       AVERAGE
                                                                       EXERCISE
                                                              SHARES    PRICE
                                                              ------   --------
Outstanding at January 1, 2001..............................  17,000    $19.82
Granted.....................................................      --        --
Forfeited...................................................      --        --
                                                              ------
Outstanding at September 30, 2001...........................  17,000    $19.82
                                                              ======
Options exercisable at September 30, 2001...................   5,200    $18.85


     Options outstanding at September 30, 2001 were as follows.

                      OUTSTANDING
                    WEIGHTED AVERAGE
                       REMAINING
EXERCISE            CONTRACTUAL LIFE
 PRICE     NUMBER       (YEARS)        EXERCISABLE
--------   ------   ----------------   -----------
1$7.00..   4,500          6.2             2,700
20.00..    5,500          8.8             1,100
21.50..    7,000          8.3             1,400

     Had compensation cost for stock options been measured using FASB Statement No. 123, net income and earnings per share would have been the pro forma amounts indicated below. The pro forma effect may increase in the future if more options are granted.

                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
Net income as reported......................................  $899,487   $887,076
Pro forma net income........................................   890,549    890,025

Basic earnings per common share as reported.................  $   1.47   $   1.46
Proforma basic earnings per common share....................      1.45       1.47

Diluted earnings per common share as reported...............  $   1.47   $   1.46
Proforma diluted earnings per common share..................      1.45       1.47

     The pro forma effects of options granted in 2000 and 1997 are computed using option-pricing models, using the following weighted-average assumptions as of the grant date.


                                                                2000       1997
                                                              --------   --------
Risk-free interest rate.....................................     6.41%      5.84%
Expected option life........................................  10 years   10 years
Dividend yield..............................................     3.74%      2.35%
Expected stock price volatility.............................        --         --

                        INDEPENDENT COMMUNITY BANC CORP.

NOTE 6 -- OTHER COMPREHENSIVE INCOME

     Other comprehensive income components and related taxes were as follows:

                                                                 NINE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                              -----------------------
                                                                 2001         2000
                                                              ----------   ----------
Unrealized holding gain on securities available for sale....  $  437,650   $  455,187
Reclassification adjustments for (gains) losses included in
  net income................................................     (13,445)      23,036
                                                              ----------   ----------
Net unrealized gain.........................................     424,205      478,223
Tax effects.................................................    (144,230)    (162,596)
                                                              ----------   ----------
Total other comprehensive income............................     279,975      315,627
Net Income..................................................     899,487      887,076
                                                              ----------   ----------
  Total Comprehensive Income................................  $1,179,462   $1,202,703
                                                              ==========   ==========

NOTE 7 -- REGULATORY MATTERS

     The Bank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective-action regulations involve quantitative and qualitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices.

     The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If only adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required.

     At September 30, 2001, actual capital levels (in thousands) and minimum required levels of the Bank were:

                                                                                       MINIMUM
                                                                  MINIMUM             REQUIRED
                                                                  REQUIRED           TO BE WELL
                                                                FOR CAPITAL       CAPITALIZED UNDER
                                                                  ADEQUACY        PROMPT CORRECTIVE
                                                ACTUAL            PURPOSES       ACTION REGULATIONS
                                            ---------------    --------------    -------------------
            SEPTEMBER 30, 2001              AMOUNT    RATIO    AMOUNT   RATIO     AMOUNT      RATIO
            ------------------              -------   -----    ------   -----    ---------   -------
Total capital (to risk weighted assets)...  $11,985   11.91%   $8,048    8.0%     $10,061     10.0%
Tier 1 capital (to risk weighted
  assets).................................   10,751   10.69    4,024     4.0        6,036      6.0
Tier 1 capital (to average assets)........   10,751    7.96    5,405     4.0        6,756      5.0

     At September 30, 2001, the Bank was categorized as well capitalized. Management believes that no events have occurred since September 30, 2001 that would change the capital category.

NOTE 8 -- RELATED PARTY LOANS

     In the normal course of business, the Company has made loans to certain directors, executive officers and their associates under terms consistent with the Company's general lending policies. Loan activity related to these individuals for 2001 is as follows:

Aggregate balance -- January 1, 2001........................  $  178,305
New loans...................................................   1,079,978
Repayments..................................................    (102,695)
Other changes...............................................     656,121
                                                              ----------
Aggregate balance -- September 30, 2001.....................  $1,811,709
                                                              ==========

     Other changes relate to new individuals becoming a director or executive officer.

                        INDEPENDENT COMMUNITY BANC CORP.

NOTE 9 -- ACQUISITION

     On November 2, 2001 the Company announced that it had entered into an Agreement and Plan of Merger with First Citizens Banc Corp., Sandusky, Ohio, (First Citizens). Under the terms of the Agreement, the Company would merge with and into First Citizens. In return, shareholders of the Company would receive
1.7 shares of First Citizens common stock for each share of the Company's common stock that they hold. The agreement is subject to approval by regulatory authorities as well as the shareholders of both First Citizens and the Company.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Independent Community Banc Corp.
Norwalk, Ohio

We have audited the accompanying consolidated balance sheets of Independent Community Banc Corp. as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Independent Community Banc Corp. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Crowe, Chizek and Company LLP

Columbus, Ohio
February 9, 2001

                        INDEPENDENT COMMUNITY BANC CORP.

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2000 AND 1999

                                                                  2000           1999
                                                              ------------   ------------
ASSETS
Cash and demand deposits with other financial
  institutions..............................................  $  3,484,947   $  3,830,941
Federal funds sold..........................................     1,400,000        510,015
                                                              ------------   ------------
     Total cash and cash equivalents........................     4,884,947      4,340,956
Securities available for sale, at fair value................    19,538,455     24,733,610
Other securities, at cost...................................       700,300        663,900
Loans.......................................................   105,528,839     96,124,294
Allowance for loan losses...................................    (1,240,777)    (1,147,158)
                                                              ------------   ------------
     Loans, net.............................................   104,288,062     94,977,136
Premises and equipment, net.................................     1,734,098      2,719,374
Intangibles, net............................................     3,702,954      3,993,558
Accrued interest receivable and other assets................     1,755,440      1,731,026
                                                              ------------   ------------
     Total assets...........................................  $136,604,256   $133,159,560
                                                              ============   ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Deposits
     Noninterest-bearing....................................  $ 16,191,734   $ 14,025,125
     Interest-bearing.......................................    99,590,559    104,456,804
                                                              ------------   ------------
       Total deposits.......................................   115,782,293    118,481,929
  Securities sold under agreements to repurchase............       300,871        304,751
  Federal Home Loan Bank (FHLB) short-term advances.........     6,000,000      1,000,000
  Other borrowings..........................................     2,635,000      3,000,000
  Accrued interest payable and other liabilities............       893,218      1,019,287
                                                              ------------   ------------
     Total liabilities......................................   125,611,382    123,805,967
SHAREHOLDERS' EQUITY
  Common stock: no par value, 1,400,000 shares authorized
     and 629,442 shares issued..............................     1,870,042      1,870,042
  Surplus...................................................     1,542,894      1,529,836
  Retained earnings.........................................     8,061,481      7,231,001
  Accumulated other comprehensive loss, net of tax..........      (167,777)      (767,907)
  Treasury stock, at cost: 17,175 shares in 2000 and 29,140
     shares in 1999.........................................      (313,766)      (509,379)
                                                              ------------   ------------
     Total shareholders' equity.............................    10,992,874      9,353,593
                                                              ------------   ------------
       Total liabilities and shareholders' equity...........  $136,604,256   $133,159,560
                                                              ============   ============

          See accompanying notes to consolidated financial statements.

                        INDEPENDENT COMMUNITY BANC CORP.

                       CONSOLIDATED STATEMENTS OF INCOME

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                 2000         1999
                                                              ----------   ----------
INTEREST INCOME
  Loans, including fees.....................................  $8,595,983   $7,813,864
  Securities:
     Taxable................................................   1,116,407    1,452,858
     Nontaxable.............................................     191,663      203,169
  Federal funds sold........................................      19,531       20,082
                                                              ----------   ----------
                                                               9,923,584    9,489,973
Interest expense
  Deposits..................................................   4,331,748    4,400,274
  Other.....................................................     611,604      323,273
                                                              ----------   ----------
                                                               4,943,352    4,723,547
                                                              ----------   ----------
NET INTEREST INCOME.........................................   4,980,232    4,766,426
Provision for loan losses...................................     373,000      395,000
                                                              ----------   ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.........   4,607,232    4,371,426
NONINTEREST INCOME
  Service charges on deposit accounts.......................     482,664      473,659
  Trust department income...................................     350,000      318,000
  Net securities gains (losses).............................     (23,036)      21,591
  Loan origination agent fee income.........................      56,698      100,788
  Gain on premises sale.....................................          --       99,694
  Other income..............................................      80,252       96,768
                                                              ----------   ----------
                                                                 946,578    1,110,500
NONINTEREST EXPENSE
  Salaries and employee benefits............................   1,814,830    1,915,067
  Occupancy expense of premises.............................     275,145      287,539
  Furniture and equipment expense...........................     298,864      244,158
  Legal, professional and examination expense...............     271,545      288,495
  Other expenses............................................   1,174,464    1,153,959
                                                              ----------   ----------
                                                               3,834,848    3,889,218
                                                              ----------   ----------
INCOME BEFORE INCOME TAXES..................................   1,718,962    1,592,708
Provision for income taxes..................................     523,339      493,021
                                                              ----------   ----------
NET INCOME..................................................  $1,195,623   $1,099,687
                                                              ==========   ==========
EARNINGS PER COMMON SHARE:
  Basic.....................................................  $     1.97   $     1.84
                                                              ----------   ----------
  Diluted...................................................  $     1.97   $     1.83
                                                              ----------   ----------

          See accompanying notes to consolidated financial statements.

                        INDEPENDENT COMMUNITY BANC CORP.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                           ACCUMULATED
                                                                              OTHER       TREASURY        TOTAL
                                     COMMON                   RETAINED    COMPREHENSIVE   STOCK, AT   SHAREHOLDERS'
                                     STOCK       SURPLUS      EARNINGS        LOSS          COST         EQUITY
                                   ----------   ----------   ----------   -------------   ---------   -------------
Balances at January 1, 1999......  $1,870,042   $1,500,000   $6,477,220     $ (30,883)    $(582,612)   $ 9,233,767
Comprehensive income:
  Net income.....................                             1,099,687                                  1,099,687
  Other comprehensive income
    (loss):
    Net change in unrealized gain
      (loss) on securities
      available for sale, net of
      reclassification
      adjustments and tax
      effects....................                                            (737,024)                    (737,024)
                                                                                                       -----------
         Total comprehensive
           income................                                                                          362,663
Dividends declared ($0.58 per
  share).........................                              (345,906)                                  (345,906)
Purchase 300 treasury shares.....                                                            (6,000)        (6,000)
5,118 treasury shares sold to
  dividend reinvestment plan.....                   29,836                                   79,233        109,069
                                   ----------   ----------   ----------     ---------     ---------    -----------
Balances at December 31, 1999....   1,870,042    1,529,836    7,231,001      (767,907)     (509,379)     9,353,593
Comprehensive income:
  Net income.....................                             1,195,623                                  1,195,623
  Other comprehensive income
    (loss):
    Net change in unrealized gain
      (loss) on securities
      available for sale, net of
      reclassification
      adjustments and tax
      effects....................                                             600,130                      600,130
                                                                                                       -----------
         Total comprehensive
           income................                                                                        1,795,753
Dividends declared ($0.60 per
  share).........................                              (365,143)                                  (365,143)
Purchase 2 treasury shares.......                                                               (37)           (37)
Issue 7,000 treasury shares for
  exercise of stock options......                    5,303                                  113,697        119,000
Sell 4,967 treasury shares to
  dividend reinvestment plan.....                    7,755                                   81,953         89,708
                                   ----------   ----------   ----------     ---------     ---------    -----------
Balances at December 31, 2000....  $1,870,042   $1,542,894   $8,061,481     $(167,777)    $(313,766)   $10,992,874
                                   ==========   ==========   ==========     =========     =========    ===========

          See accompanying notes to consolidated financial statements.

                        INDEPENDENT COMMUNITY BANC CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                 2000          1999
                                                              -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................  $ 1,195,623   $ 1,099,687
  Adjustments to reconcile net income to net cash from
     operating activities
     Depreciation...........................................      152,246       191,728
     Provision for loan losses..............................      373,000       395,000
     Change in deferred tax asset...........................       (2,314)      (99,308)
     Net amortization on securities.........................       65,765        99,892
     Amortization of intangibles............................      290,604       287,954
     Loss (gain) on sales and calls of investments..........       23,036       (21,591)
     Gain on disposal of premises and equipment.............           --       (99,694)
     FHLB stock dividends...................................      (36,400)      (32,500)
     Changes in accrued interest, other assets and other
      liabilities...........................................     (457,328)      238,177
                                                              -----------   -----------
       Net cash from operating activities...................    1,604,232     2,059,345
                                                              -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Securities available for sale
     Proceeds from maturities, sales, paydowns and calls....    6,996,813    14,472,154
     Purchases..............................................     (981,170)     (495,312)
  Purchases of loans........................................   (3,319,128)   (6,212,564)
  Net change in loans.......................................   (6,364,798)   (5,757,853)
  Proceeds from sales of premises and equipment.............    1,000,000       100,000
  Purchases of premises and equipment.......................     (166,970)      (58,754)
                                                              -----------   -----------
     Net cash from investing activities.....................   (2,835,253)    2,047,671
                                                              -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net change in deposits....................................   (2,699,636)   (3,009,256)
  Net change in securities sold under agreement to
     repurchase.............................................       (3,880)     (411,059)
  Net change in FHLB short-term advances....................    5,000,000       350,000
  Proceeds from borrowings..................................    2,735,000            --
  Repayments of borrowings..................................   (3,100,000)
  Cash dividends paid.......................................     (365,143)     (345,906)
  Proceeds from exercise of stock options...................      119,000            --
  Proceeds from issuance of treasury stock..................       89,708       109,069
  Acquisition of treasury stock.............................          (37)       (6,000)
                                                              -----------   -----------
     Net cash from financing activities.....................    1,775,012    (3,313,152)
                                                              -----------   -----------
Net change in cash and cash equivalents.....................      543,991       793,864
Cash and cash equivalents at beginning of year..............    4,340,956     3,547,092
                                                              -----------   -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $ 4,884,947   $ 4,340,956
                                                              ===========   ===========

          See accompanying notes to consolidated financial statements.

                        INDEPENDENT COMMUNITY BANC CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION: The accompanying consolidated financial statements include the accounts of Independent Community Banc Corp. and its wholly-owned subsidiary, The Citizens National Bank of Norwalk (together referred to as "the Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

     NATURE OF OPERATIONS: The Company grants commercial, real estate, installment and personal loans to customers primarily in Northern Ohio. Substantially all loans are secured by specific items of collateral including business assets, consumer assets and real estate. Commercial loans make up approximately 52% of the loan portfolio and include loans secured by business assets and commercial real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. Real estate loans make up approximately 18% of the loan portfolio and are secured by residential real estate. Management considers the Company to operate in one segment, banking.

     USE OF ESTIMATES: To prepare financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses, fair values of financial instruments, and status of contingencies are particularly subject to change.

     SECURITIES: Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported separately in shareholders' equity, net of tax. Other securities such as Federal Home Loan Bank and Federal Reserve stock are carried at cost.

     Realized gains and losses resulting from the sale of securities are computed by the specific identification method. Interest and dividend income, adjusted by amortization of purchase premium or discount, is included in earnings. Securities are written down to fair value when a decline in fair value is not temporary.

     LOANS: Loans are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs, the allowance for loan losses and charge-offs. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. Interest income may not be reported when full loan repayment is in doubt, typically when payments are past due over 90 days. Payments received on such loans are reported as principal reductions.

     ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is a valuation allowance for probable credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required based on past loan loss experience, known and probable risks in the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged off.

     A loan is impaired when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer, and credit card loans, and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Loans are evaluated for impairment when payments are delayed, typically 90 days or more, or when it is probable that not all principal and interest amounts will be collected according to the original terms of the loan.

                        INDEPENDENT COMMUNITY BANC CORP.

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     PREMISES AND EQUIPMENT: Premises and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed on the straight-line method over asset useful lives. Maintenance and repairs are charged to expense and improvements are capitalized.

     OTHER REAL ESTATE OWNED: Real estate properties, other than Company premises, acquired in collection of a loan are recorded at fair value at acquisition. Any reduction to fair value from the carrying value of the related loan at the time of acquisition is accounted for as a loan loss. After acquisition, a valuation allowance reduces the reported amount to the lower of the initial amount or fair value less costs to sell. Expenses, gains and losses on disposition, and changes in the valuation allowance are reported in other expenses.

     INCOME TAXES: Income tax expense is the sum of the current-year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

     SERVICING RIGHTS: Servicing rights represent the allocated value of servicing rights retained on loans sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues. Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates and then, secondarily, as to geographic and prepayment characteristics. Any impairment of a grouping is reported as a valuation allowance.

     LONG-TERM ASSETS: These assets are reviewed for impairment when events indicate the carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at discounted amounts.

     COMPREHENSIVE INCOME: Comprehensive income consists of net income and other comprehensive income (loss). Other comprehensive income (loss) includes the net change in net unrealized gains and losses on securities available for sale, net of tax, which are also recognized as separate components of equity.

     STOCK OPTION PLAN: The Company sponsors a stock option plan for executive officers. Expense for employee compensation under the stock option plan is based on Accounting Principles Board ("APB") Opinion 25 with expense reported only if options are granted below market price at grant date. Proforma disclosures of net income and earnings per common share are provided as if the fair value method of Statement of Financial Accounting Standards ("SFAS") No. 123 was used to measure expense for stock-based compensation. For further discussion see Note 12.

     FAIR VALUES OF FINANCIAL INSTRUMENTS: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

     CASH FLOW REPORTING: Cash and cash equivalents include cash on hand, demand deposits with other financial institutions and federal funds sold. The Company reports net cash flows for customer loan and deposit transactions, interest-bearing time deposits with other financial institutions and short-term borrowings with maturities of 90 days or less. For the years ended December 31, 2000 and 1999, the Company paid interest of $4,914,748 and $4,763,103 and income taxes of $685,000 and $542,000.

     DIVIDEND RESTRICTION: Banking regulations, which require the maintenance of certain capital levels, may limit the amount of dividends that may be paid. For regulatory capital requirements, see Note 16.

                        INDEPENDENT COMMUNITY BANC CORP.

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     LOSS CONTINGENCIES: Loss contingencies, including claims and legal action arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

     EARNINGS PER COMMON SHARE: Basic earnings per common share is net income divided by the weighted average number of shares outstanding during the period. Diluted earnings per share include the dilutive effect of additional potential common shares issuable under stock options. The weighted average number of common shares outstanding for basic and diluted earnings per share was as follows:

                                                               2000      1999
                                                              -------   -------
Weighted average shares outstanding -- basic................  607,158   596,174
Effect of stock options.....................................       --     3,829
                                                              -------   -------
Weighted average shares outstanding -- diluted..............  607,158   600,003
                                                              =======   =======

     At December 31, 2000, there were 17,000 outstanding options not included in the weighted average shares outstanding for diluted earnings per share because the effect of the options was not dilutive.

     NEW ACCOUNTING PRONOUNCEMENT: Beginning January 1, 2001, a new accounting standard requires all derivatives to be recorded at fair value. Unless designated as hedges, changes in these fair values will be recorded in the income statement. Fair value changes involving hedges will generally be recorded by offsetting gains and losses on the hedge and on the hedged item, even if the fair value of the hedged item is not otherwise recorded. Adoption of this standard on January 1, 2001 did not have a material effect because the Company did not hold any derivatives at December 31, 2000.

NOTE 2 -- SECURITIES

     The amortized cost and fair value of securities available for sale as of December 31, 2000 are as follows:

                                                               GROSS        GROSS
                                                AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                                                  COST         GAINS        LOSSES        VALUE
                                               -----------   ----------   ----------   -----------
U.S. Treasury and U.S Government agencies....  $12,005,315    $10,923     $(136,446)   $11,879,792
Obligations of states and political
  subdivisions...............................    6,407,674      3,283       (85,124)     6,325,833
Mortgage-backed securities...................    1,379,674         --       (46,844)     1,332,830
                                               -----------    -------     ---------    -----------
                                               $19,792,663    $14,206     $(268,414)   $19,538,455
                                               ===========    =======     =========    ===========

     The amortized cost and fair value of securities available for sale as of December 31, 1999 are as follows:

                                                              GROSS         GROSS
                                               AMORTIZED    UNREALIZED   UNREALIZED
                                                 COST         GAINS        LOSSES      FAIR VALUE
                                              -----------   ----------   -----------   -----------
U.S. Treasury and U.S Government agencies...  $13,032,467     $   --     $  (750,991)  $12,281,476
Obligations of states and political
  subdivisions..............................    7,195,336      8,163        (295,129)    6,908,370
Mortgage-backed securities..................    5,669,304         --        (125,540)    5,543,764
                                              -----------     ------     -----------   -----------
                                              $25,897,107     $8,163     $(1,171,660)  $24,733,610
                                              ===========     ======     ===========   ===========

     The amortized cost and fair value of debt securities available for sale at December 31, 2000, by contractual maturity, are shown below. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

                        INDEPENDENT COMMUNITY BANC CORP.

NOTE 2 -- SECURITIES -- (CONTINUED)


                                                            AMORTIZED
                                                              COST       FAIR VALUE
                                                           -----------   -----------
Due in one year or less..................................  $   934,085   $   933,027
Due after one year through five years....................   12,358,315    12,258,713
Due after five years through ten years...................    4,949,946     4,850,638
Due after ten years......................................      170,643       163,247
Mortgage-backed securities...............................    1,379,674     1,332,830
                                                           -----------   -----------
                                                           $19,792,663   $19,538,455
                                                           ===========   ===========

     Proceeds from sales and calls of securities available for sale during 2000 were $4,271,958. Gross gains of $18,643 and gross losses of $41,679 were realized on those sales. Proceeds from sales and calls of securities available for sale during 1999 were $10,595,625. Gross gains of $25,162 and gross losses of $3,571 were realized on those sales.

     Securities with an amortized cost of approximately $12,042,000 and $8,677,000 at December 31, 2000 and 1999 were pledged to secure public deposits and securities sold under agreements to repurchase.

NOTE 3 -- LOANS

     Year-end loans are as follows:

                                                              2000          1999
                                                          ------------   -----------
Business loans..........................................  $ 54,426,758   $44,270,813
Real estate loans.......................................    19,317,151    17,351,549
Consumer loans..........................................    31,784,930    34,501,932
                                                          ------------   -----------
  Total loans...........................................  $105,528,839   $96,124,294
                                                          ============   ===========

     In the normal course of business, the Company has made loans to certain directors, executive officers and their associates under terms consistent with the Company's general lending policies. Loan activity related to these individuals for 2000 is as follows:

Aggregate balance -- January 1, 2000........................  $264,388
New loans...................................................        --
Repayments..................................................   (86,083)
                                                              --------
Aggregate balance -- December 31, 2000......................  $178,305
                                                              ========

NOTE 4 -- ALLOWANCE FOR LOAN LOSSES

     Activity in the allowance for loan losses is as follows:

                                                                2000         1999
                                                             ----------   ----------
Balance -- January 1.......................................  $1,147,158   $  916,449
Provision for loan losses charged to expense...............     373,000      395,000
Loans charged-off..........................................    (372,367)    (289,455)
Recoveries.................................................      92,986      125,164
                                                             ----------   ----------
Balance -- December 31.....................................  $1,240,777   $1,147,158
                                                             ==========   ==========

                        INDEPENDENT COMMUNITY BANC CORP.

NOTE 4 -- ALLOWANCE FOR LOAN LOSSES -- (CONTINUED)

     Impaired loans are as follows:

                                                                2000       1999
                                                              --------   --------
Year-end loans with allowance for loan losses allocated.....  $219,361   $938,418
Amount of the allowance allocated...........................    54,840    171,859
Average of impaired loans during the year...................   794,668    127,450

     At year-ends 2000 and 1999, all impaired loans had allowance for loan losses allocated. Interest income related to impaired loans recognized during the years ended December 31, 2000 and 1999 was not material.

     At December 31, 2000 and 1999, loans in which the Company is not accruing interest income totaled $647,062 and $1,071,336, respectively. In addition, accruing loans that are more than 90 days past due totaled $26,789 and $112,891 at December 31, 2000 and 1999, respectively.

NOTE 5 -- PREMISES AND EQUIPMENT

     Year-end premises and equipment are as follows:

                                                               2000          1999
                                                            -----------   -----------
Land......................................................  $   670,442   $   957,542
Buildings and improvements................................      947,692     2,818,533
Furniture and equipment...................................    1,159,392     1,157,896
Construction in progress..................................       23,058            --
                                                            -----------   -----------
  Total cost..............................................    2,800,584     4,933,971
Accumulated depreciation and amortization.................   (1,066,486)   (2,214,597)
                                                            -----------   -----------
                                                            $ 1,734,098   $ 2,719,374
                                                            ===========   ===========


NOTE 6 -- DEPOSITS



     Time deposits of $100,000 or more were $19,373,812 and $21,733,232 at year-end 2000 and 1999.



     At year-end 2000, maturities of interest-bearing time deposits were as follows:



2001........................................................  $41,399,214
2002........................................................   16,451,013
2003........................................................    3,243,947
2004........................................................    1,636,543
2005........................................................      446,152
                                                              -----------
                                                              $63,176,869
                                                              ===========



NOTE 7 -- OTHER BORROWINGS



     In 1998, the Company borrowed $3,000,000 from another financial institution in conjunction with the acquisition of a branch banking facility. At the discretion of the Company, the interest rate on the loan adjusted every 30, 90 or 180 days based on either the current London Interbank Offering Rate or Prime Rate. Only interest payments were required for the first two years. At the end of two years, the Company was required to make 11 quarterly principal and interest payments with a final balloon payment due at the end of the loan term. The Company pledged all common stock of the Citizens National Bank of Norwalk as collateral for the borrowing.

                        INDEPENDENT COMMUNITY BANC CORP.

NOTE 7 -- OTHER BORROWINGS -- (CONTINUED)


     On July 26, 2000, the Company refinanced the outstanding balance of $2,735,000. At the discretion of the Company, the interest rate on the loan adjusted every 90 or 180 days based on either the current London Interbank Offering Rate or Prime Rate. The rate at December 31, 2000 was 8.93% per annum. Starting December 1, 2000, the Company will make 27 quarterly principal and interest payments with a final balloon payment due at the end of the loan term. The Company pledged all common stock of the Citizens National Bank of Norwalk as collateral for the borrowing. At December 31, 2000, required annual principal payments were as follows:



2001........................................................  $  200,000
2002........................................................     200,000
2003........................................................     200,000
2004........................................................     200,000
2005........................................................     200,000
Thereafter..................................................   1,635,000
                                                              ----------
                                                              $2,635,000
                                                              ==========


     Additionally at December 31, 2000, a $14 million cash management advance revolving line of credit was approved with the Federal Home Loan Bank. At December 31, 1999, a $10 million revolving line of credit and a $2 million letter of credit were approved with the Federal Home Loan Bank. At December 31, 2000 and 1999, the Company had $6,000,000 and $1,000,000 outstanding on the revolving line of credit. Collateral for the line and letter of credit consists of a blanket pledge of all first mortgage loans secured by one to four family residential properties and all Federal Home Loan Bank stock.

NOTE 8 -- COMMITMENTS AND CONTINGENCIES AND FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     Some financial instruments are used in the normal course of business to meet the financing needs of customers and to reduce exposure to interest rate changes. These financial instruments include commitments to extend credit and standby letters of credit. These involve, to varying degrees, credit and interest rate risk more than the amount reported in the consolidated financial statements.

     The Company has the following commitments outstanding (at market rate) as of December 31:

                                                              2000          1999
                                                           -----------   -----------
Unused commitments.......................................  $15,796,000   $12,493,000

     Exposure to credit loss if the other party does not perform is represented by the contractual amount of these items.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment and generally have fixed expiration dates. Collateral or other security is normally not obtained for these financial instruments before their use, and many of the commitments are expected to expire without being used. Standby letters of credit are conditional commitments to guarantee a customer's performance to a third party.

     The Company is required by the Federal Reserve to maintain reserves consisting of cash on hand and noninterest-bearing balances on deposit with the Federal Reserve Bank. The required reserve balance at December 31, 2000 and 1999 was $686,000 and $705,000.

     At December 31, 2000, the Company had holdings of $1,454,000 in demand deposits and federal funds sold due from Bank One, N.A.

                        INDEPENDENT COMMUNITY BANC CORP.

NOTE 9 -- EMPLOYEE BENEFITS

     The Bank has established a 401(k) plan covering substantially all employees. The annual expense of the plan is based on 100% matching of voluntary employee contributions for the first 4% of individual compensation deferred and 50% matching on the next 2% of voluntary employee compensation deferred. Employee voluntary and employer matching contributions are vested at all times. In addition, the employer may elect to make discretionary "Basic" and "Integrated" contributions, which are fully vested after 5 years of service. The expense related to this plan was $60,360 and $63,840 for 2000 and 1999.

NOTE 10 -- INCOME TAXES

     The provision for income taxes is as follows:

                                                                2000       1999
                                                              --------   --------
Federal
  Current...................................................  $525,653   $592,329
  Deferred..................................................    (2,314)   (99,308)
                                                              --------   --------
                                                              $523,339   $493,021
                                                              ========   ========

     The sources of gross deferred tax assets and liabilities are as follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Total deferred tax assets
  Allowance for loan losses.................................  $421,864   $390,034
  Deferred compensation.....................................   121,379    130,301
  Net unrealized loss on securities available for sale......    86,431    395,589
  Other.....................................................     3,849      3,966
Total deferred tax liabilities
  FHLB stock dividends......................................   (51,170)   (38,794)
  Depreciation..............................................   (17,931)    (6,963)
  Deferred loan fees/cost...................................    (7,362)    (8,129)
  Other.....................................................    (3,297)    (5,397)
                                                              --------   --------
     Net deferred tax asset.................................  $553,763   $860,607
                                                              ========   ========

     The bank has sufficient taxes paid in current and prior years to warrant recording the full deferred tax asset without a valuation allowance.

     Total provision for federal income tax differs from the expected amounts computed by applying the statutory federal tax rate of 34% to income before taxes. The reasons for this difference are as follows:

                                                                 YEARS ENDED DECEMBER 31,
                                                             ---------------------------------
                                                                  2000              1999
                                                             ---------------   ---------------
                                                              AMOUNT    RATE    AMOUNT    RATE
                                                             --------   ----   --------   ----
Tax provision at statutory rate............................  $584,447   34.0%  $541,521   34.0%
Tax-exempt interest income.................................   (65,135)  (3.8)   (68,866)  (4.3)
Other......................................................     4,027    0.2     20,366    1.3
                                                             --------   ----   --------   ----
  Tax provision at effective rate..........................  $523,339   30.4%  $493,021   31.0%
                                                             ========   ====   ========   ====

     The differences between the financial statement provision for income taxes and amounts computed by applying the statutory federal income tax rate to income before income taxes are primarily due to tax-exempt income.

                        INDEPENDENT COMMUNITY BANC CORP.

NOTE 11 -- STOCK OPTIONS

     In 1997, the shareholders approved an incentive stock option plan for the Company's executive officers, which provides for issue of up to 25,000 options. In 2000, shareholders increased the amount of options available for grants to 50,000 options. Exercise price is the market price at the date of grant. The maximum option term is ten years, and options vest over five years or upon the death or disability of a participant.

     A summary of the activity in the plan is as follows:

                                                                      2000                1999
                                                                    --------            --------
                                                                    WEIGHTED            WEIGHTED
                                                                    AVERAGE             AVERAGE
                                                                    EXERCISE            EXERCISE
                                                           SHARES    PRICE     SHARES    PRICE
                                                           ------   --------   ------   --------
Outstanding at beginning of year.........................  17,800    $17.00    20,500    $17.00
Granted..................................................  13,500     20.78     1,500     20.00
Exercised................................................  (7,000)    17.00        --        --
Forfeited................................................  (7,300)    17.41    (4,200)    18.07
                                                           ------              ------
Outstanding at end of year...............................  17,000     19.82    17,800     17.00
                                                           ======              ======
Options exercisable at year-end..........................   2,700    $17.00    11,400    $17.00

     Options outstanding at year-end 2000 were as follows.

                      OUTSTANDING
                    ----------------
                    WEIGHTED AVERAGE
                       REMAINING
EXERCISE              CONTRACTUAL
 PRICE     NUMBER     LIFE (YEARS)     EXERCISABLE
--------   ------   ----------------   -----------
1$7.00..   4,500          6.9             2,700
20.00..    5,500          9.5                --
21.50..    7,000          9.1                --

     Had compensation cost for stock options been measured using FASB Statement No. 123, net income and earnings per share would have been the pro forma amounts indicated below. The pro forma effect may increase in the future if more options are granted.

                                                                2000         1999
                                                             ----------   ----------
Net income as reported.....................................  $1,195,263   $1,099,687
Pro forma net income.......................................   1,195,731    1,088,971
Basic earnings per common share as reported................  $     1.97   $     1.84
Proforma basic earnings per common share...................        1.97         1.83
Diluted earnings per common share as reported..............  $     1.97   $     1.83
Proforma diluted earnings per common share.................        1.97         1.81

     The pro forma effects of options granted in 2000 were computed using option pricing models, using the following weighted average assumptions as of the grant date.

                                                                 2000
                                                               --------
Risk free interest rate.....................................       6.41%
Expected option life........................................   10 years
Dividend yield..............................................       3.74%
Expected stock price volatility.............................         --

                        INDEPENDENT COMMUNITY BANC CORP.

NOTE 11 -- STOCK OPTIONS -- (CONTINUED)

     The fair value of options granted in 2000 was $3.34 per option. The fair value of options granted in 1999 was not material.

NOTE 12 -- FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following table shows the estimated fair values and the related carrying values of the Company's financial instruments at December 31, 2000 and 1999. Items that are not financial instruments are not included.

                                                  2000                          1999
                                       ---------------------------   ---------------------------
                                         CARRYING      ESTIMATED       CARRYING      ESTIMATED
                                          AMOUNT       FAIR VALUE       AMOUNT       FAIR VALUE
                                       ------------   ------------   ------------   ------------
Financial assets:
  Cash and cash equivalents..........  $  4,884,947   $  4,885,000   $  4,340,956   $  4,341,000
  Securities available for sale......    19,538,455     19,539,000     24,733,610     24,734,000
  Other securities...................       700,300        700,000        663,900        664,000
  Loans, net.........................   104,288,062    103,343,000     94,977,136     94,474,000
  Accrued interest receivable........       936,684        937,000        856,786        857,000
Financial liabilities:
  Demand and savings deposits........   (52,605,424)   (52,605,000)   (52,352,872)   (52,353,000)
  Time deposits......................   (63,176,869)   (63,296,000)   (66,129,057)   (66,133,000)
  Securities sold under agreements to
     repurchase......................      (300,871)      (301,000)      (304,751)      (305,000)
  Federal funds purchased............    (6,000,000)    (6,000,000)    (1,000,000)    (1,000,000)
  Other borrowings...................    (2,635,000)    (2,635,000)    (3,000,000)    (3,000,000)
  Accrued interest payable...........      (477,464)      (477,000)      (469,470)      (469,000)

     For purposes of the above disclosures of estimated fair values, the following assumptions were used. The estimated fair value approximates carrying amount for all items except those described below. The estimated fair value for securities available for sale is based on quoted market values for the individual securities or for equivalent securities. The estimated fair value for loans is based on estimates of the difference in interest rates the Company would charge the borrowers for similar such loans with similar maturities, applied for an estimated time period until the loan is assumed to reprice or be paid. The estimated fair value for time deposits is based on estimates of the rate the Company would pay on such deposits, applied for the time period until maturity. The estimated fair value for other financial instruments and off-balance sheet loan commitments approximate cost and is not considered significant to this presentation.

     While these estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that were the Company to have disposed of such items, the estimated fair values would necessarily have been achieved at those dates, since market values may differ depending on various circumstances. The estimated fair values at December 31, 2000 and 1999 should not necessarily be considered to apply at subsequent dates.

     In addition, other assets and liabilities of the Company that are not defined as financial instruments are not included in the above disclosures, such as property and equipment and intangibles. In addition, nonfinancial instruments typically not recognized in the financial statements nevertheless may have value but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the earnings potential of loan servicing rights, the earnings potential of the Company's trust department, the trained work force, customer goodwill and similar items.

                        INDEPENDENT COMMUNITY BANC CORP.

NOTE 13 -- OTHER COMPREHENSIVE INCOME (LOSS)

     Other comprehensive income (loss) components and related taxes were as follows:

                                                               2000         1999
                                                             ---------   -----------
Unrealized holding gain (loss) on securities available for
  sale.....................................................  $ 886,252   $(1,095,114)
Less reclassification adjustments for gains (loss) included
  in net income............................................    (23,036)       21,591
                                                             ---------   -----------
  Net unrealized gains (losses)............................    909,288    (1,116,705)
Tax effects................................................   (309,158)      379,681
                                                             ---------   -----------
Total other comprehensive income (loss)....................  $ 600,130   $  (737,024)
                                                             =========   ===========

NOTE 14 -- REGULATORY MATTERS

     The Bank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative and qualitative measures of assets, liabilities, and certain off-balance sheet items calculated under regulatory accounting practices.

     The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If only adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required.

     At year-end 2000 and 1999, actual capital levels (in thousands) and minimum required levels of the Citizens National Bank of Norwalk were:

                                                                                        MINIMUM
                                                                    MINIMUM            REQUIRED
                                                                    REQUIRED          TO BE WELL
                                                                  FOR CAPITAL      CAPITALIZED UNDER
                                                                    ADEQUACY       PROMPT CORRECTIVE
                                                   ACTUAL           PURPOSES      ACTION REGULATIONS
                                               ---------------   --------------   -------------------
                                               AMOUNT    RATIO   AMOUNT   RATIO    AMOUNT      RATIO
                                               -------   -----   ------   -----   ---------   -------
DECEMBER 31, 2000
Total capital (to risk weighted assets)......  $11,329   11.0%   $8,271    8.0%    $10,339     10.0%
Tier 1 capital (to risk weighted assets).....   10,088    9.8    4,135     4.0       6,203      6.0
Tier 1 capital (to average assets)...........   10,088    7.8    5,147     4.0       6,433      5.0
DECEMBER 31, 1999
Total capital (to risk weighted assets)......  $10,198   11.0%   $7,395    8.0%    $ 9,244     10.0%
Tier 1 capital (to risk weighted assets).....    9,051    9.8    3,697     4.0       5,546      6.0
Tier 1 capital (to average assets)...........    9,051    7.0    5,170     4.0       6,463      5.0

     At year-end 2000 and 1999, the Bank was categorized as well capitalized. Management believes that no events have occurred since December 31, 2000 that would change the capital category.

                        INDEPENDENT COMMUNITY BANC CORP.

NOTE 15 -- PARENT COMPANY CONDENSED FINANCIAL STATEMENTS

                            CONDENSED BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999

                                                              2000          1999
                                                           -----------   -----------
ASSETS
Cash.....................................................  $    24,992   $     3,034
Investment in subsidiary bank............................   13,623,492    12,277,758
Other assets.............................................           --        77,000
                                                           -----------   -----------
  Total assets...........................................  $13,648,484   $12,357,792
                                                           ===========   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Borrowings.............................................  $ 2,635,000   $ 3,000,000
  Other liabilities......................................       20,610         4,199
                                                           -----------   -----------
     Total liabilities...................................    2,655,610     3,004,199
Total shareholders' equity...............................   10,992,874     9,353,593
                                                           -----------   -----------
  Total liabilities and shareholders' equity.............  $13,648,484   $12,357,792
                                                           ===========   ===========

                         CONDENSED STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                2000         1999
                                                             ----------   ----------
Dividends from subsidiary bank.............................  $  621,500   $  447,283
Other income...............................................       1,323          365
                                                             ----------   ----------
                                                                622,823      447,648
Interest expense...........................................     254,264      226,313
Operating expenses.........................................       7,101           59
                                                             ----------   ----------
INCOME BEFORE INCOME TAX BENEFIT AND EQUITY IN
  UNDISTRIBUTED NET INCOME OF SUBSIDIARY BANK..............     361,458      221,276
Income tax benefit.........................................      88,561       77,000
                                                             ----------   ----------
INCOME BEFORE EQUITY IN UNDISTRIBUTED NET INCOME OF
  SUBSIDIARY BANK..........................................     450,019      298,276
Equity in undistributed income of subsidiary bank..........     745,604      801,411
                                                             ----------   ----------
NET INCOME.................................................  $1,195,623   $1,099,687
                                                             ==========   ==========

                        INDEPENDENT COMMUNITY BANC CORP.

NOTE 15 -- PARENT COMPANY CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)

                       CONDENSED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                               2000          1999
                                                            -----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income................................................  $ 1,195,623   $1,099,687
Adjustments to reconcile net income to net cash from
  operating activities
  Change in other assets and liabilities..................     (271,589)     (55,591)
  Equity in undistributed net income of bank subsidiary...     (380,604)    (801,411)
                                                            -----------   ----------
       Net cash from operating activities.................      543,430      242,685
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from borrowings................................    2,735,000           --
  Repayments of borrowings................................   (3,100,000)          --
  Cash dividends paid to shareholders.....................     (365,143)    (345,906)
  Proceeds from sale of treasury stock....................      208,708      109,069
  Acquisition of treasury stock...........................          (37)      (6,000)
                                                            -----------   ----------
       Net cash from financing activities.................     (521,472)    (242,837)
                                                            -----------   ----------
Net change in cash and cash equivalents...................       21,958         (152)
Cash and cash equivalents at beginning of year............        3,034        3,186
                                                            -----------   ----------
Cash and cash equivalents at end of year..................  $    24,992   $    3,034
                                                            ===========   ==========

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

                                  DATED AS OF
                                NOVEMBER 1, 2001

                                 BY AND BETWEEN

                           FIRST CITIZENS BANC CORP.

                                      AND

                        INDEPENDENT COMMUNITY BANC CORP.

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
RECITALS......................................................................    A-1
ARTICLE I     --  CERTAIN DEFINITIONS.........................................    A-1
     1.01         Certain Definitions.........................................    A-1
ARTICLE II    --  THE MERGER..................................................    A-4
     2.01         The Parent Merger...........................................    A-4
     2.02         The Subsidiary Merger.......................................    A-5
     2.03         Effectiveness of Parent Merger..............................    A-5
     2.04         Effective Date and Effective Time...........................    A-5
ARTICLE III   --  CONSIDERATION; EXCHANGE PROCEDURES..........................    A-5
     3.01         Merger Consideration........................................    A-5
     3.02         Rights as Shareholders; Share Transfers.....................    A-6
     3.03         Fractional Shares...........................................    A-6
     3.04         Exchange Procedures.........................................    A-6
     3.05         Anti-Dilution Provisions; Other Adjustments.................    A-7
ARTICLE IV    --  ACTIONS PENDING CONSUMMATION OF MERGER......................    A-7
     4.01         Forbearances of ICBC........................................    A-7
     4.02         Forbearances of First Citizens..............................    A-9
ARTICLE V     --  REPRESENTATIONS AND WARRANTIES..............................    A-9
     5.01         Disclosure Schedules........................................    A-9
     5.02         Standard....................................................   A-10
     5.03         Representations and Warranties of ICBC......................   A-10
     5.04         Representations and Warranties of First Citizens............   A-18
ARTICLE VI    --  COVENANTS...................................................   A-22
     6.01         Reasonable Best Efforts.....................................   A-22
     6.02         Shareholder Approvals.......................................   A-22
     6.03         Registration Statement......................................   A-22
     6.04         Press Releases..............................................   A-23
     6.05         Access; Information.........................................   A-23
     6.06         Acquisition Proposals; Break Up Fee.........................   A-23
     6.07         Affiliate Agreements........................................   A-24
     6.08         Certain Policies............................................   A-24
     6.09         NASDAQ Listing..............................................   A-24
     6.10         Regulatory Applications.....................................   A-24
     6.11         Employment Matters; Employee Benefits.......................   A-25
     6.12         Notification of Certain Matters.............................   A-25
     6.13         Dividend Coordination.......................................   A-25
     6.14         Accounting and Tax Treatment................................   A-25
     6.15         No Breaches of Representations and Warranties...............   A-25
     6.16         Consents....................................................   A-25
     6.17         Insurance Coverage..........................................   A-25
     6.18         Correction of Information...................................   A-25
     6.19         Confidentiality.............................................   A-25
     6.20         Supplemental Assurances.....................................   A-26
     6.21         Regulatory Matters..........................................   A-26
     6.22         Employment Agreements and Retention Arrangements............   A-26
     6.23         Financial Statements........................................   A-26
     6.24         First Citizens Board of Directors Structure Following the
                  Parent Merger...............................................   A-26
     6.25         First Citizens Bank Board of Directors Following the
                  Subsidiary Merger...........................................   A-26
     6.26         Establishment of Bank Community Board.......................   A-27
     6.27         Bank Signage................................................   A-27
     6.28         Voting Agreements...........................................   A-27
     6.29         Indemnification; Directors' and Officers' Liability
                  Insurance...................................................   A-27

                                                                                 PAGE
                                                                                 ----
ARTICLE VII   --  CONDITIONS TO CONSUMMATION OF THE MERGER....................   A-27
     7.01         Conditions to Each Party's Obligation to Effect the
                  Merger......................................................   A-27
     7.02         Conditions to Obligation of ICBC............................   A-28
     7.03         Conditions to Obligation of First Citizens..................   A-28
ARTICLE VIII  --  TERMINATION.................................................   A-28
     8.01         Termination.................................................   A-28
     8.02         Effect of Termination and Abandonment, Enforcement of
                  Agreement...................................................   A-29
ARTICLE IX    --  MISCELLANEOUS...............................................   A-30
     9.01         Survival....................................................   A-30
     9.02         Waiver; Amendment...........................................   A-30
     9.03         Counterparts................................................   A-30
     9.04         Governing Law...............................................   A-30
     9.05         Expenses....................................................   A-30
     9.06         Notices.....................................................   A-30
     9.07         Entire Understanding; No Third Party Beneficiaries..........   A-31
     9.08         Interpretation; Effect......................................   A-31
     9.09         Waiver of Jury Trial........................................   A-31
EXHIBIT A         Form of Voting Agreement
EXHIBIT B         Form of ICBC Affiliate Agreement

     AGREEMENT AND PLAN OF MERGER, dated as of November 1, 2001 (this "Agreement"), by and between First Citizens Banc Corp. ("First Citizens") and Independent Community Banc Corp. ("ICBC").

                                    RECITALS

     A. Independent Community Banc Corp. ICBC is an Ohio corporation, having its principal place of business in Norwalk, Ohio.

     B. First Citizens Banc Corp. First Citizens is an Ohio corporation, having its principal place of business in Sandusky, Ohio.

     C. Voting Agreements. As an inducement to the willingness of First Citizens to continue to pursue the transactions contemplated by this Agreement, First Citizens has entered into a Voting Agreement with each of certain shareholders of ICBC named therein (the "Shareholders"), in substantially the form of Exhibit A (collectively, the "Voting Agreements"), pursuant to which the Shareholders have agreed, among other things, to vote all of ICBC Common Shares (as defined below) owned by the Shareholders (i) in favor of the Parent Merger (as defined below) and (ii) against any Acquisition Proposal (as defined below), or any other action or agreement that would result in a breach of any of the terms of this Agreement by ICBC.

     D. Intentions of the Parties. It is the intention of the parties to this Agreement that the business combinations contemplated hereby be accounted for under the purchase accounting method and that each be treated as a "reorganization" under Section 368 of the Code (as defined below).

     E. Board Action. The respective Boards of Directors of each of First Citizens and ICBC have determined that it is in the best interests of their respective companies and their respective shareholders to consummate the strategic business combinations provided for herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                   ARTICLE I
                              Certain Definitions

     1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

          "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving ICBC or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, ICBC or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

          "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

          "Agreement to Merge" has the meaning set forth in Section 2.02.

          "Average First Citizens Price" has the meaning set forth in Section 8.01(e).

          "Bank" means Citizens National Bank of Norwalk, a wholly owned subsidiary of ICBC.

          "BHCA" means the Bank Holding Company Act of 1956, as amended.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Compensation and Benefit Plans" has the meaning set forth in Section 5.03(m)(i).

          "Consultants" has the meaning set forth in Section 5.03(m)(i).

          "Directors" has the meaning set forth in Section 5.03(m)(i).

          "Disclosure Schedule" has the meaning set forth in Section 5.01.

          "Dissenting Shares" means any ICBC Common Shares held by a holder who properly demands and perfects appraisal rights with respect to such shares in accordance with applicable provisions of the OGCL.

          "Effective Date" has the meaning set forth in Section 2.04.

          "Effective Time" has the meaning set forth in Section 2.04.

          "Employees" has the meaning set forth in Section 5.03(m)(i).

          "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, the regulations promulgated thereunder, and any state counterparts.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" has the meaning set forth in Section 5.03(m)(iii).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Exchange Agent" has the meaning set forth in Section 3.04(a).

          "Exchange Fund" has the meaning set forth in Section 3.04(a).

          "Exchange Ratio" has the meaning set forth in Section 3.01(a).

          "FDIA" means the Federal Deposit Insurance Act.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "FFIEC" means Federal Financial Institutions Examination Committee.

          "First Citizens" has the meaning set forth in the preamble to this Agreement.

          "First Citizens 2001 Financial Statements" has the meaning set forth in Section 6.23.

          "First Citizens Articles" means the Articles of Incorporation of First Citizens, as amended.

          "First Citizens Bank" means The Citizens Banking Company, an Ohio banking corporation which is a wholly owned subsidiary of First Citizens.

          "First Citizens Board" means the Board of Directors of First Citizens.

          "First Citizens Code" means the Code of Regulations of First Citizens, as amended.

          "First Citizens Common Shares" means the common shares, without par value per share, of First Citizens.

          "First Citizens Meeting" has the meaning set forth in Section 6.02.

          "First Citizens SEC Documents" has the meaning set forth in Section 5.04(h)(i).

          "GAAP" means generally accepted accounting principles.

          "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

          "ICBC" has the meaning set forth in the preamble to this Agreement.

          "ICBC 2001 Financial Statements" has the meaning set forth in Section 6.23.

          "ICBC Affiliate" has the meaning set forth in Section 6.07.

          "ICBC Articles" means the Articles of Incorporation of ICBC, as amended.

          "ICBC Board" means the Board of Directors of ICBC.

          "ICBC Code" means the Code of Regulations of ICBC.

          "ICBC Common Shares" means the common shares, without par value, of ICBC.

          "ICBC DRIP" means ICBC's Dividend Reinvestment and Stock Purchase
     Plan.

          "ICBC Meeting" has the meaning set forth in Section 6.02.

          "IRS" has the meaning set forth in Section 5.03(m)(ii).

          The term "knowledge" means, with respect to First Citizens, actual knowledge of any officer of First Citizens with the title of not less than a senior vice president and, with respect to ICBC, actual knowledge of any officer of ICBC with the title of not less than vice president.

          "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

          "Material Adverse Effect" means, with respect to First Citizens or ICBC, any effect that (i) is material and adverse to the financial position, results of operations or business of First Citizens and its Subsidiaries taken as a whole or ICBC and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either First Citizens or ICBC to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates and changes as a result of the terrorist attack on the United States on September 11, 2001, (b) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with GAAP, (c) changes resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement or the transactions contemplated herein, or (d) actions or omissions of a party which have been waived in accordance with Section 9.02.

          "Merger" collectively refers to the Parent Merger and the Subsidiary Merger, as set forth in Section 2.02.

          "Merger Consideration" has the meaning set forth in Section 2.01.

          "NASD" means The National Association of Securities Dealers.

          "NASDAQ" means The Nasdaq Stock Market, Inc.'s SmallCap Market System.

          "New Certificate" has the meaning set forth in Section 3.04(a).

          "OCC" means The Office of the Comptroller of the Currency.

          "OGCL" means the Ohio General Corporation Law.

          "Old Certificate" has the meaning set forth in Section 3.04(a).

          "ORC" means the Ohio Revised Code.

          "OSS" means the Office of the Secretary of State of the State of Ohio.

          "Parent Merger" has the meaning set forth in Section 2.01.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

          "Pension Plan" has the meaning set forth in Section 5.03(m)(ii).

          "Previously Disclosed" by a party shall mean information set forth in its Disclosure Schedule.

          "Proxy/Prospectus" has the meaning set forth in Section 6.03(a).

          "Proxy Statement" has the meaning set forth in Section 6.03(a).

          "Registration Statement" has the meaning set forth in Section 6.03(a).

          "Regulatory Authority" has the meaning set forth in Section
     5.03(i)(i).

          "Representatives" means, with respect to any Person, such Person's directors, officers, employees, managers, legal or financial advisors or any representatives of such legal or financial advisors.

          "Resulting Bank" has the meaning set forth in Section 2.02.

          "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, warrants, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Shareholders" has the meaning set forth in Recital C.

          "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

          "Surviving Corporation" has the meaning set forth in Section 2.01.

          "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

          "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

          "Treasury Shares", with respect to ICBC, shall mean ICBC Common Shares held by ICBC or any of its Subsidiaries or, with respect to First Citizens, shall mean First Citizens Common Shares held by First Citizens or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

          "Valuation Period" has the meaning set forth in Section 8.01(e).

          "Voting Agreements" has the meaning set forth in Recital C.

                                   ARTICLE II
                                   The Merger

     2.01 The Parent Merger. At the Effective Time, ICBC shall merge with and into First Citizens (the "Parent Merger"), the separate corporate existence of ICBC shall cease and First Citizens shall survive and continue to exist as an Ohio corporation (First Citizens, as the surviving corporation in the Parent Merger, sometimes being referred to herein as the "Surviving Corporation"). Notwithstanding the provisions of Section 9.02, but subject to the final clause thereof, First Citizens may at any time prior to the Effective Time change the method of effecting the Merger (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of ICBC Common Shares as provided for in Article III of this Agreement (the "Merger Consideration"), (ii) adversely affect the tax treatment of ICBC's shareholders as a result of receiving the Merger Consideration; or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

     2.02 The Subsidiary Merger. At the time specified by First Citizens Bank in its Certificate of Merger filed with the OSS (which shall not be earlier than the Effective Time), Bank shall merge with and into First Citizens Bank (the "Subsidiary Merger") pursuant to an agreement to merge (the "Agreement to Merge") to be executed by Bank and First Citizens Bank and filed with the OSS and the OCC, as required. Upon consummation of the Subsidiary Merger, the separate corporate existence of Bank shall cease and First Citizens Bank shall survive and continue to exist as a state banking corporation (First Citizens Bank, as the resulting bank in the Subsidiary Merger, sometimes being referred to herein as the "Resulting Bank"). (The Parent Merger and the Subsidiary Merger shall sometimes collectively be referred to as the "Merger".) Notwithstanding the foregoing, it is understood and agreed that First Citizens shall reserve the right to change the method of effecting the Subsidiary Merger.

     2.03 Effectiveness of Parent Merger. Subject to the satisfaction or waiver, in accordance with the terms of this Agreement, of the conditions set forth in Article VII, the Parent Merger shall become effective upon the occurrence of the filing in the office of the OSS of a certificate of merger in accordance with Section 1701.81 of the OGCL or such later date and time as may be set forth in such filing. The Parent Merger shall have the effects prescribed in the OGCL.

     2.04 Effective Date and Effective Time. Subject to the satisfaction or waiver, in accordance with the terms of this Agreement, of the conditions set forth in Article VII, the parties shall cause the effective date of the Parent Merger (the "Effective Date") to occur (i) as soon as practicable after the last of the conditions set forth in Article VII shall have been satisfied or waived, or (ii) on such other date to which the parties may agree in writing. The time on the Effective Date when the Parent Merger shall become effective is referred to as the "Effective Time."

                                  ARTICLE III
                       Consideration; Exchange Procedures

     3.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Parent Merger and without any action on the part of any Person:

          (a) Outstanding ICBC Common Shares and ICBC Rights. Each ICBC Common Share (including those ICBC Common Shares that have been issued to ICBC shareholders pursuant to the ICBC DRIP but excluding Treasury Shares, Dissenting Shares and ICBC Common Shares held by First Citizens immediately prior to the Effective Time), issued and outstanding immediately prior to the Effective Time shall become and be converted into 1.7 First Citizens Common Shares (the "Exchange Ratio"). The Exchange Ratio shall be subject to adjustment as set forth in Section 3.05.

          (b) Treasury Shares. Each ICBC Common Share held as Treasury Shares and each ICBC Common Share held by First Citizens immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

          (c) Dissenting Shares. Dissenting Shares shall not be exchanged for First Citizens Common Shares but rather shall be entitled to the rights set forth in Sections 1701.84 and 1701.85 of the OGCL. Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions (except dividends or other distributions payable to shareholders of record of ICBC at a date which is prior to the Effective Date) and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the OGCL.

          (d) Outstanding First Citizens Common Shares. Each First Citizens Common Share issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and be unaffected by the Parent Merger.

     3.02 Rights as Shareholders; Share Transfers. At the Effective Time, holders of ICBC Common Shares shall cease to be, and shall have no rights as, shareholders of ICBC, other than to receive any dividend or other distribution with respect to such ICBC Common Shares with a record date occurring prior to the Effective Time and the consideration provided under this Article III, and appraisal rights in the case of Dissenting Shares. After the Effective Time, there shall be no transfers on the stock transfer books of ICBC or the Surviving Corporation of any ICBC Common Shares.

     3.03 Fractional Shares. Notwithstanding any other provision hereof, no fractional First Citizens Common Shares and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Parent Merger. Instead, First Citizens shall pay to each holder of ICBC Common Shares who would otherwise be entitled to a fractional First Citizens Common Share (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fractional First Citizens Common Share to which the holder would be entitled by the last sale price of First Citizens Common Shares, as reported by the NASDAQ (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the NASDAQ trading day immediately preceding the Effective Date.

     3.04 Exchange Procedures.

          (a) At or prior to the Effective Time, First Citizens shall deposit, or shall cause to be deposited, with Illinois Stock Transfer Company (in such capacity, the "Exchange Agent"), for the benefit of the holders of certificates formerly representing ICBC Common Shares ("Old Certificates"), for exchange in accordance with this Article III, certificates representing First Citizens Common Shares ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring on or after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this Article III in exchange for outstanding ICBC Common Shares.

          (b) As promptly as practicable after the Effective Date, First Citizens shall send or cause to be sent to each former holder of record of ICBC Common Shares immediately prior to the Effective Time transmittal materials for use in exchanging such shareholder's Old Certificates for the Merger Consideration. First Citizens shall cause the New Certificates into which ICBC Common Shares are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such shareholder shall be entitled to receive to be delivered to such shareholder upon delivery to the Exchange Agent of Old Certificates representing such ICBC Common Shares (or indemnity reasonably satisfactory to First Citizens and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such shareholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such shareholder shall be entitled to receive pursuant to this Article III upon such delivery.

          (c) Notwithstanding the foregoing, neither the Exchange Agent, nor any party hereto shall be liable to any former holder of ICBC Common Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (d) No dividends or other distributions with respect to First Citizens Common Shares with a record date occurring on or after the Effective Date shall be paid to the holder of any unsurrendered Old Certificate converted in the Parent Merger into the right to receive First Citizens Common Shares until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this
     Section 3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to First Citizens Common Shares such holder had the right to receive upon surrender of the Old Certificates.

          (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of ICBC for six months after the Effective Time shall be paid to First Citizens. Any shareholders of ICBC who have not theretofore complied with this Article III shall thereafter look only to First Citizens for payment of the First Citizens Common Shares, cash in lieu of any fractional shares and unpaid dividends and distributions on First Citizens Common Shares deliverable in respect of each ICBC Common Share such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

     3.05 Anti-Dilution Provisions; Other Adjustments.

          (a) In the event First Citizens changes (or establishes a record date for changing) the number of First Citizens Common Shares issued and outstanding between the date hereof and the Effective Date as a result of a stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding First Citizens Common Shares and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

          (b) In the event that the Average First Citizens Price during the Valuation Period (as such terms are defined in Section 8.01(e) of this Agreement) exceeds $29.50 (the "Base Value"), then First Citizens, at its option, may adjust the Exchange Ratio payable to the ICBC shareholders and pay an adjusted Exchange Ratio in accordance with the following formula:
     (Base Value x 1.7) divided by Average First Citizens Price = Adjusted Exchange Ratio.

                                   ARTICLE IV
                     Actions Pending Consummation of Merger

     4.01 Forbearances of ICBC. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of First Citizens, ICBC will not, and will cause each of its Subsidiaries not to:

          (a) Ordinary Course. Except as Previously Disclosed, conduct the business of ICBC and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse effect upon ICBC's ability to perform any of its material obligations under this Agreement.

          (b) Capital Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional ICBC Common Shares or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional ICBC Common Shares to become subject to new grants of Rights to any employee or director of ICBC or any of its Subsidiaries.

          (c) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend, other than (A) semi-annual cash dividends to holders of ICBC Common Shares in an amount not to exceed, on an annualized basis, the aggregate per share amount declared and paid with respect to 2000 (which was $.60 per share), with record and payment dates consistent with past practice, and (B) dividends from wholly owned Subsidiaries of ICBC to ICBC, or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

          (d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance, retention, change in control, or similar agreements or arrangements with any director, officer or employee of ICBC or any of its Subsidiaries, or grant any salary or wage increase or increase any employee benefit, (including incentive or bonus payments) except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice as Previously Disclosed to First Citizens, (ii) for other changes that are required by applicable law, or (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof.

          (e) Benefit Plans. Except as Previously Disclosed, enter into, establish, adopt or amend (except (i) as may be required by applicable law, (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof or (iii) the regular annual renewal of insurance contracts) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, change in control, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of ICBC or any of its Subsidiaries, or take any action to accelerate the payment of benefits, or the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

          (f) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business.

          (g) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity.

          (h) Governing Documents. Amend the ICBC Articles, ICBC Code or the articles of incorporation or bylaws (or similar governing documents) of any of ICBC's Subsidiaries.

          (i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP.

          (j) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract (as defined in Section 5.03(k)) or amend or modify in any material respect any of its existing material contracts.

          (k) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involves solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to ICBC and its Subsidiaries, taken as a whole.

          (l) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

          (m) Risk Management.  Except pursuant to applicable law or regulation,
     (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk; or (iv) fail to follow its existing policies or practices with respect to managing its fiduciary risks.

          (n) Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business.

          (o) Indirect and Brokered Loans. Except as Previously Disclosed, make or purchase any indirect or brokered loans.

          (p) Commitments.  Agree or commit to do any of the foregoing.

     4.02 Forbearances of First Citizens. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of ICBC, First Citizens will not, and will cause each of its Subsidiaries not to:

          (a) Ordinary Course. Conduct the business of First Citizens and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse effect upon First Citizens' ability to perform any of its material obligations under this Agreement.

          (b) Preservation. Fail to use reasonable efforts to preserve intact in any material respect their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

          (c) Extraordinary Dividends. Make, declare, pay or set aside for payment any extraordinary dividend, except for special dividends paid in accordance with past practice.

          (d) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP.

          (e) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to First Citizens and its Subsidiaries, taken as a whole.

          (f) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; provided, however, that nothing contained herein shall limit the ability of First Citizens to exercise its rights under the Voting Agreements.

          (g) Risk Management.  Except pursuant to applicable law or regulation,
     (i) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk, or (ii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

          (h) Commitments.  Agree or commit to do any of the foregoing.

                                   ARTICLE V
                         Representations and Warranties

     5.01 Disclosure Schedules. On or prior to the date hereof, First Citizens has delivered to ICBC a schedule and ICBC has delivered to First Citizens a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items, the disclosure of which are necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in
Section 5.03 or 5.04 or to one or more of its respective covenants contained in
Article IV; provided, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by
Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to have or result in a Material Adverse Effect on the party making the representation. ICBC's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue, incorrect or to have been breached as a result of effects on ICBC arising solely from actions taken in compliance with a written request of First Citizens.

     5.02 Standard. No representation or warranty of ICBC or First Citizens contained in Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event (either individually or taken together with all other facts, events or circumstances inconsistent with such or with any representation or warranty contained in Section 5.03 or 5.04) has had, or is reasonably likely to have, a Material Adverse Effect.

     5.03 Representations and Warranties of ICBC.  Subject to Sections 5.01 and
5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, ICBC hereby represents and warrants to First Citizens:

          (a) Organization, Standing and Authority. ICBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. ICBC is registered as a bank holding company under the BHCA. Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

          (b) Capital Structure Of ICBC. As of the date hereof, the authorized capital stock of ICBC consists solely of 1,400,000 ICBC Common Shares, of which 614,281.308 shares are outstanding. As of the date hereof, 15,160.692 Treasury Shares were held by ICBC or otherwise owned by ICBC or its Subsidiaries. The outstanding ICBC Common Shares have been duly authorized, are validly issued and outstanding, fully paid and nonassessable, and are not subject to any preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, except as Previously Disclosed, (i) there are no ICBC Common Shares authorized and reserved for issuance, (ii) ICBC does not have any Rights issued or outstanding with respect to ICBC Common Shares, and (iii) other than pursuant to the ICBC DRIP, ICBC does not have any commitment to authorize, issue or sell any ICBC Common Shares or Rights. ICBC has an option plan pursuant to which Rights to purchase ICBC Common Shares are outstanding and there are outstanding options to purchase 17,000 ICBC Common Shares under such option plan.

          (c) Subsidiaries.

             (i)(A) Bank is ICBC's only subsidiary, (B) ICBC owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to ICBC or any of its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to ICBC or any of its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) all the equity securities of each Subsidiary held by ICBC or any of its Subsidiaries are fully paid and nonassessable (except pursuant to 12 U.S.C. Section
        55) and are owned by ICBC or its Subsidiaries, except as Previously Disclosed, free and clear of any Liens.

             (ii) ICBC does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

          (d) Corporate Authority. Each of ICBC and Bank has full corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Subject to the receipt by ICBC of the approval of this Agreement and the Merger from their respective shareholders and the approval of applicable federal and state banking authorities, as set forth in subsection (f) below, ICBC has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, and Bank has the corporate power and authority to consummate the Subsidiary Merger in accordance with the terms of this Agreement.

          (e) Corporate Power; Authorized and Effective Agreement. Subject to receipt of the requisite adoption of this Agreement and the Parent Merger by the holders of the outstanding ICBC Common Shares entitled to vote thereon, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of ICBC and the ICBC Board on or prior to the date hereof. This Agreement is a valid and legally binding obligation of ICBC, enforceable against ICBC in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles, and except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or by appointment of a conservator by the FDIC).

          (f) Regulatory Approvals; No Defaults.

             (i) Except as Previously Disclosed, no consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by ICBC or any of its Subsidiaries in connection with the execution, delivery or performance by ICBC of this Agreement or the consummation of the Merger, except for
        (A) the filings of applications, notices and the Agreement to Merge, as applicable, with federal and state banking authorities to approve the transactions contemplated by this Agreement and to continue ICBC's trust powers and trust activities, (B) the filings with the SEC and state securities authorities, (C) the filing of the certificate of merger with the OSS pursuant to the OGCL, and (D) receipt of approvals set forth in
        Section 7.01(b). As of the date hereof, ICBC is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

             (ii) Subject to receipt of the regulatory and shareholder approvals referred to above and expiration of related regulatory waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not
        (A) except as Previously Disclosed, constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of ICBC or of any of its Subsidiaries or to which ICBC or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the ICBC Articles or the ICBC Code or (C) except as Previously Disclosed, require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (g) Financial Statements; Material Adverse Effect.

             (i) ICBC has delivered or will deliver to First Citizens (a) financial statements for each of the fiscal years ended December 31, 1996, 1997, 1998, 1999 and 2000, respectively, consisting of balance sheets and the related statements of income and retained earnings and cash flows for the fiscal years ended on such date, all as certified by Crowe, Chizek, L.L.P., ICBC's independent auditors, and (b) unaudited consolidated financial statements for the interim periods ended March 31, 2001 and June 30, 2001, consisting of balance sheets and the related statements of income. The aforesaid financial statements, as of the dates thereof and for the periods covered thereby, have been prepared in conformity with GAAP, consistently applied throughout the periods indicated, and fairly present the financial position of ICBC as of the dates thereof and the results of operations and cash flows for the periods indicated, except in the case of the interim financial statements, normal year-end adjustments and the absence of notes thereto.

             (ii) Since June 30, 2001, ICBC and its Subsidiaries have not incurred any material liability not disclosed in ICBC's financial statements that would be required to be disclosed therein pursuant to GAAP.

             (iii) Since June 30, 2001, (A) ICBC and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to ICBC.

             (iv) The ICBC 2001 Financial Statements will not (i) reveal one or more matters that are inconsistent with any of the representations and warranties of ICBC and which constitute or are reasonably likely to have a Material Adverse Effect on ICBC or any of its Subsidiaries or (ii) deviate materially and adversely from the financial statements for the fiscal year ended December 31, 2000 or the three (3) months ended March 31, 2001 or six (6) months ended June 30, 2001, respectively, of ICBC.

          (h) Litigation. Except as Previously Disclosed, no litigation, claim or other proceeding before any court or governmental agency is pending against ICBC or any of its Subsidiaries and, to ICBC's knowledge, no such litigation, claim or other proceeding has been threatened.

          (i) Regulatory Matters.

             (i) Neither ICBC nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Office of the Comptroller of the Currency, the Federal Reserve System and the FDIC) or engaged in the supervision or regulation of ICBC or any of its Subsidiaries (collectively, the "Regulatory Authorities").

             (ii) Neither ICBC nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (j) Compliance With Laws. Except as Previously Disclosed, each of ICBC and its Subsidiaries:

             (i) is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, including those relating to the conduct of trust activities or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Financial Services Modernization Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

             (ii) has all material permits, licenses, authorizations, orders and approvals of, and has made all material filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to ICBC's knowledge, no suspension or cancellation of any of them is threatened; and

             (iii) has not received, since June 30, 2001, any notification or communication from any Governmental Authority (A) asserting that ICBC or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or
        (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to ICBC's knowledge, do any grounds for any of the foregoing exist).

          (k) Material Contracts; Defaults. Except for this Agreement and those agreements and contracts Previously Disclosed, neither ICBC nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that would constitute a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K, (ii) that is a "material contract" (as defined above) and is up for renewal or extension (either by notice, lack of notice or otherwise) between the date of this Agreement and the Effective Date, or
     (iii) that restricts or limits in any way the conduct of business by ICBC or any of its Subsidiaries (including without limitation a non-compete or similar provision). Neither ICBC nor any of its Subsidiaries is in default in any material respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected in any way, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (l) Brokerage and Finder's Fees. Except for fees payable to Young & Associates, Inc., ICBC has not employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

          (m) Employee Benefit Plans.

             (i) Section 5.03(m) of ICBC's Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment, retention, change in control, severance agreements, and all similar practices, policies and arrangements in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants") or director or former director (the "Directors") of ICBC or any of its Subsidiaries participates, sponsors or contributes, or to which any such Employees, Consultants or Directors are a party (the "Compensation and Benefit Plans"), other than individual retirement arrangements or HR 10 plans maintained solely by the Employee, Consultant or Director, programs sponsored by previous employers or any program described in DOL Regulation Section 2510.3-1(b). Neither ICBC nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.

             (ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the Internal Revenue Service ("IRS"), and ICBC is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of ICBC, threatened legal action, suit or claim relating to the Compensation and Benefit Plans, other than routine claims for benefits. Neither ICBC nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject ICBC or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

             (iii) None of the Compensation and Benefits Plans currently in effect is subject to Title IV of ERISA. No liability under Title IV of ERISA has been or is expected to be incurred by ICBC or any of its Subsidiaries with respect to any terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with ICBC under Sec-tion 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). Except as listed in Section 5.03(m) of ICBC's Disclosure Schedule, none of ICBC, any of its Subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to either a defined benefit pension plan subject to Title IV of ERISA or to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan. Except as Previously Disclosed, to the knowledge of ICBC, there is no pending investigation or enforcement action by the U.S. Department of Labor (the "DOL") or the IRS or any other Governmental Authority with respect to any Compensation and Benefit Plan.

             (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which ICBC or any of its Subsidiaries was or is a party have been timely made or have been reflected on ICBC's financial statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of ICBC, any of its Subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a Lien under Section 412(n) of the Code or pursuant to ERISA.

             (v) Neither ICBC nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder. There has been no communication to Employees by ICBC or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

             (vi) ICBC and its Subsidiaries do not maintain any Compensation and Benefit Plans covering foreign (i.e., non-United States) Employees.

             (vii) With respect to each Compensation and Benefit Plan, if applicable, ICBC has provided or made available to First Citizens, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) the two most recent Forms 5500 filed with the IRS; (D) the most recent actuarial report and financial statement; (E) the most recent summary plan description; (F) forms filed with the PBGC (other than for premium payments); (G) the most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the IRS; and (I) the most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

             (viii) Except as disclosed on Section 5.03(m) of ICBC's Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

             (ix) Except as disclosed on Section 5.03(m) of ICBC's Disclosure Schedule, neither ICBC nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

             (x) Except as disclosed on Section 5.03(m) of ICBC's Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of First Citizens, ICBC or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code) of ICBC on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (n) Labor Matters. Neither ICBC nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is ICBC or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel ICBC or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to ICBC's knowledge, threatened, nor is ICBC aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

          (o) First Citizens Common Share Ownership. Except as Previously Disclosed, neither ICBC nor any of its "affiliates" or "associates," as the terms "affiliates" and "associates" are defined in Section 1704.01(C)(1) and (C)(3) of the ORC, are "beneficial owners," as the term "beneficial owners" is defined in Section 1704.01(C)(4) of the ORC, of any of the outstanding First Citizens Common Shares.

          (p) Environmental Matters. To ICBC's knowledge, neither the conduct nor operation of ICBC or its Subsidiaries nor any condition of any property presently owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates Environmental Laws and to ICBC's knowledge, no condition has existed or event has occurred with respect to any of them or any such property that is reasonably likely to result in liability under Environmental Laws. To ICBC's knowledge, neither ICBC nor any of its Subsidiaries has received any notice from any person or entity that ICBC or its Subsidiaries or the operation or condition of any property owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

          (q) Tax Matters.

             (i)(A) All Tax Returns that are required to be filed by or with respect to ICBC and its Subsidiaries have been duly and timely filed and all such Tax Returns are true, correct and complete in all material respects, (B) all Taxes shown to be due on the Tax Returns referred to in clause (i)(A) have been paid in full, (C) the Tax Returns referred to in clause (i)(A) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired for all tax years ending on or before December 31, 1997, (D) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns of ICBC and its Subsidiaries for tax years ending on or before December 31, 1997 have been paid in full, and (E) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of ICBC or its Subsidiaries. ICBC has provided or made available to First Citizens true and correct copies of the United States federal income Tax Returns filed by ICBC and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 2000. Neither ICBC nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes in excess of the amounts accrued with respect thereto that are reflected in ICBC's June 30, 2001 financial statements. As of the date hereof, neither ICBC nor any of its

        Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Parent Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

             (ii) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

             (iii) No claim has ever been made by an authority in a jurisdiction where ICBC or any of its Subsidiaries does not file Tax Returns that ICBC or such Subsidiary is or may be subject to taxation by that jurisdiction nor, to the knowledge of ICBC, is there any factual basis for any such claim.

             (iv) Neither ICBC nor any of its Subsidiaries has applied for any ruling from any Tax authority with respect to Taxes nor entered into a closing agreement (or similar arrangement) since December 31, 1996 with any Tax authority.

             (v) Except as Previously Disclosed, neither ICBC nor any of its Subsidiaries has been audited by any Tax authority for taxable years ending on or subsequent to December 31, 1995.

             (vi) Neither ICBC nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement (other than a Tax sharing agreement with each other), nor do ICBC or any of its Subsidiaries have any liability for the Taxes of any person (other than ICBC or any of its Subsidiaries) as a transferee or successor, by contract, or otherwise.

             (vii) Neither ICBC nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

             (viii) Neither ICBC nor any of its Subsidiaries is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Code
        Section 897(c)(1)(A)(ii).

             (ix) ICBC (and each of its Subsidiaries, to the extent applicable) has disclosed on its federal income Tax Return all positions taken therein that could give rise to a substantial understatement of income Tax within the meaning of Code Section 6662.

             (x) Neither ICBC nor any of its Subsidiaries has agreed, nor is it required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect its liability for Taxes.

             (xi) Neither ICBC nor any of its Subsidiaries has made an election, nor is it required, to treat any asset as owned by another person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code.

             (xii) Neither ICBC nor any of its Subsidiaries has filed an election under Section 338(g) or 338(h)(10) of the Code.

             (xiii) Neither ICBC nor any of its Subsidiaries owns an interest in any (A) domestic international sales corporation, (B) foreign sales corporation, (C) controlled foreign corporation, or (D) passive foreign investment company, as such terms are defined in the Code.

             (xiv) There are no joint ventures, partnerships, limited liability companies, or other arrangements or contracts to which ICBC or any of its Subsidiaries is a party that could be treated as a partnership for Tax purposes.

             (xv) All tax returns, of any kind relating to trust activities, that are required to be filed by ICBC, have been duly filed, taxes timely paid and no issues have been raised, by the relevant taxing authority, in connection with the examination of any said tax returns.

          (r) Risk Management Instruments. Neither ICBC nor any of its Subsidiaries has any interest rate swaps, caps, floors, option agreements, futures and forward contracts or other similar risk management arrangements.

          (s) Books and Records. The books of account, minute books, (except minutes relating to the process leading to this Agreement and the transactions contemplated hereunder) stock record books, and other records of ICBC and its Subsidiaries, are complete and correct in all material respects and have been maintained in accordance with sound business practices and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the issuer, including the maintenance of an adequate system of internal controls that is sufficient to provide reasonable assurances that transactions are executed in accordance with management's authorization, that transactions are recorded as necessary, that access to assets is permitted only in accordance with management's authorization, and that the recorded accountability for assets is compared at reasonable intervals and appropriate action is taken with respect to any differences. All of the books of account, minute books, stock record books, and other records of ICBC and its Subsidiaries have been or will be made available to First Citizens promptly upon their completion. The minute books of ICBC contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of Bank, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have been prepared and are not contained in such minute books, except for the minutes related to the process leading to and approving this Agreement and the transactions contemplated hereunder. The fiduciary books and records of ICBC, from trust activities, have been fully, properly and accurately maintained in all material respects, have been maintained in accordance with applicable fiduciary accounting practices and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present, in all material respects, the substance of trust events and transactions included therein.

          (t) Insurance. ICBC's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by ICBC or its Subsidiaries. ICBC and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of ICBC reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; ICBC and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

          (u) Disclosure.  The representations and warranties contained in this
     Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

          (v) Material Adverse Change. ICBC has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since June 30, 2001, that has had a Material Adverse Effect on ICBC.

          (w) Absence of Undisclosed Liabilities. Neither ICBC nor any of its Subsidiaries has any liability (contingent or otherwise) that is material to ICBC on a consolidated basis, or that, when combined with all liabilities as to similar matters would be material to ICBC on a consolidated basis, except as disclosed in the ICBC Financial Statements.

          (x) Properties. ICBC and its Subsidiaries have good and, as to real estate, marketable title, free and clear of all Liens, defaults or equitable interests to all of the properties and assets, real and personal, reflected on the ICBC Financial Statements as being owned by ICBC as of June 30, 2001, or acquired after such date, except (i) statutory Liens for amounts not yet due and payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of banking business, (iii) such Liens, if any, as do not materially adversely impair the value of such properties or the business operations conducted at such properties, (iv) dispositions and encumbrances in the ordinary course of business, (v) Liens on properties acquired in foreclosure or on account of debts previously contracted, and (vi) the Lien as Previously Disclosed in the paragraph of the Disclosure Schedules corresponding to Section 5.03(c). All leases pursuant to which ICBC or any of its Subsidiaries, as lessee, leases real or personal property (except for leases that have expired by their terms or that ICBC or any such Subsidiary has agreed to terminate since the date hereof) are valid without default thereunder by the lessee or, to ICBC's knowledge, the lessor.

          (y) Loans; Certain Transactions. Each loan reflected as an asset in the ICBC Financial Statements as of June 30, 2001, and each balance sheet date subsequent thereto, other than loans the unpaid balance of which does not exceed $50,000 in the aggregate, (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except as Previously Disclosed, as of June 30, 2001, Bank is not a party to a loan, including any loan guaranty, with any director, executive officer or 5% shareholder of ICBC or any of its Subsidiaries or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. All loans and extensions of credit that have been made by Bank and that are subject to Section 22(b) of the Federal Reserve Act, as amended, comply therewith.

          (z) Allowance For Loan Losses. The allowance for loan losses reflected on the ICBC financial statements, as of their respective dates, is, in the opinion of ICBC's management, adequate in all material respects under the requirements of GAAP to provide for reasonably anticipated losses on outstanding loans, net of recoveries.

          (aa) Repurchase Agreements. With respect to all agreements pursuant to which ICBC or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, ICBC or such Subsidiary, as the case may be, has a valid, perfected first Lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

          (bb) Deposit Insurance. The deposits of Bank are insured by the FDIC in accordance with The Federal Deposit Insurance Act ("FDIA"), and Bank has paid all assessments and filed all reports required by the FDIA and under the National Housing Act prior to the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

     5.04 Representations and Warranties of First Citizens.  Subject to Sections
5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, First Citizens hereby represents and warrants to ICBC as follows:

          (a) Organization, Standing and Authority. First Citizens is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. First Citizens is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. First Citizens is registered as a bank holding company under the BHCA. First Citizens Bank is a state banking association duly organized, validly existing and in good standing under the laws of the State of Ohio. First Citizens Bank is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

          (b) First Citizens Common Shares.

             (i) As of the date hereof, the authorized capital stock of First Citizens consists solely of First Citizens Common Shares, of which 4,263,401 shares were outstanding. As of the date hereof, except as Previously Disclosed, First Citizens does not have any Rights issued or outstanding with respect to First Citizens Common Shares and First Citizens does not have any commitment to authorize, issue or sell any First Citizens Common Shares or Rights, except pursuant to this Agreement. The outstanding First Citizens Common Shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable. Under the First Citizens Articles, First Citizens Common Shares are subject to preemptive rights under certain circumstances.

             (ii) The First Citizens Common Shares to be issued in exchange for ICBC Common Shares in the Parent Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will be subject to preemptive rights, but will not be issued in violation of such preemptive rights.

          (c) ICBC Common Share Ownership. Except as Previously Disclosed, neither First Citizens nor any of its "affiliates" or "associates," as the terms "affiliates" and "associates" are defined in Section 1704.01(C)(1) and (C)(3) of the ORC, are "beneficial owners," as the term "beneficial owners" is defined in Section 1704.01(C)(4) of the ORC, of any of the outstanding ICBC Common Shares.

          (d) Significant Subsidiaries. Each of First Citizens' Significant Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and First Citizens owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries.

          (e) Corporate Authority. Each of First Citizens and its Significant Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Subject to the receipt by First Citizens of the approval of this Agreement and the Merger from their respective shareholders and the approval of applicable federal and state banking authorities, First Citizens has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, and the Voting Agreements and to consummate the transactions contemplated hereby and thereby, and First Citizens Bank has the corporate power and authority to consummate the Subsidiary Merger in accordance with the terms of this Agreement.

          (f) Corporate Authority; Authorized and Effective Agreement. Subject to the receipt of the requisite adoption of this Agreement and the Parent Merger by the holders of the outstanding First Citizens Common Shares entitled to vote thereon, this Agreement and the Voting Agreements and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of First Citizens and the First Citizens Board on or prior to the date hereof. This Agreement is a valid and legally binding agreement of First Citizens, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles, and except to the extent such enforceability may be limited bylaws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or by appointment of a conservator by the FDIC).

          (g) Regulatory Approvals; No Defaults.

             (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by First Citizens or any of its Significant Subsidiaries in connection with the execution, delivery or performance by First Citizens of this Agreement or to consummate the Merger except for (A) the filing of applications, notices, and the Agreement to Merge, as applicable, with the federal and state banking authorities to approve the transactions contemplated by this Agreement and to continue ICBC's trust powers and trust activities; (B) the filing and declaration of effectiveness of the Registration Statement; (C) the filing of the certificate of merger with the OSS pursuant to the OGCL; (D) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of First Citizens Common Shares in the Parent Merger; and (E) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, First Citizens is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

             (ii) Subject to the satisfaction of the requirements referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not
        (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of First Citizens or of any of its Significant Subsidiaries or to which First Citizens or any of its Significant Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the First Citizens Articles or First Citizens Code, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (h) Financial Reports and SEC Documents; Material Adverse Effect.

             (i) First Citizens' Annual Reports on Form 10-K for the fiscal years ended December 31, 1999 and 2000, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001 and all other reports, registration statements, definitive proxy statements or other statements filed or to be filed by it or any of its Significant Subsidiaries with the SEC subsequent to June 30, 2001 under the Securities Act, or under Section 13(a), 13(c) 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "First Citizens SEC Documents") as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such First Citizens SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of First Citizens and its Significant Subsidiaries as of its date, and each of the statements of income or results of operations and changes in shareholders' equity and cash flows or equivalent statements in such First Citizens SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and cash flows, as the case may be, of First Citizens and its Significant Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

             (ii) Since June 30, 2001, First Citizens and its Subsidiaries have not incurred any material liability not disclosed in First Citizens' financial statements that would be required to be disclosed therein pursuant to GAAP.

             (iii) Since June 30, 2001, (A) First Citizens and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby), and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to First Citizens.

          (i) Litigation; Regulatory Action.

             (i) No litigation, claim or other proceeding before any Governmental Authority is pending against First Citizens or any of its Significant Subsidiaries and, to First Citizens' knowledge, no such litigation, claim or other proceeding has been threatened.

             (ii) Neither First Citizens nor any of its Significant Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has First Citizens or any of its Significant Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (j) Compliance With Laws.  Each of First Citizens and its Significant
     Subsidiaries:

             (i) is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the

        Financial Services Modernization Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

             (ii) has all material permits, licenses, authorizations, orders and approvals of, and has made all material filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

             (iii) has not received, since June 30, 2001, any notification or communication from any Governmental Authority (A) asserting that First Citizens or any of its Significant Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to First Citizens' knowledge, do any grounds for any of the foregoing exist).

          (k) Brokerage and Finder's Fees. Except for fees payable to Keefe, Bruyette & Woods, First Citizens has not employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

          (l) Tax Matters. Except as Previously Disclosed, (i) all Tax Returns that are required to be filed by or with respect to First Citizens and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired for all tax years ending on or before December 31, 1997, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) that would have a material impact on the financial condition of First Citizens or any of its Subsidiaries are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of First Citizens or its Significant Subsidiaries. Neither First Citizens nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by First Citizens SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in First Citizens SEC Documents filed on or prior to the date hereof. As of the date hereof, First Citizens has no reason to believe that any conditions exist that might prevent or impede the Parent Merger from qualifying as reorganization with the meaning of Section 368(a) of the Code.

          (m) Books and Records. The books and records of First Citizens and its Subsidiaries have been fully, properly and accurately maintained in all material respects, have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the substance of events and transactions included therein.

          (n) Disclosure.  The representations and warranties contained in this
     Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

          (o) Material Adverse Change. First Citizens has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since June 30, 2001, that has had a Material Adverse Effect on First Citizens.

          (p) Deposit Insurance. The deposits of First Citizens Bank are insured by the FDIC in accordance with the FDIA, and First Citizens Bank has paid all assessments and filed all reports required by the FDIA and under the National Housing Act prior to the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

                                   ARTICLE VI
                                   Covenants

     6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of ICBC and First Citizens agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

     6.02 Shareholder Approvals. ICBC and First Citizens each agree to take, in accordance with applicable law, the ICBC Articles and ICBC Code, and the First Citizens Articles and First Citizens Code, respectively, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the adoption of this Agreement and any other matters required to be approved or adopted by ICBC's and First Citizens' shareholders for consummation of the Parent Merger (including any adjournment or postponement, the "ICBC Meeting" and the "First Citizens Meeting," respectively), as promptly as practicable after the Registration Statement is declared effective. The ICBC Board shall recommend that its shareholders adopt this Agreement at the ICBC Meeting, unless otherwise necessary under the applicable fiduciary duties of the ICBC Board, as determined by the ICBC Board in good faith after consultation with and based upon advice of independent legal counsel. The First Citizens Board shall recommend that its shareholders adopt this Agreement at the First Citizens Meeting, unless otherwise necessary under the applicable fiduciary duties of the First Citizens Board, as determined by the First Citizens Board in good faith after consultation with and based upon advice of independent legal counsel.

     6.03 Registration Statement.

          (a) First Citizens agrees to prepare pursuant to all applicable laws, rules and regulations a registration statement on Form S-4 (the "Registration Statement") to be filed by First Citizens with the SEC in connection with the issuance of First Citizens Common Shares in the Parent Merger (including the proxy statement and prospectus and other proxy solicitation materials of ICBC and of First Citizens constituting a part thereof (the "Proxy Statement") and all related documents). ICBC agrees to cooperate, and to cause its Subsidiaries to cooperate, with First Citizens, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and provided that ICBC and its Subsidiaries have cooperated as required above, First Citizens agrees to file the Proxy Statement and the Registration Statement (together, the "Proxy/Prospectus") with the SEC as promptly as reasonably practicable. Each of ICBC and First Citizens agrees to use all reasonable efforts to cause the Proxy/Prospectus to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. First Citizens also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. ICBC agrees to furnish to First Citizens all information concerning ICBC, its Subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

          (b) Each of ICBC and First Citizens agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing and at the time of the First Citizens Meeting and the ICBC Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of ICBC and First Citizens further agrees that if it shall become aware prior to the Effective

     Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

          (c) First Citizens agrees to advise ICBC, promptly after First Citizens receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of First Citizens Common Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     6.04 Press Releases. Each of ICBC and First Citizens agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or the NASDAQ rules.

     6.05 Access; Information.

          (a) Each of ICBC and First Citizens agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request. In addition, ICBC agrees to (i) provide First Citizens with notice and copies of written materials provided to ICBC and Bank directors in connection with all of their board meetings held after the date of this Agreement, other than any information relating to the transactions contemplated hereunder, and (ii) invite representatives of First Citizens to attend ICBC and Bank directors' meetings, as mutually agreed upon by First Citizens and ICBC.

          (b) Each of ICBC and First Citizens agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

          (c) During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

     6.06 Acquisition Proposals; Break Up Fee.

          (a) ICBC shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, employees, advisors and other agents not to, directly or indirectly, take any action to solicit, initiate, engage or negotiate any proposals or offers from any person or entity, other than First Citizens, or provide any confidential information to, discuss or negotiate with any such person or entity, other than First Citizens, any Acquisition Proposal; provided, however, that nothing contained in this section shall prohibit ICBC from furnishing information to, or entering into discussion, negotiations or an agreement with, any person or entity which makes an unsolicited Acquisition Proposal if and to the extent that
     (a) the ICBC Board, after consultation with and based upon the advice of counsel, determines in good faith that such action is required to fulfill its fiduciary duties to the shareholders of ICBC under applicable law and
     (b) before furnishing such information to, or entering into discussions or negotiations with, such person or entity, ICBC provides immediate written notice to First Citizens of such action, the identity of the bidder and the substance of such Acquisition Proposal.

          (b) In the event ICBC executes a definitive agreement in respect of, or closes, an Acquisition Proposal, within two (2) years after the date of termination of this Agreement pursuant to the provisions of Section 8.01(f), ICBC shall pay to First Citizens in immediately available funds the sum of One Million Three Hundred Thousand Dollars ($1,300,000) within ten (10) days after the earlier of such execution or closing.

     6.07 Affiliate Agreements. Not later than the 15th day prior to the mailing of the Proxy Statement, ICBC shall deliver to First Citizens a schedule of each person that, to its knowledge, is or is reasonably likely to be, as of the date of the ICBC Meeting, deemed to be an "affiliate" of ICBC (each, an "ICBC Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135. ICBC shall use its reasonable best efforts to cause each person who may be deemed to be an ICBC Affiliate to execute and deliver to ICBC on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit B.

     6.08 Certain Policies. Prior to the Effective Date, ICBC shall, consistent with GAAP and on a basis mutually satisfactory to it and First Citizens, (i) modify and change its loan, investment portfolio and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of First Citizens and (ii) evaluate the need for any reserves including, but not limited to, reserves relating to any outstanding litigation, any tax audits or any liabilities to be incurred upon cancellation of any contracts as a result of the Merger; provided, however, that ICBC shall not be obligated to take any such action pursuant to this Section 6.08 unless and until First Citizens acknowledges that all conditions to its obligation to consummate the Merger have been satisfied and certifies to ICBC that First Citizens' representations and warranties, subject to Section 5.02, are true and correct as of such date and that First Citizens is otherwise material in compliance with this Agreement. ICBC's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this
Section 6.08.

     6.09 Nasdaq Listing. First Citizens shall file a listing application, or a NASDAQ Notification Form for Change in the Number of Shares Outstanding, as required by NASDAQ, with respect to the First Citizens Common Shares to be issued to the holders of ICBC Common Shares in the Merger.

     6.10 Regulatory Applications.

          (a) First Citizens and ICBC and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of First Citizens and ICBC shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

          (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

     6.11 Employment Matters; Employee Benefits. It is understood and agreed that nothing in this Section 6.11 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under applicable law and said employees shall not be deemed to be third-party beneficiaries of this Agreement. Employees of ICBC who become employees of First Citizens as a result of the Merger shall, as determined by First Citizens, participate in either ICBC's Compensation and Benefit Plans (for so long as First Citizens determines necessary or appropriate) or in the employee benefit plans sponsored by First Citizens for First Citizens' employees (with credit for their years of service with ICBC for participation and vesting purposes under First Citizens' applicable plans), including credit for years of service and for seniority under vacation and sick pay plans and programs. In addition, to the extent ICBC employees participate in First Citizens' group health plan (instead of continued participation in ICBC's group health plan), First Citizens agrees to waive all restrictions and limitations for pre-existing conditions under First Citizens' group health plan. In the event an ICBC employee is terminated by First Citizens, other than for cause, within a reasonable period of time after the Merger, such terminated ICBC employee shall be entitled to receive up to a maximum of six (6) months of severance pay based upon a formula of two (2) weeks' base pay for each year of service.

     6.12 Notification of Certain Matters. Each of ICBC and First Citizens shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

     6.13 Dividend Coordination. It is agreed by the parties hereto that they will cooperate to assure that as a result of the Parent Merger, during any applicable period, there shall not be a payment of both a First Citizens and an ICBC dividend to the ICBC shareholders.

     6.14 Accounting and Tax Treatment. Each of First Citizens and ICBC agrees not to take any actions subsequent to the date of this Agreement that would adversely affect (i) the ability of First Citizens and ICBC to treat the Merger as a purchase in accordance with GAAP, or (ii) adversely affect the ability of ICBC and the ability of the shareholders of ICBC to characterize the Merger as a tax-free reorganization under Section 368(a) of the Code.

     6.15 No Breaches of Representations and Warranties. Between the date of this Agreement and the Effective Time, without the written consent of the other party, each of First Citizens and ICBC will not do any act or suffer any omission of any nature whatsoever which would cause any of the representations or warranties made in Article V of this Agreement to become untrue or incorrect in any material respect.

     6.16 Consents. Each of First Citizens and ICBC shall use its reasonable best efforts to obtain any required consents to the transactions contemplated by this Agreement.

     6.17 Insurance Coverage. ICBC shall use its best efforts to cause the policies of insurance listed in the Disclosure Schedule to remain in effect between the date of this Agreement and the Effective Date.

     6.18 Correction of Information. Each of First Citizens and ICBC shall promptly correct and supplement any information furnished under this Agreement so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

     6.19 Confidentiality. Except for the use of information in connection with the Registration Statement described in Section 6.03 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the "Information") received by each of ICBC and First Citizens, pursuant to the terms of this Agreement shall be kept in strictest confidence; provided that, subsequent to the filing of the Registration Statement with the Securities and Exchange Commission, this Section 6.19 shall not apply to information included in the Registration Statement or to be included in the Proxy Statement to be sent to the shareholders of ICBC and First Citizens under Section 6.03. ICBC and First Citizens agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement. ICBC and First Citizens agree to hold the Information in strictest confidence and shall not use, and shall not disclose directly or indirectly any of such Information except when, after and to the extent such Information (i) is or becomes generally available to the public other than through the failure of ICBC or First Citizens to fulfill its obligations hereunder, (ii) was already known to the party receiving the Information on a nonconfidential basis prior to the disclosure or (iii) is subsequently disclosed to the party receiving the Information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information. In the event the transactions contemplated by this Agreement are not consummated, ICBC and First Citizens agree to return all copies of the Information provided to the other promptly.

     6.20 Supplemental Assurances.

          (a) On the date the Registration Statement becomes effective and on the Effective Date, ICBC shall deliver to First Citizens a certificate signed by its principal executive officer and its principal financial officer to the effect, to such officers' knowledge, that the information contained in the Registration Statement relating to the business and financial condition and affairs of ICBC, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (b) On the date the Registration Statement becomes effective and on the Effective Date, First Citizens shall deliver to ICBC a certificate signed by its chief executive officer and its chief financial officer to the effect, to such officers' knowledge, that the Registration Statement (other than the information contained therein relating to the business and financial condition and affairs of ICBC) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     6.21 Regulatory Matters. First Citizens, ICBC and each of their respective Subsidiaries shall cooperate and each of them agrees to use its reasonable best efforts to remediate any order, decree, agreement, memorandum of understanding or similar agreement by First Citizens, ICBC or any of their respective Subsidiaries with, or a commitment letter, board resolution or similar submission by First Citizens, ICBC or any of their respective Subsidiaries to, or supervisory letter from any Regulatory Authority to First Citizens, ICBC or any of their respective Subsidiaries, to the satisfaction of such Regulatory Authority.

     6.22 Employment Agreements and Retention Arrangements. First Citizens shall assume all of ICBC's obligations pursuant to those employment agreements and retention bonus agreements, set out in the paragraph of ICBC's Disclosure Schedule corresponding to Section 5.03(m).

     6.23 Financial Statements. ICBC shall deliver to First Citizens, promptly upon their completion, the financial statements of ICBC for the fiscal year ended December 31, 2001 (the "ICBC 2001 Financial Statements"), and First Citizens shall deliver to ICBC, promptly upon their completion, the financial statements of First Citizens for the fiscal year ended December 31, 2001 (the "First Citizens 2001 Financial Statements").

     6.24 First Citizens Board of Directors Structure Following the Parent Merger. At the Effective Time of the Parent Merger, First Citizens shall take such actions as are necessary to increase the number of directors comprising the First Citizens Board by two (2) members and shall fill the vacancies resulting from such increase with two (2) members of the ICBC Board recommended by ICBC and selected by First Citizens.

     6.25 First Citizens Bank Board of Directors Following the Subsidiary Merger. At the Effective Time of the Subsidiary Merger, First Citizens shall take such actions as are necessary to increase the number of directors comprising First Citizens Bank's Board of Directors by two (2) members and shall fill the vacancies resulting from such increase with (2) members of the ICBC Board recommended by ICBC and selected by First Citizens.

     6.26 Establishment of Bank Community Board. First Citizens will establish a Bank Community Board to be comprised of all current members of the ICBC Board who wish to participate (other than those ICBC directors serving as First Citizens or First Citizens Bank directors as provided for in Sections 6.24 and
6.25 above).

     6.27 Bank Signage. Following the Effective Time, First Citizens would anticipate, given the notable recognition associated with the "Citizens" and "Norwalk" names, that it would continue to be featured in all signage at Bank branches.

     6.28 Voting Agreements. On the date of this Agreement, ICBC shall forward to First Citizens Voting Agreements which have been executed by each of the persons listed on the Form of Voting Agreement set forth on Exhibit A hereto.

     6.29 Indemnification; Directors' and Officers' Liability Insurance. First Citizens shall indemnify each Person who served as a director or officer of ICBC or Bank, as the case may be, on or before the Effective Time to the fullest extent permitted pursuant to the ICBC Articles and the ICBC Code, and the articles of association and bylaws of Bank, as the case may be, and applicable provisions of Ohio and federal law from and against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any action, suit, claim or proceeding threatened, filed, pending or completed during the three (3) year period after the Effective Time, by reason of the fact that such Person was a director or officer of ICBC or Bank, as the case may be; provided, however, that the individual making the request for indemnification under this Section 6.29 provides First Citizens with written notice of any such action, suit, claim or proceeding. First Citizens agrees to purchase directors' and officers' liability insurance for a period of three years from the Effective Date under commercially reasonable terms for such insurance that serves to reimburse the present and former officers and directors of ICBC or any of its Subsidiaries (determined at the Effective Time) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time.

                                  ARTICLE VII
                    Conditions to Consummation of the Merger

     7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of First Citizens and ICBC to consummate the Merger is subject to the fulfillment or written waiver by First Citizens and ICBC prior to the Effective Time of each of the following conditions:

          (a) Shareholder Approvals. This Agreement and the Parent Merger shall have been duly adopted by the requisite vote of (i) the shareholders of ICBC and (ii) the shareholders of First Citizens.

          (b) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain
     (i) any conditions, restrictions or requirements which the First Citizens Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on First Citizens and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger, or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the First Citizens Board reasonably determines would either before or after the Effective Time be unduly burdensome.

          (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

          (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e) Blue Sky Approvals. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the First Citizens Common Shares to be issued in the Parent Merger shall have been received and be in full force and effect.

     7.02 Conditions to Obligation of ICBC. The obligation of ICBC to consummate the Merger is also subject to the fulfillment or written waiver by ICBC prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of First Citizens set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and ICBC shall have received a certificate, dated the Effective Date, signed on behalf of First Citizens by the Chief Executive Officer and the Chief Financial Officer of First Citizens to such effect.

          (b) Performance of Obligations of First Citizens. First Citizens shall have performed in all material respects all obligations required to be performed by First Citizens under this Agreement at or prior to the Effective Time, and ICBC shall have received a certificate, dated the Effective Date, signed on behalf of First Citizens by the Chief Executive Officer and the Chief Financial Officer of First Citizens to such effect.

          (c) Tax Opinion. ICBC shall have received an opinion of Vorys, Sater, Seymour and Pease LLP, counsel to ICBC, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Parent Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (ii) no gain or loss will be recognized by shareholders of ICBC who receive First Citizens Common Shares in exchange for ICBC Common Shares, and cash in lieu of fractional share interests, other than the gain or loss to be recognized as to cash received in lieu of fractional share interests. In rendering its opinion, counsel to ICBC may require and rely upon representations contained in letters from ICBC.

          (d) Opinion of Young & Associates, Inc. ICBC shall have received the written opinion of Young & Associates, Inc., dated the date of the Proxy/Prospectus, to the effect that the Merger Consideration is fair to the holders of ICBC Common Shares from a financial point of view as of such date.

     7.03 Conditions to Obligation of First Citizens. The obligation of First Citizens to consummate the Merger is also subject to the fulfillment or written waiver by First Citizens prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of ICBC set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and First Citizens shall have received a certificate, dated the Effective Date, signed on behalf of ICBC by the Chief Executive Officer and the Chief Financial Officer of ICBC to such effect.

          (b) Performance of Obligations of ICBC. ICBC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and First Citizens shall have received a certificate, dated the Effective Date, signed on behalf of ICBC by the Chief Executive Officer and the Chief Financial Officer of ICBC to such effect.

          (c) Affiliate Agreements. First Citizens shall have received the agreements referred to in Section 6.07 from each affiliate of ICBC.

                                  ARTICLE VIII
                                  Termination

     8.01 Termination. This Agreement may be terminated, and the Merger may be abandoned:

          (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of First Citizens and ICBC, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

          (b) Breach; Material Adverse Effect. At any time prior to the Effective Time, by First Citizens or ICBC, if its respective Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

          (c) Delay. At any time prior to the Effective Time, by First Citizens or ICBC, if its respective Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Parent Merger is not consummated by April 30, 2002, except to the extent that the failure of the Parent Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

          (d) No Approval. By ICBC or First Citizens, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or (ii) the ICBC shareholders or the First Citizens shareholders fail to adopt this Agreement and the Parent Merger at the ICBC Meeting or First Citizens Meeting, as applicable.

          (e) Average Price of First Citizens Common Shares During Valuation Period. If the Average First Citizens Price (as defined below) of First Citizens Common Shares is less than $19.50, then either ICBC or First Citizens may, at its option, terminate this Agreement; provided, however, that in the event that ICBC notifies First Citizens of its intent to terminate under this Section 8.01(e) then prior to ICBC exercising any right of termination hereunder, First Citizens may, at its option, for a period of ten (10) business days, offer to distribute to ICBC shareholders, in connection with the share exchange under Section 3.01 hereof, an additional number of First Citizens Common Shares to offset the amount by which the Average First Citizens Closing Price is below $19.50 ("First Citizens' Offer"). Thereafter, for a period of ten (10) business days, ICBC shall have the opportunity to accept or reject First Citizens' Offer. If ICBC rejects First Citizens' Offer, ICBC may terminate this Agreement in accordance with the provisions hereof. For purposes of this Agreement, the term "First Citizens Price" shall mean either (i) the price per share of the last sale of First Citizens Common Shares or (ii) as to those trading days in which no sales of First Citizens Common Shares are made, the average of the bid and ask price for a First Citizens Common Share, all as reported on NASDAQ at the close of the trading day by the NASD. The term "Average First Citizens Price" shall mean the arithmetic mean of the First Citizens Prices for the twenty (20) trading days immediately preceding the fifth (5th) trading day prior to the consummation of the Merger (the "Valuation Period").

          (f) Acquisition Proposal. By ICBC, if in compliance with the provisions of Section 6.06(a), ICBC executes a definitive agreement in connection with, or closes, an Acquisition Proposal.

     8.02 Effect of Termination and Abandonment, Enforcement of Agreement. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination. Notwithstanding anything contained herein to the contrary, the parties hereto agree that irreparable damage will occur in the event that a party breaches any of its obligations, duties, covenants and agreements contained herein. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled by law or in equity.

                                   ARTICLE IX
                                 MISCELLANEOUS

     9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 6.11, 6.24, 6.25, 6.26, 6.27, and 6.29 and this Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.04, 6.05(b), 6.06(b), 6.19, and 8.02, and this Article IX which shall survive such termination).

     9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the ICBC Meeting, this Agreement may not be amended if it would violate the OGCL or the federal securities laws.

     9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Ohio applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law are applicable).

     9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing and mailing expenses shall be shared between ICBC and First Citizens in proportion to the number of shareholders of each to whom the Proxy/Prospectus is delivered. All fees to be paid to Regulatory Authorities and the SEC in connection with the transactions contemplated by this Agreement shall be borne by First Citizens.

     9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

         If to ICBC, to:

         Independent Community Banc Corp.
         16 Executive Drive
         Norwalk, Ohio 44857
         Phone: (419) 744-3100
         Fax: (419) 663-7745
         Attention: Michael N. Clemens, President
                    James D. Heckelman, Chairman

         With a copy to:

         Vorys, Sater, Seymour and Pease LLP
         2100 One Cleveland Center
         1375 East Ninth Street
         Cleveland, Ohio 44114-1724
         Phone: (216) 479-6100
         Fax: (216) 479-6060
         Attention: John M. Saganich, Esq.

         If to First Citizens, to:

         First Citizens Banc Corp.
         100 East Water Street
         Sandusky, Ohio 44870
         Phone: (419) 625-4121
         Fax: (419) 627-3359
         Attention: David A. Voight, President

         With a copy to:
         Buckingham, Lucal, McGookey & Zeiher Co., L.P.A.
         414 Wayne Street
         P.O. Box 929
         Sandusky, Ohio 44870
         Phone: (800) 410-0414
         Fax: (419) 627-0009
         Attention: James E. McGookey, Esq.

         Squire, Sanders & Dempsey L.L.P.
         4900 Key Tower
         127 Public Square
         Cleveland, Ohio 44114-1304
         Phone: (216) 479-8500
         Fax: (216) 479-8780
         Attention: M. Patricia Oliver, Esq.

     9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement, the Voting Agreements and any separate agreement entered into by the parties on even date herewith represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than such Voting Agreements or any such separate agreement). Except as provided in Section 6.29, nothing in this Agreement, whether express or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.08 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     9.09 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

             [REST OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                          INDEPENDENT COMMUNITY BANC CORP.

                                          By /s/ Michael N. Clemens
                                            ------------------------------------
                                            Michael N. Clemens
                                            President

                                          By /s/ James D. Heckelman
                                            ------------------------------------
                                            James D. Heckelman
                                            Chairman

                                          FIRST CITIZENS BANC CORP.

                                          By /s/ David A. Voight
                                            ------------------------------------
                                            David A. Voight
                                            President

                     EXHIBIT A -- FORM OF VOTING AGREEMENT

                                VOTING AGREEMENT

     This Voting Agreement is entered into on           , 2001 (this
"Agreement") by and between First Citizens Banc Corp. ("First Citizens") and
               (the "Shareholder").

     WHEREAS, the Shareholder owns                common shares, without par
value (the "Common Shares"), of Independent Community Banc Corp., a corporation organized and existing under the laws of the State of Ohio ("ICBC") and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (all such Common Shares now owned and which may hereafter be acquired by the Shareholder prior to the termination of this Agreement shall be referred to herein as the ("Shares");

     WHEREAS, First Citizens and ICBC propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, that ICBC will merge with and into First Citizens and ICBC's wholly-owned bank subsidiary will merge with and into First Citizens' bank subsidiary (this and other capitalized terms used and not defined herein shall have the meanings given to such terms in the Merger Agreement);

     WHEREAS, it is a condition to First Citizens entering into the Merger Agreement that the Shareholder agree, and in order to induce First Citizens to enter into the Merger Agreement, the Shareholder has agreed, to enter into this Agreement; and

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE 1

                            VOTING OF CONTROL SHARES

     1.1 Voting Agreement. The Shareholder hereby agrees that during the time this Agreement is in effect, at any meeting of the shareholders of ICBC, however called, and in any action by consent of the shareholders of ICBC, the Shareholder shall, subject to the Shareholder's fiduciary duty under Ohio law, vote the Shares: (i) in favor of the Parent Merger and the Merger Agreement (as amended from time to time) and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between ICBC and any person or entity other than First Citizens or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of ICBC under the Merger Agreement or that would result in any of the conditions to the obligations of ICBC under the Merger Agreement not being fulfilled.

                                   ARTICLE 2

                         REPRESENTATION AND WARRANTIES

     The Shareholder hereby represents and warrants to First Citizens as follows:

     2.1 Authority Relative to This Agreement. The Shareholder has all necessary power and authority or capacity, as the case may be, to execute and deliver this Agreement, to perform the Shareholder's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms.

     2.2 % Voting Power. The Shares represent   % of the voting power of the
outstanding shares of capital stock of ICBC.

     2.3 No Conflict.

          (a) The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder will not
     (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Shareholder or by which the Shares are bound, or
     (ii) result in any breach of or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder is a party or by which the Shareholder is or any of the Shares are bound, except, in the case of clauses (i) and (ii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by the Shareholder of the Shareholder's obligations under this Agreement.

          (b) The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign regulatory body.

     2.4 Title to the Shares. The Shareholder is the sole owner of the number and class of shares of the capital stock of ICBC specified on Exhibit A hereto, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. The Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares. The Shareholder has sole voting power with respect to the Shares.

                                   ARTICLE 3

                                 MISCELLANEOUS

     3.1 Termination. This Agreement shall terminate on the earlier to occur of
(i) the date of consummation of the Merger and (ii) the date of the termination of the Merger Agreement.

     3.2 Specific Performance. The Shareholder agrees that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that First Citizens shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     3.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings with respect to the subject matter hereof.

     3.4 Amendment. This Agreement may not be amended except by an instrument in writing signed by both of the parties hereto.

     3.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     3.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

     3.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     3.8 Assignments. This Agreement shall not be assigned by operation of law or otherwise.

     3.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day first written above.

                                          FIRST CITIZENS BANC CORP.

                                          By:
                                          --------------------------------------
                                            Name:
                                            ------------------------------------
                                            Title:
                                            ------------------------------------

                                          SHAREHOLDER

                                          Name:
                                          --------------------------------------

[ATTACHED TO THIS EXHIBIT A IS A LIST OF SHAREHOLDERS WHO WILL EXECUTE A VOTING
             AGREEMENT AND THE NUMBER OF SHARES THAT THEY EACH OWN]

                SHAREHOLDERS WHO WILL EXECUTE A VOTING AGREEMENT
                  AND THE NUMBER OF SHARES THAT THEY EACH OWN

                      SHAREHOLDER                                   SHARES
                      -----------                                   ------
William F. Boose.......................................  4,872
Michael L. Clemens.....................................  690.32183627
Robin L. Degraff.......................................  60
James D. Heckelman.....................................  6,325.12795408
John M. Kovesdi, Jr....................................  545.73466461
Leslie D. Stoneham.....................................  818.76065961
Jerry E. Stover........................................  2,519.08926835
Richard C. Westhofen...................................  358.13951878
Daniel J. White........................................  306.77256439

                 EXHIBIT B -- FORM OF ICBC AFFILIATE AGREEMENT

                                             , 200

First Citizens Banc Corp.
100 East Water Street
Sandusky, Ohio 44870

Ladies and Gentlemen:

     I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Independent Community Banc Corp. ("ICBC"), as that term is defined for purposes of Paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act of 1933, as amended (the "Act").

     Pursuant to the terms of the Agreement and Plan of Merger by and between First Citizens Banc Corp. ("First Citizens") and ICBC dated as of November 1, 2001 (the "Merger Agreement"), providing for the merger of ICBC with and into First Citizens (the "Merger"), and as a result of the Merger, I will receive shares of First Citizens common shares ("First Citizens Common Shares") in exchange for ICBC common shares ("ICBC Stock") owned by me at the Effective Time (as defined and determined pursuant to the Merger Agreement). This letter is being delivered pursuant to Section 6.07 of the Merger Agreement. I represent and warrant to First Citizens that in such event:

     A. I will not sell, assign or transfer the First Citizens Common Shares which I receive as aforesaid in violation of the Act or the Rules and Regulations.

     B. I have carefully read this letter and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the First Citizens Common Shares, to the extent I feel necessary, with my counsel or counsel for ICBC. I understand that First Citizens is relying on the representations I am making in this letter and I hereby agree to hold harmless and indemnify First Citizens and its officers and directors from and against any losses, claims, damages, expenses (including reasonable attorneys' fees), or liabilities ("Losses") to which First Citizens or any officer or director of First Citizens may become subject under the Act or otherwise as a result of the untruth, breach, or failure of such representations.

     C. I have been advised that the issuance of the First Citizens Common Shares issued to me pursuant to the Merger will have been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that since I may be deemed to be an affiliate under the Rules and Regulations at the time the Merger was submitted for a vote of the shareholders of ICBC, that the First Citizens Common Shares must be held by me indefinitely unless (i) my subsequent distribution of First Citizens Common Shares has been registered under the Act; (ii) a sale of the First Citizens Common Shares is made in conformity with the volume and other applicable limitations of a transaction permitted by Rule 145 promulgated by the Commission under the Act and as to which First Citizens has received satisfactory evidence of the compliance and conformity with said Rule, or (iii) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. (or other counsel reasonably acceptable to First Citizens) or in accordance with a no-action letter from the Commission, some other exemption from registration is available with respect to any such proposed sale, transfer or other disposition of the First Citizens Common Shares.

     D. I also understand that stop transfer instructions will be given to First Citizens' transfer agent with respect to any First Citizens Common Shares which I receive in the Merger and that there will be placed on the certificates for such First Citizens Common Shares, a legend stating in substance:

          "The shares represented by this certificate have been issued or transferred to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies. The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) an effective registration statement under the Act,
     (ii) a transaction permitted by Rule 145 and as to which the issuer has received reasonable and satisfactory evidence of compliance with the provisions of Rule 145, or (iii) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. or other counsel satisfactory to the issuer or in accordance with a "no action" letter from the staff of the Securities and Exchange Commission, such shares are not required to be registered under the Act."

     It is understood and agreed that the legend set forth in Paragraph D above shall be removed and any stop order instructions with respect thereto shall be canceled upon receipt of advice from Squire, Sanders & Dempsey L.L.P. or other counsel satisfactory to First Citizens that such actions are appropriate under the then-existing circumstances.

                                                       Very truly yours,

Date: ---------------------------------------- , 200   -----------------------------------------------------
                                                       (Name of Affiliate)
                                                       PLEASE PRINT YOUR NAME HERE:
                                                       -----------------------------------------------------

Accepted this           day of
                 , 200

FIRST CITIZENS BANC CORP.
                                       By
              ---------------------------------------------------
       David A. Voight, President

                                   APPENDIX B

            DISSENTERS' RIGHTS UNDER SECTIONS 1701.84 AND 1701.85 OF
                             THE OHIO REVISED CODE

sec..1701.84 PERSONS ENTITLED TO RELIEF AS DISSENTING SHAREHOLDERS.

     The following are entitled to relief as dissenting shareholders under section 1701.85 of the Revised Code:

          (A) Shareholders of a domestic corporation that is being merged or consolidated into a surviving or new entity, domestic or foreign, pursuant to section 1701.78, 1701.781, 1701.79, 1701.791, or 1701.801 of the Revised
     Code;

          (B) In the case of a merger into a domestic corporation, shareholders of the surviving corporation who under section 1701.78 or 1701.781 of the Revised Code are entitled to vote on the adoption of an agreement of merger, but only as to the shares so entitling them to vote;

          (C) Shareholders, other than the parent corporation, of a domestic subsidiary corporation that is being merged into the domestic or foreign parent corporation pursuant to section 1701.80 of the Revised Code;

          (D) In the case of a combination or a majority share acquisition, shareholders of the acquiring corporation who under section 1701.83 of the Revised Code are entitled to vote on such transaction, but only as to the shares so entitling them to vote;

          (E) Shareholders of a domestic subsidiary corporation into which one or more domestic or foreign corporations are being merged pursuant to section 1701.801 of the Revised Code.

     sec..1701.85 DISSENTING SHAREHOLDER'S DEMAND FOR FAIR CASH VALUE OF SHARES.

     (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

          (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

          (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

          (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

          (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                   APPENDIX C

               FAIRNESS OPINION OF KEEFE, BRUYETTE, & WOODS, INC.

November 1, 2001

Board of Directors
First Citizens Banc Corp.
100 East Water Street
Sandusky, Ohio 44870

Dear Members of the Board:

     You have requested our opinion as an independent investment banking firm regarding the fairness, from a financial point of view, to the stockholders of First Citizens Banc Corp. ("FCZA"), of the consideration to be paid by FCZA in the merger (the "Merger") between FCZA and Independent Community Banc Corp. ("ICBC"). We have not been requested to opine as to, and our opinion does not in any manner address, FCZA's underlying business decision to proceed with or effect the Merger.

     Pursuant to the Agreement and Plan of Merger, dated November 1, 2001, by and among FCZA and ICBC (the "Agreement"), at the effective time of the Merger, FCZA will acquire all of ICBC's issued and outstanding shares of common stock. ICBC shareholders will receive 1.7 shares of FCZA stock for each share of ICBC's common stock outstanding. In addition, the Merger Agreement limits the value of the consideration to be received by ICBC shareholders in the event the market value of FCZA stock increases to or above $29.50 and permits the Board of ICBC to terminate the transaction in the event the average market value of the FCZA stock over the defined period of time falls below $19.50, subject to the right of FCZA to pay additional consideration to ICBC shareholders. The compete terms of the proposed transaction are described in the Agreement, and this summary is qualified in its entirety by reference thereto.

     Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. We are familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies.

     In connection with this opinion we reviewed certain financial and other business data supplied to us by FCZA including (i) the Agreement and Plan of Merger by and among FCZA and ICBC, dated November 1, 2001, (ii) Annual Report, Proxy Statement and Form 10-K for the years ended December 31, 1999, and 2000,
(iii) Form 10-Q for the quarters ended March 31, and June 30, 2001 and other information we deemed relevant. We discussed with senior management and the boards of directors of FCZA and its wholly owned subsidiary, The Citizens Banking Company, the current position and prospective outlook for FCZA. We considered historical quotations and the prices of recorded transactions in FCZA's common stock. We reviewed financial and stock market data of other banks, particularly those located in Ohio, and the financial and structural terms of several other recent transactions involving mergers and acquisitions of banks or proposed changes of control of comparably situated companies.

     For ICBC, we reviewed the audited financial statements, and Proxy Statements for the years ended December 31, 1999 and 2000, quarterly financial information for the quarters ended March 31, and June 30, 2001 and certain other information deemed relevant. We also discussed with senior management of ICBC, the current position and prospective outlook for ICBC.

     For purposes of this opinion we have relied, without independent verification, on the accuracy and completeness of the material furnished to us by FCZA and ICBC and the material otherwise made available to us, including information from published sources, and we have not made any independent effort to verify such data. With respect to the financial information, including forecasts and asset valuations we received from FCZA, we assumed (with your consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of FCZA's management. In addition, we have not made or obtained any independent appraisals or evaluations of the assets or liabilities, and potential and/or contingent liabilities of FCZA or ICBC. We have further relied on the assurances of management of FCZA and ICBC that they are not aware of any facts that would make such information inaccurate or misleading. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated.

     In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to FCZA or the ability to consummate the Merger. Our opinion is based on the market, economic and other relevant considerations as they exist and can be evaluated on the date hereof.

     Consistent with the engagement letter with you, we have acted as financial advisor to FCZA in connection with the Merger and will receive a fee for such services. In addition, FCZA has agreed to indemnify us for certain liabilities arising out of our engagement by FCZA in connection with the Merger.

     Based upon and subject to the foregoing, as outlined in the foregoing paragraphs and based on such other matters as we considered relevant, it is our opinion that as of the date hereof, the consideration to be paid by FCZA in the Merger is fair, from a financial point of view, to the stockholders of FCZA.

     This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent, although this opinion may be included in its entirety in the proxy statement of FCZA used to solicit stockholder approval of the Merger. It is understood that this letter is directed to the Board of Directors of FCZA in its consideration of the Agreement, and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger.

Very truly yours,

/s/ KEEFE, BRUYETTE & WOODS, INC.
---------------------------------------------------------
Keefe, Bruyette, & Woods, Inc.

                                   APPENDIX D

                  FAIRNESS OPINION OF YOUNG & ASSOCIATES, INC.

January 15, 2002

Board of Directors
Independent Community Banc Corporation
16 Executive Drive
Norwalk, Ohio 44857

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by the common shareholders of Independent Community Banc Corporation (the "Company") pursuant to the Agreement and Plan of Merger dated November 1, 2001 (the "Agreement") by and between the Company and First Citizens Banc Corp ("FCB"). At the Effective Time, as defined in the Agreement, the Company will be merged with and into FCB (the "Merger") and each share of Common Stock held by the Company's shareholders shall be converted into the right to receive 1.7 shares of FCB common shares, subject to certain adjustments as provided in the Agreement. The complete terms of the proposed transaction are described in the Agreement, and this summary is qualified in its entirety by reference thereto.

     Young & Associates, Inc. ("Young & Associates") as part of its business is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for corporate and other purposes. We are familiar with the market for common stocks of publicly traded financial institutions. We are acting as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is payable upon the consummation of the Merger.

     In arriving at our opinion, we have among other things:

          (i) Reviewed the Agreement dated November 1, 2001;

          (ii) Reviewed certain historical financial and other information concerning the Company for the five fiscal years ended December 31, 2000, and for the three quarters ended March 31, June 30, and September 30, 2001;

          (iii) Reviewed certain historical financial and other information concerning FCB for the five fiscal years ended December 31, 2000, and for the three quarters ended March 31, June 30, and September 30, 2001;

          (iv) Held discussions with the senior management of the Company and FCB with respect to their past and current financial performance, financial condition and future prospects;

          (v) Reviewed certain internal financial data, projections and other information of the Company including financial projections prepared by management;

          (vi) Analyzed certain publicly available information of other financial institutions that we deemed comparable or otherwise relevant to our inquiry, and compared the Company and FCB from a financial point of view with certain of these institutions;

          (vii) Compared the consideration to be received by the stockholders of the Company pursuant to the Agreement with the consideration received by stockholders in other acquisitions of financial institutions that we deemed comparable or otherwise relevant to our inquiry;

          (viii) Reviewed historical trading activity and ownership data of FCB common stock and considered the prospects for dividends and price movement;

          (ix) Reviewed historical trading activity and ownership data of the Company's common stock and considered the prospects for dividends and market pricing; and

          (x) Conducted such other financial studies, analyses and investigations and reviewed such other information as we deemed appropriate to enable us to render our opinion. In our review, we have also taken into account an assessment of general economic, market and financial conditions and certain industry trends and related matters.

     In our review and analysis and in arriving at our opinion we have assumed and relied upon the accuracy and completeness of all the financial information publicly available or provided to us by the Company and FCB and have not attempted to verify any of such information. We have assumed (i) that the financial projections of the Company provided to us with respect to the results of operations likely to be achieved by the Company have been prepared on a basis reflecting the best currently available estimates and judgments of the Company's management as to future financial performance and results and (ii) that such forecasts and estimates will be realized in the amounts and in the time periods currently estimated by management. We have also assumed, without independent verification, that the aggregate reserves for possible loan losses for the Company and FCB are adequate to cover such losses. We did not make or obtain any independent evaluations or appraisals of any assets or liabilities of the Company, FCB or any of their respective subsidiaries nor did we verify any of the Company's or FCB's books or records or review any individual loan credit files.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated as of the date of this letter. In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the merger to FCB or the ability to consummate the Merger. This opinion is being furnished for the use and benefit of the Board of Directors of the Company and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. Young & Associates has advised the Board that it does not believe any person other than the Board has the legal right to rely on the opinion and, absent any controlling precedent, would resist any assertion otherwise. This opinion may be included in its entirety in the proxy statement of the Company used to solicit shareholder approval of the Merger. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the merger, as set forth in the Agreement, to be consummated.

     Based upon and subject to the foregoing, it is our opinion that as of the date hereof the consideration to be received by holders of the Common Stock pursuant to the Agreement is fair to such holders from a financial point of view.

                                          Very truly yours,

                                          /s/ YOUNG & ASSOCIATES, INC.
                                          --------------------------------------
                                          Young & Associates, Inc.

                                   APPENDIX E

                   FIRST CITIZENS' ANNUAL REPORT ON FORM 10-K
                      FOR THE YEAR ENDED DECEMBER 31, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                   FORM 10-K

 (Mark One)
    [X]      ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934






             FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000






                                   OR




    [ ]      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934






             FOR THE TRANSITION PERIOD FROM           TO

                         COMMISSION FILE NUMBER 0-25980
                             ---------------------
                            FIRST CITIZENS BANC CORP
             (Exact name of registrant as specified in its charter)

                     OHIO                                        34-1558688
       (State or other jurisdiction of                         (IRS Employer
        incorporation or organization)                      Identification No.)

            100 EAST WATER STREET,                                 44870
                SANDUSKY, OHIO
   (Address of principal executive offices)                      (Zip Code)

                     REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE
                                       (419) 625-4121

          SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
                                      NONE
          SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                           COMMON STOCK, NO PAR VALUE
             ------------------------------------------------------
                                (Title of Class)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.  Yes [X]     No [ ]

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (Section 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

     The aggregate market value of the voting stock held by nonaffiliates of the registrant based upon the closing market price as of January 31, 2001 was $64,790,542.

     As of January 31, 2001, there were 4,082,619 shares of no par value common stock issued and outstanding.

                      DOCUMENTS INCORPORATED BY REFERENCE

     Portions of the Registrants 2000 Annual Report to Shareholders are incorporated by reference into Parts I, II and IV of this Form 10K. Portions of the registrant's Proxy Statement, to be dated approximately March 16, 2001, are incorporated by reference into Part III of this Form 10K
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     INDEX


                                   PART I
Item 1.   Description of Business.....................................    1
Item 2.   Description of Properties...................................   10
Item 3.   Legal Proceedings...........................................   11
Item 4.   Submission of Matters to a Vote of Security Holders.........   11

                                  PART II
Item 5.   Market for Registrant's Common Equity and Related
          Shareholder Matters.........................................   11
Item 6.   Selected Financial Data.....................................   11
Item 7.   Management's Discussion and Analysis of Financial Condition
          and Results of Operation....................................   11
Item 7a.  Quantitative and Qualitative Disclosures About Market
          Risk........................................................   11
Item 8.   Financial Statements and Supplementary Data.................   12
Item 9.   Changes in and Disagreements with Accountants on Accounting
          and Financial Disclosure....................................   12

                                  PART III
Item 10.  Directors and Executive Officers of the Registrant..........   12
Item 11.  Executive Compensation......................................   12
Item 12.  Security Ownership of Certain Beneficial Owners and
          Management..................................................   12
Item 13.  Certain Relationships and Related Transactions..............   12

                                  PART IV
Item 14.  Exhibits, Financial Statement Schedules, and Reports on Form
          8-K.........................................................   12
Signatures............................................................   13

                                     PART I

ITEM 1.  BUSINESS

(A)  GENERAL DEVELOPMENT OF BUSINESS


     First Citizens Banc Corp (FCBC) was organized under the laws of the State of Ohio on February 19, 1987 and is a registered financial holding company under the Graham-Leach-Bliley Act of 1999 (GLB Act), as amended. The Corporation's office is located at 100 East Water Street, Sandusky, Ohio. The Corporation had total consolidated assets of $489,259 at December 31, 2000. FCBC and its subsidiaries are referred to together as the Corporation.


     THE CITIZENS BANKING COMPANY (Citizens), owned by the Corporation since 1987, opened for business in 1884 as The Citizens National Bank. In 1898, Citizens was reorganized under Ohio banking law and was known as The Citizens Bank and Trust Company. In 1908, Citizens surrendered its trust charter and began operation under its current name. Citizens is an insured bank under the Federal Deposit Insurance Act. Citizens maintains its main office at 100 East Water Street, Sandusky, Ohio and operates three branch banking offices in Perkins Township (Sandusky, Ohio), one branch banking office in Berlin Heights, Ohio, one branch banking office in Huron, Ohio and one Loan Production office in Port Clinton, Ohio. This subsidiary accounts for 60% of the Corporation's consolidated assets at December 31, 2000.

     FARMERS STATE BANK (Farmers), acquired by the Corporation in 1998, was organized and chartered under the laws of the State of Ohio in 1916. Farmers is an insured bank under the Federal Deposit Insurance Act. Farmers maintains its main office at 102 South Kibler Street, New Washington, Ohio and operates branch offices in Willard, Ohio and the Ohio villages of Chatfield, Tiro, Richwood and Green Camp. Farmers accounts for 28% of the Corporation's consolidated assets at December 31, 2000.

     THE CASTALIA BANKING COMPANY (Castalia), owned by the Corporation since 1990, was organized and chartered under the laws of the State of Ohio in 1907. Castalia is an insured bank under the Federal Deposit Insurance Act. Castalia operates from one location, 208 South Washington Street, Castalia, Ohio. Castalia, Ohio is located approximately 10 miles from Sandusky, Ohio. Castalia accounts for 10% of the Corporation's consolidated assets at December 31, 2000.

     SCC RESOURCES INC. (SCC) was organized under the laws of the State of Ohio. Begun as a joint venture of three local Sandusky, Ohio banks in 1966, SCC provides item-processing services for financial institutions, including the Banks, and other nonrelated entities. The Corporation acquired total ownership of SCC in February 1993. On June 19, 1998, SCC entered into an agreement with Jack Henry & Associates, Inc. (JHA) to sell all of their contracts for providing data processing services to community banks. JHA agreed to pay SCC a fee based upon annual net revenue under a new JHA contract for each bank that signed a five-year contract with JHA by January 31, 1999. This subsidiary accounts for less than one percent of the Corporation's consolidated assets as of December 31, 2000.

     R.A. REYNOLDS APPRAISAL SERVICE, INC. (Reynolds), owned by the Corporation since 1993, was organized under the laws of the State of Ohio in September 1993. Reynolds provides real estate appraisal services, for lending purposes, to the Banks and to other financial institutions. Reynolds accounts for less than one percent of the Corporation's consolidated assets as of December 31, 2000.

     MR. MONEY FINANCE COMPANY (Mr. Money) was formed in year 2000 to provide consumer-lending products to customers who may not qualify for conventional commercial bank lending products. Mr. Money has its main office in Sandusky, Ohio and an office in Norwalk, Ohio. Loans for Mr. Money come from direct consumer lending to customers, acquisition of loans from brokers and from home improvement contractors and automobile dealerships. The primary focus of lending for Mr. Money is in the mortgage and home improvement type of credits. Mr. Money accounts for less than three percent of the Corporation's consolidated assets as of December 31, 2000.

(B)  FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS

     FCBC is a bank financial holding company. Through the three subsidiary banks, the Corporation is primarily engaged in the business of commercial banking, which accounts for substantially all of its revenue, operating income and assets. Reference is made to the statistical information regarding the Corporation included elsewhere herein and to items of this Form 10-K for financial information about the Corporation's banking business.

(C)  NARRATIVE DESCRIPTION OF BUSINESS

     GENERAL

     The Corporation's primary business is incidental to the three subsidiary banks. Citizens, Farmers and Castalia, located in Erie, Crawford, Huron, Union, Marion, Richland and Ottawa Counties, Ohio, conduct a general banking business that involves collecting customer deposits, making loans and purchasing securities. The subsidiary banks do not operate a trust department.

     Interest and fees on loans accounted for 67% of total revenue for 2000 and 61% of total revenue for 1999. The primary focus of lending is real estate mortgages. Residential real estate mortgages comprised 63% of the total loan portfolio in 2000 and 62% of the total loan portfolio in 1999. Citizens', Farmers' and Castalia's loan portfolios do not include any foreign-based loans, loans to lesser-developed countries or loans to FCBC.

     On a parent company only basis, FCBC's only source of funds is the receipt of dividends paid by its subsidiaries, principally the Banks. The ability of the Banks to pay dividends is subject to limitations under various laws and regulations and to prudent and sound banking principles. Generally, subject to certain minimum capital requirements, each Bank may declare a dividend without the approval of the State of Ohio Division of Financial Institutions unless the total of the dividends in a calendar year exceeds the total net profits of the bank for the year combined with the retained profits of the bank for the two preceding years. Earnings have been sufficient to support asset growth at the Banks and at the same time provide funds to FCBC for shareholder dividends.

     The Corporation's business is not seasonal, nor is it dependent on a single or small group of customers.

     In the opinion of management, the Corporation does not have exposure to material costs associated with environmental hazardous waste cleanup.

     COMPETITION

          The primary market area for Citizens, Farmers and Castalia is Erie and Crawford counties. A secondary market includes portions of Huron, Union, Marion, Richland and Ottawa counties. Citizens, Farmers and Castalia are operated as independent commercial banks in their respective market area. Traditional financial service competition for the Banks consists of large regional financial institutions, community banks, thrifts and credit unions operating within the Corporation's market area. A growing nontraditional source of competition for loan and deposit dollars comes from captive auto finance companies, mortgage banking companies, internet banks, brokerage companies, insurance companies and direct mutual funds.

     EMPLOYEES

     FCBC has no employees. The subsidiary companies employ approximately 208 full-time equivalent employees to whom a variety of benefits are provided. FCBC and its subsidiaries are not parties to any collective bargaining agreements. Management considers its relationship with its employees to be good.

     SUPERVISION AND REGULATION

     On November 12, 1999, President Clinton signed the Graham-Leach-Bliley Act of 1999 (GLB Act), which is intended to modernize the financial services industry. The GLB Act sweeps away large parts of a regulatory framework that had its origins in the Depression Era of the 1930s. Effective March 11, 2000, new opportunities became available for banks, other depository institutions, insurance companies and securities firms to enter into combinations that permit a single financial services organization to offer customers a more complete array of financial products and services.

     The GLB Act introduced the concept of functional regulation. Functional regulation mandates that the Board of Governors of the Federal Reserve System give deference to the Securities and Exchange Commission and relevant state securities and insurance authorities with respect to interpretations and enforcement of activities within their respective jurisdictions.

     The GLB Act provides a federal right to privacy of non-public personal information of individual customers. Federal regulatory agencies with primary supervisory authority over numerous financial institutions have responsibility for implementing this privacy provision. FCBC and its subsidiaries are also subject to certain state laws that deal with the use and distribution of non-public personal information.

     FCBC, registered as a financial holding company in 2000 and therefore is subject to the GLB Act. The Federal Reserve Board will serve as the umbrella regulator for financial holding companies while the financial holding company's separately regulated subsidiaries will be regulated by their primary functional regulators. In addition to meeting "well capitalized" and "well managed" standards, the GLB Act makes satisfactory or above Community Reinvestment Act compliance for insured depository institutions necessary in order for them to engage in new financial activities. Financial subsidiaries of banks may also be formed to engage in a new range of activities under the GLB Act.

     Prior to enactment of the Interstate Banking and Branch Efficiency Act of 1994, neither FCBC nor its subsidiaries could acquire banks outside Ohio, unless the laws of the state in which the target bank was located specifically authorized the transaction. The Interstate Banking and Branch Efficiency Act has eased restrictions on interstate expansion and consolidation of banking operations by, among other things: (i) permitting interstate bank acquisitions regardless of host state laws, (ii) permitting interstate merger of banks unless specific states have opted out of this provision and (iii) permitting banks to establish new branches outside the state provided the law of the host state specifically allows interstate bank branching.

     The Federal Reserve Board has adopted risk-based capital guidelines to evaluate the adequacy of capital of bank holding companies and state member banks. The guidelines involve a process of assigning various risk weights to different classes of assets, then evaluating the sum of the risk-weighted balance sheet structure against the holding company's capital base. Failure to meet capital guidelines could subject a banking institution to various penalties, including termination of FDIC deposit insurance. Both FCBC and its subsidiary Banks had risk-based capital ratios above minimum requirements at December 31, 2000.

REGULATION OF BANK SUBSIDIARIES

     In addition to regulation of FCBC, FCBC's banking subsidiaries are subject to federal regulation regarding such matters as reserves, limitations on the nature and amount of loans and investments, issuance or retirement of their own securities, limitations on the payment of dividends and other aspects of banking operations.

     As Ohio chartered banks, all three of FCBC's banking subsidiaries, Citizens, Castalia and Farmers, are supervised and regulated by the State of Ohio Department of Commerce, Division of Financial Institutions. In addition, Citizens and Castalia are members of the Federal Reserve System. All three banks are subject to periodic examinations by the State of Ohio Department of Commerce, Division of Financial Institutions and Citizens and Castalia are additionally subject to periodic examinations by the Federal Reserve Board. These examinations are designed primarily for the protection of the depositors of the banks and not for their shareholders. In addition, Mr. Money is supervised and regulated by, and is subject to periodic examinations by, the State of Ohio Department of Commerce, Division of Financial Institutions.

     The deposits of Citizens, Castalia and Farmers are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (FDIC), and all three entities are subject to the Federal Deposit Insurance Act. Farmers is subject to periodic examinations by the FDIC. Pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989, a subsidiary of a financial holding company may be required to reimburse the FDIC for any loss incurred due to the default of another FDIC insured subsidiary of the financial holding company or for FDIC assistance provided to such a subsidiary in danger of default.

EFFECTS OF GOVERNMENT MONETARY POLICY

     The earnings of the Banks are affected by general and local economic conditions and by the policies of various governmental regulatory authorities. In particular, the Federal Reserve Board regulates money and credit conditions and interest rates to influence general economic conditions, primarily through open market acquisitions or dispositions of United States Government securities, varying the discount rate on member bank borrowings and setting reserve requirements against member and nonmember bank deposits. Federal Reserve Board monetary policies have had a significant effect on the interest income and interest expense of commercial banks, including the Banks, and are expected to continue to do so in the future.

(D)  FINANCIAL INFORMATION ABOUT FOREIGN AND DOMESTIC OPERATIONS AND EXPORT
     SALES

     The Corporation does not have any offices located in a foreign country, nor do they have any foreign assets, liabilities, or related income and expense for the years presented.

(E)  STATISTICAL INFORMATION

     The following section contains certain financial disclosures related to the Registrant as required under the Securities and Exchange Commission's Industry Guide 3, "Statistical Disclosures by Bank Holding Companies", or a specific reference as to the location of the required disclosures in the Registrant's 2000 Annual Report to Shareholders, portions of which are incorporated in this Form 10-K by reference.

I. DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY, INTEREST RATES AND INTEREST DIFFERENTIAL

     Average balance sheet information and the related analysis of net interest income for the years ended December 31, 2000, 1999 and 1998 is included on pages 12 through 14 -- "Distribution of Assets, Liabilities and Shareholders' Equity, Interest Rates and Interest Differential" and "Changes in Interest Income and Interest Expense Resulting from Changes in Volume and Changes in Rates", within Management's Discussion and Analysis of Financial Condition and Results of Operations of the Registrant's 2000 Annual Report to Shareholders and is incorporated into this Item I by reference.

II.  INVESTMENT PORTFOLIO

     The following table sets forth the carrying amount of securities at December 31.

                                                         2000       1999       1998
                                                       --------   --------   --------
                                                           (DOLLARS IN THOUSANDS)
                                                       ------------------------------
AVAILABLE FOR SALE
U.S. Treasury securities and obligations of U.S.
  Government corporations and agencies...............  $ 48,029   $ 63,224   $ 70,125
Corporate Bonds......................................     5,413     13,012     18,117
Obligations of states and political subdivisions
  (1)................................................    43,919     52,606     54,404
Other securities, including mortgage-backed
  securities (1).....................................    18,153     21,413     29,307
                                                       --------   --------   --------
  Total..............................................  $115,514   $150,255   $171,953
                                                       ========   ========   ========
HELD TO MATURITY
Obligations of states and political subdivisions
  (1)................................................  $    155   $    232   $    355
Other securities, including mortgage-backed
  securities (1).....................................       123        174        455
                                                       --------   --------   --------
  Total..............................................  $    278   $    406   $    810
                                                       ========   ========   ========

---------------

(1) The Corporation has no securities of an "issuer" where the aggregate carrying value of such securities exceeded ten percent of shareholders' equity.

     The following tables set forth the maturities of securities at December 31, 2000 and the weighted average yields of such securities. Maturities are reported based on stated maturities and do not reflect principal prepayment assumptions.

                                                                 MATURING
                                            ---------------------------------------------------
                                                                 AFTER ONE        AFTER FIVE
                                                WITHIN          BUT WITHIN        BUT WITHIN
                                               ONE YEAR         FIVE YEARS         TEN YEARS
                                            ---------------   ---------------   ---------------
                                            AMOUNT    YIELD   AMOUNT    YIELD   AMOUNT    YIELD
                                            -------   -----   -------   -----   -------   -----
                                                          (DOLLARS IN THOUSANDS)
AVAILABLE FOR SALE (4)
U.S. Treasury securities and obligations
  of U.S. government corporations and
  agencies................................  $10,901    5.41%  $37,128    5.94%  $    --      --
Obligations of states and political
  subdivisions (1)........................    6,206    4.77    25,445    4.57    12,027    4.51
Other securities (2)......................    3,037    5.82     2,616    6.12        --
                                            -------   -----   -------   -----   -------   -----
     Total................................  $20,145    5.28%  $65,189    5.41%  $12,027    4.51%
                                            =======   =====   =======   =====   =======   =====
HELD TO MATURITY
Obligations of states and political
  subdivisions (1)........................                    $   155    4.54%  $    --      --
Other securities (3)......................                                           47    4.50%
                                                              -------   -----   -------   -----
     Total................................                    $   155    4.54%  $    47    4.50%
                                                              =======   =====   =======   =====

---------------

(1) Weighted average yields on nontaxable obligations have been computed based on actual yields stated on the security.

(2) Excludes $11,077 of mortgage-backed securities and $7,076 of equity securities.

(3) Excludes $76 of mortgage-backed securities.

(4) The weighted average yield has been computed using the historical amortized cost for available-for-sale securities.

III. LOAN PORTFOLIO

     TYPES OF LOANS

     The amounts of gross loans outstanding at December 31 are shown in the following table according to types of loans.

                                            2000       1999       1998       1997       1996
                                          --------   --------   --------   --------   --------
                                                         (DOLLARS IN THOUSANDS)
                                          ----------------------------------------------------
Commercial and agricultural.............  $ 26,416   $ 26,077   $ 24,140   $ 26,657   $ 24,053
Commercial real estate..................    60,546     48,301     53,804     49,428     44,599
Residential real estate.................   217,344    178,876    173,789    183,031    165,148
Real estate construction................     9,684      4,482      3,493      3,923      3,449
Consumer................................    29,509     28,106     27,490     28,759     25,949
Leases..................................       590        392        589        736        883
Credit card and other...................     2,979      3,576      1,426      1,694      1,850
                                          --------   --------   --------   --------   --------
                                          $347,068   $289,810   $284,731   $294,228   $265,931
                                          ========   ========   ========   ========   ========

     Commercial loans are those made for commercial, industrial and professional purposes to sole proprietorships, partnerships, corporations and other business enterprises. Agricultural loans are for financing agricultural production, including all costs associated with growing crops or raising livestock. These loans may be secured, other than by real estate, or unsecured, requiring one single repayment or on an installment repayment schedule. The loans involve certain risks relating to changes in local and national economic conditions and the resulting effect on the borrowing entities. Secured loans not collateralized by real estate mortgages maintain a loan-to-value ratio ranging from 50% as in the case of certain stocks, to 90% in the case of collateralizing with a savings or time deposit account. Unsecured credit relies on the financial strength and previous credit experience of the borrower and in many cases the financial strength of the principals when such credit is extended to a corporation.

     Commercial real estate mortgage loans are made predicated on security interest in real property and secured wholly or substantially by that lien on real property. Commercial real estate mortgage loans generally maintain a loan-to-value ratio of 75%.

     Residential real estate mortgage loans are made predicated on security interest in real property and secured wholly or substantially by that lien on real property. Such real estate mortgage loans are primarily loans secured by one- to four-family real estate. Residential real estate mortgage loans generally pose less risk to the Corporation due to the nature of the collateral being less susceptible to sudden changes in value.

     Real estate construction loans are for the construction of new buildings or additions to existing buildings. Generally, these loans are secured by one- to four-family real estate. The Corporation controls disbursements.

     Consumer loans are made to individuals for household, family and other personal expenditures. These include the purchase of vehicles or furniture, educational expenses, medical expenses, taxes or vacation expenses. Consumer loans may be secured, other than by real estate, or unsecured, generally requiring repayment on an installment repayment schedule. Consumer loans pose a relatively higher credit risk. This higher risk is moderated by the use of certain loan value limits on secured credits and aggressive collection efforts. The collectibility of consumer loans is influenced by local and national economic conditions.

     Credit card loans are made as a convenience to existing customers of the Corporation. All such loans are made on an unsecured basis, lines over $5,000 require documentation on the financial strength of the borrower. As unsecured credit, they pose the greatest credit risk to the Corporation.

     Letters of credit represent extensions of credit granted in the normal course of business, which are not reflected in the Corporation's consolidated financial statements. As of December 31, 2000 and 1999, the Corporation was contingently liable for $339 and $507 of letters of credit. In addition, the Corporation had issued lines of credit to customers. Borrowings under such lines of credit are usually for the working capital needs of the borrower. At December 31, 2000 and 1999, the Corporation had commitments to extend credit in the aggregate amounts of approximately $32,734 and $27,060. Of these amounts, $28,170 and $23,982 represented lines of credit and construction loans, and $4,564 and $3,078 represented credit card commitments. Such amounts represent the portion of total commitments that had not been used by customers as of December 31, 2000 and 1999.

MATURITIES AND SENSITIVITIES OF LOANS TO CHANGES IN INTEREST RATES

     The following table shows the amount of commercial and agricultural, commercial real estate and real estate construction loans outstanding as of December 31, 2000, which, based on the contract terms for repayments of principal, are due in the periods indicated. In addition, the amounts due after one year are classified according to their sensitivity to changes in interest rates.

                                                                 MATURING
                                               --------------------------------------------
                                                          AFTER ONE
                                                          BUT WITHIN
                                                WITHIN       FIVE      AFTER FIVE
                                               ONE YEAR     YEARS        YEARS       TOTAL
                                               --------   ----------   ----------   -------
                                                          (DOLLARS IN THOUSANDS)
Commercial and agricultural..................  $11,748     $ 9,751      $ 4,917     $26,416
Commercial real estate.......................    3,450      12,760       44,336      60,546
Real estate construction.....................      899       3,476        5,309       9,684
                                               -------     -------      -------     -------
                                               $16,097     $25,987      $54,562     $96,646
                                               =======     =======      =======     =======

                                                               INTEREST SENSITIVITY
                                                              ----------------------
                                                                FIXED      VARIABLE
                                                                RATE         RATE
                                                              ---------   ----------
                                                              (DOLLARS IN THOUSANDS)
Due after one but within five years.........................   $19,795     $ 6,192
Due after five years........................................    17,356      37,206
                                                               -------     -------
                                                               $37,152     $43,398
                                                               =======     =======

     The preceding maturity information is based on contract terms at December 31, 2000 and does not include any possible "rollover" at maturity date. In the normal course of business, the Corporation considers and acts on the borrower's request for renewal of loans at maturity. Evaluation of such requests includes a review of the borrower's credit history, the collateral securing the loan and the purpose for such request.

RISK ELEMENTS

     The following table presents information concerning the amount of loans at December 31 that contain certain risk elements.

                                                     2000     1999     1998     1997     1996
                                                    ------   ------   ------   ------   ------
                                                              (DOLLARS IN THOUSANDS)
Loans accounted for on a nonaccrual basis (1).....  $1,368   $1,682   $1,693   $1,969   $  921
Loans contractually past due 90 days or more as to
  principal or interest payments (2)..............     558      834    1,235    1,717    1,308
Loans whose terms have been renegotiated to
  provide a reduction or deferral of interest or
  principal because of a deterioration in the
  financial position of the borrower (3)..........     634      693      305      308       --
                                                    ------   ------   ------   ------   ------
     Total........................................  $2,560   $3,209   $3,233   $3,994   $2,229
                                                    ======   ======   ======   ======   ======
Impaired loans included in above totals...........  $2,778   $  994   $1,196   $  864   $1,745
Impaired loans not included in above totals.......   2,374    3,166    2,963    3,571    1,470
                                                    ------   ------   ------   ------   ------
Total impaired loans..............................  $5,152   $4,160   $4,159   $4,435   $3,215
                                                    ======   ======   ======   ======   ======

There are no loans as of December 31, 2000, other than those disclosed above, where known information about possible credit problems of borrowers caused management to have serious doubts as to the ability of such borrowers to comply with the present loan repayment terms. There are no other interest-bearing assets that would be required to be disclosed in the table above, if such assets were loans as of December 31, 2000.

(1) Loans are placed on nonaccrual status when doubt exists as to the collectibility of the loan, including any accrued interest. With a few immaterial exceptions, commercial and agricultural, commercial real estate, residential real estate and construction loans past due 90 days are placed on nonaccrual unless they are well collateralized and in the process of collection. Generally, consumer loans are charged-off within 30 days after becoming past due 90 days unless they are well collateralized and in the process of collection. Credit card loans are charged-off before reaching 120 days of delinquency. Once a loan is placed on nonaccrual, interest is then recognized on a cash basis where future collections of principal is probable.

(2) Excludes loans accounted for on a nonaccrual basis.

(3) Excludes loans accounted for on a nonaccrual basis and loans contractually past due ninety days or more as to principal or interest payments.

Interest income recognition associated with impaired loans was as follows.

                                                            2000   1999   1998   1997   1996
                                                            ----   ----   ----   ----   ----
Interest income on impaired loans, including interest
  income recognized on a cash basis.......................  $344   $320   $273   $227   $242
                                                            ====   ====   ====   ====   ====
Interest income on impaired loans recognized on a cash
  basis...................................................  $344   $320   $273   $182   $141
                                                            ====   ====   ====   ====   ====

     There were no foreign outstandings for any period presented.

     No concentrations of loans exceeded 10% of total loans.

IV. SUMMARY OF LOAN LOSS EXPERIENCE

     ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES

     The following table shows the daily average loan balances and changes in the allowance for loan losses for the years indicated.

                                            2000       1999       1998       1997       1996
                                          --------   --------   --------   --------   --------
                                                         (DOLLARS IN THOUSANDS)
Daily average amount of loans, net of
  unearned income.......................  $314,071   $284,080   $288,108   $280,141   $250,719
                                          ========   ========   ========   ========   ========
Allowance for possible loan losses at
  beginning of year.....................  $  4,274   $  4,567   $  4,707   $  3,935   $  3,585
Loan charge-offs:
  Commercial and agricultural and
     commercial real estate.............       612         63        134         53         90
  Real estate mortgage..................       166         95         40         70         32
  Real estate construction..............        --         --         --         --         --
  Consumer..............................       447        582        490        387        344
  Leases................................        --         --         --         --          3
  Credit card and other.................        46         49         61         47         51
                                          --------   --------   --------   --------   --------
                                             1,271        789        725        557        520
Recoveries of loans previously
  Charged-off:
  Commercial and agricultural and
     commercial real estate.............        75         29         32         48         41
  Real estate mortgage..................        57         13         31          2          2
  Real estate construction..............        --         --         --         --         --
  Consumer..............................       148        170        133        132         82
  Leases................................        --         --         --         --         --
  Credit card and other.................        17         17         27         18         12
                                          --------   --------   --------   --------   --------
                                               297        229        223        200        137
                                          --------   --------   --------   --------   --------
Net charge-offs (1).....................      (974)      (559)      (502)      (357)      (383)
Provision for loan losses (2)...........       807        267        362      1,129        733
                                          --------   --------   --------   --------   --------
Allowance for loan losses at end of
  year..................................  $  4,107   $  4,274   $  4,567   $  4,707   $  3,935
                                          ========   ========   ========   ========   ========
Allowance for loan losses as a percent
  of loans at year-end..................      1.19%      1.48%      1.60%      1.60%      1.48%
                                          ========   ========   ========   ========   ========
Ratio of net charge-offs during the year
  to average loans outstanding..........       .31%       .20%       .17%       .13%       .15%

---------------

(1) The amount of net charge-offs fluctuates from year to year due to factors relating to the condition of the general economy and specific business segments.

(2) The determination of the balance of the allowance for loan losses is based on an analysis of the loan portfolio and reflects an amount that, in management's judgment, is adequate to provide for probable loan losses. Such analysis is based on a review of specific loans, the character of the loan portfolio, current economic conditions, past loan loss experience and such other factors as management believes require current recognition in estimating probable loan losses.

ALLOCATION OF ALLOWANCE FOR LOAN LOSSES

     The following table allocates the allowance for loan losses at December 31 to each loan category. The allowance has been allocated according to the amount deemed to be reasonably necessary to provide for the probable losses estimated to be incurred within the following categories of loans at the dates indicated.

                                                             2000                      1999
                                                    -----------------------   -----------------------
                                                                PERCENTAGE                PERCENTAGE
                                                                OF LOANS TO               OF LOANS TO
                                                    ALLOWANCE   TOTAL LOANS   ALLOWANCE   TOTAL LOANS
                                                    ---------   -----------   ---------   -----------
                                                                 (DOLLARS IN THOUSANDS)
Commercial and agricultural.......................   $  316          7.8%      $  531          9.0%
Commercial real estate............................      969         17.4          152         16.7
Real estate mortgage..............................    1,439         62.6        1,447         61.7
Real estate construction..........................       12          2.8           --          1.6
Consumer..........................................      327          8.5          544          9.7
Credit card and other.............................        8          0.8           12          1.2
Leases............................................       --          0.1           23          0.1
Unallocated.......................................    1,036                     1,565
                                                     ------        -----       ------        -----
                                                     $4,107        100.0%      $4,274        100.0%
                                                     ======        =====       ======        =====

                                                             1998                      1997
                                                    -----------------------   -----------------------
                                                                PERCENTAGE                PERCENTAGE
                                                                OF LOANS TO               OF LOANS TO
                                                    ALLOWANCE   TOTAL LOANS   ALLOWANCE   TOTAL LOANS
                                                    ---------   -----------   ---------   -----------
Commercial and agricultural and commercial real
  estate..........................................   $  932         27.4%      $  768         25.9%
Real estate mortgage..............................    1,202         61.0        1,509         62.2
Real estate construction..........................       --          1.2           --          1.3
Consumer..........................................      784          9.7          377          9.8
Credit card and other.............................       22          0.5           15          0.6
Leases............................................       24          0.2           29          0.2
Unallocated.......................................    1,603                     2,009
                                                     ------        -----       ------        -----
                                                     $4,567        100.0%      $4,707        100.0%
                                                     ======        =====       ======        =====

                                                             1996
                                                    -----------------------
                                                                PERCENTAGE
                                                                OF LOANS TO
                                                    ALLOWANCE   TOTAL LOANS
                                                    ---------   -----------
Commercial and agricultural and commercial real
  estate..........................................   $1,152         25.8%
Real estate mortgage..............................      308         62.1
Real estate construction..........................       --          1.3
Consumer..........................................      235          9.8
Credit card and other.............................       11          0.7
Leases............................................       35          0.3
Unallocated.......................................    2,194
                                                     ------        -----
                                                     $3,935        100.0%
                                                     ======        =====

DEPOSITS

     The average daily amount of deposits (all in domestic offices) and average rates paid on such deposits is summarized for the years indicated.

                                          2000                   1999                   1998
                                  --------------------   --------------------   --------------------
                                  AVERAGE     AVERAGE    AVERAGE     AVERAGE    AVERAGE     AVERAGE
                                  BALANCE    RATE PAID   BALANCE    RATE PAID   BALANCE    RATE PAID
                                  --------   ---------   --------   ---------   --------   ---------
                                                        (DOLLARS IN THOUSANDS)
                                  ------------------------------------------------------------------
Noninterest-bearing demand
  deposits......................  $ 44,270      N/A      $ 39,123      N/A      $ 36,327       N/A
Interest-bearing demand
  deposits......................    58,612     2.71%       49,189     1.36%       40,798      2.12%
Savings, including Money Market
  deposit accounts..............   109,316     2.56%      115,057     2.78       114,282      2.87
Certificates of deposit,
  including IRAs................   188,723     5.19%      206,296     5.01       212,081      5.55
                                  --------               --------               --------
                                  $400,921               $409,665               $403,488
                                  ========               ========               ========

     Maturities of certificates of deposits and individual retirement accounts of $100,000 or more outstanding at December 31, 2000 are summarized as follows.

                                                                       INDIVIDUAL
                                                        CERTIFICATES   RETIREMENT
                                                        OF DEPOSITS     ACCOUNTS     TOTAL
                                                        ------------   ----------   -------
                                                              (DOLLARS IN THOUSANDS)
3 months or less......................................    $13,779        $  623     $14,402
  Over 3 through 6 months.............................      7,956           103       8,059
  Over 6 through 12 months............................      6,169           801       6,970
  Over 12 months......................................      5,912           793       6,705
                                                          -------        ------     -------
                                                          $33,816        $2,320     $36,136
                                                          =======        ======     =======

SHORT-TERM BORROWINGS

     See Note 8 to the consolidated financial statements (located at page 8 of the Annual Report to Shareholders) and "Distribution of Assets, Liabilities and Shareholders' Equity, Interest Rates and Interest Differential" (located at pages 12 and 13 of the Annual Report to Shareholders) for the statistical disclosures for short-term borrowings for 2000, 1999 and 1998.

RETURN ON EQUITY AND ASSETS

     Information required by this section is incorporated by reference to the information appearing under the caption "Five-Year Selected Consolidated Financial Data" located on page 1 and 2 of First Citizens Banc Corp's Annual Report to Shareholders.

ITEM 2.  PROPERTIES

     FCBC neither owns nor leases any properties. Citizens maintains its main office at 100 East Water Street, Sandusky, Ohio, which is also the office of FCBC. Citizens also owns and operates three branch banking offices in Perkins Township (Sandusky, Ohio), branch banking office in the Ohio communities of Berlin Heights and Huron, and a loan production office in Port Clinton, Ohio. Farmers maintains its main office at 102 South Kibler Street, New Washington, Ohio. Farmers also owns and operates a branch banking office in the Ohio communities of Willard, Chatfield, Tiro, Richwood and Green Camp. Castalia owns its main office located at 208 South Washington Street, Castalia, Ohio. SCC owns its processing center located at 1845 Superior Street, Sandusky, Ohio. Reynolds leases offices in downtown Sandusky, Ohio. Mr. Money leases two properties, one in downtown Sandusky and the other in downtown Norwalk, Ohio.

     FCBC has three wholly-owned subsidiary banks, a wholly-owned item processing company subsidiary, a wholly owned finance company and a wholly-owned real estate appraisal company subsidiary.

ITEM 3.  LEGAL PROCEEDINGS

     The Corporation's management is aware of no pending or threatened litigation in which the Corporation faces potential loss or exposure that will materially affect the consolidated financial statements.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     No matters were submitted during the fourth quarter of the fiscal year covered by this report to a vote of security holders through the solicitation of proxies or otherwise.

                                    PART II

ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Information required by this section is incorporated by reference to the information appearing under the caption "Common Stock and Stockholder Matters" located on page 2 and 3 of First Citizens Banc Corp's Annual Report to Shareholders.

ITEM 6.  SELECTED FINANCIAL DATA

     Information required by this section is incorporated by reference to the information appearing under the caption "Five-Year Selected Consolidated Financial Data" located on page 1 and 2 of First Citizens Banc Corp's Annual Report to Shareholders.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION -- AS OF DECEMBER 31, 2000 AND DECEMBER 31, 1999 AND FOR THE YEARS ENDING DECEMBER 31, 2000, 1999 AND 1998

     "Management's Discussion and Analysis if Financial Condition and Results of Operations" appears on pages 4 through 16 of First Citizens Banc Corp's 2000 Annual Report to Shareholders and is incorporated herein by reference.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Quantitative and Qualitative Disclosures About Market Risk is incorporated herein by reference to pages 16 through 18 of First Citizens Banc Corp's 2000 Annual Report to Shareholders.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY FINANCIAL DATA

     First Citizens Banc Corp's Report of Independent Auditors and Consolidated Financial Statements and accompanying notes are listed below and are incorporated herein by reference to First Citizens Banc Corp's 2000 Annual Report to Shareholders (Exhibit 13, pages 19 through 45). The supplementary financial information specified by Item 302 of Regulation S-K, selected quarterly financial data, is included in Note 19 -- "Quarterly Financial Data (Unaudited)" to the consolidated financial statements found on page 45.

                         REPORT OF INDEPENDENT AUDITORS

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999

                       CONSOLIDATED STATEMENTS OF INCOME
                  FOR THE THREE YEARS ENDED DECEMBER 31, 2000

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                  FOR THE THREE YEARS ENDED DECEMBER 31, 2000

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE THREE YEARS ENDED DECEMBER 31, 2000

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     The Corporation has had no disagreements with the independent accountants on matters of accounting principles or financial statement disclosure required to be reported under this item.

                                    PART III

     Information relating to the following items in included in First Citizens Banc Corp's Proxy statement and Notice of Annual Meeting of Shareholders to be held Tuesday, April 17, 2001, ("2000 Proxy Statement") dated March 16, 2001, filed with the Commission on Form DEF 14-A, pursuant to Section 14(A) of the Securities Exchange Act of 1934 and is incorporated by reference into this Form 10-K Annual Report (Exhibit 22).

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

ITEM 11.  EXECUTIVE COMPENSATION.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

                                    PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(a) Documents Filed as a Part of the Report

1 FINANCIAL STATEMENTS. The following financial statements, together with the applicable report of independent auditors, can be located under Item 8 of this Form 10-K.

2 FINANCIAL STATEMENT SCHEDULES. All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

3 EXHIBITS

  (3)(i)     Articles of Incorporation, as amended, of First Citizens
             Banc Corp are incorporated by reference to First Citizens
             Banc Corp's Form 10-K for the year ended December 31, 1999, filed on March 24, 2000.
  (3)(ii) Code of Regulations of First Citizens Banc Corp is incorporated by reference to First Citizens Banc Corp's Form
             10-K for the year ended December 31, 1999, filed on March
             24, 2000.
  (4) Certificate for Registrant's Common Stock is incorporated by reference to First Citizens Banc Corp's Form 10-K for the year ended December 31, 1999, filed on March 24, 2000.
  (10)       Employment Agreement with Arthur J. Pucci, dated April 3,
             2000.
  (11) Statement regarding earnings per share is included in Note 1 to the Consolidated Financial Statements and can be located under Item 8 of this Form 10-K.
  (13)       First Citizens Banc Corp 2000 Annual Report to Shareholders.
  (21)       Subsidiaries of the Registrant.

(b) REPORTS ON FORM 8-K. The Company filed no reports on Form 8-K during the fourth quarter of the year ended December 31, 2000.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)
                                          First Citizens Banc Corp

                                          By /s/  David A. Voight
                                            ------------------------------------
                                            David A. Voight, President
                                            (Principal Executive Officer)

                                          By /s/  James O. Miller
                                            ------------------------------------
                                            James O. Miller, Executive Vice
                                             President
                                            (Principal Financial Officer)

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed on March 30, 2001 by the following persons (including a majority of the Board of Directors of the Registrant) in the capacities indicated:

/s/  Lowell W. Leech                                   /s/  David A. Voight
-----------------------------------------------------  --------------------------------------------------
Lowell W. Leech                                        David A. Voight
Chairman of the Board                                  President, Director

/s/  John L. Bacon                                     /s/  Dean S. Lucal
-----------------------------------------------------  --------------------------------------------------
John L. Bacon                                          Dean S. Lucal
Director                                               Director

/s/  Robert L. Bordner                                 /s/  W. Patrick Murray
-----------------------------------------------------  --------------------------------------------------
Robert L. Bordner                                      W. Patrick Murray
Director                                               Director

/s/  Mary Lee G. Close                                 /s/  George L. Mylander
-----------------------------------------------------  --------------------------------------------------
Mary Lee G. Close                                      George L. Mylander
Director                                               Director

/s/  Blythe A. Friedley                                /s/  Paul H. Pheiffer
-----------------------------------------------------  --------------------------------------------------
Blythe A. Friedley                                     Paul H. Pheiffer
Director                                               Director

/s/  Richard B. Fuller                                 /s/  Richard O. Wagner
-----------------------------------------------------  --------------------------------------------------
Richard B. Fuller                                      Richard O. Wagner
Director                                               Director

/s/  H. Lowell Hoffman, M.D.
-----------------------------------------------------
H. Lowell Hoffman, M.D.
Director

                                   APPENDIX F

                 FIRST CITIZENS' QUARTERLY REPORT ON FORM 10-Q
                   FOR THE QUARTERS ENDED SEPTEMBER 30, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                             ---------------------

                                   FORM 10-Q

    [X]      QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934






             FOR THE QUARTERLY PERIOD ENDED: SEPTEMBER 30, 2001






                                   OR




    [ ]      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934






             FOR THE TRANSITION PERIOD FROM           TO

                         COMMISSION FILE NUMBER 0-25980

                             ---------------------

                            FIRST CITIZENS BANC CORP
             (Exact name of registrant as specified in its charter)

                     OHIO                                        34-1558688
       (State or other jurisdiction of            (I.R.S. Employer Identification Number)
        incorporation or organization)

            100 EAST WATER STREET,
                SANDUSKY, OHIO                                     44870
   (Address of principle executive offices)                      (Zip Code)

                     REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                       (419) 625-4121

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.  Yes [X]     No [ ]

     Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

                           Common Stock, no par value
                        Outstanding at November 13, 2001
                            4,082,619 common shares

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            FIRST CITIZENS BANC CORP

                                     INDEX

PART I.      Financial Information
ITEM 1.      Financial Statements:
             Consolidated Balance Sheets (unaudited) September 30, 2001
               and December 31, 2000.....................................      3
             Consolidated Statements of Income (unaudited) Three and nine
               months ended September 30, 2001 and 2000..................      4
             Consolidated Statements of Comprehensive Income (unaudited)
               Three and nine months ended September 30, 2001 and 2000         5
             Consolidated Statement of Shareholders' Equity (unaudited)
               For the year ended December 31, 2000 and nine months ended
               September 30, 2001........................................      6
             Consolidated Statement of Cash Flows (unaudited) Nine months
               ended September 30, 2001 and 2000.........................      7
             Notes to Consolidated Financial Statements (unaudited)......   8-13
             Management's Discussion and Analysis of Financial Condition
ITEM 2.        and Results of Operations.................................  14-18
             Quantitative and Qualitative Disclosures about Market
ITEM 3.        Risk......................................................  19-20
PART II.     Other Information
ITEM 1.      Legal Proceedings...........................................     21
ITEM 2.      Changes in Securities and Use of Proceeds...................     21
ITEM 3.      Defaults Upon Senior Securities.............................     21
ITEM 4.      Submission of Matters to a Vote of Security Holders.........     21
ITEM 5.      Other Information...........................................     21
ITEM 6.      Exhibits and Reports on Form 8-K............................     21
SIGNATURES...............................................................     22

                            FIRST CITIZENS BANC CORP

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2001            2000
                                                              -------------   ------------
                                                                      (UNAUDITED)
ASSETS
Cash and due from banks.....................................    $ 21,843        $ 15,735
Federal funds sold..........................................      15,100               0
Interest-bearing deposits...................................           0              51
Securities
  Available-for-sale........................................     115,616         115,514
  Held-to-maturity (Estimated Fair Value of $224 at
     September 30, 2001, and $278 at December 31, 2000).....         219             278
                                                                --------        --------
     Total securities.......................................     115,835         115,792
Loans held for sale.........................................       1,256             571
Loans.......................................................     338,940         346,089
  Less: Allowance for loan losses...........................      (4,290)         (4,107)
                                                                --------        --------
     Net loans..............................................     334,650         341,982
Office premises and equipment, net..........................       7,107           7,221
Intangible assets...........................................       1,625           1,869
Accrued interest and other assets...........................       6,769           6,038
                                                                --------        --------
     Total assets...........................................    $504,185        $489,259
                                                                ========        ========
LIABILITIES
Deposits
  Noninterest-bearing deposits..............................    $ 42,639        $ 42,306
  Interest-bearing deposits.................................     375,768         349,662
                                                                --------        --------
     Total deposits.........................................     418,407         391,968
Federal Home Loan Bank borrowings...........................         960           1,400
Securities sold under agreements to repurchase..............      13,296          12,946
U. S. Treasury interest-bearing demand deposit note
  payable...................................................       2,812           1,207
Notes payable to other financial institutions...............      14,000          10,600
Federal funds purchased.....................................           0          20,000
Accrued interest, taxes and other expenses..................       3,637           3,213
                                                                --------        --------
     Total liabilities......................................     453,112         441,334

SHAREHOLDERS' EQUITY
Common stock, no par value; 10,000,000 shares authorized,
  4,263,401 shares issued...................................      23,258          23,258
Retained earnings...........................................      30,254          28,614
Treasury stock, 180,782 shares at cost at September 30,
  2001, 175,782 shares at cost at December 31, 2000.........      (4,919)         (4,818)
Accumulated other comprehensive income......................       2,480             871
                                                                --------        --------
     Total shareholders' equity.............................      51,073          47,925
                                                                --------        --------
     Total liabilities and shareholders' equity.............    $504,185        $489,259
                                                                ========        ========

             See notes to interim consolidated financial statements

                            FIRST CITIZENS BANC CORP

                       CONSOLIDATED STATEMENTS OF INCOME

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                 THREE MONTHS ENDED         NINE MONTHS ENDED
                                                    SEPTEMBER 30,             SEPTEMBER 30,
                                               -----------------------   -----------------------
                                                  2001         2000         2001         2000
                                               ----------   ----------   ----------   ----------
                                                                  (UNAUDITED)
INTEREST INCOME:
  Loans, including fees......................  $    7,238   $    6,923   $   22,141   $   19,263
  Taxable securities.........................       1,065        1,280        3,317        4,211
  Nontaxable securities......................         416          537        1,304        1,631
  Federal funds sold.........................         191            0          352           41
  Other......................................          14           10           27           34
                                               ----------   ----------   ----------   ----------
     Total interest income...................       8,924        8,750       27,141       25,180
INTEREST EXPENSE:
  Deposits...................................       3,467        3,658       10,836       10,528
  FHLB Borrowings............................          15           22           51           74
  Other......................................         386          358        1,403          856
                                               ----------   ----------   ----------   ----------
     Total interest expense..................       3,868        4,038       12,290       11,458
                                               ----------   ----------   ----------   ----------
NET INTEREST INCOME..........................       5,056        4,712       14,851       13,722
Provision for Loan Losses....................         135          284          656          499
                                               ----------   ----------   ----------   ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
  LOSSES.....................................       4,921        4,428       14,195       13,223
NONINTEREST INCOME:
  Computer center data processing fees.......         283          274          889          837
  Service charges............................         427          450        1,240        1,350
  Net gain/(loss) on sale of securities......           5           10            5          (34)
  Net gain/(loss) on sale of loans...........         148           15          289          (50)
  Other......................................         559          504        1,398        1,288
     Total noninterest income................       1,422        1,253        3,821        3,391
NONINTEREST EXPENSE:
  Salaries, wages and benefits...............       1,904        1,795        5,822        5,150
  Net occupancy expense......................         209          214          678          611
  Equipment expense..........................         291          280          813          801
  Data processing expense....................         186          164          554          518
  State franchise tax........................         190          117          553          419
  Professional services......................         194          110          556          467
  Other operating expenses...................       1,334        1,343        3,713        3,475
                                               ----------   ----------   ----------   ----------
     Total noninterest expense...............       4,308        4,023       12,689       11,441
                                               ----------   ----------   ----------   ----------
     Income before taxes.....................       2,035        1,658        5,327        5,173
Income tax expense...........................         531          422        1,482        1,368
                                               ----------   ----------   ----------   ----------
     Net Income..............................  $    1,504   $    1,236   $    3,845   $    3,805
                                               ==========   ==========   ==========   ==========
  Earnings per share.........................  $     0.37   $     0.30   $     0.94   $     0.92
  Dividends declared per share...............  $     0.18   $     0.17   $     0.54   $     0.51
  Wtd. avg. shares during the period.........   4,082,619    4,094,548    4,082,967    4,113,867

             See notes to interim consolidated financial statements

                            FIRST CITIZENS BANC CORP

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                 (IN THOUSANDS)

                                                          THREE MONTHS ENDED    NINE MONTHS ENDED
                                                            SEPTEMBER 30,         SEPTEMBER 30,
                                                          ------------------    ------------------
                                                           2001       2000       2001       2000
                                                          -------    -------    -------    -------
                                                                        (UNAUDITED)
Net income.............................................   $1,504     $1,236     $3,845     $3,805
Other Comprehensive Income (Loss):
Unrealized holding gains and (losses) on available for
  sale securities......................................      704      1,566      2,443      1,220
Reclassification adjustment for (gains) and losses.....       (5)       (10)        (5)        34
                                                          ------     ------     ------     ------
Tax effect.............................................     (238)      (529)      (829)      (426)
                                                          ------     ------     ------     ------
Total other comprehensive income (loss)................      461      1,027      1,609        828
                                                          ------     ------     ------     ------
Comprehensive income...................................   $1,965     $2,263     $5,454     $4,633
                                                          ======     ======     ======     ======

             See notes to interim consolidated financial statements

                            FIRST CITIZENS BANC CORP

            CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                   FORM 10-Q

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                 COMMON STOCK                               ACCUMULATED
                             ---------------------                             OTHER           TOTAL
                             OUTSTANDING             RETAINED   TREASURY   COMPREHENSIVE   SHAREHOLDERS'
                               SHARES      AMOUNT    EARNINGS    STOCK     INCOME/(LOSS)      EQUITY
                             -----------   -------   --------   --------   -------------   -------------
                                                             (UNAUDITED)
Balance, January 1, 2000...   4,162,815    $23,258   $28,010    $(2,877)      $ (196)         $48,195
Net income.................                            5,692                                    5,692
Change in unrealized
  gain/(loss) on securities
  available for sale, net
  of reclassifications and
  tax effects..............                                                    1,067            1,067
Purchase of treasury stock,
  at cost..................     (75,196)                         (1,941)                       (1,941)
Cash dividends ($1.24 per
  share)...................                           (5,088)                                  (5,088)
                              ---------    -------   -------    -------       ------          -------
Balance, December 31,
  2000.....................   4,087,619     23,258    28,614     (4,818)         871           47,925
Net income.................                            3,845                                    3,845
Change in unrealized
  gain/(loss) on securities
  available for sale, net
  of reclassifications and
  tax effects..............                                                    1,609            1,609
Purchase of treasury stock,
  at cost..................      (5,000)                           (101)                         (101)
Cash dividends ($.54 per
  share)...................                           (2,205)                                  (2,205)
                              ---------    -------   -------    -------       ------          -------
Balance, September 30,
  2001.....................   4,082,619    $23,258   $30,254    $(4,919)      $2,480          $51,073
                              =========    =======   =======    =======       ======          =======

             See notes to interim consolidated financial statements

                            FIRST CITIZENS BANC CORP

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                              ------------------
                                                               2001       2000
                                                              -------   --------
                                                                 (UNAUDITED)
Net cash from operating activities..........................  $ 3,955   $  3,817
Cash flows from investing activities
  Maturities of deposits held in other institutions.........       51         --
  Maturities and calls of securities, held-to-maturity......       58         39
  Maturities and calls of securities, available-for-sale....   18,895     13,614
  Purchases of securities, available-for-sale...............   16,609)    (4,551)
  Proceeds from sale of securities, available-for-sale......       --     11,688
  Loans made to customers, net of principal collected.......    6,410    (29,901)
  Loans purchased...........................................       --     (7,364)
  Change in federal funds sold..............................   15,100)     4,600
  Proceeds from sale of property and equipment..............        5         44
  Purchases of office premises and equipment................     (604)      (593)
                                                              -------   --------
       Net cash from investing activities...................   (6,894)   (12,424)
Cash flows from financing activities
  Repayment of FHLB borrowings..............................     (440)      (417)
  Net change in deposits....................................   26,438       (805)
  Change in securities sold under agreements to
     repurchase.............................................      349     (3,325)
  Change in U. S. Treasury interest-bearing demand note
     payable................................................    1,606     (1,551)
  Change in federal funds purchased.........................   20,000)    13,700
  Change in notes payable...................................    3,400      6,000
  Purchases of treasury stock...............................     (101)    (1,941)
  Cash dividends paid.......................................   (2,205)    (2,105)
                                                              -------   --------
       Net cash from financing activities...................    9,047      9,556
                                                              -------   --------
Net change in cash and due from banks.......................    6,108        949
Cash and due from banks at beginning of period..............   15,735     14,599
                                                              -------   --------
Cash and due from banks at end of period....................  $21,843   $ 15,548
                                                              =======   ========
  Cash paid during the period for:
     Interest...............................................  $13,286   $ 12,586
     Income taxes...........................................  $ 1,360   $  1,178
Supplemental noncash disclosures:
     Transfer of loans held-for-sale to portfolio...........  $    --   $  2,138
     Transfer of loans to other real estate owned...........  $   372   $     89

             See notes to interim consolidated financial statements

                            FIRST CITIZENS BANC CORP

         NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                                   FORM 10-Q

                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

(1)  CONSOLIDATED FINANCIAL STATEMENTS

     The consolidated financial statements include the accounts of First Citizens Banc Corp (First Citizens) and it wholly-owned subsidiaries, The Citizens Banking Company (Citizens), The Castalia Banking Company (Castalia), The Farmers State Bank of New Washington (Farmers), SCC Resources, Inc. (SCC),
R. A. Reynolds Appraisal Service, Inc., (Reynolds), Mr. Money Finance Company, (Mr. Money), First Citizens Title Insurance Agency, and First Citizens Insurance Agency, together referred to as the Corporation. All significant inter-company balances and transactions have been eliminated in consolidation.

     The consolidated financial statements have been prepared by the Corporation without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the Corporation's financial position as of September 30, 2001 and its results of operations and changes in cash flows for the periods ended September 30, 2001 and 2000 have been made. The accompanying consolidated financial statements have been prepared in accordance with instructions of Form 10-Q, and therefore certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. The results of operations for the period ended September 30, 2001 are not necessarily indicative of the operating results for the full year. Reference is made to the accounting policies of the Corporation described in the notes to financial statements contained in the Corporation's 2000 annual report. The Corporation has consistently followed these policies in preparing this Form 10-Q.

     The Corporation provides financial services through its offices in the Ohio counties of Erie, Crawford, Huron, Marion, Ottawa, Richland and Union. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential mortgage, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets and real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. Real estate loans are secured by both residential and commercial real estate. Other financial instruments that potentially represent concentrations of credit risk include deposit accounts in other financial institutions. In 2001, SCC provided item processing for 10 financial institutions in addition to the three subsidiary banks. Through September 30, 2001, SCC accounted for 4.3% of the Corporation's total revenues. Reynolds provides real estate appraisal services for lending purposes to subsidiary banks and other financial institutions. Reynolds accounts for less than 1.0% of total Corporation revenues. Mr. Money provides consumer and real estate financing that the Banks would not normally provide to B and C credits at a rate commensurate with the risk. Mr. Money accounts for 5.1% of total Corporation revenues. In September 2000 the Corporation formed two new affiliates; First Citizens Title Insurance Agency Inc. and First Citizens Insurance Agency Inc. First Citizens Title Insurance Agency Inc. has been formed to provide customers with a seamless mortgage product with improved service. First Citizens Insurance Agency Inc was formed to allow the Corporation to participate in commission revenue generated through its third party insurance agreement. Insurance commission revenue is less than 1 percent of total revenue for the period ended September 30, 2001. Management considers the Corporation to operate primarily in one reportable segment, banking.

     To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in financial statements and the disclosures provided, and future results could differ. The allowance for loan losses, fair values of financial instruments, and status of contingencies are particularly subject to change.

     Income tax expense is based on the effective tax rate expected to be applicable for the entire year. Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences

                            FIRST CITIZENS BANC CORP
between carrying amounts and tax basis of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

     Certain items in the 2000 financial statements have been reclassified to correspond with the 2001 presentation.

     In September 2000, the Financial Accounting Standards Board issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 140 replaces SFAS No. 125 and resolves various implementation issues while carrying forward most of the provisions of SFAS No. 125 without change. SFAS No. 140 revises standards for transfers of financial assets by clarifying criteria and expanding guidance for determining whether the transferor has relinquished control and the transfer is therefore accounted for as a sale. SFAS No. 140 also adopts new accounting requirements for pledged collateral and requires new disclosures about securitizations and pledged collateral. SFAS No. 140 was effective for transfers occurring after March 31, 2001 and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The adoption of this standard has not had a material effect on the Corporation's financial statements.

     In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141. "Business Combinations." SFAS No. 141 requires all business combinations within its scope to be accounted for using the purchase method, rather than the pooling-of-interests method. The provisions of this Statement apply to all business combinations initiated after June 30, 2001. The adoption of this statement will only impact the Company's financial statements if it enters into a business combination.

     Also in June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets", which addresses the accounting for such assets arising from prior and future business combinations. Upon the adoption of this Statement, goodwill arising from business combinations will no longer be amortized, but rather will be assessed regularly for impairment, with any such impairment recognized as a reduction to earnings in the period identified. The Company is required to adopt this Statement on January 1, 2002 and early adoption is not permitted. Prior to the adoption of SFAS No. 142, the Corporation's annual amortization of goodwill is $201.

(2)  SECURITIES

     Securities at September 30, 2001 and December 31, 2000 were as follows:

                                                                    SEPTEMBER 30, 2001
                                                     ------------------------------------------------
                                                                   GROSS        GROSS
                                                     AMORTIZED   UNREALIZED   UNREALIZED
                  AVAILABLE FOR SALE                   COST        GAINS        LOSSES     FAIR VALUE
                  ------------------                 ---------   ----------   ----------   ----------
    U.S. Treasury securities and obligations of
      U.S. Government corporations and agencies....  $ 44,335      $1,375        $  0       $ 45,710
    Obligations of state and political
      subdivisions.................................    39,918       1,359           0         41,277
    Corporate obligations..........................    12,965          95         (18)        13,042
    Other securities, including mortgage-backed
      securities and equity securities.............    14,640         954          (7)        15,587
                                                     --------      ------        ----       --------
                                                     $111,858      $3,783        $(25)      $115,616
                                                     ========      ======        ====       ========

                            FIRST CITIZENS BANC CORP

                                                                    SEPTEMBER 30, 2001
                                                     ------------------------------------------------
                                                                   GROSS        GROSS
                                                     AMORTIZED   UNREALIZED   UNREALIZED
                   HELD TO MATURITY                    COST        GAINS        LOSSES     FAIR VALUE
                   ----------------                  ---------   ----------   ----------   ----------
    Obligations of state and political
      subdivisions.................................    $154          $3           $0          $157
    Other securities, including mortgage-backed
      securities and equity securities.............      65           2            0            67
                                                       ----          --           --          ----
                                                       $219          $5           $0          $224
                                                       ====          ==           ==          ====

                                                                    DECEMBER 31, 2000
                                                     ------------------------------------------------
                                                                   GROSS        GROSS
                                                     AMORTIZED   UNREALIZED   UNREALIZED
                  AVAILABLE FOR SALE                   COST        GAINS        LOSSES     FAIR VALUE
                  ------------------                 ---------   ----------   ----------   ----------
    U.S. Treasury securities and obligations of
      U.S. Government corporations and agencies....  $ 47,834      $  325       $(130)      $ 48,029
    Obligations of state and political
      subdivisions.................................    43,500         516         (97)        43,919
    Corporate obligations..........................     5,630           9        (226)         5,413
    Other securities, including mortgage-backed
      securities and equity securities.............    17,230       1,024        (101)        18,153
                                                     --------      ------       -----       --------
                                                     $114,194      $1,874       $(554)      $115,514
                                                     ========      ======       =====       ========

                                                                    DECEMBER 31, 2000
                                                     ------------------------------------------------
                                                                   GROSS        GROSS
                                                     AMORTIZED   UNREALIZED   UNREALIZED
                   HELD TO MATURITY                    COST        GAINS        LOSSES     FAIR VALUE
                   ----------------                  ---------   ----------   ----------   ----------
    Obligations of state and political
      subdivisions.................................    $155          $1          $ 0          $156
    Other securities, including mortgage-backed
      securities and equity securities.............     123           0           (1)          122
                                                       ----          --          ---          ----
                                                       $278          $1          $(1)         $278
                                                       ====          ==          ===          ====

     The amortized cost and fair value of securities at September 30, 2001, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations. Securities not due at a single maturity date, primarily mortgage-backed securities and equity securities are shown separately.

AVAILABLE FOR SALE

                                                             AMORTIZED COST   FAIR VALUE
                                                             --------------   ----------
Due in one year or less....................................     $ 36,488       $ 36,817
Due after one year through five years......................       52,150         54,228
Due after five years through ten years.....................        8,580          8,984
Due after ten years........................................            0              0
Mortgage-backed securities.................................        8,327          8,521
Equity securities..........................................        6,313          7,066
                                                                --------       --------
  Total securities available for sale......................     $111,858       $115,616
                                                                ========       ========

                            FIRST CITIZENS BANC CORP

HELD TO MATURITY

                                                                              ESTIMATED
                                                             AMORTIZED COST   FAIR VALUE
                                                             --------------   ----------
Due in one year or less....................................       $ 77           $ 78
Due after one year through five years......................         77             79
Mortgage-backed securities.................................         65             67
                                                                  ----           ----
  Total securities held to maturity........................       $219           $224
                                                                  ====           ====

     Proceeds from sales of securities, gross realized gains and gross realized losses were as follows:

                                                      THREE MONTHS ENDED        NINE MONTHS ENDED
                                                         SEPTEMBER 30,            SEPTEMBER 30,
                                                      -------------------      -------------------
                                                       2001        2000         2001        2000
                                                      -------     -------      -------     -------
Proceeds............................................    $--         $--          $--       $11,688
Gross gains.........................................    --          10           --             33
Gross losses........................................    --          --           --           (661)
Security gains due to calls prior to maturity.......     5          --            5              4

     Securities with a carrying value of approximately $69,312 and $58,088 were pledged as of September 30, 2001 and December 31, 2000, respectively, to secure public deposits, other deposits and liabilities as required by law.

(3)  LOANS

     Loans at September 30, 2001 and December 31, 2000 were as follows:

                                                              9/30/2001   12/31/2000
                                                              ---------   ----------
Commercial and Agriculture..................................  $ 25,791     $ 26,416
Commercial real estate......................................    65,545       60,546
Real Estate -- mortgage.....................................   209,128      217,344
Real Estate -- construction.................................     9,440        9,684
Consumer....................................................    27,439       29,509
Credit card and other.......................................     1,825        2,979
Leases......................................................       638          590
                                                              --------     --------
  Total loans...............................................   339,806      347,068
Allowance for loan losses...................................    (4,290)      (4,107)
Deferred loan fees..........................................      (852)        (957)
Unearned interest...........................................       (14)         (22)
                                                              --------     --------
  Net loans.................................................  $334,650     $341,982
                                                              ========     ========

                            FIRST CITIZENS BANC CORP

(4)  ALLOWANCE FOR LOAN LOSSES

     A summary of the activity in the allowance for loan losses was as follows:

                                                          THREE MONTHS ENDED    NINE MONTHS ENDED
                                                            SEPTEMBER 30,         SEPTEMBER 30,
                                                          ------------------    ------------------
                                                           2001       2000       2001       2000
                                                          -------    -------    -------    -------
Balance beginning of period.............................  $4,353     $4,287     $4,107     $4,274
Loans charged-off.......................................    (324)      (294)      (792)      (645)
Recoveries..............................................     126         54        319        203
Provision for loan losses...............................     135        284        656        499
                                                          ------     ------     ------     ------
Balance June 30,........................................  $4,290     $4,331     $4,290     $4,331
                                                          ======     ======     ======     ======

     Information regarding impaired loans was as follows for the three and nine months ended September 30.

                                                          THREE MONTHS ENDED    NINE MONTHS ENDED
                                                            SEPTEMBER 30,         SEPTEMBER 30,
                                                          ------------------    ------------------
                                                           2001       2000       2001       2000
                                                          -------    -------    -------    -------
Average investment in impaired loans....................  $2,863     $4,186     $2,993     $4,082
Interest income recognized on impaired loans including
  interest income recognized on cash basis..............      41        103        142        247
Interest Income recognized on impaired loans on cash
  basis.................................................      41        103        142        247

     Information regarding impaired loans at September 30, 2001 and December 31, 2000 was as follows:

                                                              9/30/01   12/31/00
                                                              -------   --------
Balance impaired loans......................................  $1,968     $5,152
Less portion for which no allowance for loan losses is
  allocated.................................................      --         --
                                                              ------     ------
Portion of impaired loan balance for which an allowance for
  credit losses is allocated................................  $1,968     $5,152
                                                              ======     ======
Portion of allowance for loan losses allocated to the
  impaired loan balance.....................................  $  296     $1,179
                                                              ======     ======

     Nonperforming loans were as follows.

                                                            SEPTEMBER 30,   DECEMBER 31,
                                                                2001            2000
                                                            -------------   ------------
Loans past due over 90 days still on accrual..............     $1,911          $  558
Nonaccrual................................................      4,818           1,368

     Nonperforming loans would include some loans, which are classified as impaired, and smaller balance homogeneous loans, such as residential mortgages and consumer loans, that are collectively evaluated for impairment.

(5)  COMMITMENTS, CONTINGENCIES AND OFF-BALANCE SHEET RISK

     Some financial instruments, such as loan commitments, credit lines, letters of credit and overdraft protection are issued to meet customers financing needs. These are agreements to provide credit or to support the credit of others, as long as the conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk of credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of commitment.

                            FIRST CITIZENS BANC CORP

     The contractual amount of financial instruments with off-balance-sheet risk was as follows for September 30, 2001 and December 31, 2000.

                                                                    CONTRACT AMOUNT
                                                              ----------------------------
                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2001            2000
                                                              -------------   ------------
Commitment to extend credit:
  Lines of credit and construction loans....................     $25,248        $28,170
  Credit cards..............................................       3,645          4,564
Letters of credit...........................................         398            339
                                                                 -------        -------
                                                                 $29,291        $33,073
                                                                 =======        =======

     Commitments to make loans are generally made for a period of one year or less. Fixed rate loan commitments included above totaled $4,213 at September 30, 2001 and had interest rates ranging from 4.00% to 12.50% with maturities extended up to 30 years. Fixed rate loan commitments included above totaled $6,064 at December 31, 2000 with interest rates ranging from 5.00% to 12.50% with maturities extended up to 30 years.

     The Banks are required to maintain certain reserve balances on hand in accordance with the Federal Reserve Board requirements. The average reserve balance maintained in accordance with such requirements for the periods ended September 30, 2001 and December 31, 2000 approximated $4,843 and $4,148.

     Effective November 2, 2001, the Corporation agreed to acquire Independent Community Banc Corp ("Independent"). The transaction will be accounted for as a purchase. The Corporation will issue approximately 1 million shares of common stock to the shareholders of Independent based upon an exchange ratio of 1.7 shares of the Corporation for each outstanding share of Independent common stock. Independent has total assets of approximately $140 million. The acquisition is expected to close early in the second quarter of 2002.

                            FIRST CITIZENS BANC CORP

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS
                                   FORM 10-Q

                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

Introduction

     The following discussion focuses on the consolidated financial condition of First Citizens Banc Corp at September 30, 2001, compared to December 31, 2000 and the consolidated results of operations for the three-month and nine-month periods ending September 30, 2001 compared to the same periods in 2000. This discussion should be read in conjunction with the consolidated financial statements and footnotes included in this Form 10-Q.

     The registrant is not aware of any trends, events or uncertainties that will have, or are reasonably likely to have, a material effect on the liquidity, capital resources, or operations except as discussed herein. Also, the registrant is not aware of any current recommendation by regulatory authorities, which would have a material effect if implemented.

     When used in this Form 10-Q or future filings by the Corporation with the Securities and Exchange Commission, in press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "believe," or similar expressions are intended to identify "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Corporation wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities and competitive and regulatory factors, could effect the Corporation's financial performance and could cause the Corporation's actual results for future periods to differ materially from those anticipated or projected. The Corporation does not undertake, and specifically disclaims, any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

     See Exhibit 99, which is incorporated herein by reference.

Financial Condition

     Total assets of the Corporation at September 30, 2001 totaled $504,185 compared to $489,259 at December 31, 2000. This was a increase of $14,925 or 3.1 percent. Within the structure of the assets, net loans have decreased $7,332, or
2.1 percent since December 31, 2000, primarily in the area of residential real estate loans. The Corporation has shifted its focus from seeking residential real estate loans to seeking commercial loan products. This shift in focus will help improve the yield on the Corporation's loan portfolio, as well as reduce the interest rate risk on the loan portfolio. Mr. Money was formed in 2000 to service the needs of B and C credit customers for consumer and real estate financing that the Banks would not normally provide, and at a rate commensurate with the risk. Mr. Money had loans outstanding of $16,578 at September 30, 2001 compared to $12,143 at December 31, 2000. Loans held for sale increased $685, or
120.00 percent from December 31, 2000. The balance in loans held for sale is a function of the demand for fixed rate mortgages. As rates fell in the first nine months of 2001, the demand for fixed rate mortgages increased. In May of 2001, Farmers State Bank sold $2,613 in fixed rate loans. Farmers State Bank sold the loans in its portfolio to decrease interest rate risk inherent with fixed rate long-term mortgages. In September of 2001, The Citizens Banking Company also sold $4,952 in fixed rate loans. Citizens Banking Company sold the loans for the same reason stated above. At September 30, 2001, the net loan to deposit ratio was 80.0 percent compared to 87.2 percent at December 31, 2000.

                            FIRST CITIZENS BANC CORP

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)

     At September 30, 2001, $115,616 or 99.8 percent of the security portfolio was classified as available for sale. The $219 remainder of the portfolio was classified as held to maturity. Securities increased $43 from December 31, 2000.

     For the nine months of operations in 2001, $656 was placed into the allowance for loan losses from earnings compared to $499 for the same period of 2000. The increased provision is due to an increase in net charge-offs as well as an increase in nonperforming loans. Additionally, Mr. Money established allowance for loan losses at a higher level than the banks due to the higher credit risks associated with the loans they originate. To evaluate the adequacy of the allowance for loan losses to cover probable losses in the portfolio, management considers specific reserve allocations for identified portfolio loans, reserves for delinquencies and historical reserve allocations. The composition and overall level of the loan portfolio and charge-off activity are also factors used to determine provisions to the reserve. Charge-offs for the first nine months of 2001 were $792 compared to $645 for the same period of 2000. The September 30, 2001 allowance for loan losses as a percent of total loans was 1.27 percent compared to 1.19 percent at December 31, 2000.

     Office premises and equipment have decreased $114 and intangible assets have decreased $244 since December 31, 2000. The decrease in office premises and equipment is attributed to new purchases of $603, disposals of $5 and depreciation of $712. Intangible assets decreased due to amortization.

     Accrued interest and other assets totaled $6,769 at September 30, 2001 compared to $6,038 at December 31, 2000, an increase of $731. This increase was primarily due to increases in other assets at Citizens of $249 and an increase of interest receivable at Mr. Money of $177. The increase in other assets at Citizens was due mainly to an increase in other real estate owned. Mr. Money interest receivable is largely due to timing of receipt of interest payments on loans.

     Total deposits at September 30, 2001 increased $26,439 from year-end 2000. Noninterest-bearing deposits, representing demand deposit balances, increased $332 from year-end 2000. Interest-bearing deposits, including savings and time deposits, increased $26,106 from year-end 2000. The majority of the total increase in deposits can be explained by the following. Both Citizens and Farmers participated in a program called Bid-Ohio. The program consists of bidding on depository funds from the State Treasurer of Ohio. The two banks successfully received $10,000 of bids during the first nine-months of 2001. These funds were used to decrease the use of fed funds purchased. The two banks also experienced an $8,000 increase in public fund accounts. These balances can and do fluctuate daily. Also, savings balances at the three banks increased $3,000 since December 31, 2000. The year to date 2001 average balance of savings deposits has decreased $5,099 compared to the average balance of the same period for 2000. The growth in deposits was used to reduce the amount of borrowed funds. The current average rate of savings deposits is 2.27 percent compared to
2.36 percent in 2000. The year to date 2001 average balance of time certificates has increased $16,025 compared to the average balance for the same period for 2000. In conjunction with market conditions and in order to remain competitive, the banks have offered special rates on various certificates of deposit. As a result, the banks have experienced shifting toward the special rate certificates of deposit. The current average rate on total interest-bearing deposits is 4.66 percent compared to 5.37 percent for the same period for 2000.

     Total borrowed funds have decreased $15,085 from December 31, 2000 to September 30, 2001. Federal funds purchased have decreased $20,000 since December 31, 2000. The need for federal funds purchased has decreased, due to increased deposits. However, in the short term, there may still be a need to supplement traditional funding sources with non-deposit funding. In addition, the Corporation has notes outstanding with other financial institutions totaling $14,000 at September 30, 2001. These notes were used to fund the loan growth at Mr. Money. Federal Home Loan Bank borrowings have decreased $440 as a result of scheduled pay downs. Securities sold under agreements to repurchase, which tend to fluctuate, have increased $350 and U.S. Treasury Tax Demand Notes have increased $1,605.

                            FIRST CITIZENS BANC CORP

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)

     Shareholders' equity at September 30, 2001 was $51,073, which was 10.1 percent of total assets. Shareholders' equity at December 31, 2000 was $47,925, which was 9.8 percent of total assets. The increase in shareholders' equity is made up of earnings of $3,845, less dividends paid of $2,205 and the purchase of 5,000 treasury shares for $101, and the increase in the market value of securities available for sale, net of tax, of $1,609. The Corporation paid cash dividends on February 1, 2001, May 1, 2001, and August 1, 2001, each at a rate of $.18 per share. Total outstanding shares at September 30, 2000 were 4,082,619.

Results of Operations

  NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000

     Net income for the nine months ended September 30, 2001 was $3,845, or $.94 per common share compared to $3,805, or $.92 per common share for the same period in 1999. This was a increase of $40, or 1.0 percent. Some of the reasons for the changes are explained below.

     Total interest income for the first nine months of 2001 increased $1,961, or 7.8 percent compared to the same period in 2000. The average rate on earning assets on a tax equivalent basis for the first nine months of 2001 was 7.51 percent and 2000 was 7.50 percent. Total interest expense for the first nine months of 2001 has increased $832, or 7.3 percent compared to the same period of 2000. This increase is mainly attributed to an increase in interest on deposits of $308 and an increase in interest on other borrowings of $547. Interest on FHLB borrowings is down $23 due to balances borrowed being lower in 2001. The average rate on interest-bearing liabilities for the first nine months of 2001 was 4.09 percent compared to 4.06 percent for the same period of 2000. The net interest margin on a tax equivalent basis was 4.26 percent for the nine-month period ended September 30, 2001 and 4.08 percent for the same period ended September 30, 2000.

     Noninterest income for the first nine months of 2001 totaled $3,821, compared to $3,391 for the same period of 2000, an increase of $430, or 12.7 percent. The main reason for the increase was due to gain on sales of loans which were $289 for the nine months ended September 30, 2001, versus a loss of $50 in the prior year due to a write down of loans held for sale to the lower of cost or market. Gain on the sale of loans increased because falling interest rates increased the demand for fixed rate mortgages. This increased the volume of loans sold, including Farmers' sale of $2,613 in fixed rate mortgages and Citizens' sale of $4,952 in fixed rate mortgages. Net gain on securities for the first nine months of 2001 increased $39 compared to 2000. Additionally, revenue from computer operations increased $52. SCC provides item processing for 10 financial institutions in addition to the three subsidiary banks. Other operating income increased $110. This increase was mainly due to a $64 increase in revenues by the corporation's appraisal company.

     Noninterest expense for the nine months ended September 30, 2001 totaled $12,689 compared to $11,441 for the same period in 2000. This was an increase of $1,248, or 10.9 percent. Salaries and benefits increased $672, or 13.0 percent compared to the first nine months of 2000 as a result of the Corporation adding employees at the affiliates, primarily related to the operation of Mr. Money. Computer processing increased by $36 compared to last year. Also, net occupancy expense increased $67 compared to the first nine months of 2000. The formation of Mr. Money, the relocating of and opening of a new Citizens branch attributed to $81 of the increase of net occupancy expense. SCC experienced a decrease of $13 in net occupancy, primarily due to moving offices from a leased site to the Citizens' downtown offices.

     Income tax expense for the first nine months of 2001 totaled $1,482 compared to $1,368 for the first nine months of 2000. This was an increase of $114, or 8.3 percent. The increase in the federal income taxes is a result of the increase in total income before taxes of $154. The effective tax rates were comparable for the nine-month periods ended September 30, 2001 and September 30, 2000, at 27.8% and 26.4% respectively.

                            FIRST CITIZENS BANC CORP

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)

  THREE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000

     Net income for the three months ended September 30, 2001 was $1,504, or $.37 per common share compared to $1,236, or $.30 per common share for the same period in 2000. This was an increase of $268, or 21.7 percent. Some of the reasons for the changes are explained below. Total interest income for the third quarter of 2001 increased $174, or 2.0 percent compared to the same period in 2000. The average rate on earning assets on a tax equivalent basis for the third quarter of 2001 was 7.26 percent and 7.68 percent for the same period of 2000. Total interest expense for the third quarter of 2001 decreased $170, or 4.2 percent compared to the same period of 2000. Interest on deposits decreased $191, primarily due to decreases in the rates paid on the deposits. The average rate on interest-bearing liabilities for the third quarter of 2001 was 3.71 percent compared to 4.24 percent for the same period of 2000. The net interest margin on a tax equivalent basis was 4.34 percent for the three-month period ended September 30, 2001 and 4.12 percent for the same period ended September 30, 2000.

     Noninterest income for the third quarter of 2001 totaled $1,422, compared to $1,253 for the same period of 2000, an increase of $169. Gain on sale of loans third quarter of 2001 increased $133 compared to 2000. Gain on the sale of loans increased because falling interest rates increased the demand for fixed rate mortgages. Citizens' sale of $4,952 in fixed rate mortgages occurred during the third quarter of 2001. Gain on the sale of securities decreased $5 in the third quarter of 2001. Revenue from computer operations increased $9. Other operating income increased $55. Service charges on deposit accounts decreased $23 as a result of decreased customer overdrafts due to the customers' use of products such as overdraft protection.

     Noninterest expense for the three months ended September 30, 2001 totaled $4,308 compared to $4,023 for the same period in 2000. This was an increase of $285, or 7.1 percent. Salaries and benefits increased $110, or 6.1 percent compared to the third quarter of 2000 as a result of the Corporation adding employees at the existing affiliates as well as employees at the banks receiving commissions on products that they sell. Other expenses decreased by $9 compared to 2000. Professional fees increased by $84, or 76.4 percent compared to the same period of 2000, due to an increase of $72 in legal and audit fees. Net occupancy expense decreased $5, or 2.3 percent compared to the same period of 2000.

     Income tax expense for the third quarter of 2001 totaled $531 compared to $422 for the same period of 2000. This was an increase of $109, or 25.8 percent. The effective tax rates for the three-month periods ended September 30, 2001 and September 30, 2000, were 26.1% and 25.4% respectively.

Capital Resources

     Shareholders' equity totaled $51,073 at September 30, 2001 compared to $47,925 at December 31, 2000. All of the capital ratios exceed the regulatory minimum guidelines as identified in the following table:

                                                         CORPORATION RATIOS
                                                         -------------------    REGULATORY
                                                         9/30/01    12/31/00     MINIMUMS
                                                         -------    --------    ----------
Tier I Risk Based Capital..............................   14.3%       14.1%        4.0%
Total Risk Based Capital...............................   15.8%       15.3%        8.0%
Leverage Ratio.........................................    9.5%        9.3%        4.0%

     The Corporation paid a cash dividend of $.18 per common share each on February 1, May 1, and August 1, 2001 compared to $.17 per common share each on February 1, May 1, and August 1, 2000.

     Capital expenditures totaled $604 for the first nine months of 2001 compared to $593 for the same period of 2000.

                            FIRST CITIZENS BANC CORP

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)

Liquidity

     Liquidity as it relates to the banking entities of the Corporation is the ability to meet the cash demand and credit needs of its customers. The Banks, through their respective correspondent banks, maintain federal funds borrowing lines totaling $45,261 and the Banks have additional borrowing availability at the Federal Home Loan Bank of Cincinnati of $77,231 at September 30, 2001. Finally, 99.8% of the Corporation's security portfolio has been classified as available for sale, which provides additional liquidity.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The Corporation's primary market risk exposure is interest rate risk and, to a lesser extent, liquidity risk. The Banks do not maintain a trading account for any class of financial instrument and the Corporation is not affected by foreign currency exchange rate risk or commodity price risk. Due to the basis in equities held by Farmers being so much less than the current fair value at this time, the Corporation is not subject to significant equity price risk.

     Interest rate risk is the risk that the Corporation's financial condition will be adversely affected due to movements in interest rates. The Corporation, like other financial institutions, is subject to interest rate risk to the extent that its interest-earning assets reprice differently than interest-bearing liabilities. The income of financial institutions is primarily derived from the excess of interest earned on interest-earning assets over interest paid on interest-bearing liabilities. One of the Corporation's principal financial objectives is to achieve long-term profitability while reducing its exposure to fluctuations in interest rates. Accordingly, the Corporation places great importance on monitoring and controlling interest rate risk.

     Several techniques may be used by an institution to minimize interest-rate risk. One approach used by the Corporation is to periodically analyze its assets and liabilities and make future financing and investment decisions based on payment streams, interest rates, contractual maturities, and estimated sensitivity to actual or potential changes in market interest rates. Such activities fall under the broad definition of asset/liability management. The Corporation's primary asset/liability management technique is the measurement of the Corporation's asset/liability gap, that is, the difference between the cash flow amounts of interest sensitive assets and liabilities that will be refinanced (or repriced) during a given period. For example, if the asset amount to be repriced exceeds the corresponding liability amount for a certain day, month, year, or longer period, the institution is in an asset sensitive gap position. In this situation, net interest income would increase if market interest rates rose or decrease if market interest rates fell. If, alternatively, more liabilities than assets will reprice, the institution is in a liability sensitive position. Accordingly, net interest income would decline when rates rose and increase when rates fell. Also, these examples assume that interest rate changes for assets and liabilities are of the same magnitude, whereas actual interest rate changes generally differ in magnitude for assets and liabilities.

     Several ways an institution can manage interest-rate risk include selling existing assets or repaying certain liabilities; matching repricing periods for new assets and liabilities, for example, by shortening terms of new loans or securities; and hedging existing assets, liabilities, or anticipated transactions. An institution might also invest in more complex financial instruments intended to hedge or otherwise change interest-rate risk. Interest rate swaps, futures contracts, options on futures, and other such derivative financial instruments often are used for this purpose. Because these instruments are sensitive to interest rate changes, they require management expertise to be effective. Financial institutions are also subject to prepayment risk in falling rate environments. For example, mortgage loans and other financial assets may be prepaid by a debtor so that the debtor may refund its obligations at new, lower rates. The Corporation has not purchased derivative financial instruments in the past and does not intend to purchase such instruments in the near future. Prepayments of assets carrying higher rates reduce the Corporation's interest income and overall asset yields. A large portion of an institution's liabilities may be short term or due on demand, while most of its assets may be invested in long term loans or securities. Accordingly, the Corporation seeks to have in place sources of cash to meet short-term demands. These funds can be obtained by increasing deposits, borrowing, or selling assets. Also, FHLB advances and wholesale borrowings may also be used as important sources of liquidity for the Corporation.

     Management measures the Corporation's interest rate risk by computing estimated changes in net interest income and the net portfolio value ("NPV") of its cash flows from assets, liabilities and off-balance sheet items in the event of a range of assumed changes in market interest rates. The following tables present an analysis of the potential sensitivity of the Corporation's new present value of its financial instruments to sudden and sustained changes in the prevailing interest rates.

                   NET PORTFOLIO VALUE -- SEPTEMBER 30, 2001

                   CHANGE IN RATES                     $ AMOUNT    $ CHANGE    % CHANGE
                   ---------------                     --------    --------    --------
+200 bp..............................................  $40,586     $(9,945)      (20)%
+100 bp..............................................   45,816      (4,715)       (9)%
Base.................................................   50,531          --        --
-100 bp..............................................   55,391       4,860        10%
-200 bp..............................................   59,496       8,965        18%

                    NET PORTFOLIO VALUE -- DECEMBER 31, 2000

CHANGE IN RATES                                        $ AMOUNT    $ CHANGE    % CHANGE
---------------                                        --------    --------    --------
+200 bp..............................................  $34,391     $(7,728)      (18)%
+100 bp..............................................   37,261      (5,627)      (13)%
Base.................................................   42,888          --        --
-100 bp..............................................   48,549       5,661        13%
-200 bp..............................................   53,576      10,668        25%

     The reduction in the relative change in net portfolio value from December 31, 2000 to September 30, 2001, given the assumed immediate change in interest rates is primarily a result of two factors. First, the reduction in long-term interest rates during 2001 served to increase the base level of net portfolio value due to the corresponding increase in the fair value of loans and investments. In addition, the majority of new loans originated in 2001 have interest rate adjustment features, which lessens the impact of future rate changes.

                            FIRST CITIZENS BANC CORP

                               OTHER INFORMATION

                                   FORM 10-Q

Part II -- Other Information

ITEM 1.  LEGAL PROCEEDINGS

        None

ITEM 2.  CHANGES IN SECURITIES AND USE OF PROCEEDS

        None

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

        None

ITEM 4.  SUBMISSIONS OF MATTERS TO A VOTE OF SECURITY HOLDERS

        None

ITEM 5.  OTHER INFORMATION

        None

ITEM 6.  (A) EXHIBIT NO. 99  Safe Harbor under the Private Securities
                          Litigation Reform Act of 1995

           (B) REPORTS ON FORM 8-K -- None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, The registrant has caused this report to be signed on its behalf the undersigned thereunto duly authorized.

First Citizens Banc Corp

/s/ DAVID A. VOIGHT                                                          November 14, 2001
-----------------------------------------------------                        -----------------
David A. Voight                                                              Date
President

/s/ JAMES O. MILLER                                                          November 14, 2001
-----------------------------------------------------                        -----------------
James O. Miller                                                              Date
Executive Vice President

                            FIRST CITIZENS BANC CORP

                               INDEX TO EXHIBITS

                                   FORM 10-Q

EXHIBIT
NUMBER                  DESCRIPTION                                PAGE NUMBER
-------                 -----------                                -----------
99        Safe Harbor Under the Private Securities   Incorporated by reference to Exhibit 99
          Litigation Reform Act of 1995              to Annual Report on Form 10-K for the
                                                     Year Ended December 31, 1999 filed by
                                                     the registrant on March 24, 2000

                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

               ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS



         The Articles of Incorporation of First Citizens provide that First Citizens shall have the power to indemnify its present and past directors, officers, employees and agents, and such other persons as it shall have powers to indemnify, to the full extent permitted under, and subject to the limitations of, Title 17 of the Ohio Revised Code. Such Articles of Incorporation further provide that First Citizens may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers, employees and agents to the extent that such indemnification is allowed by the Articles of Incorporation.

         Section 1701.13(E) of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Section 1701.13(E) provides:

                  (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                  (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                  (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

                  (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

                  (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

                  (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division
         (E)(1) or (2) of this section;

                  (b) If the quorum described in division (E)(4)(a) of this
         section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                  (c) By the shareholders;

                  (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

         Any determination made by the disinterested directors under division
(E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

                  (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                  (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                  (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

                  (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division
         (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

                  (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                  (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5),
         (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

                  (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.


         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling First Citizens pursuant to the foregoing provisions, First Citizens has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

               ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


         The following exhibits are being filed as part of this Registration
Statement:

Exhibit No.    Exhibit
-----------    -------

(2) Agreement and Plan of Merger dated as of November 1, 2001 (included as Appendix A to the Proxy Statement/Prospectus)

(3.1) Registrant's Articles of Incorporation, as amended (incorporated by reference in Exhibit (3)(i) to the Form 10-K of the Registrant for the year ended December 31, 1999, filed on March 24, 2000)

(3.2) Registrant's Code of Regulations (incorporated by reference in Exhibit (3)(ii) to the Form 10-K of the Registrant for the year ended December 31, 1999, filed on March 24, 2000)

(5) Opinion of Squire, Sanders & Dempsey L.L.P. regarding legality of common shares


(8) Form of opinion of Vorys, Sater, Seymour and Pease LLP regarding tax matters


(9) Voting Agreements, dated as of November 1, 2001, between the Registrant and each of William F. Boose, Michael L. Clemens, Robin L. DeGraff, James D. Heckelman, John M. Kovesdi, Jr., Leslie D. Stoneham, Jerry E. Stover, Richard C. Westhofen and Daniel J. White (the Form of which is included as Exhibit A to the Agreement and Plan of Merger dated as of November 1, 2001, which is included as Appendix A to the Proxy Statement/Prospectus)

(10) Material Contracts (incorporated by reference in Exhibit (10) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, which is included as Appendix E to the Proxy Statement/Prospectus)

(13.1) Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 (included as Appendix E to the Proxy Statement/Prospectus)

(13.2) Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (included as Appendix F to the Proxy Statement/Prospectus)

(21) Subsidiaries of the Registrant (incorporated by reference in Exhibit (21) to the Form 10-K of the Registrant for the year ended December 31, 1999, filed on March 24, 2000)

(23.1) Consent of Squire, Sanders & Dempsey L.L.P. regarding legality of common shares (included in Exhibit (5))


(23.2) Consent of Vorys, Sater, Seymour and Pease LLP regarding tax matters


(23.3.1)       Consent of Crowe, Chizek and Company LLP

(23.3.2)       Consent of Crowe, Chizek and Company LLP

(23.4)         Consent of Keefe, Bruyette & Woods, Inc.

(23.5)         Consent of Young & Associates, Inc.

(24)           Power of Attorney

(99.1)         First Citizens' Form of Proxy

(99.2)         ICBC's Form of Proxy

(99.3) Fairness opinion dated as of November 1, 2001 delivered by Keefe, Bruyette & Woods, Inc. (included as Appendix C to the Proxy Statement/Prospectus)


(99.4) Fairness opinion dated as of January 15, 2002 delivered by Young & Associates, Inc. (included as Appendix D to the Proxy Statement/Prospectus)

                              ITEM 22. UNDERTAKINGS

               The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim information.

               The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

               The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of registration statement through the date of responding to the request.

               The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sandusky, Ohio, on January 16, 2002.

                              FIRST CITIZENS BANC CORP



                              By: /s/ David A. Voight
                                 -----------------------------------------------
                              David A. Voight, President
                              (Principal Executive Officer)


                              By: /s/ James O. Miller
                                 -----------------------------------------------
                              James O. Miller, Executive Vice President
                              (Principal Financial Officer)


                              By: /s/ Todd A. Michel
                                 -----------------------------------------------
                              Todd A. Michel, Senior Vice President
                              (Controller/Principal Accounting Officer)




               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


*                                                          January 16, 2002
-----------------------------------                        -----------------
Lowell W. Leech                                                     Date
Chairman of the Board and Director

*                                                          January 16, 2002
-----------------------------------                        -----------------
John L. Bacon                                                       Date
Director

*                                                          January 16, 2002
-----------------------------------                        -----------------
Robert L. Bordner                                                   Date
Director

*                                                          January 16, 2002
-----------------------------------                        -----------------
Mary Lee G. Close                                                   Date
Director

*                                                          January 16, 2002
-----------------------------------                        -----------------
Blythe A. Friedley                                                  Date
Director

*                                                          January 16, 2002
-----------------------------------                        -----------------
Richard B. Fuller                                                   Date

Director

*                                                          January 16, 2002
-----------------------------------                        -----------------
H. Lowell Hoffman, M.D.                                             Date
Director

*                                                          January 16, 2002
-----------------------------------                        -----------------
Dean S. Lucal                                                       Date
Director


*                                                          January 16, 2002
------------------------------------                       -----------------
W. Patrick Murray                                                   Date
Director

*                                                          January 16, 2002
------------------------------------                       -----------------
George S. Mylander                                                  Date
Director


*                                                          January 16, 2002
------------------------------------                       -----------------
Paul H. Pheiffer                                                    Date
Director

*                                                          January 16, 2002
------------------------------------                       -----------------
Robert L. Ransom                                                    Date
Director


*                                                          January 16, 2002
------------------------------------                       -----------------
David A. Voight                                                     Date
Director


*                                                          January 16, 2002
------------------------------------                       -----------------
David A. Voight                                                     Date
President and Director


*                                                          January 16, 2002
------------------------------------                       -----------------
Richard O. Wagner                                                   Date
Director


               * The undersigned attorney-in-fact, by signing his name below, does hereby sign this Amendment No. 1 to the Registration Statement on Form S-4 on behalf of the above-named officers and directors pursuant to a power of attorney executed by such persons and filed with the Securities and Exchange Commission contemporaneously herewith.

                                            /s/ David A. Voight
                                            -----------------------------------
                                            David A. Voight
                                            Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit No.    Exhibit
-----------    -------

(2) Agreement and Plan of Merger dated as of November 1, 2001 (included as Appendix A to the Proxy Statement/Prospectus)

(3.1) Registrant's Articles of Incorporation, as amended (incorporated by reference in Exhibit (3)(i) to the Form 10-K of the Registrant for the year ended December 31, 1999, filed on March 24, 2000)

(3.2) Registrant's Code of Regulations (incorporated by reference in Exhibit (3)(ii) to the Form 10-K of the Registrant for the year ended December 31, 1999, filed on March 24, 2000)

(5) Opinion of Squire, Sanders & Dempsey L.L.P. regarding legality of common shares


(8) Form of opinion of Vorys, Sater, Seymour and Pease LLP regarding tax matters


(9) Voting Agreements, dated as of November 1, 2001, between the Registrant and each of William F. Boose, Michael L. Clemens, Robin L. DeGraff, James D. Heckelman, John M. Kovesdi, Jr., Leslie D. Stoneham, Jerry E. Stover, Richard C. Westhofen and Daniel J. White (the Form of which is included as Exhibit A to the Agreement and Plan of Merger dated as of November 1, 2001, which is included as Appendix A to the Proxy Statement/Prospectus)

(10) Material Contracts (incorporated by reference in Exhibit (10) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, which is included as Appendix E to the Proxy Statement/Prospectus)

(13.1) Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 (included as Appendix E to the Proxy Statement/Prospectus)

(13.2) Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (included as Appendix F to the Proxy Statement/Prospectus)

(21) Subsidiaries of the Registrant (incorporated by reference in Exhibit (21) to the Form 10-K of the Registrant for the year ended December 31, 1999, filed on March 24, 2000)

(23.1) Consent of Squire, Sanders & Dempsey L.L.P. regarding legality of common shares (included in Exhibit (5))


(23.2) Consent of Vorys, Sater, Seymour and Pease LLP regarding tax matters


(23.3.1)       Consent of Crowe, Chizek and Company LLP

(23.3.2)       Consent of Crowe, Chizek and Company LLP

(23.4)         Consent of Keefe, Bruyette & Woods, Inc.

(23.5)         Consent of Young & Associates, Inc.

(24)           Power of Attorney

(99.1)         First Citizens' Form of Proxy

(99.2)         ICBC's Form of Proxy

(99.3) Fairness opinion dated as of November 1, 2001 delivered by Keefe, Bruyette & Woods, Inc. (included as Appendix C to the Proxy Statement/Prospectus)


(99.4) Fairness opinion dated as of January 15, 2002 delivered by Young & Associates, Inc. (included as Appendix D to the Proxy Statement/Prospectus)